Filed pursuant to Rule 424(b)(3)
Registration No. 333-255069

PROSPECTUS SUPPLEMENT NO. 10

(to Prospectus dated April 22, 2022)

NOBLE FINANCE COMPANY

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated April 22, 2022 (as supplemented or amended from time to time, the “prospectus”), relating to the resale, from time to time, by the selling securityholders identified in the prospectus of up to $404,867,813 aggregate principal amount (assuming interest is paid-in-kind through maturity) of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”) of Noble Finance Company, with information (other than information that is furnished and not deemed filed) contained in Noble Corporation plc’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2022, which is set forth below.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 14 of the prospectus for a discussion of the risks regarding an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 3, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a)of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously disclosed, on September 30, 2022 (the “Merger Effective Date”), pursuant to the business combination agreement, dated November 10, 2021 (as amended, the “Business Combination Agreement”), by and among Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), Noble Corporation plc, a public limited company formed under the laws of England and Wales and an indirect, wholly owned subsidiary of Noble Cayman (the “Company” or “Topco”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), Noble Cayman merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of the Company and (i) each ordinary share, par value $0.00001 per share, of Noble Cayman (“Noble Cayman Shares”) issued and outstanding prior to the effective time of the Merger (the “Merger Effective Time”) was converted into one newly and validly issued, fully paid and non-assessable class A ordinary share, par value $0.00001 per share, of the Company (“Ordinary Shares”) and (ii) each warrant to purchase Noble Cayman Shares issued pursuant to the applicable Noble Cayman Warrant Agreement (as defined below) and outstanding immediately prior to the Merger Effective Time (collectively, the “Noble Cayman Warrants”) was converted automatically into a warrant to acquire a number of Ordinary Shares equal to the number of Noble Cayman Shares underlying such warrant, with the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the applicable Noble Cayman Warrant Agreement (each, a “Company Warrant” and together, the “Company Warrants”). As a result of the Merger, the Company became the ultimate parent of Noble Cayman and its respective subsidiaries as of the Merger Effective Time and the Ordinary Shares began trading on the New York Stock Exchange (the “NYSE”) under the symbol “NE” on the Merger Effective Date.

On October 3, 2022 (the “Closing Date”), pursuant to the Business Combination Agreement, the Company completed a voluntary tender exchange offer to Maersk Drilling’s shareholders (the “Offer” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) and because the Company acquired more than 90% of the issued and outstanding shares of Maersk Drilling, nominal value Danish krone (“DKK”) 10 per share (“Maersk Drilling Shares”), the Company will redeem all remaining Maersk Drilling Shares not exchanged in the Offer for, at the election of the holder, either Ordinary Shares or cash (or, for those holders that do not make an election, only cash), under Danish law by way of a compulsory purchase (the “Compulsory Purchase”).

In connection with the Offer and the Compulsory Purchase, each Maersk Drilling Share was (in the case of the Offer) or will be (in the case of the Compulsory Purchase) exchanged for either (i) 1.6137 newly and validly issued, fully paid and non-assessable Ordinary Shares (the “Exchange Ratio”) or (ii) cash consideration (payable in DKK), subject to a cash consideration cap per Maersk Drilling shareholder of $1,000 and an aggregate cap on cash consideration payable to all Maersk Drilling shareholders of $50 million. Consequently, Maersk Drilling shareholders who elected to receive cash consideration received, as applicable, (a) $1,000 for the applicable portion of their Maersk Drilling Shares and the balance of Maersk Drilling Shares in Ordinary Shares in accordance with the Exchange Ratio, or (b) the amount corresponding to the total holding of their Maersk Drilling Shares if such holding of Maersk Drilling Shares represents a value equal to or less than $1,000 in the aggregate, subject to any reduction under the aggregate cap described in the preceding sentence. A Maersk Drilling shareholder holding Maersk Drilling Shares exceeding a value of $1,000 in the aggregate could not elect to receive less than $1,000 in cash consideration if the cash consideration in lieu of Ordinary Shares was elected.

The Business Combination Agreement and the transactions contemplated thereby, including the Merger, the Offer and the Compulsory Purchase, were previously described in the Registration Statement

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on Form S-4 (File No. 333-261780) filed by the Company with the U.S. Securities and Exchange Commission (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of Noble Cayman, dated April 11, 2022 (as supplemented, the “Proxy Statement/Prospectus”). Noble Cayman’s shareholders approved the Merger at an extraordinary general meeting held on May 10, 2022, at which approximately 99% of the votes cast were in favor of the Business Combination. The tender period for the Offer expired on September 8, 2022, with a total of 37,266,530 Maersk Drilling Shares validly tendered, which represents approximately 90.03% of the share capital and voting rights in Maersk Drilling when treasury shares held by Maersk Drilling are excluded.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into that certain registration rights agreement by and between the Company and APMH Invest A/S, a company incorporated in Denmark with registration number 36 53 38 46 and whose registered office is Esplanaden 50, 1263 Copenhagen, Denmark (“APMH Invest”) (the “Registration Rights Agreement”). The information in the section titled “The Business Combination Agreement and Ancillary Documents” regarding the Registration Rights Agreement, beginning on page 139 of the Proxy Statement/Prospectus, is incorporated by reference into this Item 1.01.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

New Relationship Agreement

On the Closing Date, the Company entered into that certain relationship agreement (the “New Relationship Agreement”) with APMH Invest, which sets forth certain director designation rights of APMH Invest following the closing of the Business Combination. In particular, pursuant to the New Relationship Agreement, APMH Invest will be entitled to designate (a) two nominees to the Company’s board of directors (the “Board”) so long as APMH Invest owns no fewer than 20% of the then outstanding Ordinary Shares and (b) one nominee to the Board so long as APMH Invest owns fewer than 20% but no fewer than 15% of the then outstanding Ordinary Shares. Each nominee of APMH Invest will meet the independence standards of the NYSE with respect to the Company; provided, however, that APMH Invest shall be permitted to have one nominee who does not meet such independence standards so long as such nominee is not an employee of the Company or any of its subsidiaries. The information in the section titled “The Business Combination Agreement and Ancillary Documents” regarding the New Relationship Agreement, beginning on page 139 of the Proxy Statement/Prospectus, is incorporated by reference into this Item 1.01.

The foregoing description of the New Relationship Agreement is qualified in its entirety by reference to the full text of the New Relationship Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Business Combination Agreement, the Business Combination was consummated on the Closing Date, resulting in the Company being the ultimate parent of Noble Cayman, Maersk Drilling and their respective subsidiaries.

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The Ordinary Shares trade on the NYSE and Nasdaq Copenhagen A/S (“Nasdaq Copenhagen”) under the ticker symbols “NE” and “NOBLE,” respectively. The Maersk Drilling Shares are listed on Nasdaq Copenhagen under the symbol “DRLCO”. The Maersk Drilling Shares tendered in the Offer were suspended from trading on Nasdaq Copenhagen as of close of business (Copenhagen Time) on the Merger Effective Date. The Maersk Drilling Shares not tendered in the Offer will continue trading on Nasdaq Copenhagen under the ticker symbol “DRLCO” until the effective time of the Compulsory Purchase. See the section titled “8.23. Compulsory Purchase” in the Company’s Offering Circular (as defined in Item 7.01 of this Current Report on Form 8-K), which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such section is incorporated by reference in this Item 2.01.

The description of the Business Combination Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 (with an amendment as Exhibit 2.1(a)) hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company, Noble Cayman or Maersk Drilling, and should not be relied upon as disclosure about the Company, Noble Cayman or Maersk Drilling without consideration of the periodic and current reports of the Company, Noble Cayman or Maersk Drilling. In particular, it is important to bear in mind that the representations and warranties contained in the Business Combination Agreement were negotiated with the principal purpose of allocating risk between the parties to the Business Combination Agreement, rather than establishing matters as facts, and you should not rely upon the representations and warranties contained in the Business Combination Agreement as characterizations of actual facts or circumstances as of the date of the Business Combination Agreement or as of any other date.

The information set forth in the Explanatory Note and the sections titled “The Business Combination” and “Description of the Exchange Offer,” beginning on page 72 and 122, respectively, of the Proxy Statement/Prospectus is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation.

On the Closing Date, the following guarantees (the “Guarantees”) by the Company became effective: (i) a Guarantee related to a Term and Revolving Facilities Agreement dated December 6, 2018, by and among Maersk Drilling, the rig owners and material intra-group charterers party thereto and DNB Bank ASA as agent (as amended from time to time, the “DNB Credit Facility”), pursuant to which the Company guarantees all of the obligations of Maersk Drilling and its subsidiaries party thereto in relation to the DNB Credit Facility and related financing documents and (ii) a Guarantee related to a Term Loan Facility dated December 10, 2018 by and among Maersk Drilling and Danmarks Skibskredit A/S as agent, (as amended from time to time, the “DSF Credit Facility” and together with the DNB Credit Facility, the “Credit Facilities”), pursuant to which the Company guarantees all of the obligations of Maersk Drilling and its subsidiaries party thereto in relation to the DSF Credit Facility and related financing documents. As of September 30, 2022, the DNB Credit Facility had $400,000,000 aggregate revolving commitments, of which $400,000,000 were available, and approximately $460,000,000 of outstanding term loans, and the DSF Credit Facility had approximately $266,000,000 of outstanding term loans.

Under the DNB Credit Facility, the facility A term loans and the revolving loans mature December 2023, the facility B term loans mature December 2025. The DSF Credit Facility matures December 2025. The term loans under the DNB Credit Facility require amortization payments, in accordance with a schedule set forth therein, on the last day of each fiscal quarter as well as a final payment on the date of the termination of the DNB Credit Facility. The revolving loans under the DNB Credit Facility must be repaid on the last day of the applicable interest period for such loans (1, 3 or 6 months). The loans under the DSF Credit Facility are required to be repaid quarterly on March 15, June 15,

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September 15 and December 15 in equal instalments in the amount of $6,000,000 and a balloon payment payable on the termination of the DSF Credit Facility in an amount equal to the remaining outstanding principal amount of the loans. The facility A term loans under the DNB Credit Facility accrue interest at a rate of LIBOR + 2% - 3% based on the current leverage ratio of Maersk Drilling (which shall increase by 1% from the period 12 months prior to the maturity date until 9 months prior to the maturity date, at which time it shall increase another 0.5% until the date that is 6 months prior to maturity date, at which time it shall increase another 0.5% until the maturity date), the facility B term loans accrue interest at a rate of 2.02% and the revolving loans accrue interest at a rate of LIBOR + 1.7% - 2.7% based on the current leverage ratio of Maersk Drilling (which shall increase by 1% from the period 12 months prior to the maturity date until 9 months prior to the maturity date, at which time it shall increase another 0.5% until the date that is 6 months prior to maturity date, at which time it shall increase another 0.5% until the maturity date). The loans under the DSF Credit Facility accrue interest at a rate of LIBOR + 1.8% - 2.9% based on the current leverage ratio of Maersk Drilling. Under each of the Credit Facilities, Maersk Drilling is subject to the following financial covenants, (i) Maersk Drilling’s leverage ratio shall not at any time be greater than 4.75:1.00, (ii) Maersk Drilling’s liquidity shall not at any time be less than $200,000,000 and (iii) Maersk Drilling’s Minimum Equity Ratio (as defined in each Credit Facility) shall not at any time be less than 35%. Under each of the Credit Facilities, a mandatory prepayment (or commitment reduction in the case of the revolving loans) is required with respect to the total loss, sale or arrest of the related collateral vessels. Each Credit Facility contains covenants and terms in which the violation of such, along with the lapse of any relevant cure period, results in an event of default that the Company considers customary for credit facilities of these types. If an event of default occurs and is continuing, the agent under such Credit Facility may cancel the loan commitments and declare that all or part of the outstanding loans are immediately due and payable.

The foregoing description of the Credit Facilities and the related terms does not purport to be complete and is qualified in its entirety by reference to the DNB Credit Facility and the DSF Credit Facility, which are filed as Exhibits 10.4 and 10.5, respectively, along with amendments and the Guarantees to each of the DNB Credit Facility and DSF Credit Facility, which are filed as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is set forth in the section titled “Management of Topco After the Business Combination” in the Proxy Statement/Prospectus, beginning on page 230 of the Proxy Statement/Prospectus, and is incorporated by reference into this Item 5.02.

Appointment of Directors

In connection with the Merger, on the Merger Effective Date, the Board approved an increase in the size of the Board from three to seven directors, effective as of the Merger Effective Time. In accordance with the terms of the Business Combination Agreement, three additional members were appointed to the Board, effective as of the Closing Date: Claus V. Hemmingsen, Kristin H. Holth and Alastair Maxwell.

Effective as of the Closing Date, the Company entered into indemnification agreements with each of the above additional directors, indemnifying them in respect of any liability incurred by them while acting as a director of the Company on terms that are customary for companies whose shares are principally publicly traded in the United States. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of

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indemnification agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Committee Appointments

Effective as of the Closing Date, the directors identified below were designated and appointed to the audit committee, compensation committee, and nominating, governance and sustainability committee, as applicable, of the Board:

Audit Committee

The audit committee is comprised of the following members: Alastair Maxwell (chairman), Charles M. (Chuck) Sledge, and Kristin H. Holth.

Nominating, Governance and Sustainability Committee

The nominating, governance and sustainability committee is comprised of the following members: Ann D. Pickard (chairman), Alan J. Hirshberg and Claus V. Hemmingsen.

Compensation Committee

The compensation committee is comprised of the following members: Alan J. Hirshberg (chairman), Alastair Maxwell and Charles M. (Chuck) Sledge.

The Board determined that each director identified above as a member of the Audit Committee, the Nominating, Governance and Sustainability Committee or the Compensation Committee qualifies as an independent director under the Company’s director independence standards and the NYSE director independence standards, as applicable and as currently in effect. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Business Combination Agreement. Directors will receive compensation under the Company’s director compensation program. Each of the Company’s directors will serve in his or her respective position until his or her successor has been chosen and elected or until his or her earlier resignation or removal.

Appointment of Officers

Effective as of the Closing Date, the Board appointed Caroline Alting as Senior Vice President — Operation Excellence and Blake A. Denton as Senior Vice President — Marketing and Contracts.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K is set forth in the section titled “Management of Topco After the Business Combination” in the Company’s Proxy Statement/Prospectus, beginning on page 230 of the Proxy Statement/Prospectus, and is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On August 8, 2022, the Danish Financial Supervisory Authority (the “DFSA”) approved the publication of the Company’s offer document relating to the Offer, which included an exemption document prepared in reliance on an applicable exemption under Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, and the rules and regulations promulgated thereunder (the “EU Prospectus Regulation”) and in accordance with the requirements of

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Commission Delegated Regulation (EU) 2021/528 of 16 December 2020 (the “Offering Circular”), prepared in accordance with the DFSA’s Executive Order on Takeover Bids (Executive Order no. 636 of 15 May 2020) (Bekendtgørelse om overtagelsestilbud). The Offering Circular, which was published by the Company on August 8, 2022, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 3, 2022, the Company issued a press release in connection with the completion of the Business Combination. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing or this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Maersk Drilling required by Item 9.01(a) if Form 8-K will be filed by an amendment to this Form 8-K no later than 71 calendar days after the date of this initial report.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 calendar days after the date of this initial report.

(d) Exhibits.

Exhibit Number	Description

2.1*	Business Combination Agreement, dated as of November 10, 2021, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited, and The Drilling Company of 1972 A/S, was filed as Annex A to the Proxy Statement/Prospectus forming a part of the Registration Statement and is incorporated herein by reference.

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2.1(a)	Amendment No. 1 to Business Combination Agreement, dated as of August 5, 2022, by and among Noble Corporation plc (formerly known as Noble Finco Limited), Noble Corporation, Noble Newco Sub Limited and The Drilling Company of 1972 A/S was filed as Exhibit 2.1 to Noble Cayman’s Current Report on Form 8-K, filed on August 9, 2022, and is incorporated herein by reference.

10.1	Form of Indemnification Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 30, 2022 and incorporated herein by reference).

10.2	Registration Rights Agreement, dated as of October 3, 2022, by and between Noble Corporation plc and APMH Invest A/S.

10.3	Relationship Agreement, dated as of October 3, 2022, by and among Noble Corporation plc, the Investor Manager and APMH Invest.

10.4	Term and Revolving Facilities Agreement dated December 6, 2018, by and among Maersk Drilling, the rig owners and material intra-group charterers party thereto, DNB Bank ASA as agent and security agent, the arrangers and bookrunners party thereto and the lenders party thereto.

10.5	Term Loan Facility Agreement dated December 10, 2018 by and among Maersk Drilling, its subsidiaries party thereto as guarantors and Danmarks Skibskredit A/S as lender and security agent.

10.6

Amendment Agreement Relating to a Term and Revolving Facilities Agreement, dated August 26, 2022, by and among Maersk Drilling, the rig owners and material intra-group charterers party thereto and DNB Bank ASA as agent and security agent and the financial institutions party thereto as hedge counterparties.

10.7	Amendment Letter, dated as of September 8, 2022, by and among Maersk Drilling and Danmarks Skibskredit A/S as lender and security agent.

10.8	Guarantee, dated August 26, 2022 but effective as of October 3, 2022, by the Company in favour of DNB Bank ASA as security agent.

10.9	Guarantee, dated September 8, 2022 but effective as of October 3, 2022, by the Company in favour of Danmarks Skibskredit A/S as security agent and by Maersk Drilling as agent for service of process.

99.1	Offering Circular, published on September 8, 2022, was filed on August 9, 2022 and is incorporated herein by reference.

99.2	Press Release, dated October 3, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

By:	/s/ William E. Turcotte
Name:	William E. Turcotte
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 3, 2022

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Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of October 3, 2022 by and among Noble Corporation plc, a public limited company formed under the laws of England and Wales (the “Company”), and the Holders (as defined below) of Company Ordinary Shares (as defined below) listed on Schedule I hereto. The Company and the Holders are referred to herein collectively as the “Parties” and each, individually, a “Party.” Capitalized terms used herein have the meanings set forth in Section 1.

WITNESSETH:

WHEREAS, on the date hereof (the “Closing Date”), the Company has consummated the transactions contemplated by that certain Business Combination Agreement, dated as of November 10, 2021 (the “Business Combination Agreement”), by and among the Company, Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”), pursuant to which, (i) Noble merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) (x) the Company completed a voluntary tender exchange offer to the shareholders of Maersk Drilling to exchange their shares in Maersk Drilling for Company Ordinary Shares and (y) if more than 90% of the issued and outstanding Maersk Drilling shares are acquired by the Company, the Company will redeem any shares in Maersk Drilling not exchanged in such offer (such transactions, collectively, the “Business Combination”);

WHEREAS, in connection with the Business Combination, the Company has issued Company Ordinary Shares to the Holders; and

WHEREAS, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the resale of certain Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, and intending to be legally bound, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event or passage of time.

“Board of Directors” means the board of directors or any committee thereof (or any comparable successor governing body) of the Company.

“Bought Deal” has the meaning set forth in Section 2(a)(v).

“Business Combination” has the meaning set forth in the Recitals.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Capital Stock” means with respect to a corporation, any and all shares, interests or equivalents of capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and any and all options, warrants and other securities that at such time are convertible into, or exchangeable or exercisable for, any such shares, interests or equivalents (including, without limitation, any note or debt security convertible into or exchangeable for Company Ordinary Shares).

“Closing Date” has the meaning set forth in the Recitals.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Company” has the meaning set forth in the Preamble.

“Company Ordinary Shares” means the ordinary shares, each with a par value of $0.00001 per share, of the Company.

“Covered Notice” has the meaning set forth in Section 3(x).

“Demand Notice” has the meaning set forth in Section 2(b)(i).

“Demand Registration” has the meaning set forth in Section 2(b)(i).

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“Demand Registration Statement” has the meaning set forth in Section 2(b)(i).

“Demand Request” has the meaning set forth in Section 2(b)(i).

“Due Diligence Information” has the meaning set forth in Section 3(p).

“Effectiveness Period” has the meaning set forth in Section 2(b)(iv).

“End of Suspension Notice” has the meaning set forth in Section 2(e).

“Equity Securities” has the meaning set forth in Section 5(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreements” means (i) that certain Registration Rights Agreement, dated as of February 5, 2021, by and among Noble and the Noble shareholders party thereto, as amended by that certain Joinder and Assumption Agreement, dated as of the date hereof, by the Company, and (ii) that certain Registration Rights Agreement, dated as of April 15, 2021, by and among Noble and the Nectar shareholders party thereto, as amended by that certain Joinder and Assumption Agreement, dated as of the date hereof, by the Company.

“FINRA” means the Financial Industry Regulatory Authority or any successor regulatory authority agency.

“Form S-1 Shelf” has the meaning set forth in Section 2(a)(i).

“Form S-3 Shelf” has the meaning set forth in Section 2(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405.

“Holdback Period” has the meaning set forth in Section 5(b).

“Holder” and “Holder of Registrable Securities” means each Person that is party to this Agreement on the date hereof and any Person who hereafter becomes a party to this Agreement pursuant to Section 7(g) of this Agreement. A Person shall cease to be a Holder hereunder at such time as it ceases to beneficially own any Registrable Securities.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Holders of a Majority of Included Registrable Securities” means Holders of a majority of the Registrable Securities included in a Demand Registration or an Underwritten Shelf Takedown, as applicable. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter execute a joinder in accordance with Section 7(g) shall be considered in calculating a majority of the Registrable Securities.

“Holders of a Majority of Registrable Securities” means Holders of a majority of the Registrable Securities. For the avoidance of doubt, only Registrable Securities held by Persons who are party to this Agreement as of the date hereof or who thereafter execute a joinder in

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accordance with Section 7(g) shall be considered in calculating a majority of the Registrable Securities.

“Indemnified Persons” has the meaning set forth in Section 6(b).

“indemnifying party” has the meaning set forth in Section 6(c).

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus”, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Lock-Up Agreement” has the meaning set forth in Section 5(a).

“Losses” has the meaning set forth in Section 6(a).

“Maersk Drilling” has the meaning set forth in the Recitals.

“Maximum Offering Size” has the meaning set forth in Section 2(a)(vi).

“Merger Sub” has the meaning set forth in the Recitals.

“National Securities Exchange” has the meaning set forth in the Existing Registration Rights Agreements.

“Noble” has the meaning set forth in the Recitals.

“Opt-Out Election” has the meaning set forth in Section 3(x).

“Other Registrable Securities” means (a) Company Ordinary Shares (including Company Ordinary Shares beneficially owned as a result of, or issuable upon, the conversion, exercise or exchange of any other Capital Stock), (b) any securities issued or issuable with respect to, on account of or in exchange for Company Ordinary Shares, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise, (c) any options, warrants or other rights to acquire Company Ordinary Shares, and (d) any securities received as a dividend or distribution in respect of any of the securities described in clauses (a) and (b) above, in each case beneficially owned by any other Person who has rights to participate in the applicable offering of securities by the Company pursuant to a registration rights agreement or other similar arrangement (other than this Agreement) with the Company relating to the Company Ordinary Shares; provided that in the case of an Underwritten Shelf Takedown or an Underwritten Demand, Other Registrable Securities shall be limited to the securities of the class and series being offered in such Underwritten Shelf Takedown or Demand Registration.

“Parties” and “Party” have the meanings set forth in the Preamble.

“PDF” means portable document format (.pdf).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, any government or governmental

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department or agency (or political subdivision thereof), or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

“Piggyback Eligible Holders” has the meaning set forth in Section 2(c)(i).

“Piggyback Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Offering” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Piggyback Request” has the meaning set forth in Section 2(c)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Company to be threatened.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.

“Qualified Holder” means, on any date, one or more Holders who, together with their Affiliates, beneficially own in the aggregate at least 10% of the Company Ordinary Shares constituting those Registrable Securities issued on the date hereof.

“Questionnaire” has the meaning set forth in Section 2(a)(ii).

“Registrable Securities” means (a) the Company Ordinary Shares received by Holders pursuant to the Business Combination Agreement or Company Ordinary Shares otherwise acquired (including, for the avoidance of doubt, in the open market or other purchases) or held (or deemed to be held by) Holders that are on the date hereof or subsequently become Affiliates of the Company and (b) any securities issued or issuable with respect to, on account of or in exchange for the securities referred to in clause (a), whether by way of split, dividend, distribution, combination, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), in each case that are beneficially owned on or after the date hereof by the Holders and their Affiliates or any transferee or assignee of any Holder or its Affiliates after giving effect to a transfer made in compliance with Section 7(g), all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement. As to any

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particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been sold, transferred or otherwise disposed of by the Holder thereof pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 and such Registrable Securities are thereafter freely transferable by such recipient (without limitations on volume) without registration under the Securities Act, (iii) such Registrable Securities cease to be outstanding, or (iv) such Registrable Securities are eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

“Registration Expenses” means, without limitation, (i) all registration, qualification and filing fees and expenses (including fees and expenses (A) of the Commission or FINRA, (B) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (C) in compliance with applicable state securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement)); (ii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including expenses of printing certificates for the Company’s Registrable Securities and printing prospectuses); (iii) analyst or investor presentation or road show expenses of the Company; (iv) messenger, telephone and delivery expenses; (v) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Company (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (vi) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel)) that is required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (vii) fees and expenses of any special experts retained by the Company; (viii) Securities Act liability insurance, if the Company so desires such insurance; (ix) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies; (x) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); and (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Company and in respect of which proceeds are received by the Company.

“Registration Statement” means any registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and including any Prospectus, amendments and

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supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 7(q).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, limited partners, general partners, shareholders, subsidiaries, managed accounts or funds, managers, management company, investment manager, affiliates, principals, employees, agents, investment bankers, attorneys, accountants, advisors, consultants, fund advisors, financial advisor and other professionals of such Person, in each case, in such capacity, serving on or after the date of this Agreement.

“road show” has the meaning set forth in Section 6(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting fees, discounts, brokerage fees, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees (including, without limitation, fees and disbursements of counsel) of a Holder, other than those listed in the definition of Registration Expenses or those payable by the Company in accordance with the Clause 7.21 of the Business Combination Agreement.

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“Shelf Period” has the meaning set forth in Section 2(a)(i).

“Shelf Registrable Securities” has the meaning set forth in Section 2(a)(v).

“Shelf Registration” means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf (or the then appropriate form), as applicable, on a delayed or continuous basis under Rule 415, pursuant to Section 2(a)(i).

“Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Shelf Takedown Notice” has the meaning set forth in Section 2(a)(v).

“Shelf Takedown Request” has the meaning set forth in Section 2(a)(v).

“Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other governing body performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Suspension Event” has the meaning set forth in Section 2(e).

“Suspension Notice” has the meaning set forth in Section 2(e).

“Suspension Period” has the meaning set forth in Section 2(e).

“Trading Market” means the principal National Securities Exchange in the United States on which Registrable Securities are (or are to be) listed.

“Underwritten Demand” means a Demand Registration conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(a)(iv).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2. Registration.

(a) Shelf Registration.

(i) Filing of Shelf Registration Statement. As promptly as practicable after the Closing Date, and in any event within thirty (30) days following the Closing Date if the Company is then eligible to use Form S-3 or sixty (60) days following the Closing Date if the Company is not then eligible to use Form S-3, the Company shall file a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or Form S-1 (the “Form S-1 Shelf” and,

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together with the Form S-3 Shelf, the “Shelf Registration Statement”), as applicable, covering the resale of all Registrable Securities beneficially owned as of the date of filing such Shelf Registration Statement by the Holders on a delayed or continuous basis. If the Company files a Form S-1 Shelf, then as soon as reasonably practicable after the Company becomes eligible to use Form S-3 with respect to the registration of the Registrable Securities, the Company shall convert the Form S-1 Shelf to a Form S-3 Shelf (or other appropriate short form registration statement then permitted by the Commission’s rules and regulations) covering the resale of all Registrable Securities beneficially owned as of the date of filing such Shelf Registration Statement by the Holders (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI and otherwise eligible to use such Automatic Shelf Registration Statement). Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable following the filing of the Shelf Registration Statement. The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement cease to be Registrable Securities, including, to the extent a Form S-1 Shelf is converted to a Form S-3 Shelf and the Company thereafter becomes ineligible to use Form S-3, by using commercially reasonable efforts to file a Form S-1 Shelf or other appropriate form specified by the Commission’s rules and regulations as promptly as reasonably practicable after the date of such ineligibility and using its commercially reasonable efforts to have such Shelf Registration Statement declared effective as promptly as reasonably practicable after the filing thereof (the period during which the Company is required to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (i), the “Shelf Period”). For so long as any Registrable Securities covered by any Form S-1 Shelf remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate or include into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law, any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that (x) such Form S-1 Shelf shall not include any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and (y) the Company complies with its obligations under Item 512(a)(1) of Regulation S-K. The Company shall promptly notify the Holders named in the Shelf Registration Statement via e-mail to the addresses set forth on Schedule I hereof of the effectiveness of a Shelf Registration Statement. The Company shall file a final Prospectus in respect of such Shelf Registration Statement with the Commission to the extent required by Rule 424. The “Plan of Distribution” section of such Shelf Registration Statement shall include a plan of distribution, which includes the means of distribution substantially in the form set forth in Exhibit B hereto.

(ii) Holder Information. Notwithstanding any other provision hereof, no Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder, and the Holder furnishes to the Company a fully completed notice and questionnaire in a reasonable and customary form provided by counsel to the Company (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be

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filed with or under state securities laws. In order to be named as a selling shareholder in the Shelf Registration Statement at the time it is first made available for use, a Holder must furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the fifth (5th) Business Day prior to the targeted initial filing date; provided that any holder providing a completed Questionnaire within that time period may provide updated information regarding such Holder’s beneficial ownership and the number of Registrable Securities requested to be included up to the fifth (5th) Business Day prior to the effective date of the Shelf Registration Statement. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company as promptly as practicable all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

(iii) Supplements. From and after the effective date of the Shelf Registration Statement, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use its commercially reasonable efforts to file as promptly as reasonably practicable, but in any event on or prior to the tenth (10th) Business Day after receipt of such information (or, if a Suspension Period is then in effect or initiated within five (5) Business Days following the date of receipt of such information, the tenth (10th) Business Day following the end of such Suspension Period) either (i) if then permitted by the Securities Act or the rules and regulations thereunder (or then-current Commission interpretations thereof), a supplement to the Prospectus contained in the Shelf Registration Statement naming such Holder as a selling shareholder and containing such other information as necessary to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities, or (ii) if it is not then permitted under the Securities Act or the rules and regulations thereunder (or then-current Commission interpretations thereof) to name such Holder as a selling shareholder in a supplement to the Prospectus, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as necessary for such Holder to be named as a selling shareholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Registrable Securities (subject, in the case of either clause (i) or clause (ii), to the Company’s right to delay filing or suspend the use of the Shelf Registration Statement as described in Section 2(e) hereof). If the Company is not eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than one (1) post-effective amendment or additional Shelf Registration Statements in any fiscal quarter for all Holders pursuant to this Section 2(a)(iii); provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $10 million of the Company Ordinary Shares (as determined in good faith by the Company to the extent the Company Ordinary Shares are not then listed on a National Securities Exchange). If the Company is eligible to add additional selling shareholders by means of a prospectus supplement, notwithstanding the foregoing, the Company shall not be required to file more than two (2) prospectus supplements for all Holders pursuant to this Section 2(a)(iii) in any fiscal quarter; provided that the foregoing limitation shall not apply if the Registrable Securities to be added represent beneficial ownership of more than $10 million of the Company Ordinary Shares (as determined in good faith by the Company to the extent the Company Ordinary Shares are not then listed on a National Securities Exchange).

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(iv) Underwritten Shelf Takedown. At any time during the Shelf Period (subject to any Suspension Period), any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten Public Offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, that, and subject to Section 2(a)(vii) below, the Company shall not be obligated to effect (x) an Underwritten Shelf Takedown for any Registrable Securities other than Company Ordinary Shares; (y) more than four (4) Underwritten Shelf Takedowns (together with any Demand Registrations) in aggregate; or (z) any Underwritten Shelf Takedown if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown, in the good faith judgment of the managing underwriter(s) therefor, is less than $20,000,000 as of the date the Company receives a Shelf Takedown Request.

(v) Notice of Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Shelf Takedown Request”). In addition to providing the information required pursuant to Section 2(d) of this Agreement, each Shelf Takedown Request shall specify the approximate number of Company Ordinary Shares to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Subject to Section 2(e) below, after receipt of any Shelf Takedown Request, the Company shall give written notice (the “Shelf Takedown Notice”) of such requested Underwritten Shelf Takedown (which notice shall state the material terms of such proposed Underwritten Shelf Takedown, to the extent known) to all other Holders of Registrable Securities that have Registrable Securities registered for sale under a Shelf Registration Statement (“Shelf Registrable Securities”). Such notice shall be given not more than ten (10) Business Days and not less than five (5) Business Days, in each case prior to the expected date of commencement of marketing efforts for such Underwritten Shelf Takedown. Subject to Section 2(a)(vi), the Company shall include in such Underwritten Shelf Takedown all Shelf Registrable Securities that are Company Ordinary Shares with respect to which the Company has received written requests for inclusion therein within (x) in the case of a “bought deal” or “overnight transaction” (a “Bought Deal”), two (2) Business Days; or (y) in the case any other Underwritten Shelf Takedown, five (5) Business Days, in each case after the giving of the Shelf Takedown Notice. For the avoidance of doubt, the Company shall not be required to provide a Shelf Takedown Notice with respect to a Public Offering utilizing a Shelf Registration Statement other than an Underwritten Shelf Takedown, and Holders shall not have rights to participate therein under this Section 2(a)(v).

(vi) Priority of Registrable Securities. If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the Holders of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown that in their reasonable view the number of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown exceeds the number of Shelf Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a Majority of Included Registrable Securities requested to be included in the Underwritten Shelf Takedown (the “Maximum Offering Size”), then the Company shall promptly give written notice to all Holders of Shelf Registrable Securities proposed to be included in such Underwritten Shelf Takedown of such Maximum Offering Size, and shall include in such Underwritten Shelf Takedown the number of Shelf Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Shelf Registrable Securities requested to be included in

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such Underwritten Shelf Takedown by the Holders of such Shelf Registrable Securities, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the number of Shelf Registrable Securities requested to be included therein by each such Holder, (B) second, any securities proposed to be offered by the Company and (C) third, Other Registrable Securities requested to be included in such Underwritten Shelf Takedown to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, in priority as may be determined by the Company and the holders of such Other Registrable Securities.

(vii) Restrictions on Timing of Underwritten Shelf Takedowns. The Company shall not be obligated to effect an Underwritten Shelf Takedown (A) within ninety (90) days (or such longer period specified in any applicable lock-up agreement entered into with underwriters) after the “pricing” of a previous Underwritten Shelf Takedown or Demand Registration, the “pricing” of a Company-initiated Public Offering or the “pricing” of an “Underwritten Shelf Takedown” or “Demand Registration” (pursuant to, and as such terms are defined in, the Existing Registration Rights Agreements) or (B) within sixty (60) days prior to the Company’s good faith estimate of the date of filing of a Company-initiated registration statement.

(viii) Selection of Bankers and Counsel. The Holders of a Majority of Included Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to: (A) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Underwritten Shelf Takedown, and (B) determine the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees for the Registrable Securities included in such Underwritten Shelf Takedown; provided that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if such Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period.

(ix) Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered prior to the “pricing” date of the relevant Underwritten Shelf Takedown; provided, however, that upon withdrawal by a majority-in-interest of the Holders whose Registrable Securities were to be included in any registration pursuant to Section 2(a), the Company shall be permitted to terminate such Underwritten Shelf Takedown and the request for such registration shall constitute a request for an Underwritten Shelf Takedown for purposes of Section 2(a)(iv), unless the withdrawing Holder or Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (if there is more than one withdrawing Holder, the reimbursement amount shall be allocated among such Holders on a pro rata basis based on the respective number of Registrable Securities that each withdrawing Holder had requested be included in such Underwritten Shelf Takedown relative to the other withdrawing Holders).

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(x) WKSI Filing. Upon the Company first becoming a WKSI and otherwise being eligible to use an Automatic Shelf Registration Statement for such purposes, if requested by a Qualified Holder with securities registered on an existing Shelf Registration Statement, the Company will convert such existing Shelf Registration Statement to an Automatic Shelf Registration Statement.

(b) Demand Registration.

(i) If the Company (i) is in violation of its obligation to file a Shelf Registration Statement pursuant to Section 2(a) or (ii) following the effectiveness of the Shelf Registration Statement contemplated by Section 2(a), thereafter ceases to have an effective Shelf Registration Statement during the Shelf Period (other than during any Suspension Period), subject to the terms and conditions of this Agreement (including Section 2(b)(iii)), upon written notice to the Company (a “Demand Request”) delivered by a Qualified Holder requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities beneficially owned by such Qualified Holder, the Company shall give a notice of the receipt of such Demand Request (a “Demand Notice”) to all other Holders of Registrable Securities (which notice shall state the material terms of such proposed Demand Registration, to the extent known). Such Demand Notice shall be given not more than ten (10) Business Days and not less than five (5) Business Days, in each case prior to the expected date of the public filing of the registration statement (the “Demand Registration Statement”) for such Demand Registration. Subject to the provisions of Section 2(a)(iv) through (vii) and Section 2(e) below, the Company shall include in such Demand Registration all Registrable Securities that are Company Ordinary Shares with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the later of the Company (i) the giving the Demand Notice and (ii) five (5) Business Days prior to the actual public filing of the Demand Registration Statement. Nothing in this Section 2(b) shall relieve the Company of its obligations under Section 2(a).

(ii) Demand Registration Using Form S-3. The Company shall effect any requested Demand Registration using a Registration Statement on Form S-3 whenever the Company is a WKSI, and is otherwise eligible to use an Automatic Shelf Registration Statement.

(iii) Limitations on Demand Registration. The Company shall not be required to effect more than four (4) Demand Requests (together with any Underwritten Shelf Takedowns) in the aggregate. The Company shall not be obligated to effect a Demand Registration (A) within ninety (90) days (or such longer period specified in any applicable lock-up agreement entered into with underwriters) after the “pricing” of a previous Demand Registration or Underwritten Shelf Takedown, the “pricing” of a Company-initiated Public Offering or the “pricing” of a previous “Demand Registration” or “Underwritten Shelf Takedown” (pursuant to and as defined, in the Existing Registration Rights Agreements) or (B) within sixty (60) days prior to the Company’s good faith estimate of the date of filing of a Company-initiated registration statement. In addition, the Company shall not be required to effect an Underwritten Demand if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be registered in such Underwritten Demand, in the good faith judgment of the managing underwriter(s) therefor, is less than the lesser of (x) $20,000,000 and (y) such amount as would

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enable all remaining Registrable Securities to be included in such Underwritten Demand, in each case as of the date the Company receives a written request for an Underwritten Demand.

(iv) Effectiveness of Demand Registration Statement. The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission as promptly as practicable after filing and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”). A Demand Registration shall not be deemed to have occurred (A) if the Registration Statement is withdrawn without becoming effective, (B) if the Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of an Underwritten Demand, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by a Qualified Holder, or (E) if the number of Registrable Securities included on the applicable Registration Statement is reduced in accordance with Section 2(b)(v) such that less than 66 2/3% of the Registrable Securities of the Holders of Registrable Securities who sought to be included in such registration are so included in such Registration Statement.

(v) Priority of Registration. Notwithstanding any other provision of this Section 2(b), if (A) a Demand Registration is an Underwritten Demand and (B) the managing underwriters advise the Company that in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such Public Offering and any securities that the Company or any other Person proposes to be included that are Other Registrable Securities) exceeds the Maximum Offering Size, then the Company shall so advise the Holders with Registrable Securities proposed to be included in such Underwritten Demand, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the Registrable Securities requested to be included in such Underwritten Demand by the Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder, (B) second, any securities proposed to be offered by the Company and (C) third, Other Registrable Securities requested to be included in such underwritten Public Offering to the extent permitted hereunder, allocated, if necessary for the

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offering not to exceed the Maximum Offering Size, in priority as may be determined by the Company and the holders of such Other Registrable Securities. For purposes of this Section 2(b)(v), the pro rata portion of Registrable Securities of each participating Holder shall be the product of (i) the total number of Registrable Securities which the managing underwriter agrees to include in the public offering and (ii) the ratio which such participating Holder’s total Registrable Securities bears to the total number of Registrable Securities of all participating Holders to be included in such Registration Statement.

(vi) Underwritten Demand. The determination of whether any Public Offering of Registrable Securities pursuant to a Demand Registration will be an Underwritten Demand shall be made in the sole discretion of the Holders of a Majority of Included Registrable Securities included in such Demand Registration, and such Holders of a Majority of Included Registrable Securities included in such Underwritten Demand shall have the right to (A) determine the plan of distribution, the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and other financial terms, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Demand Registration; provided that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if the Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period.

(vii) Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2(b) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Demand Registration Statement; provided, however, that upon withdrawal by a majority-in-interest of the Holders whose Registrable Securities were to be included in any registration pursuant to Section 2(b), the Company shall be permitted to terminate such Underwritten Demand and the request for such registration shall constitute a Demand Request for purposes of Section 2(b)(iii), unless the withdrawing Holder or Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Demand (if there is more than one withdrawing Holder, the reimbursement amount shall be allocated among such Holders on a pro rata basis based on the respective number of Registrable Securities that each withdrawing Holder had requested be included in such Underwritten Demand relative to the other withdrawing Holders).

(c) Piggyback Registration.

(i) Registration Statement on behalf of the Company. Subject to the terms and conditions set forth in this Agreement, if at any time the Company proposes to file a Registration Statement or conduct an Underwritten Shelf Takedown (other than a Shelf Registration pursuant to Section 2(a) or a Demand Registration pursuant to Section 2(b)) in connection with an underwritten Public Offering of Capital Stock (other than registrations on Form

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S-8 or Form S-4) (a “Piggyback Offering”), and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to conduct such underwritten Public Offering; provided that, in the case of an Underwritten Shelf Takedown from an existing effective shelf registration statement, the Company shall not be required to provide a Piggyback Notice or include any Registrable Securities in such Public Offering unless either (i) such registration statement with respect to which the Company is conducting an Underwritten Shelf Takedown may be used for the registration and offering of Registrable Securities without the need to file a post-effective amendment thereto, (ii) the Company is eligible to file an automatically effective registration statement or automatically effective post-effective amendment or (iii) if the Company is not eligible to file an automatically effective registration statement or automatically effective post-effective amendment, the need to file any such post-effective amendment or new registration statement would not reasonably be expected to have a material adverse effect on the timing of the Company’s primary offering, in the good faith determination of the Company’s Board of Directors. The Piggyback Notice shall be given, (i) in the case of a Piggyback Offering that is an Underwritten Shelf Takedown, not earlier than ten (10) Business Days and not less than five (5) Business Days, in each case under this clause (i), prior to the expected date of commencement of marketing efforts for such Underwritten Shelf Takedown; or (ii) in the case of any other Piggyback Registration, not less than five (5) Business Days after the public filing of such Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Offering the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 2(c)(ii) (a “Piggyback Registration”). Subject to Section 2(c)(ii), the Company shall include in each such Piggyback Offering such Registrable Securities constituting Company Ordinary Shares for which the Company has received written requests (each, a “Piggyback Request”) for inclusion therein from Piggyback Eligible Holders within (x) in the case of a Bought Deal, two (2) Business Days; (y) in the case any other Underwritten Shelf Takedown, three (3) Business Days; or (z) otherwise, five (5) Business Days, in each case after the date of the Company’s notice; provided that the Company may not commence marketing efforts for such Public Offering until such periods have elapsed and the inclusion of all such securities so requested, subject to Section 2(c)(ii). If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Offering thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Offerings or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii) Priority of Registration. If the managing underwriter or managing underwriters of such Piggyback Offering (as selected pursuant to Section 2(c)(iv)) advise the Company and the Piggyback Eligible Holders that, in their reasonable view the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration relating to a

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primary offering of the Company’s Capital Stock, shall be within a price range acceptable to the Company), then the Company shall so advise all Piggyback Eligible Holders with Registrable Securities proposed to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, (x) if the Piggyback Registration includes a primary offering of the Company’s Capital Stock, such securities that the Company proposes to sell up to the Maximum Offering Size, or (y) if the Piggyback Registration is an offering at the demand of the holders of Other Registrable Securities, the securities that such holders propose to sell and thereafter any securities proposed to be offered by the Company, in each case up to the Maximum Offering Size, and (B) second, the Company Ordinary Shares constituting Registrable Securities or Other Registrable Securities requested to be included in such Piggyback Registration by each Piggyback Eligible Holder and any holder of Other Registrable Securities with rights to participate in such offering, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata on the basis of the amount of Company Ordinary Shares or other Capital Stock constituting Registrable Securities and Other Registrable Securities requested in aggregate to be included therein. For purposes of Section 2(c)(ii)(B), the pro rata portion of Registrable Securities of each participating Holder shall be the product of (i) the total number of Registrable Securities which the managing underwriter agrees to include in the Public Offering and (ii) the ratio which such participating Holder’s total Registrable Securities bears to the total number of Registrable Securities of all participating Holders to be included in such Registration Statement. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 2(c)(iv) on the same terms and conditions as apply to the Company.

(iii) Withdrawal from Registration. The Company shall have the right to terminate, withdraw or postpone any registration initiated by it under this Section 2(c), whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, in its sole discretion; provided, however, that any such termination, withdrawal or postponement shall not prejudice the right of the Holders to request that such registration be effected as a registration under Section 2(b) to the extent permitted thereunder and subject to the terms set forth therein. The Registration Expenses of such terminated, withdrawn or postponed registration shall be borne by the Company in accordance with Section 4 hereof. Any Holder that has elected to include Registrable Securities in a Piggyback Offering may elect to withdraw such Holder’s Registrable Securities at any time prior to the Business Day prior to the execution of the underwriting agreement entered into in connection therewith.

(iv) Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 2(c) involves an underwritten Public Offering, the Company shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the Public Offering, including the lead managing underwriter or underwriters, each of which shall be a nationally recognized investment bank. Holders of a Majority of Included Registrable Securities included in such underwritten Public Offering shall have the right to select one (1) firm of legal counsel to represent all of the Holders (along with one (1) local counsel, to the extent reasonably necessary, for any applicable jurisdiction), in connection with such Piggyback Registration; provided that the Company shall

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select such counsel (including local counsel) if the Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period.

(v) Effect of Piggyback Registration. No registration effected under this Section 2(c) shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 2(a) or Section 2(b) hereof, and no registration effected pursuant to this Section 2(c) shall be deemed to have been effected pursuant to Section 2(a) or Section 2(b) hereof.

(d) Notice Requirements. Any Demand Request, Piggyback Request or Shelf Takedown Request shall (i) specify the maximum number or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e) Suspension Period. Notwithstanding any other provision of this Section 2, the Company shall have the right but not the obligation to defer the filing of (but not the reasonable preparation of), or suspend the use by the Holders of, any Demand Registration or Shelf Registration (whether prior to or after receipt by the Company of a Shelf Takedown Request or Demand Request) if the Company determines in good faith, after consultation with its external legal counsel expert in such matters, that: (i) such registration or offering would require the disclosure, under applicable securities laws and other laws, of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would materially affect the Company in an adverse manner; provided that the exception in clause (i) shall continue to apply only during the time in which such material nonpublic information has not been disclosed and remains material; (ii) such registration or offering would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of the Company’s subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material plan or proposal of a significant financing, acquisition, disposition, merger, corporate reorganization, securities offering, segment reclassification or discontinuation of operations or other material transaction or any negotiations or discussions with respect thereto involving the Company or any of the Company’s subsidiaries; or (iii) such registration or offering would render the Company unable to comply with requirements under the Securities Act or the Exchange Act; provided that the period of any delay or suspension under exceptions (i), (ii), and (iii) shall not exceed a period of seventy-five (75) days and any such delays or extensions shall not in aggregate exceed one hundred-five (105) days in any twelve (12) month period (any such period, a “Suspension Period”, and any event triggering any such delay or suspension, a “Suspension Event”); provided, however, that in such event, a Qualified Holder will be entitled to withdraw any request for a Demand Registration or an Underwritten Shelf Takedown and, if such request is withdrawn, such Demand Registration or Underwritten Shelf Takedown will not count as a Demand Registration or an Underwritten Shelf Takedown and the Company will pay all Registration Expenses in connection with such registration, regardless of whether such registration is effected. The Company shall promptly give

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written notice to the Holders of Registrable Securities registered under or pursuant to any Shelf Registration Statement or any Demand Registration with respect to its declaration of a Suspension Period and of the expiration of the relevant Suspension Period (a “Suspension Notice”). If the filing of any Demand Registration is suspended or an Underwritten Shelf Takedown is delayed pursuant to this Section 2(e), once the Suspension Period ends, any Qualified Holder may request a new Demand Registration or a new Underwritten Shelf Takedown (and such request shall not be counted as an additional Underwritten Shelf Takedown or Demand Registration for purposes of either Section 2(a)(iv) or Section 2(b)(i)). The Company shall not include any material non-public information in the Suspension Notice and or otherwise provide such information to a Holder unless specifically requested by a Holder in writing. A Holder shall not effect any sales of the Registrable Securities pursuant to a Registration Statement at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice. Holders may recommence effecting sales of the Registrable Securities pursuant to a Registration Statement following further written notice from the Company to such effect (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to the Holders with Registrable Securities included on any suspended Registration Statement and counsel to the Holders, if any, promptly (but in no event later than two (2) Business Days) following the conclusion of any Suspension Event. Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Registration Statement pursuant to this Section 2(e), the Company agrees that it shall (i) extend the period which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice; and (ii) provide copies of any supplemented or amended prospectus necessary to resume sales, if requested by any Holder; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Registration Statement.

(f) Required Information. In addition to any other information required pursuant to Section 2(a)(ii), and notwithstanding anything to the contrary contained herein, the Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be subject to Section 3(v)), and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request or who does not consent to the inclusion in a Registration Statement or Prospectus related to such registration or sale of such information related to such Holder that is required by the rules and regulations of the Commission. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement, the Securities Act, the Exchange Act and any state securities or “blue sky” laws.

(g) Other Registration Rights Agreements. The Company represents and warrants to each Holder that, as of the date of this Agreement, except for the Existing Registration Rights Agreements, it has not entered into any agreement with respect to any of its securities granting any registration rights to any Person with respect to the Registrable Securities. The

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Company will not enter into on or after the date of this Agreement, unless this Agreement is modified or waived as provided in Section 7(c), any agreement that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof, in each case, in any material respect. Other than as set forth in this Agreement, if the Company enters into any agreement that would allow any holder of Company Ordinary Shares or other Capital Stock of the Company to include such Capital Stock in any Registration Statement of the Company on a basis more favorable than the rights of the Holders under this Agreement (as determined in good faith by the Company), this Agreement shall be automatically amended to provide for such more favorable terms and, to the extent the Company enters into any agreement that would allow any holder of Company Ordinary Shares or other Capital Stock of the Company to include such Capital Stock in any Registration Statement or Underwritten Shelf Takedown under Section 2(a) or 2(b) of this Agreement, such other agreement shall similarly provide for the Holders to have reciprocal rights with respect to any demand registrations or underwritten offerings thereunder.

(h) Cessation of Registration Rights. All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until such time as such Holder no longer holds any Registrable Securities.

(i) Confidentiality. Each Holder agrees that such Holder shall treat as confidential the receipt of a Demand Notice, Shelf Takedown Notice, Piggyback Notice or Suspension Notice and shall not disclose or use the information contained in any such notice, or the existence of such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

3. Registration Procedures. If and whenever registration of Registrable Securities is required pursuant to this Agreement, subject to the express terms and conditions set forth in this Agreement, the procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a) The Company will (i) prepare and file a Registration Statement or a prospectus supplement, as applicable, with the Commission (within the time period specified in Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration, an Underwritten Shelf Takedown or a Demand Registration) which Registration Statement (A) shall be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith, and (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 2(a) or Section 2(b), as applicable, in the case of a Shelf Registration Statement or a Demand Registration Statement. The Company will furnish to any Qualified Holder named as a selling shareholder (or selling shareholders) therein, any counsel designated by such Qualified Holder, counsel for the Holders of a Majority of Included Registrable Securities (selected as provided herein) and the

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managing underwriter or underwriters (selected as provided herein) of an underwritten Public Offering of Registrable Securities, if applicable, copies of all substantive correspondence from the Commission received in connection with such Public Offering, subject in each case to such foregoing Persons entering into a customary confidentiality agreement with respect thereto if requested by the Company. The Company will (I) at least two (2) Business Days (or such shorter period as shall be reasonably practicable under the circumstances) prior to the anticipated filing of the Shelf Registration Statement, a Demand Registration Statement or any related Prospectus or any amendment or supplement thereto, or before using any Issuer Free Writing Prospectus, furnish to any Qualified Holder named as a selling shareholder (or selling shareholders) therein, any counsel designated by such Qualified Holder and counsel for the Holders of a Majority of Included Registrable Securities (selected as provided herein) and the managing underwriter or underwriters (selected as provided herein) of an underwritten Public Offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed (subject in each case to such foregoing Persons entering into a customary confidentiality agreement with respect thereto if requested by the Company), (II) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as any of the foregoing Persons reasonably shall propose and (III) without limiting the Company’s rights under Section 2(f), not include in any Registration Statement or any related Prospectus or any amendment or supplement thereto information regarding a participating Holder to which a participating Holder reasonably objects; provided, however, the Company shall not be required to provide copies of any amendment or supplement filed solely to incorporate in any Form S-1 (or other form not providing for incorporation by reference) any filing by the Company under the Exchange Act or any amendment or supplement filed for the purpose of adding additional selling shareholders thereunder.

(b) The Company will as promptly as reasonably practicable prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution, to the extent consistent such intended method of distribution is consistent with Exhibit B hereto, or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 2(a) or Section 2(b), as applicable, in accordance with the intended method of distribution.

(c) The Company will make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any Public Offering covered thereby) within the deadlines specified by the Securities Act.

(d) The Company will notify each Holder of Registrable Securities named as a selling shareholder in any Registration Statement and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, (i) as promptly as reasonably practicable when any Registration Statement or post-effective amendment thereto has been declared effective; (ii) of the issuance or threatened issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable

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Securities or the initiation or threatening of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; or (iv) of the discovery that, or upon the happening of any event the result of which, such Registration Statement or Prospectus or Issuer Free Writing Prospectus relating thereto or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement in any material respect or omits any material fact necessary to make the statements in the Registration Statement or the Prospectus or Issuer Free Writing Prospectus relating thereto (in the case of a Prospectus or an Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, correct such misstatement or omission or effect such compliance.

(e) Upon the occurrence of any event contemplated by Section 3(d)(iv), as promptly as reasonably practicable, the Company will (x) prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, (y) furnish, if requested, a reasonable number of copies of such supplement or amendment to the selling Holders, their counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, and (z) file such supplement, amendment and any other required document with the Commission so that, as thereafter delivered to the purchasers of any Registrable Securities, such Registration Statement, such Prospectus or such Issuer Free Writing Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or an Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and such Issuer Free Writing Prospectus shall not include information that conflicts with information contained in the Registration Statement or Prospectus, in each case such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus. Following receipt of notice of any event contemplated by Section 3(d)(ii) through (iv), a Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement and shall not resume sales until such time as it has received written notice from the Company to such effect. The Company shall provide any supplemented or amended prospectus necessary to resume sales, if requested by any Holder.

(f) The Company will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any Prospectus filed pursuant to this Agreement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable, or if any such order or suspension is made effective during any Suspension Period, as promptly as practicable after the Suspension Period is over.

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(g) During the Effectiveness Period or the Shelf Period, as applicable, the Company will furnish to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(h) The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten Public Offering of Registrable Securities, if applicable, without charge, as many copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any Issuer Free Writing Prospectus)), all exhibits and other documents filed therewith and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter, and upon request, subject to any confidentiality undertaking as the Company shall reasonably request, a copy of any and all transmittal letters or other correspondence to or received from the Commission or any other governmental authority relating to such offer. Subject to Section 2(e) hereof, the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) [Reserved.]

(j) The Company will cooperate with the Holders and the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry statements shall be free of all restrictive legends, indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders or the underwriter or managing underwriter of an underwritten Public Offering, as applicable, may reasonably request and instruct any transfer agent and registrar of Registrable Securities, if any, may request. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon the sale by any Holder or the underwriter or managing underwriter of an underwritten Public Offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement and to release any stop transfer orders in respect thereof. At the request of any Holder or the managing underwriter, if any, the Company will promptly deliver or cause to be delivered

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an opinion or instructions to the transfer agent in order to allow the Registrable Securities to be sold from time to time free of all restrictive legends.

(k) Notwithstanding anything to the contrary contained herein, the right of any Holder to include such Holder’s Registrable Securities in an underwritten offering shall be conditioned upon (x) such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (y) such Holder entering into customary agreements, including an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that (I) any such Holder shall not be required to make any representations or warranties to the Company or the underwriters (other than (A) representations and warranties regarding (1) such Holder’s ownership of its Registrable Securities to be sold or transferred, (2) such Holder’s power and authority to effect such transfer, (3) such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, (4) the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and (5) any other representations required to be made by the Holder under applicable law, and (B) such other representations, warranties and other provisions relating to such Holder’s participation in such Public Offering as may be reasonably requested by the underwriters)) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 6(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the underwriters and their controlling Persons in Section 6(b) hereof and (II) the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering and (z) such Holder completing and executing all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements or by the Company in connection with such underwritten Public Offering.

(l) The Company agrees with each Holder that, in connection with any underwritten Public Offering (including an Underwritten Shelf Takedown), the Company shall: (i) enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and (ii) take all such other actions as the Holders of a Majority of Included Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any (taking into account the needs of the Company’s businesses and the responsibilities of such officers with respect thereto). The Company and its management shall not be required to participate in any marketing effort that lasts longer than five (5) Business Days.

(m) The Company will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten Public Offering of Registrable Securities (i) a signed counterpart of one or more comfort letters from independent public accountants of the Company in customary form and covering such matters of the type customarily covered by comfort letters and (ii) an opinion or opinions from counsel for the Company (including

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any local counsel reasonably requested by the underwriters) dated the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities in an underwritten Public Offering, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(n) The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) no later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities.

(o) The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(p) The Company will, upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative appointed by the Holders of a Majority of Included Registrable Securities, counsel selected by such Holders in accordance with this Agreement, any underwriter participating in any disposition pursuant to such registration, as applicable, and any other attorney or accountant retained by such underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or Underwritten Shelf Takedown, as applicable, and make themselves available at mutually convenient times to discuss the business of the Company and other matters reasonably requested by any such Holders, sellers, underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility with respect to such Registration Statement or offering, as applicable (any information provided under this Section 3(p), “Due Diligence Information”), subject in each case to the foregoing persons entering into customary confidentiality and non-use agreements with respect to any confidential information of the Company. The Company shall not provide any Due Diligence Information to a Holder unless such Holder explicitly requests such Due Diligence Information in writing.

(q) The Company will comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months but not more than eighteen 18 months beginning with the first (1st) full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder (or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule).

(r) The Company will ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed

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in accordance with the Securities Act to the extent required thereby, and is retained in accordance with the Securities Act to the extent required thereby.

(s) Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or used or refer to, any Free Writing Prospectus without the prior written consent of the Company and, in connection with any underwritten Public Offering, the underwriters.

(t) Following the listing of the Company Ordinary Shares, if any, the Company will use commercially reasonable efforts to cause the Registrable Securities of the same class, to the extent any further action is required, to be similarly listed and to maintain such listing until such time as the securities cease to constitute Registrable Securities.

(u) The Company shall, if such registration for an underwritten Public Offering is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(v) The Company shall hold in confidence and not use or make any disclosure of information concerning a Holder provided to the Company without such Holder’s consent, unless the Company reasonably determines (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement known to the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means or otherwise determining that any such disclosure is required under the foregoing clauses (i) through (iii), to the extent permitted by applicable law, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(w) The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act.

(x) Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt-Out Election”) to no longer receive from the Company any Demand Notice, Shelf Takedown Notice, Piggyback Notice or Suspension Notice (other than a Suspension Notice with respect to a Registration Statement as to which such Holder’s Registrable Securities are, or have been requested to be, included in) (each, a “Covered Notice”), and, following receipt of such Opt-Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt-Out Election and such Holder shall have no right to participate in any Registration Statement or Public Offering

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as to which such Covered Notices pertain. An Opt-Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Holder who previously has given the Company an Opt-Out Election may revoke such election at any time in writing, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Elections.

(y) For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file, in a timely manner, all reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and, whether or not the Company is then subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will make and keep public information available, as those terms are understood and defined in Rule 144, and take such further action as any Holder may reasonably request so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act.

(z) (i) Until such time as the Company Ordinary Shares are registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, and (ii) thereafter at any time when the Company is not required to make such filings by the rules and regulations of the Commission, the Company covenants that it will use commercially reasonable efforts to file, in each case with the Commission in a timely manner (which shall include any extensions obtained or any applicable grace periods) to the extent such filings are accepted by the Commission, all quarterly and annual reports and current reports on Form 8-K that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section as a non-accelerated filer; provided, that in the case of current reports on Form 8-K, any such filing shall be made within five (5) Business Days of when such filing would otherwise be required to be made with the Commission. In addition, the Company will make such information available to prospective purchasers of the Registrable Securities, securities analysts and broker-dealers who request it in writing (it being understood that the availability of such information or reports on the Commission’s EDGAR system shall satisfy this requirement).

4. Registration Expenses. Except as otherwise contained herein, the Company shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Shelf Registration, Shelf Takedown Request or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Offering, or pursuant to any Shelf Registration Statement under which such selling Holder’s Registrable Securities were sold, and any other fees and expenses not constituting Registration Expenses in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement, Piggyback Offering or Shelf Registration Statement.

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5. Lock-Up Agreements.

(a) Holder Lock-Up. In connection with any underwritten Public Offering of Company Ordinary Shares expected to result in gross proceeds of at least $75,000,000, if requested by (i) the managing underwriters of such Public Offering and (ii) the Company, in the case of a Company-initiated Public Offering, or the Holders of a Majority of Included Registrable Securities, in the case of any Underwritten Shelf Takedown or Underwritten Demand pursuant to Section 2(a) or 2(b), each Holder of Registrable Securities participating in such Public Offering and, if requested by the managing underwriters of such Public Offering, each other Holder of Registrable Securities shall enter into a customary lock-up agreement with the managing underwriters of such Public Offering to not make any sale or other disposition of any of the Company’s Capital Stock owned by such Holder (a “Lock-Up Agreement”); provided that all executive officers and directors of the Company and the Holders requesting such Lock-Up Agreements are bound by and have entered into substantially similar Lock-Up Agreements; provided, further, that nothing herein shall prevent any Holder from making a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 5(a); provided, further, that the foregoing provisions shall only be applicable to the Holders if all shareholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis. The Company may impose stop-transfer instructions with respect to the shares of Capital Stock (or other securities) subject to the restrictions set forth in this Section 5(a) until the end of the applicable period of the Lock-Up Agreement. The provisions of this Section 5(a) shall cease to apply to such Holder once such Holder no longer beneficially owns any Registrable Securities.

(b) Lock-Up Agreements. The Lock-Up Agreement shall provide that, unless the underwriters managing such underwritten Public Offering otherwise agree in writing, such Holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the Commission) (collectively, “Equity Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, or (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Equity Securities, whether such transaction is to be settled by delivery of such Equity Securities, in cash or otherwise, in each case commencing on the date requested by the managing underwriters (which shall be no earlier than seven (7) days prior to the anticipated “pricing” date for such Public Offering) and continuing to the date that is ninety (90) days following the date of the final prospectus for such Public Offering (a “Holdback Period”).

(c) Company Lock-Up. In connection with any underwritten Public Offering, and upon the reasonable request of the managing underwriters, the Company shall: (i) agree to a customary lock-up provision applicable to the Company in an underwriting agreement as reasonably requested by the managing underwriters during any Holdback Period; and (ii) cause each of its executive officers and directors to enter into Lock-Up Agreements, in each case, in

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customary form and substance, and with exceptions that are customary, for an underwritten Public Offering of such type and size.

6. Indemnification.

(a) The Company shall indemnify, defend and hold harmless each Holder, its partners, shareholders, equityholders, general partners, limited partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and any agent or employee of any of the foregoing (collectively, “Holder Indemnified Persons”), and any underwriter that facilitates the sale of the Registrable Securities and any Person who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person is a party to any Proceeding) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all Proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus, preliminary prospectus, road show, as defined in Rule 433(h)(4) under the Securities Act (a “road show”), or in any summary or final prospectus or Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus, preliminary prospectus, road show or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state or common law rule or regulation relating to action or inaction in connection with any Company-provided information in such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Person for any legal or other documented expenses reasonably incurred by it in connection with investigating or defending any such Proceeding; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or Issuer Free Writing Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(b) In connection with any Registration Statement filed by the Company pursuant to Section 2 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify, defend and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, Affiliates, employees, members, managers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and any agent or

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employee of any of the foregoing (together with Holder Indemnified Persons, collectively, “Indemnified Persons”), from and against any Losses resulting from (i) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered, Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto or any documents incorporated by reference therein, or (ii) any omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus, preliminary prospectus, road show, Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by or on behalf of such selling Holder to the Company specifically for inclusion therein and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting underwriters’ discounts, fees and commissions) received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid (including such Holder’s share of any other Selling Expenses) by such Holder in connection with such sale and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

(c) Any Indemnified Person shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification under this Section 6 (provided that any delay or failure to so notify the Person obligated to indemnify the Indemnified Person with respect to such claim (the “indemnifying party”) shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure). The indemnifying party shall be entitled to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ its own counsel (and one local counsel in each relevant jurisdiction), and the indemnifying party shall bear the reasonable documented fees, costs and expenses of such separate counsel if (A) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying party; (B) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying party with respect to such claims; (C) the indemnifying party shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action; (D) the indemnifying party shall authorize the Indemnified Person to employ separate counsel at the expense of the indemnifying party; or (E) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Person and employ counsel reasonably satisfactory to such Indemnified Person. An indemnifying party shall not be liable under this Section 6(c) to any Indemnified Person regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. No action may be settled without the written consent of the Indemnified Person, which

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consent shall not be unreasonably withheld, conditioned or delayed, provided that the consent of the Indemnified Person shall not be required if (A) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement, (B) such settlement provides for the payment by the indemnifying party of money as the sole relief for such action, and (C) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 6(c), in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time.

(d) In the event that the indemnity provided in Section 6(a) or Section 6(b) above is unavailable to or insufficient to hold harmless an Indemnified Person for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses (including reasonable costs of preparation and investigation and reasonable attorneys’, accountants’ and experts’ fees, whether or not the Indemnified Person is a party to any Proceeding) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the Indemnified Person on the other from the Public Offering of the Company Ordinary Shares; provided, however, that the maximum amount of liability in respect of such contribution shall be limited in the case of any Holder to the net proceeds (after deducting underwriters’ discounts, fees and commissions and other Selling Expenses) received by such Holder in connection with such registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Indemnified Person on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Parties agree that it would not be just and equitable if contribution pursuant to Section 6(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 6(d). The amount paid or payable by an Indemnified Person as a result of the Losses referred to above in Section 6(d) shall be deemed to include any reasonable legal or other reasonable documented out-of-pocket expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

(f) Notwithstanding the provisions of Section 6(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(g) For purposes of Section 6(d), each Person who controls any Holder, agent or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and each director, officer, employee and agent of any such Holder, agent or underwriter, shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this Section 6(g).

(h) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section 6 hereof, and will survive the transfer of Registrable Securities.

(i) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Miscellaneous.

(a) Specific Performance; Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and each Party further agrees that it shall not oppose any such demand for specific performance on the basis that monetary damages are available. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies. The Parties agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond or other security.

(b) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (iv) of Section 3(d) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may

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provide appropriate stop orders to enforce the provisions of this Section 7(b). In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that the use of the Prospectus may be resumed.

(c) Amendments. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only with (i) the prior written consent of the Company and (ii) the affirmative vote of Holders of a Majority of Registrable Securities; provided that (1) in no event shall the obligations of any Holder of Registrable Securities be increased or the rights of any Holder be materially adversely affected (without similarly increasing or adversely affecting the rights of all Holders), except with the written consent of such Holder; (2) Section 3(y) shall not be amended except with the affirmative vote of Holders of 75% of Registrable Securities; (3) any amendment, modification or waiver that would adversely affect in any respect (other than in de minimis respects) the rights or obligations of any Holder (or group of Holders relative to other Holders) without similarly and proportionally affecting the rights or obligations hereunder of all other Holders (for the avoidance of doubt, without giving effect to any Holder’s specific holdings of Registerable Securities, specific tax or economic position, any other matters personal to a Holder or any rights given to Holder s owning a certain level of Registrable Securities and not, in each case, such affected Holder specifically), shall not be effective as to such Holder without such Holder’s prior written consent; and (4) to the extent any waiver, amendment, modification or termination has the purpose or effect of (x) delaying the requirement that the Company file a Shelf Registration Statement or cause the Shelf Registration Statement to be declared effective, in each case, until a date that is ninety (90) days or more from the applicable due date with respect thereto or (y) modifying or amending the requirement that the Company keep the Shelf Registration Statement effective, such amendment, modification or termination must be approved by all Holders of Registrable Securities hereunder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(d) Waivers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any such prior or subsequent occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(e) Termination and Effect of Termination. This Agreement shall terminate with respect to each Holder when such Holder no longer holds any Registrable Securities and will terminate in full when no Holder holds any Registrable Securities, except for the provisions of Section 6, which shall survive any such termination. No termination under this Agreement shall

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relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 6 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation of delivery) or electronic mail in PDF or similar electronic or digital format (with confirmation of receipt) at or prior to 5:00 p.m. (New York time) on a Business Day in the place of receipt, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation of delivery) or electronic mail in PDF or similar electronic or digital format (with confirmation of receipt) later than 5:00 p.m. (New York time) on any date and at or prior to 11:59 p.m. (New York time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service and (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or at such other address as shall be given in writing by any Party to the other Parties):

If to the Company:

Noble Corporation

13135 Dairy Ashford Road, Suite 800

Sugar Land, TX 77478

Attention: William Turcotte

E-Mail: wturcotte@noblecorp.com

If to any other Person who is then a Holder, to the address of such Holder as it appears on the signature pages hereto or such other address as may be designated in writing hereafter by such Person.

(g) Successors and Assigns; Transfers; New Issuances. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and legal representatives. Each of A.P. Moller Og Hustru Chastine Mc-Kinney Mollers Familiefond and Den A.P. Mollerske Stottefond shall be entitled to become a Holder hereunder by executing and delivering to the Company a joinder agreement in substantially the form attached hereto as Exhibit A agreeing to become subject to and bound by the terms of this Agreement. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (i) such transfer or assignment is made in compliance with the Securities Act, any other applicable securities or “blue sky” laws, or rules or regulations promulgated by FINRA, and the terms and conditions of the organizational documents of the Company; (ii) such transferee or assignee shall have delivered to the Company a joinder agreement in substantially the form attached hereto as Exhibit A agreeing to become subject to and bound by the terms of this Agreement; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name

34

and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and the total number of Registrable Securities and other Capital Stock of the Company beneficially owned by such transferee or assignee. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not transfer or assign its rights or obligations hereunder without the prior written consent of each Holder.

(h) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

(i) Submission to Jurisdiction. Each of the Parties, by its execution of this Agreement, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the state courts sitting in the State of New York, County of New York for the purpose of any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any Proceeding arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Proceeding to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such Proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7(f) hereof is reasonably calculated to give actual notice.

(j) Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that they may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any court referred to in Section 7(i) and (ii) the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

(k) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER

35

AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 7(k).

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(n) Execution of Agreement. This Agreement may be executed and delivered (by facsimile, by electronic mail PDF or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(o) Determination of Ownership. In determining ownership of Company Ordinary Shares hereunder for any purpose, the Company may rely solely on the records of the transfer agent for the Company Ordinary Shares, other Capital Stock from time to time, or, if no such transfer agent exists, the Company’s ledger.

(p) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(q) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or

36

limited liability companies, each of the Holders and the Company agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Company’s or the Holder’s former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Representatives, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the Company, the current or former Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 7(q) shall relieve or otherwise limit the liability of the Company or any current or former Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

(r) Descriptive Headings; Interpretation; No Strict Construction. Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Sections, paragraphs and clauses refer to Sections, paragraphs and clauses of this Agreement; (iii) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (viii) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (ix) references to any Person include such Person’s successors and permitted assigns; (x) references to “days” are to calendar days unless otherwise indicated; and (xi) references to “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Each of the Parties hereto acknowledges that each Party was actively involved in the negotiation and drafting of this Agreement and agrees that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

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(s) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (i) the Company Ordinary Shares, (ii) any and all securities into which Company Ordinary Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Company Ordinary Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Company under this Agreement or enter into a new registration rights agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

(t) Aggregation. All Registrable Securities owned or acquired by any Holder or its Affiliated entities or Persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Registrable Securities) shall be aggregated together for the purpose of determining the availability of any right under this Agreement, and for purposes concerning any underwriting cutback provision, any such Holder and its Affiliates shall be deemed to be a single participating Holder, and any proportionate reduction with respect to such participating Holder shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such participating Holder.

(u) Further Assurances. Each of the Parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

(v) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto (including any future parties pursuant to Section 7(g)) and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

NOBLE CORPORATION PLC

By:	/s/ Richard B. Barker
Name:	Richard B. Barker
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HOLDER

APMH INVEST A/S

By:	/s/ Martin Larsen
Name:	Martin Larsen
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Holders

APMH INVEST A/S, a company incorporated in Denmark with registration number 36 53 38 46 and whose registered office is Esplanaden 50, 1263 Copenhagen, Denmark

Schedule I

EXHIBIT A

Form of Joinder Agreement

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Registration Rights Agreement (as amended, restated and modified from time to time, the “Agreement”) dated as of October 3, 2022, by and among Noble Corporation plc, a public limited company formed under the laws of England and Wales (the “Company”), and the holders of the Company Ordinary Shares named therein, and for all purposes of the Agreement the undersigned will be included within the term “Holder” (as defined in the Agreement). The address, facsimile number and email address to which notices may be sent to the undersigned are as follows:

Address:

Facsimile No.:

Email:

Date:

[If entity]

[ENTITY NAME]

By:
Name:
Title:

[If individual]

Individual Name:

Exhibit A-1

EXHIBIT B

Form of Plan of Distribution1

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other permitted transfer after the date of the applicable prospectus (all of whom may be selling shareholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which our ordinary shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which our ordinary shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	“at-the-market” offering transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the ordinary shares, whether or not the options are listed on an options exchange;

•	through loans or pledges of the ordinary shares to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares;

[1]	The Plan of Distribution will be appropriately modified in the event that any securities other than ordinary shares are offered for distribution in accordance with the terms of the Agreement.

Exhibit B-1

•	through the distribution by any selling shareholder to its partners, members or equity holders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of our ordinary shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of ordinary shares at a stipulated price. If the broker-dealer is unable to sell the ordinary shares acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire ordinary shares as principals may thereafter resell the ordinary shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the ordinary shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

A selling shareholder may also enter into hedging and/or monetization transactions. For example, a selling shareholder may:

•

enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling shareholder and engage in short sales of our ordinary shares under this prospectus, in which case the other party may use ordinary shares received from the selling shareholder to close out any short position;

•	sell short our ordinary shares under this prospectus and use ordinary shares held by the selling shareholder to close out any short position;

•

enter into options, forwards or other transactions that require the selling shareholder to deliver, in a transaction exempt from registration under the Securities Act, ordinary shares to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling shareholder and publicly resell or otherwise transfer ordinary shares under this prospectus;

•

loan or pledge ordinary shares to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling shareholder and sell the pledged shares, under this prospectus. As and when a selling shareholder takes such actions, the number of securities offered under this prospectus on behalf of such selling shareholder will decrease. The plan of distribution for that selling shareholder’s ordinary shares will otherwise remain unchanged; or

Exhibit B-2

•

enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions may be an underwriter and, if applicable, will be identified as such in the applicable prospectus supplement (or a post-effective amendment).

The selling shareholders may also sell ordinary shares pursuant to Rule 144 under the Securities Act.

We do not know of any arrangements by the selling shareholders for the sale of our ordinary shares.

To the extent required under the Securities Act, the aggregate amount of selling shareholders’ ordinary shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the ordinary shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders’ ordinary shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the ordinary shares sold by them may be deemed to be underwriting discounts and commissions.

The selling shareholders and other persons participating in the sale or distribution of the ordinary shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the particular ordinary shares being distributed for a period of up to five (5) Business Days before the distribution. These restrictions may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

Exhibit B-3

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

We agreed to register the ordinary shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from sales of any ordinary shares by the selling shareholders.

We cannot assure you that the selling shareholders will sell all or any portion of the ordinary shares offered hereby. All of the foregoing may affect the marketability of the securities offered hereby.

Exhibit B-4

Exhibit 10.3

DATED

3 OCTOBER 2022

RELATIONSHIP AGREEMENT

between

NOBLE CORPORATION PLC

and

THE OTHER PARTIES

NAMED HEREIN

CONTENTS

CLAUSE

1.	Interpretation	1

2.	Commencement and duration	3

3.	Undertakings	3

4.	Termination	5

5.	Status of this Agreement	5

6.	Termination of Existing Relationship Agreement	5

7.	Assignment	6

8.	Entire agreement	6

9.	Counterparts	6

10.	Variation and waiver	6

11.	No partnership or agency	7

12.	Notices and consents	7

13.	Severance	8

14.	Rights of third-parties	8

15.	Inadequacy of damages	8

16.	Rights and remedies	8

17.	Governing law	9

18.	Jurisdiction	9

- i -

THIS AGREEMENT is dated 3 October 2022.

BETWEEN:

(1)

Noble Corporation plc, a public limited company formed under the laws of England and Wales with registered number 12958050 (f/k/a Noble Finco Limited) whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (the “Topco”);

(2)	APMH Invest A/S, a company incorporated in Denmark with registration number 36 53 38 46 and whose registered office is Esplanaden 50, 1263 Copenhagen, Denmark (“APMH Invest”); and

(3)	Noble Corporation, a Cayman Islands Exempted Company (“Noble Predecessor”)

Each of Topco and APMH being a “Party” and together, the “Parties”.

WHEREAS:

(A)

Topco, Noble Predecessor, Noble Newco Sub Limited, a limited liability company incorporated under the laws of the Cayman Islands and direct wholly owned subsidiary of Topco (“Merger Sub”), and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Mercer”) are parties to that certain Business Combination Agreement dated as of November 10, 2021 (the “Business Combination Agreement”), providing for a business combination between Topco and Mercer (the “Business Combination”).

(B)	In connection with the Business Combination, APMH Invest will receive Ordinary Shares (as defined below) of Topco.

(C)	The Parties are entering into this Agreement for the purposes of Topco providing to APMH Invest, and each Party complying with, the respective undertakings set out herein.

THIS AGREEMENT WITNESSES as follows:

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause 1 apply in this Agreement.

Applicable Law:	applicable laws, regulations, directives, statutes, subordinate legislation, common law and civil or commercial codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal and all codes of practice having force of law, statutory guidance and policy notes.

1

Articles:	the articles of association of Topco, as amended from time to time.

Board:	the board of directors of Topco from time to time.

Business Day:	a day other than a Saturday, Sunday or a day on which commercial banks located in New York, Copenhagen or London are required or authorized by law or executive order to be closed.

Companies Act:	the Companies Act 2006, as amended.

Director:	a director of Topco from time to time.

Nominated Director:	has the meaning given to that term in clause 3.1.

NYSE:	means the New York Stock Exchange.

Ordinary Share:	means an A Ordinary Share as defined in the Articles.

Outstanding Ordinary Shares:	at any given time, the aggregate number of Ordinary Shares outstanding at such time (which, for the avoidance of doubt, does not include treasury shares), plus the aggregate number of Ordinary Shares issuable under any then outstanding option, warrant, convertible or exchangeable security, in each case with a nominal exercise or conversion price and without regard to any limitations on the exercisability, convertibility or exchangeability of any such security, including any beneficial ownership limitation.

Termination Date:	has the meaning given in clause 2.

1.2	Clause and paragraph headings shall not affect the interpretation of this Agreement.

1.3	References to clauses are to the clauses of this Agreement.

1.4

A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as varied or novated in accordance with its terms from time to time.

1.5	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

2

1.7	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.8	A reference to any Party shall include that Party’s successors.

1.9	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.10	A reference to writing or written includes email.

1.11

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.12	A reference to a statute, statutory provision, code, regulation or rule is a reference to it as amended, extended, consolidated, replaced or re-enacted from time to time.

1.13	A reference to a legislative or regulatory provision, rule or code shall include all subordinate legislation, regulations, rules and codes made from time to time under that provision, rule or code.

1.14	Any obligation on a Party not to do something includes an obligation not to allow that thing to be done.

2.	Commencement and duration

This Agreement shall come into force on 3 October 2022 (the “Closing Date”) and shall continue in full force and effect until the date that this Agreement is terminated in accordance with clause 3.7 (the “Termination Date”).

3.	Undertakings

3.1

Topco undertakes to APMH Invest that for so long as APMH Invest holds, in aggregate: (i) no fewer than 20 percent (20%) of the Outstanding Ordinary Shares, APMH Invest shall be entitled to nominate two directors to the Board; or (ii) fewer than 20 percent (20%) but no fewer than fifteen percent (15%) of the Outstanding Ordinary Shares, APMH Invest shall be entitled to nominate one director to the Board,

(such persons being “Nominated Directors”).

3.2

For so long as required pursuant to clause 3.1, Topco shall take all actions necessary (including, without limitation, calling special meetings of the Board and the shareholders of Topco and recommending, supporting and soliciting proxies) to ensure that: (i) each Nominated Director is appointed to the Board as soon as reasonably practicable and is included in the Board’s slate of nominees to the shareholders of Topco for the election of directors of Topco and recommended by the Board at any meeting of shareholders called for the purpose of electing directors of Topco unless such recommendation would be inconsistent with the fiduciary duties of the directors or otherwise prohibited by

3

Applicable Law, provided that APMH Invest shall be given reasonable opportunity to nominate a replacement or replacements or otherwise take action such that the recommendation is no longer inconsistent with the fiduciary duties of the directors; and (ii) when a Nominated Director is up for re-election, such Nominated Director is included in the proxy statement prepared by management of Topco in connection with Topco’s solicitation of proxies or consents in favor of the foregoing for every meeting of the shareholders of Topco called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of Topco or the Board with respect to the election of directors of Topco.

3.3	The Company’s obligation to formally appoint a Nominated Director in accordance with clause 3.1 shall be subject to and conditional on that person:

(a)	meeting the independence standards of the NYSE with respect to Topco;

(b)	not being an employee of Topco or its Subsidiaries;

(c)	not being disqualified under the Companies Act or any other Applicable Law from being appointed as a Director; and

(d)	entering into a letter of appointment with the Company, or agreeing to adhere to rule of conduct, in each case consistent with those of other non-executive directors of the Company,

provided that at all times APMH Invest shall be permitted to nominate and have in office one Nominated Director in respect of whom the condition in clause 3.3(a) shall not apply, and the Company’s obligation to formally appoint such Nominated Director shall not be subject to and conditional upon such condition.

3.4

If a Nominated Director ceases to serve for any reason, APMH Invest shall, subject to being entitled to nominate such individual for election or appointment as a director of the Board pursuant to clause 3.1, be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominated Director.

3.5

If at any time APMH Invest is no longer entitled to nominate a particular Nominated Director pursuant to clause 3.1, then upon receipt of a request from Topco to APMH Invest or the applicable Nominated Director, such Nominated Director shall (and APMH Invest shall, to the extent legally able to do so, cause such Nominated Director to) immediately tender his resignation as a Director to be effective immediately or at such later date agreed between the director and Topco.

3.6	Without prejudice to the Articles, the Company shall be entitled by notice in writing to APMH Invest, to immediately terminate the appointment of any Nominated Director where:

4

(a)

he or she: (i) save as otherwise agreed at the time of appointment of the relevant Nominated Director and in respect of one of the Nominated Directors, ceases to meet the independence standards of the NYSE with respect to Topco; or (ii) is disqualified from acting as a director under the Companies Act or any other Applicable Law;

(b)

he or she is removed from office by the shareholders of the Company at a general meeting pursuant to section 168 of the Companies Act or is not re-elected as a director by the shareholders of the Company at an annual general meeting; or

(c)	APMH Invest is obliged under clause 3.5 to cause the resignation of the relevant Nominee and such Nominee has not resigned with immediate effect.

4.	Termination

4.1	Without affecting any other right or remedy available to it, APMH Invest may terminate this Agreement on giving not less than five (5) Business Days’ written notice to Topco.

4.2

Termination of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

4.3

This Agreement will terminate automatically (i) on the Termination Date and (ii) subject to clause 4.4, the date on which APMH Invest ceases to hold at least fifteen percent (15%) of the Outstanding Ordinary Shares.

4.4	This Agreement may be terminated upon the mutual written consent of Topco and APMH Invest.

5.	Status of this Agreement

5.1

If there is any inconsistency between any of the provisions of this Agreement and the Articles, the provisions of this Agreement shall prevail as between the Parties to the extent permitted by law and regulation.

5.2

For the avoidance of doubt, the obligations of each of the Parties under this Agreement shall be subject to all applicable legal and regulatory requirements and no Party shall be required to breach any such law, regulation, rule or code.

6.	Termination of Existing Relationship Agreement

6.1	Noble Predecessor hereby unconditionally and irrevocably acknowledges, confirms and agrees that:

(a)	The Relationship Agreement, dated as of February 5, 2021, by and between Noble Corporation and the other parties thereto (the “Existing Relationship

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Agreement”) shall cease to have effect on and from and is terminated in its entirety with effect from Closing Date; and

(b)

all provisions of the Existing Relationship Agreement, including any which are expressly stated therein as surviving its termination, or which might otherwise have done so by implication, shall cease to have effect on and from the Closing Date and are terminated in their entirety.

7.	Assignment

This Agreement is personal to the Parties and no Party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this Agreement.

8.	Entire agreement

This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

9.	Counterparts

9.1

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement.

9.2

Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the Agreement thus made, each Party shall provide the other Parties with the original of such counterpart as soon as reasonably possible thereafter.

9.3	No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

10.	Variation and waiver

10.1	No variation of this Agreement shall be effective unless it is made in writing and signed and delivered by the Parties (or their authorized representatives).

10.2	A waiver of any right or remedy under this Agreement or by law is only effective if it is given in writing and shall not be deemed a waiver of any subsequent right or remedy.

10.3

A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.

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10.4	No single or partial exercise of such right or remedy provided under this Agreement or by law shall prevent or restrict any further exercise of that or any other right or remedy.

10.5	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law except as otherwise expressly provided.

11.	No partnership or agency

11.1	Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership between the Parties or constitute any Party the agent of another Party.

11.2	Each Party confirms it is acting on its own behalf and not for the benefit of any other person.

12.	Notices and consents

12.1

Any notice required to be given hereunder shall be in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of delivery, with such notice deemed to be given upon receipt), hand delivery (with such notice deemed to be given upon receipt) or by electronic mail transmission (with such notice deemed to have been given at the time of confirmation of transmission, and with such notice to be followed reasonably promptly with a copy delivered by one of the foregoing methods), addressed as follows:

(a) Topco

Address:	Noble Corporation plc
c/o Noble Corporation 13135 Dairy Ashford, Suite 800
Sugar Land, TX 77478

For the attention of:	William Turcotte

Email Address:	wturcotte@noblecorp.com

(b) APMH Invest

Address:	Esplanaden 50, 1263 Copenhagen, Denmark

For the attention of:	Martin Larsen, CEO

Email Address:	martin.larsen@apmoller.com; with copy to notice@apmoller.com

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or to such other address as any party shall specify by written notice so given (subject to the proviso of the immediately following sentence), and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

13.	Severance

13.1

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.

13.2

If any provision or part-provision of this Agreement is deemed deleted under clause 13.1, the Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision. Any such amendment will be made in accordance with clause 10.

14.	Rights of third-parties

The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

15.	Inadequacy of damages

Without prejudice to any other rights or remedies that APMH Invest may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms of clause 3 by Topco. Accordingly, APMH Invest shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of clause 3 of this Agreement.

16.	Rights and remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

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17.	Governing law

This Agreement and the rights and obligations of the parties including all non-contractual obligations arising under or in connection with this Agreement shall be governed by and construed in accordance with the laws of England and Wales.

18.	Jurisdiction

The Parties irrevocably submit to the exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement and/or any non-contractual obligation arising in connection with this Agreement.

This Agreement has been entered into and delivered on the date stated at the beginning of it.

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Executed by NOBLE CORPORATION

PLC acting by Richard B. Barker,

/s/ Richard B. Barker
Chief Financial Officer

[Signature Page to Relationship Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

NOBLE CORPORATION

By:	/s/ Richard B. Barker
Name: Richard B. Barker
Title:	Chief Financial Officer

[Signature Page to Relationship Agreement]

APMH Invest A/S

By:	/s/ Martin Larsen
Name:	Martin Larsen
Title:	Chief Executive Officer

[Signature Page to Relationship Agreement]

Exhibit 10.4

CLIFFORD CHANCE LLP

CONFORMED COPY

DATED 6 DECEMBER 2018

MAERSK DRILLING HOLDING A/S

AS ORIGINAL COMPANY

ARRANGED BY

DNB BANK ASA AND NORDEA BANK ABP, FILIAL I NORGE

AS BOOKRUNNERS, MANDATED LEAD ARRANGERS AND COORDINATORS

BNP PARIBAS, DANSKE BANK A/S AND ING BANK N.V.

AS BOOKRUNNERS AND MANDATED LEAD ARRANGERS

COMMERZBANK AKTIENGESELLSCHAFT AND NYKREDIT BANK A/S

AS MANDATED LEAD ARRANGERS

BARCLAYS BANK PLC AND SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

AS LEAD ARRANGERS

CLIFFORD CAPITAL PTE. LTD., CITIBANK N.A. JERSEY BRANCH, J.P. MORGAN

SECURITIES PLC AND SUMITOMO MITSUI BANKING CORPORATION EUROPE

LIMITED

AS ARRANGERS

WITH

DNB BANK ASA

ACTING AS AGENT

AND

DNB BANK ASA

ACTING AS SECURITY AGENT

USD 1,550,000,000 TERM AND REVOLVING

FACILITIES AGREEMENT

CONFORMED COPY

CONFORMED COPY

34.	Payment Mechanics	153

35.	Set-off	157

36.	Notices	158

37.	Calculations and Certificates	161

38.	Partial Invalidity	161

39.	Remedies and Waivers	161

40.	Amendments and Waivers	161

41.	Confidential Information	170

42.	Confidentiality of Funding Rates and Reference Bank Quotations	175

43.	Counterparts	177

44.	Bail-In	177

45.	Governing Law	179

46.	Enforcement	179

Schedule 1 The Original Parties		180

Part I The Original Obligors		180

Part II The Original Lenders		181

Schedule 2 Conditions Precedent		182

Part I Conditions Precedent to Initial Utilisation		182

Part II Conditions Precedent required to be delivered by an Additional Obligor		186

Schedule 3 Requests		188

Part I Utilisation Request - Loans		188

Part II Utilisation Request - Letters Of Credit		190

Part III Selection Notice		192

Schedule 4 Form of Transfer Certificate		194

Schedule 5 Form of Assignment Agreement		197

Schedule 6 Form of Accession Letter		200

Schedule 7 Form of Resignation Letter		203

Schedule 8 Form of Compliance Certificate		204

Schedule 9 Timetables		206

Schedule 10 Form of Letter of Credit		209

Schedule 11 Form of Affiliate Accession Undertaking		212

Schedule 12 Form of Issuing Bank Affiliate Accession Undertaking		213

Schedule 13 Form of Increase Confirmation		214

Schedule 14 Other Benchmarks		217

Schedule 15 Collateral Rigs		219

Schedule 16 Debt Novation Certificate		221

Schedule 17 Collateral Rigs and Insurance Undertakings		223

CONFORMED COPY

CONFORMED COPY

THIS AGREEMENT is dated 6 December 2018 and made between:

(1)	MAERSK DRILLING HOLDING A/S (the “Original Company”);

(2)	MAERSK DRILLING HOLDING A/S as original borrower (the “Original Borrower”);

(3)	THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as rig owners (the “Original Rig Owners”);

(4)

THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as material intra-group charterers (the “Original Material Intra-Group Charterers”, together with the Company and the Rig Owners, the “Original Guarantors”);

(5)	DNB BANK ASA and NORDEA BANK ABP, FILIAL I NORGE as mandated lead arrangers, bookrunners and coordinators (the “MLA Bookrunner Coordinators”);

(6)	BNP PARIBAS, DANSKE BANK A/S and ING BANK N.V. as mandated lead arrangers and bookrunners (the “MLA Bookrunners”);

(7)	COMMERZBANK AKTIENGESELLSCHAFT and NYKREDIT BANK A/S as mandated lead arrangers (the “Mandated Lead Arrangers”);

(8)	BARCLAYS BANK PLC and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as lead arrangers (the “Lead Arrangers”);

(9)

CLIFFORD CAPITAL PTE. LTD., CITIBANK N.A. JERSEY BRANCH, J.P. MORGAN SECURITIES PLC and SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED as arrangers (the “Arrangers”) (and each of the MLA Bookrunner Coordinators, the MLA Bookrunners, the Mandated Lead Arrangers, the Lead Arrangers and the Arrangers, whether acting individually or together the “Arranger”);

(10)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(11)	DNB BANK ASA as agent of the other Finance Parties (the “Agent”); and

(12)	DNB BANK ASA as security trustee for the Secured Parties (the “Security Agent”).

CONFORMED COPY

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2018 Financial Statements” means the audited consolidated financial statements of the Company for the financial year ended 31 December 2018.

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by S&P Global Ratings, a division of S&P Global Inc. or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any Original Lender or Affiliate of an Original Lender; or

(c)	any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders) and the Company.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Account Charge” means, in relation to a Rig Owner, the Security over the Earnings Account of that Rig Owner, made or to be made between that Rig Owner and the Security Agent.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Affiliate Accession Undertaking” means an undertaking in the form set out in Schedule 11 (Form of Affiliate Accession Undertaking).

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

CONFORMED COPY

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on demand short term loan facility (net of any Available Credit Balance);

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender in accordance with the relevant Ancillary Document or normal banking practice.

“Approved Classification Society” means American Bureau Shipping or Lloyd’s Register or any other classification society approved in writing by the Agent acting with the authorisation of the Majority Lenders (such authorisation not to be unreasonably withheld or delayed).

“Approved Flag” means Denmark, Singapore, Isle of Man, Azerbaijan (in relation to the Collateral Rig “Maersk Explorer” only), Marshall Islands, Liberia, Panama,

CONFORMED COPY

England, Cyprus, Hong Kong, Bahamas, Malta, Bahamas, Sweden or such other ship registry or flag acceptable to the Agent acting with the authorisation of the Majority Lenders (such authorisation not to be unreasonably withheld or delayed).

“Approved Valuer” means each of Fearnley Offshore, Clarksons, Pareto Offshore, IHS Markit or such other brokers as may be agreed by the Lenders and the Company.

“Arrest” means, in relation to any Collateral Rig, an arrest of that Collateral Rig (other than an arrest falling under the definition of Total Loss) which has continued unremedied for sixty (60) days from the date of such arrest.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to Facility A the period from and including the date of this Agreement to and including 31 March 2019;

(b)	in relation to Facility B, the period from and including the date of this Agreement to and including the first Utilisation Date of Facility A; and

(c)	in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date for the Revolving Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of the Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, and, in the case of the Revolving Facility only, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

CONFORMED COPY

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the following amounts shall not be deducted from that Lender’s Revolving Facility Commitment:

(i)	that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means USD.

“Base Currency Amount” means:

(a)

in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit));

(b)

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), and as adjusted in all cases to reflect any repayment, prepayment, consolidation or division of a Utilisation or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Bank Guarantee” means a bank guarantee in any form requested by a Borrower and agreed by the Agent (with the prior consent of the Majority RCF Lenders (acting reasonably)) and the Issuing Bank.

“Benchmark Rate” means, in relation to any Loan in a Non-LIBOR Currency:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate).

CONFORMED COPY

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

“Break Costs” means:

(a)	in relation to Facility A and the Revolving Facility, the amount (if any) by which:

(i)

the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; and

(b)	in relation to Facility B, the CIRR Break Costs.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Oslo, Copenhagen and Singapore and:

(a)	(in relation to any date for payment or purchase of a currency other than euro or a Non-LIBOR Currency) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day; or

(c)

(in relation to any date for payment or purchase of (or the fixing of an interest rate in relation to) a Non-LIBOR Currency) any day specified as such in respect of that currency in Schedule 14 (Other Benchmarks).

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“CIRR Break Costs” means the amount (if any) determined by the ECA Lender by which:

(a)

the value of the interest amount which the ECA Lender should have received by applying the CIRR Interest Rate on a Facility B Loan or part thereof, for the period from the date of receipt of that Facility B Loan or part thereof, to (and including) the Termination Date for Facility B (calculation of such amount to take into account the agreed repayment schedule of the Facility B Loan, as if the Facility B Loan had been repaid on all of the scheduled Facility B Repayment Dates to (and including) the Termination Date for Facility B);

CONFORMED COPY

exceeds:

(b)

the value of the interest amount the ECA Lender would be able to obtain if placing an amount equal to a Facility B Loan or part thereof at the Prepayment Swap Rate for a period starting on the Business Day following receipt or recovery of that Facility B Loan or part thereof to (and including) the Termination Date for Facility B (calculation of such amount to take into account the agreed repayment schedule of the Facility B Loan, as if the Facility B Loan had been repaid on all of the scheduled Facility B Repayment Dates to (and including) Termination Date for Facility B), and for the purpose of this paragraph, “Prepayment Swap Rate” means the fixed interbank interest swap rate quoted by a reputable capital market information provider (including Bloomberg and Thomson Reuters) for a period starting on the Business Day following receipt of a Facility B Loan or a part thereof and ending on the Termination Date for the Facility B Loan, such rate to take into account all of the scheduled Facility B Repayment Dates to (and including) the Termination Date for the Facility B Loan.

The Prepayment Swap Rate will also be used as discount factor to calculate the net present value of any positive difference between (a) and (b) above. The calculation shall be determined by the ECA Lender.

“CIRR Interest Rate” means the Commercial Interest Reference Rate determined by the Organisation for Economic Co-operation and Development (OECD) according to the “Arrangement on Officially Supported Export Credit” and as further described in Clause 12.1 (Calculation of interest).

“Closing Date” means the first Utilisation Date.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Rigs” means:

(a)	each of the rigs listed in Schedule 15 (Collateral Rigs); and

(b)	each Replacement Collateral Rig subject to a Mortgage in accordance with this Agreement,

in each case, to the extent and for so long as such rig is (i) owned by a member of the Group and (ii) subject to the Transaction Security.

“Collateral Rigs Undertakings” means the undertakings set out in Part I of Schedule 17 (Collateral Rigs and Insurance Undertakings).

“Company” means:

(a)	for the period from the date of this Agreement until the ListCo Accession Date, the Original Company; and

(b) thereafter, ListCo.

“Commitment” means a Facility A Commitment, a Facility B Commitment or a Revolving Facility Commitment.

CONFORMED COPY

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or in any other form agreed between the Company and the Agent.

“Compliance Certificate Quarter Date” means each of 31 March and 30 September.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, any Collateral Rig, the Charged Property, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

“Debt Novation Certificate” means a certificate from the Original Company and ListCo to the Agent substantially in the form set out in Schedule 16 (Debt Novation Certificate).

CONFORMED COPY

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Deed of Covenants” means, in relation to a Collateral Rig, the deed of covenants collateral and supplemental to the Mortgage over that Collateral Rig made or to be made between the relevant Rig Owner and the Security Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or which has failed to provide cash collateral (or has notified the Issuing Bank or the Company (which has notified the Agent) that it will not provide cash collateral) in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Company’s option to provide cash cover);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)

which is an Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Company (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.5 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the Company (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) and (c) above:

(i)	its failure to pay or to issue a Letter of Credit is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(C)	payment is made within three Business Days of its due date; or

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(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Demerger” means:

(a)

a partial, tax-exempt demerger of A.P. Møller – Mærsk A/S by contribution of the shares of A.P. Møller – Mærsk A/S in Maersk Drilling Holding A/S and its direct and indirect subsidiaries and certain other assets and liabilities to a newly incorporated Danish limited liability company (“ListCo”);

(b)	the distribution of the shares in ListCo to the shareholders of A.P. Møller – Mærsk A/S; and

(c)	the admission for trading and official listing of the shares of ListCo on Nasdaq Copenhagen A/S.

“Designated Gross Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Designated Net Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at anytime, be outstanding under that Multi-account Overdraft

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

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“Earnings Account” means any USD or EUR account held by a Rig Owner into which the principal revenue from the employment contract and/or intra-group bareboat charter arrangement with respect to the relevant Collateral Rig is required to be paid.

“Earnings Assignment” means an assignment of the earnings in relation to a Material Employment Contract between a Material Intra-Group Charterer and the Security Agent, in the form agreed by the Company and the Agent prior to the Closing Date.

“ECA Guarantor” means The Norwegian Export Credit Guarantee Agency, organisation number 974 760 908, Støperigata 1, 0250 OSLO, Norway.

“ECA Lender” means Eksportkreditt Norge AS.

“ECA Novation Agreement” means the novation agreement dated on or around the date of this Agreement between, among others, the Company, the Agent and the ECA Lender.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by any Obligor.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate).

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Existing ECA Facilities” means each of the:

(a)	USD759 million credit facility dated 22 June 2012 between A.P. Møller – Mærsk A/S as borrower and the ECA Lender; and

(b)	USD102 million credit facility dated 16 March 2016 between A.P. Møller – Mærsk A/S as borrower and the ECA Lender.

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“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Facility” means a Term Facility or the Revolving Facility.

“Facility A” means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility A Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means each of the dates specified in Clause 10.1 (Repayment of Term Loans) as Facility A Repayment Dates, but if any such date is not a Business Day, then that Facility A Repayment Date shall be deemed to be the immediately succeeding Business Day.

“Facility B” means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility B Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility B Repayment Date” means each of the dates on which a repayment instalment is required to be paid pursuant to paragraph (d) of Clause 10.1 (Repayment of Term Loans), but if any such date is not a Business Day, then that repayment date shall be deemed to be the immediately succeeding Business Day.

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“Facility Office” means , in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Market Value” means the market value in Dollars of a Collateral Rig or, as the case may be, all Collateral Rigs as determined in accordance with Clause 25.4 (Valuations).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

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“Fee Letter” means:

(a)

any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company or the Security Agent and the Company) setting out any of the fees referred to in Clause 15 (Fees); and

(b)

any other agreement setting out fees referred to in Clause 15.8 (Interest, commission and fees on Ancillary Facilities) or any agreement setting out fees payable to a Finance Party referred to in Clause 15.7 (Fees payable in respect of Letters of Credit).

“Finance Document” means this Agreement, the Security Documents, the Intercreditor Agreement, the ECA Novation Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Ancillary Document and any other document designated as such by the Agent and the Company.

“Finance Party” means the Agent, the Arranger, the Coordinators, the Security Agent, any Ancillary Lender, the Issuing Bank, the ECA Guarantor or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

net liabilities owing in respect of any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

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(i)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above, and, in each case, excluding any indebtedness or liability in respect of any of the items referred to paragraphs (a) to (i) above to the extent owed by one member of the Group to another member of the Group.

“Fixed Term” means a fixed term duration (not including any optional extension periods or contractual term elapsed prior to the Closing Date).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.4 (Cost of funds).

“GAAP” means generally accepted accounting principles in Denmark including IFRS.

“GIEK Guarantee” means the guarantee issued by the ECA Guarantor in favour of the ECA Lender to secure the repayment of Facility B dated on or about the date of this Agreement.

“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.

“Group” means the Company and all its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart showing all members of the Group.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

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unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 13 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for

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it or for all or substantially all its assets (other than for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance Assignment” means, in relation to a Collateral Rig, the assignment of Insurances and Requisition Compensation in respect of that Collateral Rig made or to be made between the relevant Rig Owner (or the Company) and the Security Agent.

“Insurance Undertakings” means the undertakings set out in Part II of Schedule 17 (Collateral Rigs and Insurance Undertakings).

“Insurances” means, in relation to a Collateral Rig, all policies and contracts of insurance required pursuant to the Insurance Undertakings (including all entries of that Collateral Rig in a protection and indemnity or war risks association) and which are taken out or entered into by or for the benefit of the Rig Owner of that Collateral Rig in connection with that Collateral Rig (including all benefits and claims and return of premiums relating to such policies and contracts).

“Intercreditor Agreement” means the intercreditor agreement dated on or around the date of this Agreement between, among others, the Company, the Lenders, the Agent and the Security Agent.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

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“Intra-Group Bareboat Charter” means any bareboat charter entered into between a Rig Owner and Material Intra-Group Charterer in relation to a Collateral Rig which is subject to a Material Employment Contract.

“Issuing Bank” means any Lender or Affiliate of a Lender which has become Party as an “Issuing Bank” pursuant to Clause 6.10 (Appointment of additional Issuing Banks) (and if there is more than one such Issuing Bank, such Issuing Banks shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or has been requested to issue that Letter of Credit.

“Issuing Bank Affiliate Accession Undertaking” means an undertaking in the form set out in Schedule 12 (Form of Issuing Bank Affiliate Accession Undertaking).

“L/C Proportion” means, in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the English Limitation Acts), defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of any stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(f)	any other matters of law of general application which are set out as qualifications or reservations (however described) in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

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(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Letter of Credit” means:

(a)

a letter of credit substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by a Borrower and agreed by the Agent (with the prior consent of the Majority RCF Lenders (acting reasonably)) and the Issuing Bank;

(b)	a Bank Guarantee; or

(c)	any guarantee, indemnity or other instrument in a form requested by a Borrower and agreed by the Agent (with the prior consent of the Majority RCF Lenders (acting reasonably)) and the Issuing Bank.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Unavailability of Screen Rate).

“ListCo” has the meaning given to it in the definition of Demerger.

“ListCo Accession Date” means the date on which ListCo has acceded to this Agreement pursuant to Clause 2.5 (ListCo Accession).

“LMA” means the Loan Market Association.

“Loan” means a Term Loan or a Revolving Facility Loan.

“Local Counsel Confirmations” means an email confirmation substantially in the form set out in Schedule 20 (Local Counsel Confirmations) from:

(a)	Wong Tan & Molly Lim LLC, formal law alliance partner to Watson Farley & Williams Singapore, legal advisers to the Agent in Singapore;

(b)	DQ Advocates, legal advisers to the Agent in the Isle of Man; and

(c)	Wikborg Rein Advokatfirma AS, legal advisers to the Agent in Norway,

(save for any amendments acceptable to the Agent (acting reasonably)) and, in the case of an Additional Obligor that accedes to this Agreement prior to the ListCo Accession Date which is incorporated in a jurisdiction other than the jurisdiction of incorporation of an Original Obligor, an equivalent confirmation from the legal advisers to the Agent in the jurisdiction in which the Additional Obligor is incorporated.

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“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2⁄3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3% of the Total Commitments immediately prior to the reduction).

“Majority RCF Lenders” means a Lender or Lenders whose Revolving Facility Commitments aggregate more than 66 2⁄3% of the Total Revolving Facility Commitments (or, if the Total Revolving Facility Commitments have been reduced to zero, aggregated more than 66 2⁄3% of the Total Revolving Facility Commitments immediately prior to the reduction).

“Margin” means:

(a)	in relation to any Facility A Loan 2.75 per cent. per annum; and

(b)	in relation to any Revolving Facility Loan 2.45 per cent. per annum,

but if:

(i)	no Event of Default has occurred and is continuing and the Company has delivered its latest Compliance Certificate at the time required under Clause 24.2 (Compliance Certificate); and

(ii)	a period of 12 Months has expired since the date of this Agreement,

then the Margin for each Loan under Facility A and the Revolving Facility will be the percentage per annum set out below in the column for that Facility opposite that range based on the relevant Leverage Ratio as confirmed by that Compliance Certificate:

Leverage Ratio	Facility A Margin (% p.a.)	Revolving Facility Margin (% p.a.)
More than 4.0:1	3.00	2.70
Less than or equal to 4.0:1 but more than 3.0:1	2.75	2.45
Less than or equal to 3.0:1 but more than 2.0:1	2.50	2.20
Less than or equal to 2.0:1 but more than 1.0:1	2.25	1.95
Less than or equal to 1.0:1	2.00	1.70

and any change in the Margin shall take effect three Business Days after receipt by the Agent of the Compliance Certificate and the financial statements for that Relevant Period pursuant to Clause 24.2 (Compliance Certificate) confirming the change in Margin. For the purpose of determining the Margin, “Leverage Ratio” and “Relevant Period” shall be determined in accordance with Clause 25.1 (Financial definitions).

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While an Event of Default is continuing or if the Company fails to deliver a Compliance Certificate at the time required under Clause 24.2 (Compliance Certificate), the Margin shall be the highest percentage per annum set out above for a Loan under that Facility.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole;

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)	subject to the Legal Reservations and the Perfection Requirements, the legality, validity or enforceability of the Finance Documents.

“Material Intra-Group Charterer” means any Original Material Intra-Group Charterer and any wholly-owned Subsidiary of the Company holding a Material Employment Contract for one or more Collateral Rigs.

“Material Employment Contract” means, with respect to any Collateral Rig, any existing drilling contract, or new drilling contract entered into on or after the Closing Date, between a member of the Group and an oil and gas client of the Group (which is not itself a member of the Group) with a Fixed Term in excess of 18 months (but excluding any drilling contracts with an oil and gas client of the Group (which is not itself a member of the Group) for a fixed term duration of less than 18 months which have arisen out of the assignment, novation or suspension of the original Material Employment Contract).

“Material Subsidiary” means any Subsidiary of the Company whose gross assets (calculated on an unconsolidated basis) or earnings before interest, tax, depreciation and amortisation exceeds 2 per cent. of the total assets or Consolidated EBITDA of the Group. Compliance with this definition shall be determined by reference to the latest financial statements of that Subsidiary (audited, if available, and consolidated in the case of a Subsidiary that itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.

“Minimum Coverage Threshold” has the meaning ascribed to it in Clause 25.5 (Security Coverage Ratio).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	other than where paragraph (b) below applies:

(i)

(subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

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(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

(b)

in relation to an Interest Period for any Loan (or any other period for the accrual of commission or fees) in a Non-LIBOR Currency for which there are rules specified as Business Day Conventions in respect of that currency in Schedule 14 (Other Benchmarks), those rules shall apply.

The rules in paragraph (a) above will only apply to the last Month of any period.

“Mortgage” means, in relation to a Collateral Rig, a first priority vessel mortgage governed by the laws of the Approved Flag of that Collateral Rig made or to be made between the relevant Rig Owner and the Security Agent.

“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.

“New Lender” has the meaning given to that term in Clause 28 (Changes to the Lenders).

“Non-Acceptable L/C Lender” means a Lender under the Revolving Facility, which:

(a)	is not an Acceptable Bank (other than a Lender which the Issuing Bank has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)

has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.4 (Indemnities) or Clause 31.11 (Lenders’ indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of Defaulting Lender.

“Non-Consenting Lender” has the meaning given to that term in Clause 40.7 (Replacement of Lender).

“Non-LIBOR Currency” means DKK.

“Non-Material Assets” means any Collateral Rigs whose Fair Market Value either individually or in aggregate does not exceed 2 per cent. of the Fair Market Value of all Collateral Rigs owned by the Group at any time.

“Non-Material Obligor” means an Obligor which is not a Material Subsidiary and is not a Borrower.

“Obligor” means a Borrower or a Guarantor.

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“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the special purpose combined financial statements of Maersk Drilling for the financial years ended 31 December 2017, 31 December 2016 and 31 December 2015.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means any registrations, filings, endorsements, notarisations, stampings, notices, actions and any other steps required in order to perfect or to achieve relevant priority for Security, or for the enforceability or production in evidence of the relevant Security Document, including without limitation the filings and other requirements set out in Clause 23.9 (No filing or stamp taxes).

“Permitted Gross Outstandings” means, in relation to a Multi-account Overdraft, any amount, not exceeding its Designated Gross Amount, which is the amount of the Gross Outstandings of that Multi-account Overdraft.

“Permitted Sale” means any sale, transfer or other disposal of (i) any Collateral Rig by a Rig Owner, or (ii) the shares in a Rig Owner, in each case, to a member of the Group (a “Group Purchaser”).

“Qualifying Lender” has the meaning given to it in Clause 16 (Tax gross-up and indemnities).

“Quarter Date” means 31 March, 30 June, 30 September and 31 December (or if any such day is not a Business Day, on the immediately succeeding Business Day).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency (other than a Non-LIBOR Currency)) two Business Days before the first day of that period,

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(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)); or

(d)	(if the currency is a Non-LIBOR Currency) the day specified as such in respect of that currency in Schedule 14 (Other Benchmarks).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means:

(a)	the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(i)	in relation to LIBOR as either:

(A)	if:

(1)	the Reference Bank is a contributor to the applicable Screen Rate; and

(2)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(B)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market; or

(ii)	in relation to EURIBOR:

(A)

(other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(B)

if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)	in relation to a Benchmark Rate for a Loan in a Non-LIBOR Currency, the rate specified as such in respect of that currency in Schedule 14 (Other Benchmarks).

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“Reference Banks” means, in relation to LIBOR, EURIBOR and the Benchmark Rate for a Loan in a Non-LIBOR Currency, such entities as may be appointed by the Agent in consultation with the Company with the consent of that entity.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Amount” means, in relation to any Collateral Rig, an amount equal to the product of (i) the then aggregate principal amount of outstanding Loans and undrawn Commitments under Facility A, Facility B and the Revolving Facility and (ii) a fraction, the numerator of which is the Fair Market Value of such Collateral Rig and the denominator of which is the sum of the aggregate of the Fair Market Value of all Collateral Rigs.

“Relevant Date” means, in relation to any Collateral Rig:

(a)	in the case of a Third Party Sale of that Collateral Rig, the date on which that Third Party Sale is completed;

(b)	in the case of a Total Loss of that Collateral Rig, the Total Loss Date; and

(c)	in the case of an Arrest of that Collateral Rig, the date of such Arrest.

“Relevant Jurisdiction” means:

(a)	the Original Jurisdiction of each Obligor and the jurisdiction of incorporation of each other member of the Group; and

(b)	the jurisdiction whose laws govern any of the Security Documents.

“Relevant Market” means in relation to euro, the European interbank market, in relation to a Non-LIBOR Currency, the market specified as such in respect of that currency in Schedule 14 (Other Benchmarks) and, in relation to any other currency, the London interbank market.

“Relevant Reduction” means, in relation to any Collateral Rig on the occurrence of the Relevant Date, an amount equal to the Relevant Amount or, if less, the amount of the Available Commitments under the Revolving Facility, in each case, applied pro rata between the Revolving Facility Commitments of the Lenders.

“Remedy Date” means, in relation to any Remedy Period and a Replacement Collateral Rig, the day on which the Security Agent receives:

(a)	the Rig Security Package over such Replacement Collateral Rig executed by the applicable Rig Owner in favour of the Security Agent;

(b)	such legal opinions as are reasonably required by the Security Agent in relation to the registration of that Replacement Collateral Rig and its Rig Security Package; and

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(c)

copies of the documents set out in paragraphs 1 (to the extent required for the legal opinions referred to in paragraph (b) above to be issued) and 4 of Part I of Schedule 2 (Conditions Precedent) in relation to that Replacement Collateral Rig,

(together, the “Replacement Documents”) and each such Replacement Document shall be in substantially the same form as delivered to the Security Agent pursuant to Part I of Schedule 2 (Conditions Precedent) in relation to the Collateral Rig subject to the relevant Rig Prepayment Event (or in any other form acceptable to the Security Agent).

“Remedy Period” means the period commencing on the Relevant Date and terminating on the date falling one hundred and eighty (180) days thereafter.

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.6 (Renewal of a Letter of Credit).

“Repayment Instalment” means each instalment for repayment of the Term Loans referred to in Clause 10.1 (Repayment of Term Loans).

“Repeating Representations” means each of the representations set out in Clauses 23.2 (Status) to 23.6 (Validity and admissibility in evidence), paragraph (c) of Clause 23.12 (Financial statements), Clause 23.13 (Pari passu ranking) and paragraph (b) of Clause 23.18 (Sanctions).

“Replacement Collateral Rig” means each such replacement rig or rigs which is or are:

(a)

(i)	in aggregate (if applicable) of equal or greater Fair Market Value than the Collateral Rig it is, or they are, replacing;

(ii)	classed with an Approved Classification Society;

(iii)	flagged under an Approved Flag; and

(iv)	either:

(A)	no older than ten (10) years of age, or

(B)	no older than the Collateral Rig which was the subject of the Rig Prepayment Event, if such Collateral Rig is older than ten (10) years of age; or

(b)	otherwise acceptable to the Agent (acting on the instructions of the Majority Lenders).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

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“Requisition” means, in relation to any Collateral Rig:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or compulsory acquisition of that Collateral Rig, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Collateral Rig (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” means, in relation to any Collateral Rig, all compensation or other moneys payable to the relevant Rig Owner by reason of any Requisition of that Collateral Rig in the exercise or purported exercise of any lien or claim.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Person” means:

(a)	any person or entity that is listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of persons);

(b)

any person or entity that is domiciled, resident, or has its main place of business in or is incorporated under the laws of any country or territory that is the target of comprehensive, country- or territory-wide Sanctions; or

(c)

any entity that is directly or indirectly owned or controlled by, or any person or entity acting on behalf of a person and/or entity referred to in (a) and/or (to the extent relevant under Sanctions) (b) above.

“Revolving Facility” means the revolving credit facility made available under this Agreement as described in Clause 2 (The Facilities).

“Revolving Facility Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

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“Revolving Facility Utilisation” means a Revolving Facility Loan or a Letter of Credit.

“Rig Owner” means:

(a)	any Original Rig Owner; and

(b)	any Subsidiary of the Company which has become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors),

which, in each case, owns one or more Collateral Rigs.

“Rig Security Package” means:

(a)	in respect of each Collateral Rig or Replacement Collateral Rig:

(i)	a Deed of Covenant;

(ii)	a Mortgage; and

(iii)	an Insurance Assignment;

(b)	in respect of each Rig Owner (to the extent required under Clause 26.13 (Rig Owners and Material Intra-Group Charterers)):

(i)	an Account Charge (if applicable); and

(ii)	a Share Charge; and

(c)	in respect of each Material Intra-Group Charterer (to the extent required under Clause 26.13 (Rig Owners and Material Intra-Group Charterers)), a Share Charge.

“Rig Prepayment Event” means, with respect to any Collateral Rig:

(a)	a Third Party Sale;

(b)	an Arrest; or

(c)	a Total Loss,

in each case, of that Collateral Rig.

“Rollover Loan” means one or more Revolving Facility Loans:

(a)

made or to be made on the same day that (i) a maturing Revolving Facility Loan is due to be repaid; or (ii) a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan or the relevant claim in respect of that Letter of Credit;

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(c)

in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)) or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of: (i) refinancing that maturing Revolving Facility Loan; or (ii) satisfying the relevant claim in respect of that Letter of Credit.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Crimea, Iran, North Korea, Sudan and Syria).

“Sanctions” means any economic or financial sanctions laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes, or any other comprehensive trade restrictions imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means:

(a)	the United States (“US”) including, for the avoidance of doubt, the US Department of the Treasury’s Office of Foreign Assets Controls (“OFAC”);

(b)	the United Nations Security Council;

(c)	the European Union or any of its member states where a member of the Group or any Finance Party is incorporated;

(d)	the United Kingdom;

(e)	the Norwegian State;

(f)	any member state of the European Economic Area where a member of the Group or a Lender is incorporated; or

(g)	Singapore, including the Monetary Authority of Singapore,

including, in each case, any other governmental institution or authority of any of the foregoing.

“Sanctions List” means any list of persons or entities being the subject of any Sanctions published by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Sanctions or Anti-Corruption Event” means a breach by an Obligor of any of the representations or undertakings under Clauses 23.18 (Sanctions), 23.19 (Anti-Corruption) or 26.8 (Sanctions, Anti-Corruption and Anti-Bribery) unless such breach is, in the Agent’s reasonable discretion, capable of remedy and is, unless otherwise agreed to in writing by the Agent (acting on the instructions of the Lenders), remedied within 15 Business Days of the earlier of (1) the Agent giving notice to the Company and (2) the Company becoming aware of the occurrence of such event.

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“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company; and

(c)	in relation to a Benchmark Rate, the rate specified as such in respect of the relevant currency in Schedule 14 (Other Benchmarks).

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Coverage Ratio” means at any relevant time, an amount (expressed as a percentage) which is equal to (A/B) x 100, where:

A =

the aggregate of the Fair Market Values of all the Collateral Rigs (other than any Collateral Rigs to which a Remedy Period applies) and any additional cash or collateral already provided to restore the Minimum Coverage Threshold; and

B =	the Utilisations outstanding (including any Ancillary Outstandings).

“Security Documents” means each of the documents listed as being a Security Document in paragraph 2(e) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 10 of Part II of Schedule 2 (Conditions Precedent), together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Selection Notice” means a notice substantially in the form set out in Part III of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods) in relation to a Term Facility.

“Separate Loan” has the meaning given to that term in Clause 10.2 (Repayment of Revolving Facility Loans).

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“Share Charge” means, in relation to a Rig Owner or Material Intra-Group Charterer, the Security over 100% of the shares of that Rig Owner or Material Intra-Group Charterer, made or to be made between its shareholder and the Security Agent.

“Social Claim” means any claim, proceeding or investigation by any party in respect of (i) material labour issues (ii) human rights issues or (iii) any other Social Law.

“Social Law” means any applicable law, regulation, convention or treaty in any jurisdiction in which the Obligors conduct business which relates to labour or human right issues.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Facility” means Facility A or Facility B.

“Termination Date” means:

(a)	in relation to Facility A, the date falling five years after the Closing Date;

(b)	in relation to Facility B, 30 December 2025; and

(c)	in relation to the Revolving Facility, the date falling five years after the Closing Date.

“Term Loan” means a Facility A Loan or a Facility B Loan.

“Third Party Sale” means any sale, transfer or other disposal of (i) any Collateral Rig by a Rig Owner, or (ii) the shares in a Rig Owner, in each case, to person that is not a Group Purchaser.

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Revolving Facility Commitments, being USD 1,550,000,000 at the date of this Agreement.

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“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being USD 975,837,904 at the date of this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being USD 174,162,096 at the date of this Agreement.

“Total Loss” means, in relation to a Collateral Rig:

(a)	the actual, constructive, compromised, agreed or arranged total loss of that Collateral Rig; or

(b)	any Requisition of that Collateral Rig unless that Collateral Rig is returned to the full control of the relevant Obligor within ninety (90) days of such Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Collateral Rig:

(a)	in the case of an actual loss of that Collateral Rig, the date on which it occurred or, if that is unknown, the date when that Collateral Rig was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Collateral Rig, the earliest of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers;

(ii)	the date determined by a competent court of law to have been the date on which the Total Loss happened; and

(iii)

the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with that Collateral Rig’s insurers in which the insurers agree to treat that Collateral Rig as a Total Loss; and

(c)	in the case of a Requisition, the date ninety (90) days after the date upon which the Requisition occurred.

“Total Loss Proceeds” means the proceeds receivable by the Borrower or the relevant Rig Owner for any Total Loss.

“Total Loss Repayment Date” means, where a Collateral Rig has become a Total Loss, the earlier of:

(a)	the date falling 90 days after its Total Loss Date; and

(b)	the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being USD 400,000,000 at the date of this Agreement.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Security Documents.

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“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the relevant form set out in Part I or Part II of Schedule 3 (Requests).

“Valuation Date” means any date on which aggregate Fair Market Value of the Collateral Rigs is tested by reference to the valuation obtained on such date by, and at the cost of, the Security Agent in accordance with paragraph (b) of Clause 25.4 (Valuations).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)

the “Agent”, the “Arranger”, the “Security Agent”, any “Finance Party”, any “Issuing Bank”, any “Secured Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

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(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(iv)	a “group of Lenders” includes all the Lenders;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)	the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(vii)	a Lender’s “participation” in relation to a Letter of Credit shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(viii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Borrower providing “cash cover” for a Letter of Credit or an Ancillary Facility means a Borrower paying an amount in the currency of the Letter of

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Credit or, as the case may be, Ancillary Facility to an interest-bearing account in the name of the Borrower and the following conditions being met:

(i)	the account is with the Issuing Bank or Ancillary Lender for which that cash cover is to be provided;

(ii)

subject to paragraph (b) of Clause 7.7 (Regulation and consequences of cash cover provided by Borrower), until no amount is or may be outstanding under that Letter of Creditor Ancillary Facility withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility; and

(iii)

the Borrower has executed a security document, in form and substance satisfactory to the Issuing Bank or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

(f)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(g)	A Borrower “repaying” or “prepaying” a Letter of Credit or Ancillary Outstandings means:

(i)	that Borrower providing cash cover for that Letter of Credit or in respect of those Ancillary Outstandings;

(ii)	the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Issuing Bank or Ancillary Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility,

and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.

(i)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(j)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(k)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

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(l)	A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Letter of Credit in accordance with paragraph (g) above.

1.3	Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America, “€”, “EUR” and “euro” denote the single currency of the Participating Member States and “DKK” and “Danish Krone” denote the lawful currency of Denmark.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding paragraph (a) above, the ECA Guarantor may rely on any Clause expressed to be for its benefit subject in each case to paragraph (c) below and the provisions of the Third Parties Act.

(c)

Subject to Clause 40.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available to:

(i)	the Borrowers, a term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(ii)	the Company, a term loan facility in an aggregate amount equal to the Total Facility B Commitments; and

(iii)	the Borrowers, a multicurrency revolving credit facility in an aggregate amount equal to the Total Revolving Facility Commitments.

(b)	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Revolving Facility Commitment available to any Borrower as an Ancillary Facility.

2.2	Increase

(a)	The Company may by giving not less than three Business Days’ prior notice to the Agent after the effective date of a cancellation of:

(i)

the Available Commitments of a Defaulting Lender in accordance with paragraph (d) of Clause 11.12 (Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 11.1 (Illegality); or

(B)	paragraph (a) of Clause 11.12 (Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitments relating to that Facility so cancelled as follows:

(iii)

the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

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(iv)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)

any increase in the Commitments relating to a Facility shall, subject to the condition set out in paragraph (d) below, take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	The consent of the Issuing Bank is required for an increase in the Total Revolving Facility Commitments.

(e)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(f)

The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (f).

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(g)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(h)	Clause 28.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4	Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

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(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.5	ListCo Accession

(a)

At any time after the date of this Agreement and notwithstanding Clause 30.2 (Additional Borrowers) and Clause 30.4 (Additional Guarantors), the Company may request that ListCo becomes an Additional Borrower and Additional Guarantor.

(b)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.8 (“Know your customer” checks) and provided that the Demerger has occurred or will occur concurrently therewith, ListCo shall become an Additional Borrower and Additional Guarantor if the Company delivers to the Agent:

(i)	evidence that the Demerger has occurred;

(ii)	a duly completed and executed Accession Letter;

(iii)	a duly executed Insurance Assignment;

(iv)	the documents and evidence listed in paragraphs 2, 3, 4, 7, 8, 13 and 14 of Part II of Schedule 2 (Conditions Precedent) in relation to ListCo,

each in form and substance satisfactory to the Agent and the Agent has received the Local Counsel Confirmations.

(c)	Upon notification by the Company, the Agent shall promptly request the Local Counsel Confirmations.

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(d)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received all the documents and other evidence listed in paragraph (b) above.

(e)

Immediately upon delivery by the Original Company and ListCo of the Debt Novation Certificate to the Agent, and provided that ListCo has acceded to this Agreement as an Additional Borrower pursuant to paragraphs (a) and (b) above, the Parties to this Agreement confirm that with effect on and from the date of the Debt Novation Certificate:

(i)

any Loans utilised by the Original Company shall automatically be transferred by novation to and assumed by ListCo together with all of the Original Company’s rights and obligations as Borrower under this Agreement and the other Finance Documents which relate to those Loans;

(ii)

the Original Company and the Finance Parties shall be released from further obligations towards one another under the Finance Documents in respect of those Loans and their respective rights against one another in respect of those Loans shall be cancelled (being the “Demerger Discharged Rights and Obligations”); and

(iii)

ListCo and each Finance Party shall assume obligations towards one another and/or acquire rights against one another which differ from the Demerger Discharged Rights and Obligations only insofar as ListCo and that Finance Party have assumed and/or acquired the same in place of the Original Company and that Finance Party.

(f)

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all guarantee obligations owed by it under Clause 21 (Guarantee and Indemnity) of this Agreement shall (a) remain in full force and effect notwithstanding the accession of ListCo pursuant to this Clause 2.5 and (b) extend to any obligations assumed by ListCo under the Finance Documents as a result of this Clause 2.5.

(g)

For the avoidance of doubt, each Obligor confirms for the benefit of the Finance Parties that, the Security created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the accession of ListCo pursuant to this Clause 2.5 and (b) continue to secure its Secured Obligations (as defined in the Intercreditor Agreement) under the Finance Documents.

3.	PURPOSE

3.1	Purpose

(a)	Each Borrower shall apply all amounts borrowed by it under Facility A towards the:

(i)	payment of initial dividends; and/or

(ii)	general corporate purposes of the Group.

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(b)	The Company shall apply all amounts borrowed by it under Facility B towards the change of debtor and partial novation of the Existing ECA Facilities.

(c)	Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards the general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) or Clause 6.5 (Issue of a Letter of Credit) in relation to any Utilisation if on or before the Utilisation Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)

it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)

it is euro or DKK or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Utilisation.

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(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 5 Facility A Loans would be outstanding;

(ii)	more than 1 Facility B Loan would be outstanding; or

(iii)	more than 20 Revolving Facility Loans would be outstanding.

(b)

A Borrower may not request that a Facility A Loan or a Facility B Loan be divided if, as a result of the proposed division, 5 or more Facility A Loans or 5 or more Facility B Loans would be outstanding.

(c)	Any Separate Loan shall not be taken into account in this Clause 4.4.

(d)	Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(e)	A Borrower may not request that a Letter of Credit be issued under the Revolving Facility if, as a result of the proposed Utilisation, 15 or more Letters of Credit would be outstanding.

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SECTION 3

UTILISATION

5.	UTILISATION - LOANS

5.1	Delivery of a Utilisation Request

Subject to Clause 5.5 (Utilisation of Facility B), a Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in the case of each Term Facility, the Base Currency; and

(ii)	in the case of the Revolving Facility, the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	a minimum of USD50,000,000 for each Term Facility;

(ii)	if the currency selected is the Base Currency, USD5,000,000 for the Revolving Facility (and in each case, in integral multiples of USD1,000,000) or in each case, if less, the Available Facility;

(iii)	if the currency selected is euro, a minimum of EUR5,000,000 (and in integral multiples of EUR1,000,000) for the Revolving Facility or, if less, the Available Facility;

(iv)	if the currency selected is DKK, a minimum of DKK50,000,000 (and in integral multiples of DKK10,000,000) for the Revolving Facility or, if less, the Available Facility; or

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(v)

if the currency selected is an Optional Currency other than euro or DKK, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(vi)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

If a Revolving Facility Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisations then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments.

(d)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, in the case of a Revolving Facility Loan and if different, the amount of that participation to be made available in accordance with Clause 34.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Utilisation of Facility B

With effect from the Effective Time (as defined in the ECA Novation Agreement):

(a)	Facility B shall be deemed utilised in full in an amount equal to the Total Facility B Commitments;

(b)

the new Facility B Loan arising pursuant to the ECA Novation Agreement shall be deemed to have a Utilisation Date as at the date on which the Effective Time (as defined in the ECA Novation Agreement) occurs; and

(c)	the ECA Lender shall be deemed to have advanced the Facility B Loan for the purposes of this Clause 5 (Utilisation - Loans).

5.6	Cancellation of Commitment

(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

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(b)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

(c)	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

6.	UTILISATION - LETTERS OF CREDIT

6.1	The Revolving Facility

(a)	The Revolving Facility may be utilised by way of Letters of Credit.

(b)	Clause 5 (Utilisation - Loans) does not apply to Utilisations by way of Letters of Credit.

(c)

In determining the amount of the Available Facility and a Lender’s L/C Proportion of a proposed Letter of Credit for the purposes of this Agreement, the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)	it identifies the Borrower and beneficiary of the Letter of Credit;

(c)	it identifies the Issuing Bank which is to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Revolving Facility;

(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(f)	the form of Letter of Credit is attached; and

(g)	the delivery instructions for the Letter of Credit are specified.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

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(b)	The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)	if the currency selected is the Base Currency, a minimum of USD1,000,000 or, if less, the Available Facility;

(ii)	if the currency selected is euro, a minimum of EUR1,000,000 or, if less, the Available Facility;

(iii)	if the currency selected is DKK, a minimum of DKK10,000,000 or, if less, the Available Facility; or

(iv)

if the currency selected is an Optional Currency other than euro or DKK, the minimum amount (and if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	The Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)

in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to its L/C Proportion.

(d)

The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(e)

The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(f)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

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(g)

Subject to paragraph (i) of Clause 31.7 (Rights and discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(h)

The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to issue that Letter of Credit in any particular form of communication.

6.6	Renewal of a Letter of Credit

(a)

A Borrower may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

(e)

Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Issuing Bank is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Issuing Bank or the Issuing Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it.

6.7	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any Lender under the Revolving Facility is a Non-Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover); and

(ii)

the Borrower of that proposed Letter of Credit has not exercised its right to provide cash cover to the Issuing Bank in accordance with paragraph (g) of Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover),

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the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non-Acceptable L/C Lender in respect of that Letter of Credit and that Non-Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent and the Company of each reduction made pursuant to this Clause 6.7.

(c)	This Clause 6.7 shall not affect the participation of each other Lender in that Letter of Credit.

6.8	Revaluation of Letters of Credit

(a)

If any Letters of Credit are denominated in an Optional Currency, the Agent shall at six monthly intervals after the date of the Letter of Credit recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)

A Borrower shall, if requested by the Agent within ten days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Revolving Facility Utilisations are prepaid to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Revolving Facility Commitments (after deducting the total Ancillary Commitments) following any adjustment to a Base Currency Amount under paragraph (a) above.

6.9	Reduction or expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Borrower that requested (or on behalf of which the Company requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them.

6.10	Appointment of additional Issuing Banks

(a)

Any Lender which has agreed to the Company’s request to be an Issuing Bank for the purposes of this Agreement shall become Party as an “Issuing Bank” upon notifying the Agent and the Company that it has so agreed to be an Issuing Bank.

(b)

Any Affiliate of a Lender which has agreed to the Company’s request to be an Issuing Bank for the purposes of this Agreement shall become Party as an “Issuing Bank” by delivery to the Agent of a duly completed Issuing Bank Affiliate Accession Undertaking.

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7.	LETTERS OF CREDIT

7.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2	Claims under a Letter of Credit

(a)

Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (in this Clause 7, a “claim”).

(b)	The relevant Borrower shall immediately on demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)	Each Borrower acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3	Letters of Credit with an Expiry Date after the Termination Date

If a Letter of Credit has an Expiry Date ending after the Termination Date for the Revolving Facility, on such Termination Date, provided that the Borrower has provided the relevant Issuing Bank with cash cover in full in respect of such Letter of Credit, or as otherwise agreed between the Borrower and the relevant Issuing Bank:

(a)

such Letter of Credit shall continue as between the relevant Issuing Bank and the relevant member of the Group on a bilateral basis and not as part of, or under the, Finance Documents (and, for the avoidance of doubt, each Lender shall be released from any indemnity to the Issuing Bank in respect of such Letter of Credit); and

(b)

save for any rights and obligations against any other Finance Party under the Finance Documents arising prior to such Termination Date, no such rights or obligations in respect of such Letter of Credit shall, as between the Finance Parties, continue and the Transaction Security shall not, following release thereof by the Security Agent, support any such Letter of Credit in respect of any claims that arise after such Termination Date.

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7.4	Indemnities

(a)

Each Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by that Borrower.

(b)

Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)	The Borrower which requested a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.4 in respect of that Letter of Credit.

(d)

The obligations of each Lender or Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)

If a Borrower has provided cash cover in respect of a Lender’s participation in a Letter of Credit, the Issuing Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above. Any recovery made by an Issuing Bank pursuant to that cash cover will reduce that Lender’s liability under paragraph (b) above.

(f)

The obligations of any Lender or Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document, any Letter of Credit or any other document or security including, without limitation, any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.5	Cash collateral by Non-Acceptable L/C Lender and Company’s option to provide cash cover

(a)

If, at any time, a Lender under the Revolving Facility is a Non-Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling ten Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Letter of Credit; or

(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit and in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the Issuing Bank.

(b)

The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)

Subject to paragraph (f) below, withdrawals from such an account may only be made to pay the Issuing Bank amounts due and payable to it under this Agreement by the Non-Acceptable L/C Lender in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit.

(d)	Each Lender under the Revolving Facility shall notify the Agent and the Company:

(i)

on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.2 (Increase) or Clause 28 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

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(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and an indication in Schedule 1 (The Original Parties), in a Transfer Certificate, in an Assignment Agreement or in an Increase Confirmation to that effect will constitute a notice under paragraph (i) above to the Agent and, upon delivery in accordance with Clause 28.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), to the Company.

(e)

Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)

Notwithstanding paragraph (c) above, a Lender which has provided cash collateral in accordance with this Clause 7.5 may, by notice to the Issuing Bank request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)

to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the Issuing Bank in respect of the relevant Letter of Credit;

(ii)	if:

(A)	it ceases to be a Non-Acceptable L/C Lender;

(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake that Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit,

and the Issuing Bank shall pay that amount to the Lender within ten Business Days of that Lender’s request (and shall co-operate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)

To the extent that a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with this Clause in respect of a proposed Letter of Credit, the Issuing Bank shall promptly notify the Company (with a copy to the Agent) and the Borrower of that proposed Letter of Credit may, at any time before the proposed

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Utilisation Date of that Letter of Credit, provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the amount of that proposed Letter of Credit.

7.6	Requirement for cash cover from Borrower

If:

(a)

a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) in respect of a Letter of Credit that has been issued;

(b)

the Issuing Bank notifies the Company (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit; and

(c)	that Borrower has not already provided such cash cover which is continuing to stand as collateral,

then that Borrower shall provide such cash cover within ten Business Days of the notice referred to in paragraph (b) above.

7.7	Regulation and consequences of cash cover provided by Borrower

(a)

Any cash cover provided by a Borrower pursuant to Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.6 (Requirement for cash cover from Borrower) may be funded out of a Revolving Facility Loan.

(b)

Notwithstanding paragraph (e) of Clause 1.2 (Construction), the relevant Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.6 (Requirement for cash cover from Borrower) be returned to it:

(i)	to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by that Borrower to the Issuing Bank in respect of a Letter of Credit;

(ii)	if:

(A)	the relevant Lender ceases to be a Non-Acceptable L/C Lender;

(B)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement ; or

(C)	an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

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(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit,

and the Issuing Bank shall pay that amount to that Borrower within ten Business Days of that Borrower’s request.

(c)

To the extent that a Borrower has provided cash cover pursuant to Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.6 (Requirement for cash cover from Borrower), the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (e)(ii) of Clause 1.2 (Construction)). However the relevant Borrower’s obligation to pay any letter of credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (b) of Clause 15.7 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it provides that cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)

The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 7.6 (Requirement for cash cover from Borrower) and of any change in the amount of cash cover so provided.

7.8	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

8.	OPTIONAL CURRENCIES

8.1	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Revolving Facility Utilisation in a Utilisation Request.

8.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an

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amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

9.	ANCILLARY FACILITIES

9.1	Type of Facility

An Ancillary Facility may be made available by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender.

9.2	Availability

(a)	If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Revolving Facility Commitment as an Ancillary Facility.

(b)

An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	a notice in writing requesting the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) (or Affiliates of a Borrower) which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and

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(F)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Company, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

9.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)	Those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)

may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(v)

must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the Revolving Facility (or such earlier date as the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

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(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.8 (Interest, commission and fees on Ancillary Facilities).

9.4	Repayment of Ancillary Facility

(a)

An Ancillary Facility shall cease to be available on the Termination Date applicable to the Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)	No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:

(i)	required to reduce the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount;

(ii)

the Total Revolving Facility Commitments have been cancelled in full, or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of this Agreement;

(iii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iv)	both:

(A)	the Available Commitments relating to the Revolving Facility; and

(B)	the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Utilisation.

(d)	If a Revolving Facility Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

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9.5	Limitation on Ancillary Outstandings

Each Borrower shall procure that:

(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to a Multi-account Overdraft:

(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

9.6	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 9.6:

(i)	“Revolving Facility Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:

(A)

its participation in each Revolving Facility Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Revolving Facility); and

(B)

if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	“Total Revolving Facility Outstandings” means the aggregate of all Revolving Facility Outstandings.

(b)

If the Agent exercises any of its rights under Clause 27.14 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall (subject to paragraph (g) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Facility Outstandings) their claims in respect of amounts outstanding to them under the Revolving Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Facility Outstandings of each Lender bear the same proportion to the Total Revolving Facility Outstandings as such Lender’s Revolving Facility Commitment bears to the Total Revolving Facility Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 27.14 (Acceleration).

(c)

If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and each Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Facility

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Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)

Any transfer of rights and obligations relating to Revolving Facility Outstandings made pursuant to this Clause 9 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Facility Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer pursuant to Clause 28.11 (Pro rata interest settlement)).

(e)

Prior to the application of the provisions of paragraph (b) above, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft.

(f)	All calculations to be made pursuant to this Clause 9.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

(g)

This Clause 9.6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Revolving Facility Utilisation or in another currency which is acceptable to that Lender.

9.7	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

9.8	Affiliates of Lenders as Ancillary Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part II of Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

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(c)	An Affiliate of a Lender which becomes an Ancillary Lender shall become a Party by delivery to the Agent of a duly completed Affiliate Accession Undertaking.

(d)

If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.9	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.

(b)	The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 9.2 (Availability).

(c)

If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 30.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

9.10	Commitment Amounts

Notwithstanding any other term of this Agreement each Lender shall ensure that at all times its Revolving Facility Commitment is not less than:

(a)	its Ancillary Commitment; or

(b)	the Ancillary Commitment of its Affiliate.

9.11	Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 9). In such a case, Clause 40 (Amendments and Waivers) will apply.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.	REPAYMENT

10.1	Repayment of Term Loans

(a)

Each Borrower shall repay the Facility A Loans made to it in instalments by repaying on each Facility A Repayment Date an amount which reduces the amount of the outstanding aggregate Facility A Loans by the amount set out opposite each Facility A Repayment Date below:

Facility A Repayment Date	Repayment Instalment (USD)
The earlier of (i) the first Quarter Date falling at least six Months after the Closing Date, and (ii) 30 June 2019	18,037,727
Each subsequent Quarter Date until (and including) the Quarter Date falling in December 2022	18,037,727
Each subsequent Quarter Date until (and excluding) the Termination Date for Facility A	20,693,000
Termination Date for Facility A	643,192,999

(b)

If, in relation to a Facility A Repayment Date, the aggregate amount of the Facility A Loans made to the Borrowers exceeds the Repayment Instalment to be repaid by the Borrowers, the Company may, if it gives the Agent not less than five Business Days’ prior notice, select which of those Facility A Loans will be wholly or partially repaid so that the Repayment Instalment is repaid on the relevant Facility A Repayment Date in full. The Company may not make a selection if as a result more than one Facility A Loan will be partially repaid.

(c)	If the Company fails to deliver a notice to the Agent in accordance with paragraph (b) above, the Agent shall select the Facility A Loans to be wholly or partially repaid.

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(d)

Each Borrower shall repay the Facility B Loans made to it in instalments by repaying on each Facility B Repayment Date an amount which reduces the amount of the outstanding aggregate Facility B Loans by the amount set out opposite each Facility B Repayment Date below:

Facility B Repayment Date	Repayment Instalment (USD)
The earlier of (i) the first Quarter Date falling at least six Months after the Closing Date, and (ii) 30 June 2019	8,462,273
Each subsequent Quarter Date until (and including) the Quarter Date falling in December 2022	8,462,273
Each subsequent Quarter Date until (and including) the Quarter Date falling in December 2023	5,807,000
Each subsequent Quarter Date until (and excluding) the Termination Date for Facility B	3,000,000
Termination Date for Facility B	3,000,001

(e)	No Borrower may reborrow any part of a Term Facility which is repaid.

10.2	Repayment of Revolving Facility Loans

(a)	Subject to paragraph (c) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans,

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the aggregate amount of the new Revolving Facility Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 34.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 34.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 34.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date in relation to the Revolving Facility and will be treated as separate Revolving Facility Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

If a Borrower makes a prepayment of a Revolving Facility Utilisation pursuant to Clause 11.10 (Voluntary prepayment of Revolving Facility Utilisations) a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than five Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the

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amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Revolving Facility Utilisation to the Revolving Facility Utilisations. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Separate Loan.

(f)

The terms of this Agreement relating to Revolving Facility Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

11.	PREPAYMENT AND CANCELLATION

11.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful (including, without limitation, if a Lender is in breach of any Sanctions) for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 40.7 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

11.2	Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue any Letter of Credit;

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(c)

the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)	Unless any other Lender is or has become an Issuing Bank pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Letters of Credit.

11.3	Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Rig

(a)

If a Collateral Rig is the subject of a Rig Prepayment Event, during the Remedy Period the Available Commitments under the Revolving Facility shall be reduced by an amount equal to the Relevant Reduction. In the event of a Third Party Sale, if the Relevant Amount is greater than the Available Commitments under the Revolving Facility (the difference being the “Revolving Shortfall”), on the Relevant Date the Company shall provide cash collateral in an amount equal to the Revolving Shortfall (“Prepayment Cash Collateral”).

(b)

If the Remedy Date occurs prior to the expiry of the Remedy Period, then the Relevant Reduction shall be reinstated and, if applicable, the Prepayment Cash Collateral shall be immediately released to the Company.

(c)	Upon the expiry of a Remedy Period, if the Remedy Date has not occurred, the Relevant Reduction shall be automatically reinstated and immediately thereafter:

(i)	in relation to a Total Loss, any Total Loss Proceeds held in accordance with paragraph (f) below shall be applied in accordance with paragraph (d) below; or

(ii)

in relation to a Third Party Sale or an Arrest, the relevant Borrower shall prepay the Relevant Amount in accordance with paragraph (d) below. If such prepayment is not made when due, the Agent is authorised by the Company to apply any Prepayment Cash Collateral held in relation to the relevant Rig Prepayment Event in satisfaction of that prepayment.

(d)

Any prepayment of the Relevant Amount under this Clause 11.3 shall be applied (subject to the Company’s option right under paragraph (e) below) in prepayment of the Term Loans in inverse chronological order and the Revolving Facility Loans, on a pro rata basis as between such Term Loans and Revolving Facility Loans, rateably among the participations of all Lenders in such Loans. Upon prepayment of the Relevant Amount, any Prepayment Cash Collateral shall be immediately released to the Company.

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(e)

In relation to the prepayment of the Revolving Facility pursuant to paragraph (d) above, the relevant Borrower may at the Company’s option (which shall be communicated in writing by the Company to the Agent prior to the expiry of the Remedy Period) either:

(i)

make a prepayment of the Revolving Facility (such pro rata payment of the Revolving Facility, being an “RCF Fractional Prepayment”), following which the Revolving Facility Commitments shall be permanently reduced and amended on a pro rata basis between the relevant Lenders by the amount of the RCF Fractional Prepayment; and/or

(ii)

agree to the permanent reduction of the Available Commitments under the Revolving Facility by the amount of the RCF Fractional Prepayment, following which the Revolving Facility Commitments shall permanently be reduced and amended on a pro rata basis between the relevant Lenders.

If the Company makes no election under the option right under this paragraph (e), the Company shall be deemed to have selected the option described in sub-paragraph (i) above.

(f)

If the Company or the relevant Rig Owner receives any Total Loss Proceeds during a Remedy Period, the Company shall (or shall procure) that an amount of such Total Loss Proceeds equal to the Relevant Amount shall be deposited in a blocked account with the Security Agent until the earlier of (i) the Remedy Date, and (ii) the expiry of the Remedy Period, after which such amounts shall be applied in accordance with the terms of the Finance Documents. The Security Agent shall release any amounts held pursuant to this paragraph (f) to the Company for the purpose of acquiring a Replacement Collateral Rig during a Remedy Period.

(g)

To the extent that any Total Loss Proceeds in excess of the Relevant Amount are received by the Security Agent, following the prepayment of the Loans in accordance with paragraph (c) above, the Security Agent shall hold the amount of such excess on trust for the applicable Rig Owner and promptly pay that amount to the Company (or as the Company may otherwise direct).

11.4	Change of control

(a)	If:

(i)	any person or group of persons acting in concert other than the Majority Shareholders gains control, directly or indirectly, of more than 50% of the voting and/or ordinary shares of the Company; or

(ii)	the Majority Shareholders cease to own, directly or indirectly, at least 20% of the voting and/or ordinary shares of the Company,

then in each case:

(A)

the Company shall promptly notify the Agent upon becoming aware of that event following which the Lenders shall negotiate in good faith with the Company for a period of 60 days with a view to agreeing terms and conditions that are acceptable to the Company and the Lenders for continuing the Facilities (the “Negotiation Period”);

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(B)	during the Negotiation Period, a Lender shall not be obliged to fund a Utilisation except for a Rollover Loan);

(C)

if no agreement is reached within the Negotiation Period, the Agent shall, if a Lender so requires not later than 30 days after the end of the Negotiation Period, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Utilisations and Ancillary Outstandings of that Lender or Affiliate of that Lender, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding Utilisations and amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above:

(i)	“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal);

(ii)	“Majority Shareholders” means A.P. Møller Holding A/S, A.P. Møller – Mærsk A/S, A.P. Møller og Hustru Chastine Mc-Kinney Møllers Familiefond or Den A.P. Møllerske Støttefond; and

(iii)	“control” means the power (by way of ownership of shares, proxy, contract or otherwise) to cast, or control the casting of, votes that might be cast at a general meeting of the Company.

11.5	Mandatory prepayment – Refinancing of Facility A

If by the date falling 90 days prior to the Termination Date in respect of Facility A or the Revolving Facility, the Facility A Loan or the Revolving Facility (as applicable) (i) have not been extended or (ii) have not been replaced by another term or revolving facility (as applicable) on commercial terms and with lenders satisfactory to the ECA Lender and GIEK, the Borrower shall prepay each Facility B Loan together with accrued interest, and all other amounts accrued under the Finance Documents on the Termination Date for Facility A or the Revolving Facility (as applicable) and the Commitment of the ECA Lender will be cancelled with all other outstanding indebtedness relating thereto on the final repayment date in respect of Facility A or the Revolving Facility (as applicable).

11.6	Mandatory prepayment – Cessation of GIEK Guarantee

If, for any reason whatsoever, the GIEK Guarantee ceases to be legally valid and binding or have full force and effect, the ECA Lender may cancel its Commitment and, by not less than 10 Business Days’ notice to the Company and the Agent, declare all outstanding Facility B Loans immediately due and payable.

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11.7	Mandatory prepayment – Sanctions or Anti-corruption Event

(a)	Without prejudice to a Lender’s rights under Clause 11.1 (Illegality), upon the occurrence of a Sanctions or Anti-Corruption Event:

(i)

upon becoming aware of such event (prior to the commencement of any applicable remedy period), any Lender or the Company shall promptly notify the Agent of the occurrence and the date on which it became aware of such event, and the Agent shall promptly notify each (other) Lender and, if applicable, the Company;

(ii)	a Lender shall not be obliged to participate in any Utilisation; and

(iii)

if a Lender so requests (no later than 60 days after becoming aware of such event (or such longer period agreed between that Lender and the Company)) by delivering a notice to the Company through the Agent, the Company shall within 20 Business Days of any such request prepay that Lender’s portion of all outstanding Utilisations, together with accrued interest, Break Costs and all other amounts owing to such Lender under the Finance Documents, and that Lender’s Commitment will immediately be cancelled.

(b)

This Clause 11.7 only applies for the benefit of any Finance Party to the extent that these provisions do not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/96 or (ii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no 3 German Foreign Trade Act (Außenwirtschaftsgesetz)) or (iii) a similar anti-boycott statute or regulation. In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction under or in connection with the Finance Documents (each a “Relevant Measure”) relating to any part of this Clause 11.7 of which a Finance Party has informed the Agent that it does not have the benefit as stipulated under the foregoing sentence (each a “Restricted Finance Party”), (i) the Commitments of that Restricted Finance Party that is a Lender and (ii) the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement will be excluded for the purpose of determining whether the consent of the requisite Finance Parties has been obtained or whether the Relevant Measure by the requisite Finance Parties has been made. No amendment may be made to this paragraph (b) of Clause 11.7 without the consent of all the Lenders.

11.8	Voluntary cancellation

The Company may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD5,000,000 and in integral multiples of USD500,000) of an Available Facility. Any cancellation under this Clause 11.8 shall reduce the Commitments of the Lenders rateably under that Facility.

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11.9	Voluntary prepayment of Term Loans

(a)

A Borrower to which a Term Loan has been made may, if it gives the Agent not less than three Business Days’ (provided that if such notice is received after 10am (Oslo time) then the 3 Business Day period will commence on the following day) (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of USD5,000,000 and in integral multiples of USD500,000).

(b)	A Term Loan may only be prepaid after the last day of the Availability Period for the relevant Term Facility (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment of a Term Loan under this Clause 11.9 shall reduce the remaining Repayment Instalments pro rata.

11.10	Voluntary prepayment of Revolving Facility Utilisations

The Borrower to which a Revolving Facility Utilisation has been made may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Utilisation by a minimum amount of USD5,000,000 and in integral multiples of USD500,000).

11.11	Prepayment and release in relation to a Collateral Rig

(a)

A Borrower may, if it gives the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice identifying one or more Collateral Rigs and the Relevant Amounts applicable to such Collateral Rigs, prepay an amount at least equal to the Relevant Amount for such Collateral Rig(s) in accordance with paragraph (b) below and promptly after such prepayment, the Security Agent shall release to the relevant Rig Owner any Security over or in respect of that Collateral Rig and the relevant Rig Owner (to the extent relating to that Collateral Rig), and the Security Agent shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release.

(b)

Any prepayment under this Clause 11.11 shall be applied in prepayment of the Term Loans in inverse chronological order and the Revolving Facility Loans, on a pro rata basis as between such Term Loans and Revolving Facility Loans, rateably among the participations of all Lenders in such Loans.

11.12	Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up);

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(ii)	any Lender or Issuing Bank claims indemnification from the Company under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs); or

(iii)	any Lender becomes a Non-Consenting Lender under Clause 40.7 (Replacement of Lender),

the Company may, whilst the circumstance giving rise to the requirement for that increase, indemnification or replacement continues, give the Agent notice:

(A)

(if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations or give the Agent notice of its intention to replace that Lender in accordance with Clause 40.7 (Replacement of Lender); or

(B)

(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as an Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation.

(d)

(i)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

11.13	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

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(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of a Term Facility which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)	The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 11 it shall promptly forward a copy of that notice to either the Company or the affected Lender or Issuing Bank, as appropriate.

(h)

If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

11.14	Application of prepayments

Any prepayment of a Utilisation pursuant to Clause 11.9 (Voluntary prepayment of Term Loans) or Clause 11.10 (Voluntary prepayment of Revolving Facility Utilisations) shall be applied pro rata to each Lender’s participation in that Utilisation.

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SECTION 5

COSTS OF UTILISATION

12.	INTEREST

12.1	Calculation of interest

(a)	The rate of interest on each Facility A Loan and Revolving Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in a Non-LIBOR Currency, the Benchmark Rate for that currency,

provided that, the rate of interest shall not in any case be less than zero.

(b)

The rate of interest on each Facility B Loan is the CIRR Interest Rate of 2.02 per cent. per annum. Interest in relation to each Facility B Loan shall be calculated on the basis of a 360 (three hundred and sixty) day year and a thirty (30) day month on each Utilisation of Facility B or on the Facility B Loan (as the case may be) and if there is a period of less than thirty (30) days, on the actual number of days elapsed, based on a thirty (30) day month.

12.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

12.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

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(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods

(a)

A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Facility A Loan or a Revolving Facility Loan in the Utilisation Request for that Loan or (if the Facility A Loan has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of a Borrower) to which that Term Loan was made not later than the Specified Time.

(c)

If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be three Months.

(d)

Subject to this Clause 13, a Borrower (or the Company) may select an Interest Period for a Facility A Loan or a Revolving Facility Loan of one, three or six Months or, in either case, of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(e)	Subject to this Clause 13, the Interest Period for a Facility B Loan shall be three Months or any other period agreed between the Company, the Agent and all the Lenders.

(f)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(g)	Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(h)	A Revolving Facility Loan has one Interest Period only.

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13.2	Changes to Interest Periods

(a)

Prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(b)	If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Company and the Lenders.

13.3	Non-Business Days

(a)

Other than where paragraph (b) below applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

If the Loan is in a Non-LIBOR Currency and there are rules specified as “Business Day Conventions” for that currency in Schedule 14 (Other Benchmarks), those rules shall apply to the Interest Period for that Loan.

13.4	Consolidation and division of Term Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Facility A Loans in the same currency made to the same Borrower; and

(ii)	end on the same date,

those Facility A Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

(b)

Subject to Clause 4.4 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility A Loan immediately before its division.

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR or, if applicable, the Benchmark Rate for the Interest Period of a Loan, the applicable LIBOR or EURIBOR or Benchmark Rate shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

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(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR or, if applicable, the Benchmark Rate for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or EURIBOR or Benchmark Rate shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR or Benchmark Rate for that Loan and Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if LIBOR or EURIBOR or a Benchmark Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about:

(i)	noon on the Quotation Day; or

(ii)	in the case of a Benchmark Rate, the time specified in respect of the relevant currency in Schedule 14 (Other Benchmarks),

none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

14.3	Market disruption

If before:

(a)	close of business in London on the Quotation Day for the relevant Interest Period; or

(b)	in the case of a Loan in a Non-LIBOR Currency, the time specified in respect of that currency in Schedule 14 (Other Benchmarks),

the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of LIBOR or, if applicable, EURIBOR or, if applicable, the Benchmark Rate then Clause 14.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

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14.4	Cost of funds

(a)	If this Clause 14.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event within three Business Days of the first day of that Interest Period (or, if earlier, on the date falling ten Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 14.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 14.4 applies pursuant to Clause 14.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in a Non-LIBOR Currency, the Benchmark Rate; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR or, in relation to a Loan in euro, EURIBOR or, in relation to a Loan in a Non-LIBOR Currency, the Benchmark Rate.

14.5	Notification to Company

If Clause 14.4 (Cost of funds) applies, the Agent shall, as soon as is practicable, notify the Company.

14.6	Break Costs

(a)

Other than as set out in paragraph (b) below, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party (provided that the Borrower has been provided with the calculation of such Break Costs) its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

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(b)

Each Borrower shall, within three Business Days of demand by the ECA Lender, pay to the ECA Lender (provided that the Borrower has been provided with the calculation of such CIRR Break Costs) its CIRR Break Costs attributable to all or any part of a Facility B Loan or Unpaid Sum being paid by the Borrower on a day other than the agreed day for that Facility B Loan or Unpaid Sum.

(c)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.	FEES

15.1	Commitment fee

(a)	The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

(i)	35 per cent. of the applicable Margin per annum on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A; and

(ii)	35 per cent. of the applicable Margin per annum on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility.

(b)

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.2	Utilisation fee

(a)	The Company shall pay to the Agent (for the account of the relevant Lenders) a utilisation fee computed at the rate of:

(i)	0.15 per cent. per annum for each day on which there are Revolving Facility Utilisations outstanding which aggregate less than or equal to 33 1⁄3 per cent. of the Total Revolving Facility Commitments;

(ii)

0.20 per cent. per annum for each day on which there are Revolving Facility Utilisations outstanding which aggregate more than 33 1⁄3 per cent. but equal to or less than 66 2⁄3 per cent. of the Total Revolving Facility Commitments; and

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(iii)	0.30 per cent. per annum for each day on which there are Revolving Facility Utilisations outstanding which aggregate more than 66 2⁄3 per cent. of the Total Revolving Facility Commitments, in each case calculated on the aggregate amount of Revolving Facility Utilisations outstanding under the Facility on that day.

(b)

The accrued utilisation fee is payable on the last day of each successive period of three Months which ends after the first Utilisation Date of the Revolving Facility and is also payable to the Agent for the account of each relevant Lender on the date that such Lender’s Revolving Facility Commitment is cancelled and/or its share in the Revolving Facility Loans is prepaid or repaid in full, and on the Termination Date for the Revolving Facility.

15.3	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.4	ECA Amendment fee

The Company shall pay to the ECA Lender an amendment fee in the amount and at the times agreed in a Fee Letter.

15.5	ECA Guarantee Commission

The Company shall pay to the ECA Guarantor a guarantee commission in the amount and at the times agreed in the GIEK Guarantee.

15.6	Agency and Security Agent fee

The Company shall pay to each of the Agent and the Security Agent (for their own account) an agency fee and security agent fee in the amount and at the times agreed in one or more Fee Letter(s).

15.7	Fees payable in respect of Letters of Credit

(a)

Each Borrower shall pay to the Issuing Bank a fronting fee at the rate of 0.125 per cent. per annum on the outstanding amount which is counter-indemnified by the other Lenders of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date.

(b)

Each Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee in the Base Currency (computed at the rate equal to the Margin applicable to a Revolving Facility Loan) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. Subject to paragraph (c) of Clause 7.7 (Regulation and consequences of cash cover provided by Borrower), this fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(c)	The accrued fronting fee and Letter of Credit fee on a Letter of Credit shall be payable on the last day of each successive period of three Months (or such

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shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. If the outstanding amount of a Letter of Credit is reduced, any fronting fee and Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

(d)	If a Borrower provides cash cover in respect of any Letter of Credit:

(i)

the fronting fee payable to the Issuing Bank and subject to paragraph (c) of Clause 7.7 (Regulation and consequences of cash cover provided by Borrower) the Letter of Credit fee payable for the account of each Lender shall continue to be payable until the expiry of the Letter of Credit; and

(ii)	each Borrower shall be entitled to withdraw interest accrued on the cash cover (if any) to pay the fees described in paragraph (i) above.

(e)	Each Borrower shall pay to the Issuing Bank (for its own account) an issuance/administration fee in the amount and at the times specified in a Fee Letter.

15.8	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.	TAX GROSS UP AND INDEMNITIES

16.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and which under section 2(1)(d) of the Danish Corporate Tax Act (in Danish: Selskabsskatteloven) (subject to the completion of any necessary formalities) is entitled to receive interest payments under a Finance Document without the Obligor paying the interest being required to make any Tax Deduction in respect of Danish Tax.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding made by an Obligor for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

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(d)

A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax, if on the date on which the payment falls due, the payment could have been made by that Obligor to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of the relevant taxing authority.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

16.3	Tax indemnity

(a)

The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

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(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 16.2 (Tax gross-up);

(B)

would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5	Lender status confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender; or

(b)	a Qualifying Lender.

If such a Lender fails to indicate its status in accordance with this Clause 16.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 16.5.

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16.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

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(d)

Any reference in this Clause 16.7 to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

16.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

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(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

16.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

17.	INCREASED COSTS

17.1	Increased costs

(a)

Subject to Clause 17.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)

the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent that such costs were not reasonably capable of calculation by the relevant Finance Party on the date of this Agreement or, if later, on the date on which the relevant Finance Party became party to this Agreement.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

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(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit;

(ii)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

(iii)	“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

17.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

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(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3	Exceptions

(a)	Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

(iv)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(v)	attributable to the implementation or application of or compliance with Basel III or CRD IV unless the Finance Party claiming such Increased Cost:

(A)	makes that claim within six Months of the relevant cost being incurred; and

(B)

confirms to the Company that it is generally claiming equivalent costs from all or substantially all similar borrowers of similar creditworthiness in respect of all or substantially all similar loans; or

(vi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 17.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 16.1 (Definitions).

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be

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converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

(a)

The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)

issuing or making arrangements to issue a Letter of Credit requested by a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(v)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

(b)

The Company shall (or shall procure that an Obligor shall), within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the condition or operation of, or any incident occurring in relation to, a Collateral Rig, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Secured Party.

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(c)

Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Secured Party in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code or any Environmental Law; or

(ii)	in connection with any Environmental Claim.

18.3	Indemnity to the Agent

The Company shall within five Business Days of demand indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)

to the extent the incurrence and amount of such costs have been pre-approved by the Company in writing (save to the extent a Default is continuing at the time such costs are incurred (or contracted to be incurred) and only for costs incurred (or, in relation to costs incurred directly as a result of the entry into of such contract without being subject to further work being performed, contracted to be incurred) whilst a Default is continuing, in which case no prior approval in writing shall be required), instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality) or, in respect of the Issuing Bank, Clause 11.2 (Illegality in relation to Issuing Bank), Clause 16 (Tax gross-up and indemnities), or Clause 17 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

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19.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Company shall within five Business Days of demand (provided that such demand is accompanied by sufficient information to make payment) pay the Agent, the Arranger, the Issuing Bank, the Security Agent and the ECA Guarantor, if and to the extent agreed between the Agent and the Company, the amount of all costs and expenses (including, but not limited to, legal fees and costs related to operating a secure website for communicating with the Lenders) approved by the Company in advance reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

20.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent;

(b)	an amendment is required pursuant to Clause 34.10 (Change of currency); or

(c)	there is any increase in Commitments pursuant to Clause 2.2 (Increase),

the Company shall, within five Business Days of demand (provided that such demand is accompanied by sufficient information to make payment), reimburse each of the Agent, the Security Agent and the ECA Guarantor, if and to the extent agreed between the Agent and the Company, for the amount of all costs and expenses (including, but not limited to, legal fees) approved by the Company in advance reasonably incurred by any of them (and in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any

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rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

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SECTION 7

GUARANTEE

21.	GUARANTEE AND INDEMNITY

21.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4	Waiver of defences

The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

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(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise), restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

21.5	Guarantor intent

Without prejudice to the generality of Clause 21.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

21.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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21.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 21.

21.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics).

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21.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

21.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.11	Danish Guarantee limitations

(a)

Notwithstanding anything set out to the contrary in this Agreement or any other Finance Document, the obligations of the Danish Guarantors shall be subject to the guarantee limitations set out in clause 1.4 (Danish limitations) of the Intercreditor Agreement.

(b)

For the avoidance of doubt, no limitation shall apply to the Security Documents and the Security created pursuant to each Security Document granted by the Danish Guarantors shall secure the Secured Obligations (as defined in the Intercreditor Agreement) without any limitations.

(c)	For the purpose of this Clause 21.11:

“Danish Guarantor” means a Guarantor (other than the Company) incorporated under the laws of Denmark.

21.12	Norwegian Guarantee limitations

Notwithstanding any other provisions to the contrary in this Agreement, the obligations and liabilities of a Guarantor incorporated in Norway (a “Norwegian Guarantor”) under this Agreement or any other Finance Document shall be deemed to have been given only to the extent that such guarantee (or any other guarantee or indemnity obligation in any Finance Document) does not violate Sections 8-7 of the Norwegian Limited Liabilities Companies Act of 13 June 1997 no. 44 (as amended or replaced from time to time) (the “Norwegian Companies Act”) regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well

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as providing of security, and the liability of each Norwegian Guarantor only applies to the extent permitted by such provisions of the Norwegian Companies Act. Any Norwegian Guarantor’s obligations and liabilities under this Agreement or any other Finance Document (including any indemnity or similar obligation resulting in a payment, including but not limited to set-off pursuant to any Finance Document and made by a Norwegian Guarantor) shall however be interpreted so as to make it liable to the fullest extent permitted by the Norwegian Companies Act from time to time.

21.13	Additional Guarantor guarantee limitations

Any obligations assumed by an Additional Guarantor pursuant to this Clause 21 shall be subject to any guarantee limitations set out in the Accession Letter it delivers pursuant to Clause 30.4 (Additional Guarantors).

22.	GIEK GUARANTEE

22.1	Claims under the GIEK Guarantee

(a)

The Company irrevocably and unconditionally authorises the ECA Guarantor to pay any claim made or purported to be made under the GIEK Guarantee and which appears on its face to be in order (a “Claim”).

(b)	The Company shall immediately on demand pay to the Agent (for further distribution to the ECA Guarantor) an amount equal to the amount of any Claim.

(c)	The Company acknowledges that the ECA Guarantor:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a Claim; and

(ii)	deals in documents only and will not be concerned with the legality of a Claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of the Company under this clause will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any Claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a Claim or other document.

22.2	Subrogation

(a)

The ECA Guarantor shall when all or a part of the amounts have been paid under the GIEK Guarantee, automatically without any notice or formalities of any kind, have the right of subrogation, corresponding to the amounts paid under the GIEK Guarantee, into the rights of the ECA Lender under the Finance Documents. The Company waives any right to dispute or delay a subrogation of the rights of the ECA Lender under this Agreement to the ECA Guarantor, and the Company undertakes to sign and execute any document reasonably required by the ECA Guarantor in connection with a subrogation as aforesaid.

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(b)

In the event that a subrogation right should occur and all amounts outstanding under Facility B have been paid by the ECA Guarantor to the ECA Lender, the ECA Lender shall, upon the ECA Guarantor’s request, assign its rights pursuant to the Finance Documents to the ECA Guarantor (or whomsoever it chooses to nominate), who shall become party to the Finance Documents and thereby replacing the ECA Lender in all respects.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

23.	REPRESENTATIONS

23.1	General

(a)	The Company makes the representations and warranties set out in this Clause 23 to each Finance Party on the date of this Agreement.

(b)

Each other Obligor makes the representations and warranties set out in this Clause 23 (other than the representations and warranties set out in Clauses 23.10 (No default), 23.11 (No misleading information), 23.12 (Financial statements), 23.18 (Sanctions) and 23.19 (Anti-corruption) which are made by the Company only) to each Finance Party on the date of this Agreement in respect of itself and its assets only.

23.2	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

23.3	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

23.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents in any material respect; or

(c)	any agreement or instrument binding upon it or any of its assets to an extent which has or is reasonably likely to have a Material Adverse Effect.

23.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

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23.6	Validity and admissibility in evidence

All material Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

have been obtained or effected and are in full force and effect.

23.7	Governing law and enforcement

(a)	Subject to the Legal Reservations and the Perfection Requirements, the choice of governing law of each of the Finance Documents will be recognised and enforced in its Relevant Jurisdiction.

(b)	Subject to the Legal Reservations and the Perfection Requirements, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its Relevant Jurisdiction.

23.8	Deduction of Tax

It is not required to make any Tax Deduction (as defined in Clause 16.1 (Definitions)) from any payment it may make under any Finance Document to an Original Lender.

23.9	No filing or stamp taxes

Except as specified in any Legal Opinion, under the law of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

23.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of first Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

23.11	No misleading information

(a)

All written factual information relating to the Company and the Group and provided by the Company in connection with the entry into this Agreement (the “Information”) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

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(b)	Nothing has been omitted from the Information that results in the Information being untrue or misleading in any material respect.

23.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied (save that disclosures according to IFRS 1 on first-time adoption of IFRS are not included).

(b)

The Original Financial Statements fairly present its consolidated financial condition as at the end of the relevant financial year and consolidated operations during the relevant financial year, save in respect of any minor adjustments made to the Original Financial Statements as a result of the separation of Maersk Drilling from A.P. Moller – Maersk and any related adjustments to the financial reporting for Maersk Drilling as a separate entity.

(c)

Save as set out in paragraphs (a) and (b) above and in paragraph (c) of Clause 24.3 (Requirements as to financial statements), the most recent financial statements delivered pursuant to paragraph (a) or (b) of Clause 24.1 (Financial statements):

(i)	were prepared in accordance with GAAP consistently applied; and

(ii)	fairly present the Company’s consolidated financial condition as at the end of, and its consolidated operations for, the period to which they relate.

23.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.14	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.

(b)	No judgment or order of a court, arbitral body or agency which has or is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it.

23.15	No breach of laws

It has not breached any law or regulation applicable to it which breach has or is reasonably likely to have a Material Adverse Effect.

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23.16	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use all material assets necessary to carry on its business as presently conducted to an extent which is not reasonably likely to have a Material Adverse Effect.

23.17	Legal and beneficial owner

(a)	Other than as set out in paragraphs (b) and (c) below, it is the legal owner and beneficial owner of the assets subject to the Transaction Security.

(b)

In relation to Collateral Rig “Maersk Viking”, Maersk Drillship I Singapore Pte. Ltd. is the legal owner and Maersk Highlander UK Limited, Singapore Branch is the beneficial owner of that Collateral Rig.

(c)

In relation to Collateral Rig “Maersk Valiant”, Maersk Drillship II Singapore Pte. Ltd. is the legal owner and Maersk Highlander UK Limited, Singapore Branch is the beneficial owner of that Collateral Rig.

23.18	Sanctions

(a)

The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors and officers with all applicable Sanctions.

(b)	Neither the Company nor any of its (or its Subsidiaries’) respective directors, employees or officers is a Restricted Person.

(c)	Neither the Company nor any of its (or its Subsidiaries’) respective directors or officers or, to the best of its knowledge, employees is in breach of Sanctions.

(d)

Neither the Company nor any of its (or its Subsidiaries’) respective directors, employees or officers is, to the Company’s knowledge, subject to or involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority concerning any Sanctions.

(e)

This Clause 23.18 only applies for the benefit of any Finance Party to the extent that these provisions do not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/96 or (ii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no 3 German Foreign Trade Act (Außenwirtschaftsgesetz)) or (iii) a similar anti-boycott statute or regulation. In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction under or in connection with the Finance Documents (each a “Relevant Measure”) relating to any part of this Clause 23.18 of which a Finance Party has informed the Agent that it does not have the benefit as stipulated under the foregoing sentence (each a “Restricted Finance Party”), (i) the Commitments of that Restricted Finance Party that is a Lender and (ii) the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement will be excluded for the purpose of determining whether the consent of the requisite Finance Parties has

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been obtained or whether the Relevant Measure by the requisite Finance Parties has been made. No amendment may be made to this paragraph (e) of Clause 23.18 without the consent of all the Lenders.

23.19	Anti-Corruption

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

23.20	Validity, effectiveness and ranking of security

(a)

Subject to the Legal Reservations and Perfection Requirements, each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

(b)

Subject to the Legal Reservations and Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

23.21	Taxes

It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax to an extent which has or is reasonably likely to have a Material Adverse Effect.

23.22	Environmental and social laws

It is in compliance with Clause 26.3 (Environmental and social compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

23.23	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 27.9 (Creditors’ process),

has been taken or, to its knowledge, threatened in relation to it; and none of the circumstances described in Clause 27.7 (Insolvency) applies to it.

23.24	Repetition

The Repeating Representations are deemed to be made (by reference to the facts and circumstances then existing) on:

(a)	by the Obligors, the date of each Utilisation Request, each Utilisation Date and the first day of each Interest Period; and

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(b)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor in respect of itself and its assets only.

24.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)	as soon as the same become available, but in any event within 120 days after the end of each of its financial half years, its unaudited consolidated financial statements for that period; and

(c)

for so long as the Demerger has not occurred, as soon as the same become available, but in any event within 120 days after the end of each of its financial quarters, the unaudited consolidated financial statements of A.P. Møller – Mærsk A/S for that period.

24.2	Compliance Certificate

(a)

The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 24.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 25 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)

The Company shall supply to the Agent, within 120 days of each Compliance Certificate Quarter Date, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 25 (Financial covenants) by reference to its management accounts as at that Compliance Certificate Quarter Date and for such purposes including the additional information provided for in the schedule appended to the form of Compliance Certificate included in Schedule 8 (Form of Compliance Certificate).

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Company.

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24.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Company pursuant to paragraph (a) or (b) of Clause 24.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Company shall procure that each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 24.1 (Financial statements), and each set of management accounts used to calculate compliance with Clause 25 (Financial covenants) is prepared using GAAP.

(c)

(i)

The Company shall procure that each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 24.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of:

(A)	in the case of the financial statements for the financial year ended 31 December 2018, the Original Financial Statements; or

(B)	in the case of the financial statements delivered thereafter, the 2018 Financial Statements,

unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods, and delivers to the Agent:

(C)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(D)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 25 (Financial Covenants and Asset Coverage Ratio) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements, save in respect of any minor adjustments made to the 2018 Financial Statements as a result of the separation of Maersk Drilling from A.P. Moller – Maersk and any related adjustments to the financial reporting for Maersk Drilling as a separate entity.

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(ii)	If the Company notifies the Agent of a change in accordance with paragraph (c) above then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

(A)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(B)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

Any reference in this Agreement to “those financial statements” shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

24.4	Budget

(a)

The Company shall supply to the Agent, as soon as practically possible after its annual report for the previous financial year has been approved by its board and becomes publicly available, an annual budget for that financial year.

(b)

In the event that the Demerger has not occurred by the end of the financial year ending on 31 December 2019, the Company shall supply to the Agent prior to the end of that financial year (and each financial year thereafter for so long as the Demerger has not occurred before 31 December of that year), an annual budget for the following financial year.

(c)

The Company shall ensure that each budget for a financial year contains projections for that financial year in respect of (i) revenue, cost, EBITDA, interest and tax, (ii) cashflow from operation, capex and debt amortisation, and (iii) assets, equity, gross debt and cash.

24.5	Notification of event of default

Each Obligor shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

24.6	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group (or against the directors of any member of the Group), in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(b)

promptly upon becoming aware of them, the details of inquiry, claim, action, suit, proceedings or investigation against an Obligor in relation to Sanctions that has not been withdrawn, settled or finally resolved within 30 days of the relevant Obligor being notified thereof;

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(c)	promptly upon becoming aware of them, the details of any material Environmental Claim or material Social Claim which has been commenced against any Obligor; and

(d)

promptly, such further information regarding the financial condition, business and operations of any Obligor, which is readily available without giving rise to any material cost to the Group and which can be delivered without breach of any confidentiality obligations binding on any Obligor, as any Finance Party (through the Agent) may reasonably request.

24.7	Use of websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

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(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

24.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it

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has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than fifteen Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

25.	FINANCIAL COVENANTS AND ASSET COVERAGE RATIO

25.1	Financial definitions

In this Clause 25:

“Book Equity Value” means, in respect of each Relevant Period, the total book equity of the Group as at the last day of that Relevant Period and determined by reference to “Total equity” from the financial statements of the Group for that Relevant Period and delivered to the Agent pursuant to paragraphs (a) or (b) of Clause 24.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)).

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable within 60 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)

there is no Security over that cash except for any Security constituted by a netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements; and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facilities.

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“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by S&P Global Ratings or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P Global Ratings or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 90 days’ notice;

(f)

any Danish one year fixed or variable rate mortgage bonds (in Danish: realkreditobligationer), covered bonds (in Danish: særligt dækkede obligationer) and covered mortgage bonds (in Danish: særligt dækkede realkreditobligationer);

(g)

any Danish mortgage bonds (in Danish: realkreditobligationer), ship mortgage bonds (in Danish: skibskreditobligationer), covered bonds (in Danish: særligt dækkede obligationer) and covered mortgage bonds (in Danish: særligt dækkede realkreditobligationer) other than those referred to in paragraph (f) above, provided that such bonds are issued within the same series as bonds issued to fund a mortgage loan or ship mortgage loan (as applicable) to a member of the Group and that relevant mortgage loan or ship mortgage loan (as applicable) can be redeemed or prepaid by the delivery of such bonds, up to an amount corresponding to the outstanding amount of such mortgage loan or ship mortgage loan (as applicable); or

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(h)	any other debt security approved by the Majority Lenders,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

“Consolidated EBITDA” means, in respect of any Relevant Period, consolidated EBITDA for that Relevant Period as determined by reference to “Profit/loss” in the financial statements of the Group for that Relevant Period and delivered to the Agent pursuant to paragraphs (a) or (b) of Clause 24.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)).

“Consolidated Total Net Debt” means, in respect of each Relevant Period, the aggregate amount of all obligations of the Group for or in respect of Indebtedness for Borrowed Money as at the last date of that Relevant Period (calculated on a consolidated basis) and determined from the financial statements of the Group for that Relevant Period and delivered to the Agent pursuant to paragraphs (a) or (b) of Clause 24.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)) but deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time.

“EBITDA” means operating profit of the Group before taxation:

(i)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis);

(j)	not including any accrued interest owing to any member of the Group;

(k)	after adding back any amount attributable to the amortisation or depreciation of assets of members of the Group;

(l)	before taking into account any exceptional, one off, non-recurring or extraordinary items; and

(m)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset.

“Equity Ratio” means, in respect of any Relevant Period, the amount of Book Equity Value as at the last day of that Relevant Period divided by the amount of Total Assets as at the last day of that Relevant Period.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Indebtedness for Borrowed Money” means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g)and (h) of the definition of “Financial Indebtedness”.

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“Leverage Ratio” means, in respect of any Relevant Period, the ratio of Consolidated Total Net Debt on the last day of that Relevant Period to Consolidated EBITDA for that Relevant Period.

“Liquidity” means, at any time, the amount of Cash plus the aggregate amount of undrawn or unutilised credit, liquidity or debt commitments provided or made available to any member of the Group under any committed credit arrangement at such time (whether in the form of loan or credit facilities, notes, bonds or other debt securities) provided that such credit, liquidity or debt commitments will remain committed for a period of not less than 365 days from the date of such calculation.

“Total Assets” means, in respect of any Relevant Period, the total assets of the Group as determined by reference to “Total assets” from the financial statements of the Group for that Relevant Period and delivered to the Agent pursuant to paragraphs (a) or (b) of Clause 24.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)).

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months ending on or about the last day of each Financial Quarter.

25.2	Financial condition

The Company shall ensure that:

(a)	Leverage

The Leverage Ratio shall not at any time after the Closing Date be greater than 4.75:1.

(b)	Minimum Liquidity

The Liquidity shall not at any time after the Closing Date be less than USD 200,000,000.

(c)	Minimum Equity Ratio

The Equity Ratio shall not at any time after the Closing Date be less than 35%.

25.3	Financial testing

The financial covenants set out in Clause 25.2 (Financial condition) shall be tested by reference to each of the financial statements (or management accounts (as applicable)) and/or each Compliance Certificate delivered pursuant to Clause 24.2 (Compliance Certificate).

25.4	Valuations

(a)

Subject to paragraph (b) below, the aggregate Fair Market Value of the Collateral Rigs shall be tested semi-annually (each a “LTV Testing Date”) on 30 June and 31 December of each calendar year by reference to valuation reports obtained in accordance with this Clause 25.4.

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(b)

The Fair Market Value of a Collateral Rig shall mean the arithmetic average of valuations obtained from two Approved Valuers appointed by the Borrower (or the owner of the relevant Collateral Rig) provided however that if the valuations in respect of a Collateral Rig differ by more than 15% of the value of the lower valuation, the Security Agent shall be entitled to obtain a third valuation from one other Approved Valuer appointed by the Security Agent and the Fair Market Value of that Collateral Rig shall be the arithmetic average of valuations of all three valuations so obtained. Each such valuation shall:

(i)	be issued by each Approved Valuer on a date not earlier than thirty (30) days prior to the relevant LTV Testing Date;

(ii)	be made without physical inspection of any Collateral Rig or her classification records;

(iii)	be made on the basis that the Collateral Rig is in sound average condition for her type and age, in class without recommendations, equipped according to maximum rated capacity and is ready to operate;

(iv)	be made on a charter-free basis;

(v)	be made on the assumption that the Collateral Rig will have a useful lifespan of twenty-five (25) years; and

(vi)	be made on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer at an easily accessible delivery location,

or, if requested by the Company, be made on such other basis or assumptions as agreed between the Company and the Agent.

(c)	Valuations shall be in Dollars.

(d)	The cost of the following valuations shall be borne by the Borrower:

(i)	any valuation provided for the purposes of Part I of Schedule 2 (Conditions Precedent);

(ii)	each semi-annual valuation referred to in paragraph (a) above and any third valuation referred to in paragraph (b) above if required in connection with such semi-annual valuation;

(iii)	each valuation obtained for the purposes of a sale or replacement of a Collateral Rig; and

(iv)	each valuation obtained by the Security Agent following the occurrence of an Event of Default which is continuing,

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and the cost of any other valuations obtained by the Security Agent which do not fall within sub-paragraphs (i) to (iv) above (including, for the avoidance of doubt, on any Valuation Date) shall be borne by the Security Agent.

25.5	Security Coverage Ratio

(a)

If on any LTV Testing Date or Valuation Date the Security Coverage Ratio is less than one hundred and thirty five per cent (135%) (the “Minimum Coverage Threshold”), then the Borrower shall within thirty (30) days of a demand by the Agent or the Security Agent either prepay such part of the Loans as may be necessary in order to restore the Security Coverage Ratio to comply with the Minimum Coverage Threshold (the “MCT Shortfall”) or shall provide either (i) cash collateral in an amount equal to the MCT Shortfall, or (ii) additional security in an amount at least equal to the MCT Shortfall in a form acceptable to the Agent or the Security Agent (each acting on the instructions of the Majority Lenders).

(b)

The Company shall by no later than 30 days after each LTV Testing Date, issue in favour of the Security Agent a compliance certificate in relation to the Minimum Coverage Threshold signed by the Chief Financial Officer of the Company in the form agreed by the Company and the Lenders, attaching the valuation reports of the Collateral Rigs obtained in accordance with this Clause 25.5.

25.6	Over-collateralization

To the extent an Obligor has provided additional cash collateral or security to cure an MCT Shortfall pursuant to Clause 25.5 (Security Coverage Ratio), and such MCT Shortfall is shown to be restored on a subsequent LTV Testing Date (and would remain restored pro forma for the released security), the Security Agent shall at the request of the Company promptly release (a) to the Obligors that additional cash or security, and (b) any Guarantor who has provided such additional cash or security from its obligations under the Finance Documents in accordance with the provisions of Clause 30.6 (Resignation of a Guarantor), and the Security Agent shall execute such agreements, give such notices and do such other things as the Company may request to give effect to such release.

25.7	Permitted Sales

The Security Agent shall at the request of the Company promptly release to the relevant Rig Owner or member of the Group (as applicable) any Security over a Collateral Rig or that Rig Owner (as applicable) which is to be the subject of a Permitted Sale, and the Security Agent shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release on the condition that the Group Purchaser delivers to the Security Agent:

(a)	each Security Document required under the Rig Security Package to be given by it;

(b)	such legal opinions as are reasonably required by the Security Agent in relation to the registration of such Rig Security Package; and

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(c)

copies of the documents set out in paragraphs 1 (to the extent required for the legal opinions referred to in paragraph (b) above to be issued) and 4 of Part I of Schedule 2 (Conditions Precedent) in relation to that Collateral Rig, within thirty (30) days of completion of that Permitted Sale, in order to ensure that, after the completion of that Permitted Sale, the Finance Parties benefit in all material respects from substantially equivalent Transaction Security as they had prior to the release of such Transaction Security ahead of that Permitted Sale (and for the purposes of such determination, disregarding the existence or impact of any restarting of hardening periods, limitation periods, avoidance periods and any other equivalent limitations arising from insolvency law other than where there is a reasonable likelihood of an insolvency of such Rig Owner during the new hardening, limitation or other equivalent period) as a result of the implementation of the new Security over that Collateral Rig or that Rig Owner pursuant to this Clause 25.7).

25.8	Third Party Sales

The Security Agent shall at the request of the Company promptly release to the relevant Rig Owner or third party purchaser (as applicable) any Security over a Collateral Rig or that Rig Owner (as applicable) which is to be the subject of Third Party Sale, and the Security Agent shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release, it being acknowledged that the release and sale of such Collateral Rig is subject to the provisions of Clause 11.3 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Rig).

26.	GENERAL UNDERTAKINGS

The undertakings in this Clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

26.1	Authorisations

(a)

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation if failure so to comply would impair the ability of the Group (taken as a whole) to perform its obligations under the Finance Documents and where such failure to do so is materially prejudicial to the Lenders (taken as a whole).

(b)

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document where failure to do so is materially prejudicial to the Lenders (taken as a whole).

26.2	Compliance with laws

Each Obligor shall comply in all respects with all laws, regulations, binding decisions and administrative orders to which it may be subject, if failure so to comply would impair the ability of the Group (taken as a whole) to perform its obligations under the Finance Documents in a manner which is materially prejudicial to the Lenders (taken as a whole).

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26.3	Environmental and social compliance

Each Obligor shall:

(a)

comply with all Environmental Laws and Social Laws (including without limitation, those directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with the Collateral Rigs);

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law or Social Law,

where failure to do so would impair its ability to perform its obligations under the Finance Documents in a manner which would or would reasonably be likely to have a Material Adverse Effect.

26.4	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction other than:

(i)	the Demerger; or

(ii)

any amalgamation, demerger, merger, corporate reconstruction or other similar arrangement on a solvent basis between members of the Group (provided that in the case of the Company, the Company is the surviving entity).

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or disposal of any asset not prohibited under the terms of this Agreement.

26.5	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

26.6	Dividends

The Company shall be permitted to pay dividends, make distributions to its shareholders or repurchase shares provided that:

(a)	no Default or Event of Default is continuing or would result from such payment, distribution or repurchase of shares; and

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(b)	both before and immediately after giving effect to such dividend, distribution or repurchase of shares, the Company can demonstrate (pro forma) compliance with Clause 25.2 (Financial condition).

26.7	Change of ownership

(a)	The Company shall procure that no Obligor (other than the Company) ceases to be a wholly-owned Subsidiary of the Company without the prior written consent of the Majority Lenders.

(b)	Paragraph (a) does not apply to any:

(i)	intra-Group transactions;

(ii)	change in ownership resulting from the Demerger; or

(iii)	sale, transfer or other disposal of any shares in a Rig Owner pursuant to a Permitted Sale or Third Party Sale.

26.8	Sanctions, Anti-Corruption and Anti-Bribery

(a)

The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors and officers with anti-corruption laws and applicable Sanctions.

(b)

The Company shall not (and shall ensure that no member of the Group will) directly or (to the best of its knowledge) indirectly use all or any part of the proceeds of the Facility to, or lend, contribute or otherwise make available such proceeds to, or for the benefit of, any person or entity (whether or not related to any member of the Group) for the purposes of financing the activities of, or business or transactions with, any Restricted Person or which would otherwise cause any Obligor or Finance Party to be in breach of any Sanctions.

(c)

No Obligor shall (and the Company shall ensure that no other member of the Group will, and shall instruct its agents and representatives not to) take any action that results in it or any Finance Party becoming a Restricted Person.

(d)

The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors and officers with laws implemented to combat money laundering (as defined in Directive (EU) 2018/843 of the European Parliament and of the Council of 30 May 2018 amending Directive (EU) 2015/848 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing, and amending Directives 2009/138/EC and 2013/36/EU).

(e)

This Clause 26.8 only applies for the benefit of any Finance Party to the extent that these provisions do not result in any violation of, conflict with or liability under (i) EU Regulation (EC) 2271/96 or (ii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in connection with section 4 para 1 no 3 German Foreign Trade Act (Außenwirtschaftsgesetz)) or (iii) a

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similar anti-boycott statute or regulation. In connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction under or in connection with the Finance Documents (each a “Relevant Measure”) relating to any part of this Clause 26.8 of which a Finance Party has informed the Agent that it does not have the benefit as stipulated under the foregoing sentence (each a “Restricted Finance Party”), (i) the Commitments of that Restricted Finance Party that is a Lender and (ii) the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement will be excluded for the purpose of determining whether the consent of the requisite Finance Parties has been obtained or whether the Relevant Measure by the requisite Finance Parties has been made. No amendment may be made to this paragraph (e) of Clause 26.8 without the consent of all the Lenders.

26.9	Arm’s length terms

(a)	No Obligor will enter into any transaction with any Affiliate (which is not a member of the Group) except on arm’s length terms.

(b)

Paragraph (a) does not apply to any intra-Group transactions, and for the avoidance of doubt, shall not apply to any transactions with A.P. Møller – Mærsk A/S and its subsidiaries entered into at any time prior to the Demerger.

26.10	Collateral Rigs and Insurance

The Company and each Obligor (to the extent applicable to it) shall comply with the Collateral Rigs Undertakings and the Insurance Undertakings.

26.11	Taxation

Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith and can be lawfully withheld; or

(b)	failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

26.12	Intra-Group Bareboat Charter

(a)	The Company shall procure that:

(i)	each Material Intra-Group Charterer complies with its payment obligations under each Intra-Group Bareboat Charter from time to time in all material respects; and

(ii)

each Intra-Group Bareboat Charter shall provide for regular payments in a manner that is consistent with the Group’s operations as currently conducted as at the date of this Agreement including the Group’s transfer pricing policy.

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(b)

For the avoidance of doubt, this undertaking does not restrict the Group’s flexibility to optimally structure its operations in whichever manner is required to comply with relevant law applicable in the jurisdictions where it operates.

26.13	Rig Owners and Material Intra-Group Charterers

(a)

The Company shall ensure that if any of its Subsidiaries becomes a Rig Owner or Material Intra-Group Charterer on or after the Closing Date, such Subsidiary shall accede to this Agreement as an Additional Guarantor, as soon as reasonably practicable and, in any event, within 90 days of the date on which such Subsidiary becomes a Rig Owner or Material Intra-Group Charterer, as applicable.

(b)

In the case of a Material Intra-Group Charterer, there shall be no requirement to grant any Security in respect of its shares unless and until the relevant Collateral Rig to which such Material Employment Contract relates is (i) first required to perform under such Material Employment Contract or (ii) an Intra-Group Bareboat Charter in respect of such Collateral Rig has been executed with the Rig Owner (whichever of (i) or (ii) is the earliest).

(c)

Upon notification by the Company or the relevant Material Intra-Group Charterer to the Agent that a Material Employment Contract has expired or been terminated and that the relevant Group member ceases to constitute a Material Intra-Group Charterer, that Material Intra-Group Charterer shall be permitted to resign in accordance with Clause 30.6 (Resignation of a Guarantor) and the Security Agent shall release any Security granted by that Material Intra-Group Charterer or over its shares and shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release.

26.14	Conditions subsequent

(a)

The Company shall procure that all filings and registrations necessary for the purpose of the notation of the Mortgage over the Collateral Rig “Maersk Explorer” on the bareboat charter register of the State Maritime Agency of the Republic of Azerbaijan are completed as soon as reasonably practicable following the Closing Date, and that the Lenders are provided with a legal opinion of BM Morrison Partners LLC, legal advisers to the Arranger and the Agent in Azerbaijan, in form and substance satisfactory to the Agent.

(b)	The Company shall procure that, in respect of Earnings Accounts held by:

(i)

Maersk Drillship I Singapore Pte. Ltd., Maersk Drillship II Singapore Pte. Ltd. and Maersk Drilling Holdings Singapore Pte. Ltd. with The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch; and

(ii)	Maersk Highlander UK Ltd with Citibank,

such Rig Owner grants an Account Charge by 31 January 2019 in form and substance satisfactory to the Agent.

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27.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.13 (Non-Material Obligors/Assets), Clause 27.14 (Acceleration) and Clause 27.15 (Clean-up period)).

27.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

payment is made within three Business Days of its due date.

27.2	Financial covenants and other obligations

(a)	Any requirement of Clause 25.2 (Financial condition) or paragraph (b) of Clause 26.14 (Conditions subsequent) is not satisfied.

(b)	The Company breaches its obligation to restore the Security Coverage Ratio to comply with the Minimum Coverage Threshold under paragraph (a) of Clause 25.5 (Security Coverage Ratio).

27.3	Other obligations

(a)

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment), Clause 27.2 (Financial covenants and other obligations) and Clause 26.8 (Sanctions, Anti-Corruption and Anti-Bribery)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within:

(i)	(in relation to Clause 24 (Information undertakings) and Clause 26 (General Undertakings)) 15 Business Days; and

(ii)

(in relation to any of the other obligations expressed to be assumed by it in any of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment), Clause 27.2 (Financial covenants and other obligations), Clause 26.8 (Sanctions, Anti-Corruption and Anti-Bribery) and paragraph (i) above) 30 Business Days,

(iii)	of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

27.4	Failure to Insure

(a)	A Collateral Rig is not insured in accordance with the Insurance Undertakings.

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(b)

No Event of Default under paragraph (a) above will occur in respect of any of the Insurance Undertakings set out in paragraphs 1.6 (Copies of policies; letters of undertaking), 1.7 (Copies of certificates of entry), 1.8 (Deposit of original policies), 1.13 (Provision of copies of communications) and 1.14 (Provision of information) of Part II of Schedule 17 (Collateral Rigs and Insurance Undertakings) if the failure to comply is capable of remedy and is remedied within 15 Business Day of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

27.5	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than those made or deemed to be made in Clause 23.18 (Sanctions) and Clause (a) (Anti-Corruption)) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy and are remedied within 15 Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the misrepresentation or breach of warranty.

27.6	Cross default

(a)	Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default (however described).

(d)	Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of an Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 27.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is equal to or less than USD20,000,000 (or its equivalent in any other currency or currencies).

27.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

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(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of an Obligor is less than any liabilities it owes to third parties by reason of it being in actual financial difficulty.

(c)	A moratorium is voluntarily applied for by an Obligor in respect of any of its indebtedness.

(d)

No Event of Default under paragraph (a)(iii) above will occur if the circumstances giving rise to the commencement of negotiations are capable of remedy and are remedied within 30 days of the earlier of (A) the Agent giving notice to the Company and (B) the Company (or Obligor) commencing such negotiations.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, judicial management, scheme of arrangement or otherwise) of an Obligor other than a solvent liquidation or reorganisation of an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of an Obligor;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of an Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of an Obligor having an aggregate value of USD20,000,000,

or any analogous procedure or step is taken in any jurisdiction.

(b)

This Clause 27.8 shall not apply to any winding-up petition which is frivolous or vexatious and is (i) discharged, stayed or dismissed within 30 days of commencement in relation to a Rig Owner, or (ii) discharged, stayed or dismissed within 60 days of commencement in relation to a Material Intra-Group Charterer, provided that it shall not be an Event of Default where, in any Relevant Jurisdiction, such discharge, stay or dismissal is not achieved within the time period referred to above solely as a result of legal or procedural impediments, in circumstances where the relevant Obligor provides evidence satisfactory to the Majority Lenders (acting reasonably) that such winding-up

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petition is being diligently and promptly contested in good faith, and (i) the petition is frivolous or vexatious, and (ii) the relevant, discharge, stay or dismissal can reasonably be expected to be granted or approved.

27.9	Creditors’ process

(a)	Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor.

(b)	Paragraph (a) above does not apply to any expropriation, attachment, sequestration, distress or execution (“attachment”):

(i)	affecting assets with an aggregate value (with all other assets affected by the same attachment) of less than USD20,000,000; or

(ii)	which is discharged:

(A)	within 30 days; or

(B)

if the Company provides evidence satisfactory to the Majority Lenders (acting reasonably) that the Group has adequate funds immediately available to it to effect the discharge of the relevant attachment, within such longer period as is necessary in light of the laws and judicial procedures of the relevant jurisdiction, to discharge the attachment.

27.10	Unlawfulness

(a)	Subject to the Legal Reservations and the Perfection Requirements:

(i)	it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents; or

(ii)	any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective,

to an extent which the Majority Lenders reasonably consider to be materially prejudicial to the interests of the Lenders taken as a whole under the Finance Documents.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the unlawfulness are capable of remedy and are remedied within 30 days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of such unlawfulness.

27.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

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27.12	Declared Company

Any Obligor is declared by the Ministry of Finance of Singapore to be a declared company under the provisions of Part IX of the Companies Act (Cap 50) of Singapore.

27.13	Non-Material Obligors/Assets

Notwithstanding anything to the contrary in any of the Finance Documents, if any event or circumstance occurs in relation to any Non-Material Obligor or Non-Material Asset(s), or any Finance Documents executed by a Non-Material Obligor or relating to any Non-Material Asset(s), which would (a) be a breach of contract or misrepresentation (other than a Sanctions or Anti-Corruption Event), (b) be a Default (other than pursuant to Clause 27.1 (Non-payment)) or (c) entitle the Lenders to terminate or reduce the Commitments or require prepayment of all or part of the Utilisations (other than pursuant to Clauses 11.3 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Rig) and 11.7 (Mandatory prepayment – Sanctions or Anti-corruption Event)) (each a “Relevant Event”), no Relevant Event shall be deemed to have occurred or be continuing as a result of the occurrence of such event or circumstance solely in relation to any Non-Material Obligor or Non-Material Asset(s) unless:

(a)

in the case of a Non-Material Obligor, one or more such events or circumstances has occurred and is continuing which affects one or more Non-Material Obligors which, if they were a single entity on the last day of the most recent Relevant Period, would have constituted a Material Subsidiary;

(b)

in the case of any Non-Material Asset(s), the Relevant Event is not of a technical or administrative nature and would be materially prejudicial to the Lenders as a whole under the Finance Documents; or

(c)	such event or circumstance would reasonably be expected to have a Material Adverse Effect,

and in each case, the Company shall use commercially reasonable efforts to procure that the Relevant Event is remedied as soon as reasonably practicable.

27.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Company:

(i)	cancel the Total Commitments and/or Ancillary Commitments, whereupon they shall immediately be cancelled;

(ii)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

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(iii)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)	declare that cash cover in respect of each Letter of Credit is immediately due and payable, whereupon it shall become immediately due and payable;

(v)

declare that cash cover in respect of each Letter of Credit is payable on demand, whereupon it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(vi)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be immediately due and payable whereupon they shall become immediately due and payable; and/or

(vii)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise, or direct the Security Agent to exercise, in each case, with notice to the Company, any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

27.15	Clean-up period

Notwithstanding any other provision of any Finance Document, any Default or Event of Default (other than pursuant to any Sanctions or Anti-Corruption Event, a breach of Clauses 23.3 (Binding obligations), 23.6 (Validity and admissibility in evidence), 23.13 (Pari passu ranking) and 26.10 (Collateral Rigs and Insurance), Clauses 27.1 (Non-payment), 27.2 (Financial covenants and other obligations), 27.4 (Failure to Insure), 27.7 (Insolvency), 27.8 (Insolvency proceedings), 27.10 (Unlawfulness) and 27.11 (Repudiation)) directly or indirectly resulting from or arising as a consequence of the Demerger (for these purposes including any associated, preparatory, intermediate, requisite or related corporate action, transaction or reorganisation by any member of the Group and any agreement or contract entered into or obligations assumed or acquired by or otherwise retained by or applicable to any member of the Group in connection with or resulting from the Demerger) will be deemed not to be a Default or an Event of Default (as the case may be) provided that:

(a)

it is capable of remedy and the Company and the relevant member of the Group are taking reasonable steps to remedy the Default or Event of Default (as applicable) as soon as reasonably practicable; and

(b)	the relevant circumstances giving rise to the Default or Event of Default (as applicable) are not reasonably likely to result in a Material Adverse Effect.

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If the relevant circumstances are continuing on or after 30 June 2019, there shall be a Default or Event of Default (as the case may be) notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

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SECTION 9

CHANGES TO PARTIES

28.	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

Subject to this Clause 28, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights;

(b)	transfer by novation any of its rights and obligations; or

(c)	sub-participate or sub-contract any of its rights and obligations,

to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

28.2	Company consent

(a)

Subject to Clause 28.9 (Sub-participations), the consent of the Company is required for an assignment, transfer, sub-participation or sub-contract by an Existing Lender, unless the assignment, transfer, sub-participation or sub-contract is made by the Existing Lender:

(i)	to another Lender or an Affiliate of any Lender;

(ii)	at a time when an Event of Default is continuing; or

(iii)	in the case of the ECA Lender, to the ECA Guarantor.

(b)

The consent of the Company to an assignment, transfer, sub-participation or sub-contract must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

28.3	Other conditions of assignment or transfer

(a)	The consent of the Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Revolving Facility.

(b)

Any assignment or transfer by DNB Bank ASA resulting in it holding less than the lower of (i) USD20,000,000 and (ii) 1.3% of the Total Commitments, may not be made without the consent of the ECA Guarantor.

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(c)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 28.6 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross up and indemnities) or Clause 17 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.4	Assignment or transfer fee

(a)	Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD5,000 .

(b)	No fee is payable pursuant to paragraph (a) above if the assignment or transfer is made by the ECA Lender to the ECA Guarantor.

28.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

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(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

28.6	Procedure for transfer

(a)

Subject to the conditions set out in Clause 28.2 (Company consent) and Clause 28.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

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(c)	Subject to Clause 28.11 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arranger, the Security Agent, the New Lender, the other Lenders, any relevant Ancillary Lender and the Issuing Bank shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Issuing Bank, the Security Agent, the Existing Lender and any relevant Ancillary Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

28.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 28.2 (Company consent) and Clause 28.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.11 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

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(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 28.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Company consent) and Clause 28.3 (Other conditions of assignment or transfer).

28.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

28.9	Sub-participations

(a)	Save when an Event of Default is continuing, the consent of the Company is required for any sub-participation or sub-contract by a Lender, unless:

(i)	such Lender remains liable under the Finance Documents for any such obligations;

(ii)

such Lender retains exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant agreement or arrangement, including all voting rights (for the avoidance of doubt, free of any agreement, arrangement or understanding pursuant to which it is required to or would otherwise be expected to or might be entitled to consult with any other person in relation to the exercise of any such rights and/or obligations and each Lender agrees that it will not engage in any consultation, the seeking of advice or similar process in relation to any matter requiring the vote, consent or waiver by that Lender or any group of Lenders nor will it take into account or be influenced by the instructions or views of any other person);

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(iii)	the relationship between the Lender and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or an Obligor);

(iv)

that the proposed sub-participant will have no proprietary interest in the benefit of this Agreement or in any monies received by the relevant Lender under or in relation to this Agreement (in its capacity as sub-participant under that arrangement); and

(v)	that the proposed sub-participant will under no circumstances:

(A)	be subrogated to, or be substituted in respect of, the relevant Lender’s claims under this Agreement;

(B)

under the terms of such arrangements, be entitled to elevate its rights under such arrangements (whether conditional or otherwise) to become a Lender hereunder (whether by transfer, assignment or otherwise); or

(C)	otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to this Agreement (in its capacity as sub-participant under that arrangement).

(b)	The Company will be deemed to have given its consent ten Business Days after a Lender has requested it unless consent is expressly refused by the Company within that time.

(c)

Without prejudice to the provisions of Clause 28.1 (Assignments and transfers by the Lenders), and notwithstanding paragraph (a) of this Clause 28.9, nothing in this Agreement shall prevent a Lender from obtaining trade or credit insurance, or any analogous form of synthetic credit protection, in connection with the Facilities (whether on a disclosed or an undisclosed basis).

28.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28.10, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

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(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.11	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.6 (Procedure for transfer) or any assignment pursuant to Clause 28.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28.12	Lender Affiliates and Facility Office

(a)

In respect of a Utilisation or Utilisations to a particular Borrower (“Designated Utilisations”) a Lender (a “Designating Lender”) may subject to the prior written consent of the Company (not to be unreasonably withheld) and subject

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to the conditions and limitations in this Clause 28.12 at any time and from time to time designate (by written notice to the Agent and the Company):

(i)	a substitute Facility Office from which it will make Designated Utilisations (a “Substitute Facility Office”); or

(ii)	one of its Affiliates to act as the Lender in respect of the Designated Utilisations (a “Substitute Affiliate Lender”).

(b)	A Lender may only designate or maintain a designation of a Substitute Facility Office or a Substitute Affiliate Lender to the extent:

(i)

the designation and the making of any Utilisations by the Substitute Facility Office or Substitute Affiliate Lender does not and would not adversely affect the Company or any member of the Group in any respect; and

(ii)

the designation would not result in or give rise to any event or circumstance which would entitle the Lender or any Substitute Facility office or Substitute Affiliate Lender to suspend, cancel, terminate or otherwise reduce or limit its obligations under this Agreement.

(c)

Subject to paragraph (d) below, no Lender or Substitute Affiliate Lender shall be entitled to request or exercise any right to any payment, indemnification or other compensation or alternative pricing or cancellation or termination under any of Clauses 11.1 (Illegality), 14 (Changes to the Calculation of Interest), 16 (Tax Gross-up and Indemnities), 17 (Increased Costs), 18 (Other Indemnities), 20 (Costs and Expenses) or any other provision under this Agreement to the extent the relevant Tax, costs or expense or event or circumstance giving rise to any right to cancellation or termination or compensation directly or indirectly relates to or results from the designation or maintaining of any designation of the Substitute Facility Office or the Substitute Affiliate Lender.

(d)

Notwithstanding paragraph (c) above, a Substitute Affiliate Lender shall be deemed to be a Lender for the purposes of Clause 11.1 (Illegality) and shall be entitled to rely on such Clause in respect of itself and its own obligations as a Lender hereunder.

(e)

A notice to nominate a Substitute Facility Office or Substitute Affiliate Lender must be in the form set out in Schedule 19 (Form of Substitute Facility Office or Substitute Affiliate Lender Designation Notice) and be countersigned (in the case of a Substitute Affiliate Lender Designation Notice) by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement in respect of the Designated Utilisations in respect of which it acts as Lender.

(f)

The Designating Lender will act as the representative of any Substitute Affiliate Lender that it nominates for all administrative purposes under this Agreement and will remain fully liable for the performance of the Substitute Affiliate Lender’s obligations hereunder (including, but not limited to, in circumstances in which it becomes unlawful in any applicable jurisdiction for a Substitute

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Affiliate Lender to perform any of its obligations as a Lender or to fund or maintain its participation in any Designated Utilisation). The Obligors, the Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Utilisations to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents.

(g)

Save as mentioned in paragraph (f) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Utilisations in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(h)

A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Company provided that such notice may only take effect when there are no Designated Utilisations outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

29.	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

29.1	Prohibition on Debt Purchase Transactions by the Group

The Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or be a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

30.	CHANGES TO THE OBLIGORS

30.1	Assignments and transfer by Obligors

Subject to Clause 2.5 (ListCo Accession), no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	the Majority Lenders approve the addition of that Subsidiary;

(ii)	the Company delivers to the Agent a duly completed and executed Accession Letter;

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(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

(iv)	that Subsidiary also becomes an Additional Guarantor; and

(v)

the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.3	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents and the Security Agent shall be instructed by the Agent to release any Transaction Security granted by the Borrower, in accordance with the Intercreditor Agreement and the Security Agent shall execute such agreements, give such notices and do such other things as the Company may request to give effect to such release.

30.4	Additional Guarantors

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.8 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter; and

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(ii)

the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

30.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

30.6	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)

the Guarantor is resigning as a result of it ceasing to (i) own any Collateral Rigs or (ii) hold any Material Employment Contract pursuant to the provisions of Clause 11.11 (Prepayment and release in relation to a Collateral Rig), Clause 25.6 (Over-collateralization), Clause 25.7 (Permitted Sales), Clause 25.8 (Third Party Sales) or paragraph (c) of Clause 26.13 (Rig Owners and Material Intra-Group Charterers); or

(ii)	all the Lenders have consented to the resignation of that Guarantor.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity); and

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 30.3 (Resignation of a Borrower),

whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

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(c)

If the resignation of a Guarantor is accepted in accordance with paragraph (b) of this Clause 30.6 the Agent shall instruct the Security Agent to release any Transaction Security granted by that Guarantor, in accordance with the Intercreditor Agreement and the Security Agent shall execute such agreements, give such notices and do such other things as the Company may request to give effect to such release. Notwithstanding any other provisions of this Agreement or the Intercreditor Agreement, a release of any Transaction Security pursuant to this Clause 30.6 shall be effected without the further consent of, or notice to, the Lenders.

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SECTION 10

THE FINANCE PARTIES

31.	ROLE OF THE AGENT, THE ARRANGER, THE ISSUING BANK AND THE REFERENCE BANKS

31.1	Appointment of the Agent

(a)	Each of the Arranger, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger, the Lenders and the Issuing Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

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(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

31.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to paragraph (e) of Clause 7.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover ) and Clause 28.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

The Agent shall provide to the Company within five Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and

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by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(h)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

31.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arranger or the Issuing Bank as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.6	Business with the Group

The Agent, the Arranger, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.7	Rights and discretions

(a)	The Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

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(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

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(ii)	on the written request of the Company, or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger or the Issuing Bank is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.8	Responsibility for documentation

None of the Agent, the Arranger, the Issuing Bank or any Ancillary Lender is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Issuing Bank, an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

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(c)	whether any other event specified in any Finance Document has occurred.

31.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Issuing Bank or any Ancillary Lender), none of the Agent, the Issuing Bank, nor any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Issuing Bank or any Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender in respect of any claim it might have against the Agent, the Issuing Bank or any Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

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(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

31.11	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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(b)	Subject to paragraph (c) below, the Company shall within five Business Days of demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

31.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom, Norway or Denmark as successor by giving notice to the Lenders and the Company.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent.

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 31 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above), but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 16.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 16.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

31.13	Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom, Norway or Denmark).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 31 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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31.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

31.15	Relationship with the Lenders

(a)

Subject to Clause 28.11 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (a)(ii) of Clause 36.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

31.16	Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Arranger and the Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

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(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender, Issuing Bank or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.18	Particular duties and liability of the Agent in relation to the ECA Lender

(a)	The Agent shall as agent for the ECA Lender have the following duties:

(i)

to inform the Company of interest, instalments and other amounts due from the Company to the ECA Lender, and guarantee fees due from the Company to the ECA Guarantor under the Finance Documents or Fee Letter(s);

(ii)	to notify the ECA Lender and ECA Guarantor of any non-payment of any principal, interest, fees or other amount payable to the ECA Lender and/or ECA Guarantor under this Agreement;

(iii)

to notify the ECA Lender and ECA Guarantor (i) of any failure by the Company to deliver the documents required to be delivered under Clause 24.1 (Financial Statements) or Clause 24.2 (Compliance Certificate), (ii) in the event any of the insurances required to be maintained under paragraph 1.2 (Maintenance of Insurances) of Part II

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of Schedule 17 (Collateral Rigs and Insurance Undertakings) reaches its expiry date without relevant evidence of renewal being presented to it as Agent, and (iii) to forward to the ECA Lender the original or a copy of any document which is delivered to it as Agent by or on behalf of the insurers, hereunder any notice of non-renewal of the relevant insurances;

(iv)	to forward to the ECA Lender the original or a copy of any document which is delivered to the Agent for the ECA Lender by the Company;

(v)	unless otherwise instructed by the Majority Lenders, request from the Company that any non-compliance contemplated by (ii) or (iii) above be immediately remedied (if capable of remedy); and

(vi)	to keep and hold the originals of the Security Documents.

(b)

Notwithstanding paragraph (a) of Clause 31.10 (Exclusion of liability), and without limiting paragraph (b) of Clause 31.10 (Exclusion of liability), the Agent will not be liable to the ECA Lender for any failure to perform its duties as Agent under this Agreement, unless directly caused by its negligence or wilful misconduct.

31.19	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 31.19 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

31.20	Third party Reference Banks

A Reference Bank which is not a Party may rely on Clause 31.19 (Role of Reference Banks), Clause 40.3 (Other exceptions) and Clause 42 (Confidentiality of Funding Rates and Reference Bank Quotations), subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

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(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.6 (Partial payments).

(b)

Paragraph (a) above shall not apply to any amount received or recovered by an Issuing Bank or an Ancillary Lender in respect of any cash cover provided for the benefit of that Issuing Bank or Ancillary Lender.

33.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 34.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

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33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

33.5	Exceptions

(a)

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6	Ancillary Lenders

(a)

This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 27.14 (Acceleration).

(b)

Following the exercise by the Agent of any of its rights under Clause 27.14 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Permitted Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Designated Net Amount.

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SECTION 11

ADMINISTRATION

34.	PAYMENT MECHANICS

34.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

34.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor), Clause 34.4 (Clawback and pre-funding) and Clause 31.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency(or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

34.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(c)

If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 34.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 31.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e)

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below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 34.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

34.6	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Issuing Bank (other than any amount under Clause 7.2 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit)), Clause 7.4 (Indemnities)), the Security Agent (including any Receiver or Delegate) or the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest (including default interest and Break Costs), fee or commission due but unpaid under this Agreement;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clauses 7.2 (Claims under a Letter of Credit) and 7.4 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

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34.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.8	Business Days

(a)

Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

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(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

34.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

35.	SET-OFF

(a)

A Finance Party may, at any time while an Event of Default in continuing, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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(b)

Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

36.	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

The address and, if applicable, fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company:

(i)	(other than in respect of any communication referred to in paragraph (ii) below):

Address:	Lyngby Hovedgade 85
2800 Kgs. Lyngby
Denmark

Email:	treasury@maerskdrilling.com

Attention:	Treasury

(ii)	in respect of any communication under Clause 27 (Events of Default):

Address:	Lyngby Hovedgade 85
2800 Kgs. Lyngby
Denmark

Email:	treasury@maerskdrilling.com

Attention:	Treasury / Chief Financial Officer / General Counsel

With copy to:	cfo@maerskdrilling.com

legalcorporate@maerskdrilling.com

(b)	in the case of each Lender, each Ancillary Lender, the Issuing Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

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(c)

in the case of the Agent and Security Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or to the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	All notices to a Lender from the Security Agent shall be sent through the Agent.

(f)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (e) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

36.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

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36.6	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.6.

36.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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37.	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

38.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40.	AMENDMENTS AND WAIVERS

40.1	Required consents

(a)

Subject to Clause 40.2 (All Lender matters) and Clause 40.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent, or in respect of the Security Documents, the Security Agent, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

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(c)	Paragraph (c) of Clause 28.11 (Pro rata interest settlement) shall apply to this Clause 40.

(d)

For the avoidance of doubt, there shall be no requirement to obtain the consent of the Lenders in respect of any actions arising out of any sale, disposal or transaction expressly permitted under this Agreement, including but not limited to under Clause 11.11 (Prepayment and release in relation to a Collateral Rig), Clause 25.6 (Over-collateralization), Clause 25.7 (Permitted Sales), Clause 25.8 (Third Party Sales), paragraph (c) of Clause 26.13 (Rig Owners and Material Intra-Group Charterers) and Clause 30.6 (Resignation of a Guarantor) and the Agent, or in respect of the Security Documents, the Security Agent may effect any such action (including a release of Transaction Security) without further instructions from the Lenders.

40.2	All Lender matters

Subject to Clause 40.4 (Replacement of Screen Rate) and Clause 40.5 (ECA Adjustment) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the CIRR Interest Rate, the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)

an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility (other than pursuant to Clause 11.3 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Rig);

(e)	a change to the Borrowers or Guarantors (other than in accordance with Clause 30 (Changes to the Obligors));

(f)	any provision which expressly requires the consent of all the Lenders;

(g)

Clause 2.3 (Finance Parties’ rights and obligations), Clause 11.1 (Illegality), Clause 11.4 (Change of control), Clause 11.14 (Application of prepayments), Clause 28 (Changes to the Lenders), Clause 30 (Changes to the Obligors), this Clause 40, Clause 45 (Governing law) or Clause 46.1 (Jurisdiction);

(h)	(other than as expressly permitted by the provisions of any Finance Document and subject to paragraph (d) of Clause 40.1 (Required consents)) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 21 (Guarantee and indemnity);

(ii)	the Charged Property; or

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(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

save in respect of any changes that are of a minor, technical or administrative nature, or which corrects a manifest error; or

(i)	subject to paragraph (d) of Clause 40.1 (Required consents), the release of any guarantee and indemnity granted under Clause 21 (Guarantee and indemnity) or of any Transaction Security,

shall not be made without the prior consent of all the Lenders.

40.3	Other exceptions

(a)

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Arranger, the Issuing Bank, any Ancillary Lender, a Reference Bank or the ECA Guarantor (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, the Arranger, the Issuing Bank, that Ancillary Lender, that Reference Bank or the ECA Guarantor, as the case may be.

(b)

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to Clause 11.5 (Mandatory prepayment – Refinancing of Facility A) or Clause 11.6 (Mandatory prepayment – Cessation of GIEK Guarantee) shall not be made without the prior consent of the ECA Lender.

40.4	Replacement of Screen Rate

(a)

Subject to Clause 40.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

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(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate.

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“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that that Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one Month; or

(d)	in the opinion of the Majority Lenders and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

40.5	ECA Adjustment

(a)	In this Agreement:

(i)	“Consequential Amendment” means any amendment, waiver or consent of, or in relation to, any Finance Document consequential on, or required to implement or reflect, that ECA Adjustment.

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(ii)	“ECA Adjustment” means an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(A)	an extension to the date of payment of any amount under Facility B;

(B)	a reduction in the CIRR Interest Rate, the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable under Facility B;

(C)	an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under Facility B;

(D)	Clause 11.5 (Mandatory prepayment – Refinancing of Facility A); or

(E)	any Security Document or release of Transaction Security,

provided that, in each case, such amendment or waiver does not have effect until Facility A and the Revolving Facility have been repaid or irrevocably cancelled in full.

(b)

If any amendment, waiver or consent is an ECA Adjustment (or, in each case, a Consequential Amendment relating to it) and would otherwise require the prior consent of all the Lenders pursuant to Clause 40.2 (All Lender matters), that amendment, waiver or consent may be made with the consent of the Company and the ECA Lender.

40.6	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within five Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within 15 Business Days of that request being made,

(unless, in either case, the Company agrees to a longer time period in relation to any request):

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

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(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

40.7	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)

an Obligor becomes obliged to repay any amount in accordance with Clause 11.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased costs), Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax Indemnity) to any Lender, then the Company may, on three Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which is acceptable (in the case of any transfer of a Revolving Facility Commitment) to the Issuing Bank and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 28 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees (to the extent that the Agent has not given a notification under Clause 28.11 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 40.7 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent, the Security Agent or the ECA Lender;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 40.7 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

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(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)

Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction, have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

(e)

Any transfer under this Clause 40.7 (Replacement of Lender) and Clause 40.9 (Replacement of a Defaulting Lender) will be deemed to be completed (whether or not the transfer documentation is executed by the transferring Lender) within two Business Days of delivery of the transfer documentation executed by the Replacement Lender to the transferring Lender and the purchase price being deposited with the Agent. Each Lender instructs the Agent to execute the transfer documentation upon receipt of such funds.

40.8	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility; or

(B)	the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

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that Defaulting Lender’s Commitment under the relevant Facility will be reduced by the amount of its Available Commitment under the relevant Facility and to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 40.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.9	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving three Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)

require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender; or

(iii)

require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, to an Eligible Institution (a “Replacement Lender”) which is acceptable (in the case of any transfer of a Revolving Facility Commitment) to the Issuing Bank and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in

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accordance with Clause 28 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(A)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees, (to the extent that the Agent has not given a notification under Clause 28.11 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (A) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or the ECA Lender;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

41.	CONFIDENTIAL INFORMATION

41.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 31.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.10 (Security over Lenders’ rights);

(viii)	who is a Party; or

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(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification

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numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 45 (Governing law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

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41.4	Disclosure by the ECA Guarantor and the ECA Lender

Notwithstanding anything in this Clause 41 to the contrary, the ECA Guarantor and the ECA Lender may, publicise key information about the transaction, inter alia information relating to:

(a)	the Borrower’s name and country of residence;

(b)	the date of this Agreement;

(c)	the loan and guarantee amounts available hereunder;

(d)	the type of Collateral Rigs; and

(e)	the ECA Lender’s classification of the project risk and environmental and social impact,

and in connection with such publication, use the Company’s and/or the Group’s (as applicable) logo and trademark.

41.5	Entire agreement

This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose and have processes and controls in place to ensure compliance with any such legislation.

41.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

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41.8	Continuing obligations

The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

42.1	Confidentiality and disclosure

(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 12.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any

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relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 42 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 12.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

42.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 42.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 42.

42.3	No Event of Default

No Event of Default will occur under Clause 27.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 42.

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43.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

44.	BAIL-IN

44.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

44.2	Definitions

For the purposes of this Clause 44:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms , the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

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“Write-down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

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SECTION 12

GOVERNING LAW AND ENFORCEMENT

45.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46.	ENFORCEMENT

46.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement (a “Dispute”).

(b)	Each Obligor agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)

Notwithstanding paragraph (a) above, any Finance Party or Secured Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Maersk Highlander UK Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and Maersk Highlander UK Ltd by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Original Borrower	Registration number (or equivalent, if any)
Maersk Drilling Holding A/S	34731721

Name of Original Rig Owner	Registration number (or equivalent, if any)
Maersk Drilling North Sea A/S	38281283

Maersk Drilling Holdings Singapore Pte. Ltd.	201026664E

Maersk Highlander UK Ltd	10195411

Maersk Drilling International A/S	34081182

Maersk Drilling A/S	32673821

Maersk Drillship I Singapore Pte. Ltd.	201321036K

Maersk Drillship II Singapore Pte. Ltd.	201321051C

Name of Original Material Intra-Group Charterer	Registration number (or equivalent, if any)
Maersk Highlander UK Limited, Singapore Branch	T17FC0094A

Maersk Drilling Services A/S	24206998

Maersk Invincible Norge A/S	35230335

Maersk Reacher Operations AS	921 289 510

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PART II

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment (USD)	Facility B Commitment (USD)	Revolving Facility Commitment (USD)
DNB Bank ASA	106,858,032.85	—	47,448,284.48
Nordea Bank Abp, filial i Norge	106,858,032.85	—	47,448,284.48
BNP Paribas	106,858,032.85	—	47,448,284.48
Danske Bank A/S	106,858,032.85	—	47,448,284.48
ING Bank N.V.	51,937,941.38	—	23,062,058.62
Commerzbank Aktiengesellschaft	106,858,032.85	—	47,448,284.48
Nykredit Bank A/S	106,858,032.85	—	47,448,284.48
Barclays Bank PLC	51,937,941.38	—	23,062,058.62
Skandinaviska Enskilda Banken AB (publ)	51,937,941.38	—	23,062,058.62
Clifford Capital Pte. Ltd.	75,000,000.00	—	—
Citibank N.A. Jersey Branch	34,625,294.25	—	15,374,705.75
JPMorgan Chase Bank, N.A., London Branch	34,625,294.25	—	15,374,705.75
Sumitomo Mitsui Banking Corporation Europe Limited	34,625,294.25	—	15,374,705.75
Eksportkreditt Norge AS.	—	174,162,096.00	—

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SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Corporate Documents

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors of each Original Obligor (notarised and legalised if required for the purposes of registration of a Mortgage):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

If required by the law of the jurisdiction of incorporation of an Original Obligor, a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than any Original Obligor incorporated in Denmark), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Obligor is a party.

(e)

A certificate of the Company (signed by an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(f)

If relevant, a duly executed power of attorney of each Original Obligor (notarised and legalised if required for the purposes of registration of a Mortgage) authorising the relevant authorised signatories thereunder to enter into the Finance Documents to which it is a party.

(g)

A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

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2.	Finance Documents

(a)	This Agreement executed by all relevant Parties.

(b)	The Intercreditor Agreement executed by all relevant Parties.

(c)	The Fee Letters executed by all relevant Parties.

(d)

The GIEK Guarantee satisfactory to the ECA Lender executed by the ECA Guarantor and receipt by the ECA Guarantor of a confirmation (in form and substance satisfactory to the ECA Guarantor) from the Agent that all conditions precedent to the first Utilisation have been satisfied or waived or will be satisfied or waived on the first Utilisation Date.

(e)	Other than as set out in paragraph (b) of Clause 26.14 (Conditions subsequent), the following Security Documents duly executed by the relevant Original Obligors and, if required, the Security Agent:

(i)	in respect of each Collateral Rig, the relevant:

(A)	Deed of Covenants;

(B)	Mortgage (duly notarised and legalised if required for the purposes of registration of such Mortgage);

(C)	Insurance Assignment;

(ii)	the Account Charges; and

(iii)	the Share Charges,

and, in each case, any notice or other document required to be provided under such Security Documents (including, if relevant any share certificates and stock transfer forms duly executed by the relevant Obligor in blank).

(f)	The ECA Novation Agreement executed by all relevant Parties.

3.	Legal opinions

(a)	A legal opinion of Watson Farley & Williams LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)

A legal opinion of Wong Tan & Molly Lim LLC, formal law alliance partner of Watson Farley & Williams Singapore, legal advisers to the Arranger and the Agent in Singapore, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of Kromann Reumert, legal advisers to the Arranger and the Agent in Denmark, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

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(d)	A legal opinion of Wikborg Rein Advokatfirma AS, legal advisers to the Arranger and the Agent in Norway, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(e)	A legal opinion of DQ Advocates, legal advisers to the Arranger and the Agent in the Isle of Man, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.	Collateral Rig documents

In respect of each Collateral Rig:

(a)	Documentary evidence that it:

(i)	is permanently registered in the name of its respective Rig Owner under the Approved Flag;

(ii)	is in the absolute and unencumbered ownership of the respective Rig Owner save as contemplated by the Finance Documents;

(iii)	is classed with an Approved Classification Society free of all material and overdue recommendations and conditions of the Approved Classification Society; and

(iv)	is insured in accordance with the provisions of the Finance Documents.

(b)	To the extent applicable, copies of:

(i)	its management agreement, together with copies of the relevant manager’s Document of Compliance;

(ii)	its Safety Management Certificate; and

(iii)	its International Ship Security Certificate.

5.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 46.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)	Documentation or other evidence required by a Lender in order for it to comply with all necessary “know your customer” checks pursuant to the transactions contemplated by this Agreement.

(c)	The Group Structure Chart.

(d)	The Original Financial Statements.

(e)	The audited financial statements for each Original Obligor for its financial year ended 31 December 2017.

(f)

Evidence that the fees, costs and expenses then due from the Company or any Borrower pursuant to Clause 15 (Fees) , Clause 15.7 (Fees payable in respect of Letters of Credit) , Clause 20 (Costs and expenses) and Clause 16.6 (Stamp Taxes) have been paid or will be paid by the first Utilisation Date.

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(g)	An opinion from an independent insurance consultant to the Agent on matters relating to the Insurances, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(h)	Copies of the valuation reports in relation to the Collateral Rigs evidencing their Fair Market Value.

(i)

Written confirmation from Wikborg Rein Advokatfirma AS, legal advisers to the ECA Lender in Norway addressed to the ECA Lender that all the ECA Guarantor’s conditions as set out in the GIEK Guarantee have been included in the Finance Documents.

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PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.

If required under the law of the jurisdiction of incorporation of the Additional Guarantor, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor (other than any Additional Guarantor incorporated in Denmark), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.

If relevant, a duly executed power of attorney of each Additional Obligor (notarised and legalised if required for the purposes of registration of a Mortgage) authorising the relevant authorised signatories thereunder to enter into the Finance Documents to which it is a party.

7.

A certificate of the Additional Obligor (signed by an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

8.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

9.	If available, the latest audited financial statements of the Additional Obligor.

CONFORMED COPY

10.

If the Additional Obligor is a Rig Owner or Material Intra-Group Charterer, each Security Document required under the Rig Security Package to be given by that Additional Obligor, duly executed by that Additional Obligor and, if required, the Security Agent.

11.	Any notices or documents required to be given or executed or made under the terms of the Security Documents entered into by the Additional Obligor.

12.	If the Additional Obligor is a Rig Owner, in respect of the Collateral Rig owned by it:

(a)	documentary evidence that it:

(i)	is registered in the name of that Additional Obligor under the Approved Flag;

(ii)	is in the absolute and unencumbered ownership of that Additional Obligor save as contemplated by the Finance Documents;

(iii)	is classed with an Approved Classification Society free of all material and overdue recommendations and conditions of the Approved Classification Society; and

(iv)	is insured in accordance with the provisions of the Finance Documents;

(b)	to the extent applicable, copies of:

(i)	its management agreement, together with copies of the relevant manager’s Document of Compliance;

(ii)	its Safety Management Certificate; and

(iii)	its International Ship Security Certificate; and

(c)	a legal opinion in relation to the registration of that Collateral Rig and its Rig Security Package.

13.	A legal opinion of Watson Farley & Williams LLP, legal advisers to the Arranger and the Agent in England.

14.

If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

CONFORMED COPY

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST - LOANS

From:     [name of relevant Borrower]

To:     DNB Bank ASA as Agent

Dated:

Dear Sirs

Maersk Drilling Holding A/S – [                    ] Facility Agreement

dated [                    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]/[Revolving Facility]*

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]. [The proceeds of this Loan should be credited to [account].]] OR

[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

CONFORMED COPY

Yours faithfully

authorised signatory for and on behalf of

[name of relevant Borrower]

*	delete as appropriate

CONFORMED COPY

PART II

UTILISATION REQUEST - LETTERS OF CREDIT

From:     [name of relevant Borrower]

To:     DNB Bank ASA as Agent

Dated:

Dear Sirs

Maersk Drilling Holding A/S – [                    Facility Agreement

dated [                    ] (the “Facility Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below on the following terms:

Borrower:	[ ]

Issuing Bank:	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	Revolving Facility

Currency of Letter of Credit:	[ ]

Amount:	[ ] or, if less, the Available Facility in relation the Revolving Facility

Beneficiary:	[ ]

Term:	[ ]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) of the Agreement is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	The purpose of this proposed Letter of Credit is [ ].

CONFORMED COPY

6.	This Utilisation Request is irrevocable.

7.	[specify delivery instructions]

Yours faithfully

authorised signatory for

[name of relevant Borrower]

CONFORMED COPY

PART III

SELECTION NOTICE

Applicable to Term Loans

From:     [Company on behalf of/[name of relevant Borrower]

To:     DNB Bank ASA as Agent

Dated:

Dear Sirs

Maersk Drilling Holding A/S - [                    ] Facility Agreement

dated [                    ] (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Facility [A]/[B] Loan[s] in [identify currency] with an Interest Period ending on [ ].*

3.	[We request that the above Facility A Loan[s] be divided into [ ] Facility A Loans with the following Base Currency Amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Facility [A]/[B] Loan[s] is [                ]].***

4.

We request that the above Facility [A]/[B] Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [                ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].].

5.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for and on behalf of

[the Company on behalf of]

[name of relevant Borrower]

CONFORMED COPY

NOTES:

*	Insert details of all Facility A Loans (or Facility B Loans) in the same currency which have an Interest Period ending on the same date.
**	Use this option if division of Facility A Loans is requested.
***	Use this option if sub-division is not required.

CONFORMED COPY

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	DNB Bank ASA as Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Maersk Drilling Holding A/S – [                    ] Facility Agreement

dated [                    ] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 28.6 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 28.6 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement , the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender;]

(b)	[not a Qualifying Lender.]

[[5/6].	[The New Lender confirms that it [is]/[is not]* a Non-Acceptable L/C Lender]**

[6/7].

[The New Lender confirms that if the Group were to operate in any of the following jurisdictions (other than any Sanctioned Country), it would lead to it becoming unlawful for the New Lender to perform any of its obligations as contemplated by the Agreement or to fund or maintain its participation in any Utilisation:

CONFORMED COPY

[insert jurisdictions]]

[7/8].

We refer to clause [●] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[8/9].	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[9/10].	This Transfer Certificate [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[10/11].	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:

The execution of this Transfer Certificate may not be sufficient for the New Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

CONFORMED COPY

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

For and on behalf of	For and on behalf of

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ].

For and on behalf of

[Agent]

By:

NOTES:

*	Delete as applicable.
**	Include only if the transfer includes the transfer of a revolving commitment or participation in a revolving facility.

CONFORMED COPY

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	DNB Bank ASA as Agent and [Maersk Drilling Holding A/S]/[ListCo] as Company, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Maersk Drilling Holding A/S - [                    ] Facility Agreement

dated [                ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 28.7 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement , the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 28.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender;]

CONFORMED COPY

(b)	[not a Qualifying Lender.]

[8/9.]	[The New Lender confirms that it [is]/[is not]* a Non-Acceptable L/C Lender]**

[9/10].

[The New Lender confirms that if the Group were to operate in any of the following jurisdictions (other than any Sanctioned Country), it would lead to it becoming unlawful for the New Lender to perform any of its obligations as contemplated by the Agreement or to fund or maintain its participation in any Utilisation:

[insert jurisdictions]]

[10/11].

We refer to clause [●] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[11/12].

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company of the Agreement), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[12/13].	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[13/14].	This Assignment Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[14/15].	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:

The execution of this Assignment Agreement may not be sufficient for the New Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

CONFORMED COPY

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

For and on behalf of	For and on behalf of

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

For and on behalf of

[Agent]

By:

NOTES:

*	Delete as applicable.
**	Include only if the assignment includes the transfer of a revolving commitment or participation in a Revolving Facility.

CONFORMED COPY

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	DNB Bank ASA as Agent

From: [Subsidiary] and [Maersk Drilling Holding A/S]/[ListCo]

Dated:

Dear Sirs

Maersk Drilling Holding A/S - [                ] Facility Agreement

dated [                ] (the “Agreement”)

1.

We refer to the Agreement and to the Intercreditor Agreement. This deed (the “Accession Letter”) shall take effect as an Accession Letter for the purposes of the Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Agreement have the same meaning in paragraphs 1-[3]/[4] of this Accession Deed unless given a different meaning in this Accession Deed.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 30.2 (Additional Borrowers)]/[Clause 30.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.][1]

4.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

5.

[Subsidiary] (for the purposes of this paragraph [4]/[5], the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

[1]	Delete in respect of accession of ListCo.

CONFORMED COPY

IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph [4]/[5].

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and]

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor [and the Company][2], undertakes to perform all the obligations expressed to be assumed by a Debtor [and the Company] under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)

[In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.][3]

6.	[Guarantee limitation language to be included, if applicable.]

7.	This Accession Letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

This Accession Letter is entered into by deed.

[2]	Only to be included in the case of ListCo.
[3]	Include this paragraph in the Accession Letter if the Subsidiary is also to accede as an Intra-Group Lender to the Intercreditor Agreement.

CONFORMED COPY

For and on behalf of	For and on behalf of

[Maersk Drilling Holding A/S]/[ListCo]	[Subsidiary]

By:	By:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

CONFORMED COPY

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	DNB Bank ASA as Agent

From: [resigning Obligor] and [Maersk Drilling Holding A/S]/[ListCo]

Dated:

Dear Sirs

Maersk Drilling Holding A/S - [                ] Facility Agreement

dated [                ] (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 30.3 (Resignation of a Borrower)]/[Clause 30.6 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.	[We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*][4]

4.	This Resignation Letter [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

For and on behalf of	For and on behalf of

[Maersk Drilling Holding A/S]/[ListCo]	[Subsidiary]

By:	By:

NOTES:

*	Insert any other conditions required by the Facility Agreement.

[4]	Delete in respect of resignation of the Company.

CONFORMED COPY

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:    DNB Bank ASA as Agent

From: [Maersk Drilling Holding A/S]/[ListCo]

Dated:

Dear Sirs

Maersk Drilling Holding A/S – [                ] Facility Agreement

dated [                ] (the “ Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We refer to the Relevant Period ending on [ ] and confirm that as at the last day of that Relevant Period:

(a)	the Leverage Ratio was [●]:1;

(b)	the Liquidity was USD [●]; and

(c)	the Equity Ratio was [●]%.

Signed:
Chief Financial Officer of Company

CONFORMED COPY

SCHEDULE

CALCULATIONS

[Only to be included for Compliance Certificates delivered in relation to Compliance Certificate Quarter Dates by reference to the Company’s management accounts]

Line item	Amount
Revenue
Cost
EBITDA
Interest
Tax
Cashflow from operation
Capex
Debt amortisation
Assets
Equity
Gross debt
Cash
Net interest bearing debt

CONFORMED COPY

SCHEDULE 9

TIMETABLES

	Loans in euro	Loans in dollars	Loans in other currencies
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 13.1 (Selection of Interest Periods))	U-3 9.30am	U-3 9.30am	U-3 9.30am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-3 Noon	U-3 Noon	U-3 Noon

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 3.00pm	U-3 3.00pm	U-3 3.00pm

Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	Quotation Day 10.00am	Quotation Day 10.00am	Quotation Day 10.00am

Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	Quotation Day 10.30am	Quotation Day 10.30am	Quotation Day 10.30am

LIBOR or EURIBOR is fixed	Quotation Day 11:00 a.m. in respect of LIBOR and 11:00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day 11:00 a.m.	Quotation Day 11:00 a.m.

	Loans in euro	Loans in dollars	Loans in other currencies

CONFORMED COPY

Benchmark Rate is fixed for a Loan in a Non-LIBOR Currency			As specified as such in respect of that currency in Schedule 14 (Other Benchmarks)

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 14.3 (Calculation of Reference Bank Rate)	Quotation Day 11:30 a.m. (Brussels time)] in respect of EURIBOR	Noon on the Quotation Day	As specified as such in respect of the relevant currency in Schedule 14 (Other Benchmarks) in respect of a Benchmark Rate

CONFORMED COPY

LETTERS OF CREDIT

Letters of Credit
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U-3 9.30 am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit, if required under paragraph (d) of Clause 6.5 (Issue of Letters of Credit) and notifies the Issuing Bank and the Lenders of the Letter of Credit in accordance with paragraph (d) of Clause 6.5 (Issue of Letters of Credit)	U-1 noon

Delivery of a duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	U-3 9.30am

“U” = date of utilisation or, if applicable, in the case of a Term Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan and, in the case of a Letter of Credit to be renewed in accordance with Clause 6.6 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U - X” = Business Days prior to date of utilisation

CONFORMED COPY

SCHEDULE 10

FORM OF LETTER OF CREDIT

To: [Beneficiary]

(the “Beneficiary”)

[Date]

Irrevocable Standby Letter of Credit no. [                    ]

At the request of [                    ], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable Standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].*

“Demand” means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

“Expiry Date” means [                    ].

“Total L/C Amount” means [                    ].

2.	Issuing Bank’s agreement

(a)

The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [    ] p.m. ([London] time) on the Expiry Date.

(b)

Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)

The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)

The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

CONFORMED COPY

(b)

Unless previously released under paragraph (a) above, on [                    ] p.m. ([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)	When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	Payments

All payments under this Letter of Credit shall be made in [                    ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or officer (if any) as follows:

[

]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully,

[Issuing Bank]

By:

NOTES:

*	This may need to be amended depending on the currency of payment under the Letter of Credit.

CONFORMED COPY

SCHEDULE

FORM OF DEMAND

To: [ISSUING BANK]

[Date]

Dear Sirs

Standby Letter of Credit no. [                    ] issued in favour of [BENEFICIARY] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [ ] is due [and has remained unpaid for at least [ ] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [ ].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)                                                                                                  (Authorised Signatory)

For

and on behalf of

[BENEFICIARY]

CONFORMED COPY

SCHEDULE 11

FORM OF AFFILIATE ACCESSION UNDERTAKING

To: DNB Bank ASA as Agent

From: [The “Acceding Lender”]

Dated:

Maersk Drilling Holding A/S - [                    ] Facility Agreement dated [                     ] (the “Agreement”)

1.

We refer to the Agreement. This is an Affiliate Accession Undertaking. Terms defined in the Agreement have the same meaning in this Affiliate Accession Undertaking unless given a different meaning in this Affiliate Accession Undertaking.

2.

The Acceding Lender is an Affiliate of a Lender and has become a provider of an Ancillary Facility. In consideration of the Acceding Lender being accepted as an Ancillary Lender for the purposes of the Agreement, the Acceding Lender confirms, for the benefit of the Parties, that, as from [date], it intends to be party to the Agreement as an Ancillary Lender, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Finance Party and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement as an Ancillary Lender.]

3.

We refer to clause [●] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Acceding Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Acceding Lender confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

4.	This Affiliate Accession Undertaking [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

For and on behalf of

[Acceding Lender]

By:

CONFORMED COPY

SCHEDULE 12

FORM OF ISSUING BANK AFFILIATE ACCESSION UNDERTAKING

To: DNB Bank ASA as Agent

From: [The “Acceding Issuing Bank”]

Dated:

Maersk Drilling Holding A/S - [                    ] Facility Agreement dated [                     ] (the “Agreement”)

1.

We refer to the Agreement. This is an Issuing Bank Affiliate Accession Undertaking. Terms defined in the Agreement have the same meaning in this Issuing Bank Affiliate Accession Undertaking unless given a different meaning in this Issuing Bank Affiliate Accession Undertaking.

2.

The Acceding Issuing Bank is an Affiliate of a Lender and for the purposes of the Agreement, the Acceding Issuing Bank confirms, for the benefit of the Parties, that, as from [date], it intends to be party to the Agreement as an Issuing Bank, and undertakes to perform all the obligations expressed in the Agreement to be assumed by a Finance Party and agrees that it shall be bound by all the provisions of the Agreement, as if it had been an original party to the Agreement as an Issuing Bank.

3.	This Issuing Bank Affiliate Accession Undertaking [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

For and on behalf of

[Acceding Issuing Bank]

By:

CONFORMED COPY

SCHEDULE 13

FORM OF INCREASE CONFIRMATION

To:	DNB Bank ASA as Agent, DNB Bank ASA as Security Agent, [[●] as Issuing Bank] and [Maersk Drilling Holding A/S]/[ListCo] as Company, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Maersk Drilling Holding A/S - [●] Facility Agreement

dated [●] (the “Agreement”)

1.

We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (h) of Clause 2.2 (Increase) of the Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender;]

(b)	[not a Qualifying Lender.]

[9/10].	[The Increase Lender confirms that it [is]/[is not]* a Non-Acceptable L/C Lender.]**

[10/11].

[The Increase Lender confirms that if the Group were to operate in any of the following jurisdictions (other than any Sanctioned Country), it would lead to it becoming unlawful for the Increase Lender to perform any of its obligations as contemplated by the Agreement or to fund or maintain its participation in any Utilisation:

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[insert jurisdictions]]

[11/12].

We refer to clause [●] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[12/13].	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

[13/14].	This Increase Confirmation [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

[14/15].	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

NOTES

*	Delete as applicable.
**	Include only if the increase involves the assumption of a revolving Commitment.

Note:

The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

CONFORMED COPY

THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted by the Agent [and the Issuing Bank]* and the Increase Date is confirmed as [●].

Agent

By:

[Issuing Bank

By:] *

Security Agent

By:

[NOTE:

*	Include only if the increase is in the revolving Commitments.

CONFORMED COPY

SCHEDULE 14

OTHER BENCHMARKS

CIBOR Currency

CURRENCY:	Danish Krone

Definitions

Business Day:	Any day on which banks are open for general business in Copenhagen.

Business Day Conventions (definition of “Month” and Clause 13.3 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)   if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

(b)     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Quotation Day:	Two Business Days before the first day of that period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Reference Bank Rate:	The arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)     (other than where paragraph 0 below applies) as the rate at which the relevant Reference Bank is willing to lend amounts in Danish Krone to a prime bank for the relevant period on an unsecured basis; or

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(b)     if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

Relevant Market:	The Danish interbank market.

Screen Rate:	The Copenhagen interbank offered rate administered by the Danish Bankers’ Association (or any other person which takes over the administration of that rate) for the relevant period displayed on page CIBOR= of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service, displaying the relevant rate after consultation with the Company.

Rate fixing timings

Time at which Benchmark Rate is fixed (Schedule 9 (Timetables)):	In respect of the Screen Rate, Quotation Day 10:30 a.m. (Copenhagen time).

In respect of the Reference Bank Rate, Quotation Day 11:00 a.m.

Time at which Reference Bank Rate falls to be calculated by reference to available quotations (Schedule 9 (Timetables)):	Noon on the Quotation Day.

Deadline for quotations to establish a Reference Bank Rate (paragraph (b) of Clause 14.2 (Calculation of Reference Bank Rate)):	Noon on the Quotation Day.

Deadline for Lenders to report market disruption (Clause 14.3 (Market disruption)):	Close of business in London on the Quotation Day for the relevant Interest Period.

CONFORMED COPY

SCHEDULE 15

COLLATERAL RIGS

Name of Collateral Rig	Rig Owner	IMO Number	Flag
Maersk Innovator	Maersk Drilling North Sea A/S	8767288	DK
Maersk Inspirer	Maersk Drilling North Sea A/S	8765280	DK
Maersk Intrepid	Maersk Drilling Holdings Singapore Pte. Ltd.	8771540	SIN
Maersk Interceptor	Maersk Drilling Holdings Singapore Pte. Ltd.	8771552	SIN
Maersk Integrator	Maersk Drilling Holdings Singapore Pte. Ltd.	9664627	SIN
Maersk Invincible	Maersk Drilling Holdings Singapore Pte. Ltd.	9711858	SIN
Maersk Highlander	Maersk Highlander UK Ltd.	9745249	Isle of Man
Maersk Gallant	Maersk Drilling North Sea A/S	9002568	DK
Maersk Guardian	Maersk Drilling Holdings Singapore Pte. Ltd.	8415770	SIN
Maersk Reacher	Maersk Drilling Holdings Singapore Pte. Ltd.	8768256	SIN
Maersk Resolute	Maersk Drilling Holdings Singapore Pte. Ltd.	8768232	SIN
Maersk Resolve	Maersk Drilling Holdings Singapore Pte. Ltd.	8768244	SIN
Maersk Resilient	Maersk Drilling Holdings Singapore Pte. Ltd.	8768220	SIN
Maersk Completer	Maersk Drilling Holdings Singapore Pte. Ltd.	8768309	SIN
Maersk Convincer	Maersk Drilling Holdings Singapore Pte. Ltd.	8768246	SIN
Maersk Deliverer	Maersk Drilling International A/S	8769389	DK

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Maersk Discoverer	Maersk Drilling Holdings Singapore Pte. Ltd.	8768373	SIN
Maersk Explorer	Maersk Drilling A/S	8765565	AZB
Maersk Viking	Maersk Drillship I Singapore Pte. Ltd.	9624146	SIN
Maersk Valiant	Maersk Drillship II Singapore Pte. Ltd.	9624158	SIN

CONFORMED COPY

SCHEDULE 16

DEBT NOVATION CERTIFICATE

To:	DNB Bank ASA as Agent

From:	Maersk Drilling Holding A/S as the Original Company, [●] as ListCo and the Obligors

Dated:

Dear Sirs

Maersk Drilling Holding A/S – [                ] Facility Agreement

dated [                ] (the “ Agreement”)

1.

We refer to the Agreement. This is the Debt Novation Certificate. Terms defined in the Agreement have the same meaning in this Debt Novation Certificate unless given a different meaning in this Debt Novation Certificate.

2.	We refer to Clause 2.5 (ListCo Accession) of the Agreement.

3.

With effect from the date of this certificate, the Original Company and ListCo agree to the Original Company transferring to ListCo by novation, and in accordance with Clause 2.5 (ListCo Accession) of the Agreement, all of the Original Company’s rights and obligations under the Agreement and the other Finance Documents which relate to any Loans utilised by the Original Company as at the date hereof.

4.

Each Guarantor confirms for the benefit of the Finance Parties that all guarantee obligations owed by it under Clause 21.1 (Guarantee and Indemnity) of this Agreement shall (a) remain in full force and effect and (b) extend to any obligations assumed by ListCo under the Finance Documents.

5.

Each Obligor confirms for the benefit of the Finance Parties that, the Security created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect and (b) continue to secure its Secured Obligations (as defined in the Intercreditor Agreement) under the Finance Documents.

Yours faithfully

For and behalf of MAERSK DRILLING HOLDING A/S

For and behalf of [LISTCO]

For and behalf of MAERSK DRILLING NORTH SEA A/S

CONFORMED COPY

For and on behalf of MAERSK DRILLING HOLDINGS SINGAPORE PTE. LTD.

For and behalf of MAERSK HIGHLANDER UK LTD

For and on behalf of MAERSK DRILLING INTERNATIONAL A/S

For and behalf of MAERSK DRILLING A/S

For and on behalf of MAERSK DRILLSHIP I SINGAPORE PTE. LTD.

For and on behalf of MAERSK DRILLSHIP II SINGAPORE PTE. LTD.

For and behalf of MAERSK HIGHLANDER UK LIMITED, SINGAPORE BRANCH

For and behalf of MAERSK DRILLING SERVICES A/S

For and behalf of MAERSK INVINCIBLE NORGE A/S

For and behalf of MAERSK REACHER OPERATIONS AS

CONFORMED COPY

SCHEDULE 17

COLLATERAL RIGS AND INSURANCE UNDERTAKINGS

PART I

COLLATERAL RIGS UNDERTAKINGS

1.1	Construction of Collateral Rigs Undertakings terms

In this Part I of Schedule 17 (Collateral Rigs and Insurance Undertakings):

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“Major Casualty”, in relation to a Collateral Rig, has the meaning given to the Insurance Assignment for that Collateral Rig.

“Permitted Liens” means, in relation to a Collateral Rig, any:

(a)	liens created by the Finance Documents;

(b)	liens for unpaid crew’s wages which are not overdue;

(c)	liens for salvage;

(d)	liens for master’s disbursements incurred in the ordinary course of trading;

(e)

other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of that Collateral Rig in respect of obligations which are not more than 30 days overdue.

1.2	Collateral Rig’s name and registration

Subject to the provisions of paragraphs 1.18 (Reflagging) to 1.22 (Conditions for Dual Registration), each Rig Owner shall keep each Collateral Rig owned by it registered under an Approved Flag and shall not do or permit to be done anything, or omit to do anything which could or might result in such registration being forfeited or imperiled.

1.3	Maintenance of class; compliance with authorisations

Each Rig Owner shall, in relation to each Collateral Rig owned by it:

(a)

ensure that such Collateral Rig is in a good and safe state of repair so as to maintain its Approved Classification with the relevant Approved Classification Society free of any material and overdue requirement or recommendation affecting its class which has not been complied with in accordance with its terms;

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(b)	procure that all appropriate repairs to or replacements of any damaged, worn or lost parts or equipment are carried out so as not to materially diminish the value of that Collateral Rig; and

(c)

comply or procure that any other relevant person (such as the manager of that Collateral Rig) who has assumed responsibility for operation of that Collateral Rig will comply with the ISM Code and the ISPS Code (or any replacement thereof and to the extent applicable to that Collateral Rig).

1.4	Security

Each Rig Owner shall not create or permit to subsist any Security over any Collateral Rig(s) owned by it, other than Permitted Liens.

1.5	Disposals

Save as permitted by the Finance Documents (including, without limitation, a Permitted Sale or a Third Party Sale or pursuant to paragraph 1.15 (Restrictions on employment)), no Rig Owner shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of the whole or part of a Collateral Rig owned by it.

1.6	Equipment belonging to third parties

Except in respect of normal operational dealings and processes customary in the offshore oil and gas drilling industry, no Rig Owner shall install on a Collateral Rig owned by it any equipment belonging to a third party which cannot be removed without causing significant damage to the structure or fabric of that Collateral Rig so as to materially diminish its value.

1.7	Survey

Each Rig Owner shall submit the Collateral Rig(s) owned by it to such periodical or other surveys as may be required for classification purposes and, if so required by the Agent, the Company shall supply to the Agent copies of all survey reports in respect thereof.

1.8	Inspection

Each Rig Owner shall (i) on at least thirty (30) days’ prior written notice and not more than once per year (and without interfering with the ordinary operation of that Collateral Rig) or (ii) following an Event of Default which is continuing, permit surveyors or other persons appointed by the Agent to board a Collateral Rig owned by it for the purpose of inspecting its condition and its class or other records or satisfying themselves as to repairs proposed or already carried out subject to such persons and the Agent signing an indemnity and/or waiver letter required by the Company. Each Rig Owner shall afford all proper and reasonable facilities for such inspections if reasonably required by the Agent.

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1.9	Employment of Collateral Rig

No Rig Owner shall knowingly or recklessly employ a Collateral Rig owned by it in any trade or business which is forbidden by any applicable law or is otherwise illicit or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose a Collateral Rig to penalties.

1.10	Information

The Company shall promptly on request provide the Agent with all such information which the Agent may periodically and reasonably require regarding the Collateral Rigs, their employment, position and engagements, the names of any counterparties to the contracts for their employment and the duration of such contracts, provided that the Company shall not be obliged to disclose any confidential or commercially sensitive information or copies of any contract for the employment of a Collateral Rig.

1.11	Payment of trading expenses and wages

Each Rig Owner shall promptly pay (or procure the payment of) all tolls, dues and other outgoings whatsoever in respect of the Collateral Rig(s) owned by it and keep accounts in respect thereof in accordance with its current practice.

1.12	Notice of Mortgage

Each Rig Owner will keep on board the Collateral Rig(s) owned by it each such document or record as may be required by law and cause such particulars relating to the Mortgage(s) over such Collateral Rig(s) to be recorded as may be required by law.

1.13	Hazardous Materials

Each Rig Owner shall maintain an inventory setting out a list of hazardous materials on board each Collateral Rig(s) owned by it.

1.14	Scrapping of a Collateral Rig

Each Rig Owner shall ensure that any scrapping of a Collateral Rig owned by it shall be performed at a recycling yard which conducts its recycling business in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or the EU Ship Recycling Regulation, 2013.

1.15	Restrictions on employment

No Rig Owner shall let or employ a Collateral Rig owned by it and no Material Intra-Group Charterer shall let or employ a Collateral Rig chartered by it, in each case, on demise charter to a charterer outside the Group for any period, except if a member of the Group carries out technical management services in relation to such demise charter.

1.16	Management

In the event that Maersk Drilling A/S ceases to be the manager of a Collateral Rig, the Company shall procure that the replacement manager shall promptly deliver to the Security Agent an undertaking in a form required by the Security Agent, confirming that:

(a)

all claims of whatsoever nature which the replacement manager has now or at any later time against or in connection with the relevant Collateral Rig, the Insurances or any Requisition Compensation or against the relevant Rig Owner shall rank after and be in all respects subordinate to all of the rights and claims of the Secured Parties;

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(b)

the replacement manager shall not take any step to exercise or enforce any right or remedy which it now or at any later time has under the relevant management agreement or under any applicable law against the relevant Rig Owner or the Collateral Rig, the Insurances or any Requisition Compensation;

(c)

the replacement manager shall not institute any legal or administration action or any quasi-legal proceedings under any applicable law at any time against the Collateral Rig, the Insurances or any Requisition Compensation or against the relevant Rig Owner in any capacity; and

(d)

the replacement manager shall not compete with any of the Secured Parties in a liquidation or other winding-up or bankruptcy of the Rig Owner or in any legal or administration action or any quasi legal proceedings in connection with the Collateral Rig, the Insurances or any Requisition Compensation.

1.17	Quiet enjoyment undertakings

(a)

If, pursuant to any Material Employment Contract, the relevant charterer, employer or operator requires the Security Agent as mortgagee to enter into a quiet enjoyment undertaking in its favour in respect of the relevant Collateral Rig, the Security Agent shall, provided no Event of Default has occurred and is continuing and no material default has occurred and is continuing under such Material Employment Contract, enter into a quiet enjoyment undertaking with such charterer, employer or operator (and is authorised by the other Finance Parties to do so):

(i)

if such Material Employment Contract has a Fixed Term of less than thirty six months, in substantially the form set out in Schedule 18 (Form of Quiet Enjoyment Letter), provided that the relevant Material Intra-Group Charterer has executed and delivered to the Security Agent an Earnings Assignment, together with such legal opinions as are reasonably required by the Security Agent in relation to the execution of such Earnings Assignment by the relevant Material Intra-Group Charterer and the enforceability of such Earnings Assignment as a matter of English law, provided that (other than in respect of notices to be sent to the relevant charterer, employer or operator under English law) any perfection requirements which are reasonably likely to result in the earnings from such Material Employment Contract being paid other than in accordance with such Material Intra-Group Charterer’s instructions or the provisions of such Material Employment Contract shall only occur following an Event of Default which is continuing; or

(ii)	if such Material Employment Contract has a Fixed Term of at least thirty six months, the Company shall use best efforts to obtain the relevant

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charterer’s, employer’s or operator’s agreement to the form of quiet enjoyment undertaking:

(A)

proposed by the relevant charterer, employer or operator or otherwise required by such Material Employment Contract, with such amendments required by the Security Agent (acting reasonably); or, if no such form is proposed or required,

(B)	proposed by the Security Agent with such amendments required by such charterer, employer or operator and approved by the Security Agent (acting reasonably),

provided that if the relevant form of quiet enjoyment undertaking proposed pursuant to sub-paragraphs (A) or (B) above cannot be agreed by the Security Agent with the relevant charterer, employer or operator within a reasonable period of time, and in any event before the time at which (without prejudice to the generality of paragraph (d)(ii) below), in the Company’s reasonable opinion and as notified in writing to the Security Agent, the execution of the relevant Material Employment Contract is put at risk (solely by reason of a failure to agree the form of relevant quiet enjoyment letter), the Company shall use reasonable commercial efforts to obtain the relevant charterer’s, employer’s or operator’s agreement to the form of quiet enjoyment undertaking set out in Schedule 18 (Form of Quiet Enjoyment Letter) and the Security Agent shall, provided no Event of Default has occurred and is continuing and no material default has occurred and is continuing under such Material Employment Contract, enter into such quiet enjoyment undertaking (and is authorised by the other Finance Parties to do so).

(b)

In relation to any quiet enjoyment undertaking provided pursuant to paragraph (a)(i) above, the Company undertakes to use reasonable commercial efforts to obtain the relevant charterer’s, employer’s or operator’s agreement to the form of quiet enjoyment undertaking set out in Schedule 18 (Form of Quiet Enjoyment Letter) or acknowledgement of assignment required pursuant to any Earnings Assignment (with such amendments required by such charterer, employer or operator and approved by the Security Agent (acting reasonably)).

(c)

If, pursuant to any charter, employment or drilling contract in respect of a Collateral Rig which does not fall under paragraph (a) above, the relevant charterer, employer or operator requires the Security Agent as mortgagee to enter into a quiet enjoyment undertaking in its favour in respect of the relevant Collateral Rig, the Security Agent shall, provided no Event of Default has occurred and is continuing, enter into a quiet enjoyment undertaking with such charterer, employer or operator (and is authorised by the other Finance Parties to do so) in the form required by such charter, employment or drilling contract or, if no such required form is specified, in substantially the form set out in Schedule 18 (Form of Quiet Enjoyment Letter) (with such amendments required by such charterer, employer or operator and approved by the Security Agent (acting reasonably)).

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(d)	For the avoidance of doubt:

(i)

no quiet enjoyment undertaking shall be required or requested by the Security Agent or any other Finance Party if the existence of any Security over a Collateral Rig would not require entry into a quiet enjoyment undertaking pursuant to the charter, employment or drilling contract in respect of such Collateral Rig;

(ii)

no Obligor shall be prevented from entering into any charter, employment or drilling contract in respect of a Collateral Rig if the form of quiet enjoyment undertaking proposed pursuant to this paragraph 1.17 is not accepted by the relevant charterer, employer or operator; and

(iii)	the Security Agent shall act on the instructions of the Majority Lenders in relation to all matters under this paragraph 1.17.

(e)	In relation to any demise charter entered into between a Rig Owner and a Material Intra-Group Charterer that has a Fixed Term of greater than eighteen months:

(i)

so long as (A) no Event of Default has occurred and is continuing, or (B) no event has occurred and is continuing which would entitle the Rig Owner to terminate the charter, the Security Agent shall not (and it shall procure that any person claiming through or on behalf of it shall not) interfere with the Material Intra-Group Charterer’s quiet use, possession and enjoyment of the relevant Collateral Rig chartered by it, provided that the exercise by the Security Agent of its rights under the Mortgage in relation to that Collateral Rig in accordance with the provisions of the Finance Documents will not constitute such an interference;

(ii)

that Material Intra-Group Charterer agrees that all claims of whatever nature which it has from time to time against or in connection with the relevant Collateral Rig chartered by it shall rank after and be in all respects subordinate to all of the rights and claims of the Secured Parties; and

(iii)	that Material Intra-Group Charterer agrees that, for so long as an Event of Default is continuing, it will not exercise its right to terminate that demise charter.

1.18	Reflagging

Provided that no Event of Default has occurred and is continuing, the Company may give a notice to the Agent that it wishes:

(a)	to re-document and reregister a Collateral Rig under the laws of any jurisdiction which is an Approved Flag (the “New Flag State”) other than its existing Approved Flag (a “Transfer of Flag”); and/or

(b)

to suspend the use of the flag of the Approved Flag of a Collateral Rig (the “Primary Flag State”) where it is proposed that the Collateral Rig will fly the flag of another jurisdiction which is an Approved Flag (the “Secondary Flag State”) (a “Dual Registration”).

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The Agent shall promptly send a copy of any such notice to the Lenders and, in relation to a Dual Registration, the Company shall give the Agent and the Lenders a reasonable opportunity to consult with the Company concerning the proposed Dual Registration and provide the Agent with such information as the Agent may, at the request of any Lender, reasonably request concerning the reasons for the proposed Dual Registration.

1.19	Transfer of Flag

Subject to fulfilment of the conditions specified in paragraph 1.20 (Conditions for Transfer of Flag), in the case of a Transfer of Flag the Agent shall instruct the Security Agent to, and the Security Agent shall, release and discharge the Mortgage and release and re-assign any deed of covenant collateral thereto upon reasonable notice from the Company.

1.20	Conditions for Transfer of Flag

Upon completion of the Transfer of Flag, the Company shall deliver or procure the delivery to the Agent of:

(a)	a new Mortgage together with a Deed of Covenants collateral thereto (if appropriate to the New Flag State) executed by the relevant Rig Owner in favour of the Security Agent;

(b)

opinions satisfactory to the Agent in relation to the registration of the Collateral Rig and the new Mortgage, the due execution and authorisation of any documents executed pursuant to paragraph (a) above and such other matters as the Agent may reasonably require in relation to the jurisdiction of the New Flag State and the documents delivered in relation to the Transfer of Flag; and

(c)

such other documentation (including any amendment to this Agreement) as the Agent reasonably requires in order to ensure that, after the Transfer of Flag, the Finance Parties benefit in all material respects from substantially equivalent Transaction Security as they had prior to the Transfer of Flag (in relation to a Permitted Sale, and for the purposes of such determination, disregarding the existence or impact of any restarting of hardening periods, limitation periods, avoidance periods and any other equivalent limitations arising from insolvency law other than where there is a reasonable likelihood of an insolvency of such Rig Owner during the new hardening, limitation or other equivalent period) arising as a result of the implementation of the new Security over that Collateral Rig pursuant to paragraph (a) above), in such terms as the Agent may approve (acting reasonably).

1.21	Dual Registration

(a)

Subject to fulfilment of the conditions specified in paragraph 1.22 (Conditions for Dual Registration), in the case of a Dual Registration the Agent shall instruct the Security Agent to, and the Security Agent shall, give any requisite consents required by any applicable registrar or other official in the Primary Flag State and/or the Secondary Flag State to permit the Dual Registration upon reasonable notice from the Company.

CONFORMED COPY

(b)

Notwithstanding paragraphs 1.18 (Reflagging) and paragraph (a) above, it is agreed that in relation to the Dual Registration Collateral Rig “Maersk Explorer” under its Primary Flag State of Denmark and its Secondary Flag State of Azerbaijan, any ongoing renewals, filings or registrations required to be made in respect thereto shall not require the consent or approval of the Agent or the Security Agent.

1.22	Conditions for Dual Registration

Upon suspension of the use of the flag of the Primary Flag State and commencement of the use of the flag of the Secondary Flag State, the Company shall deliver or procure the delivery to the Agent of the following documents and/or evidence:

(a)

an opinion satisfactory to the Agent from lawyers qualified or accustomed to advise on the laws of the Primary Flag State and the Secondary Flag State that the Dual Registration is permitted by their respective laws for the duration of the relevant charter period or a specified part thereof and that the relevant Mortgage and the relevant Rig Owner’s title to the relevant Collateral Rig remain duly registered under the laws of the Primary Flag State following the Dual Registration and that on termination of the charter by virtue of which the Collateral Rig is registered in the Secondary Flag State or a judicial sale of the Collateral Rig, the Dual Registration will be terminated without delay and without any discretionary consents from authorities in the Secondary Flag State; and

(b)

if the laws of the Secondary Flag State require that the relevant Mortgage be noted or registered against the relevant Collateral Rig (as the case may be) in the Secondary Flag State, evidence reasonably satisfactory to the Agent that such notation or registration will be effected upon or within an appropriate period following commencement of the Dual Registration.

1.23	Notification of certain events

The Company shall notify the Agent by email promptly upon the same coming to its knowledge and in reasonable detail of:

(a)	any casualty to a Collateral Rig which is or is likely to be a Major Casualty;

(b)	any occurrence in consequence whereof a Collateral Rig has become a Total Loss;

(c)

any requirement or recommendation made by an Approved Classification Society or by any competent authority in respect of any Collateral Rig which has not been complied with by the date by which it is required to be complied with (as extended by agreement with the Approved Classification Society) other than any such requirement or recommendation the imposition of which is being contested in good faith by the Company or the relevant Rig Owner;

(d)	any arrest or detention of a Collateral Rig or the exercise or purported exercise of any lien on a Collateral Rig; and

CONFORMED COPY

(e)	a Collateral Rig ceasing to be registered under the laws of its Approved Flag (other than in accordance with paragraphs 1.18 (Reflagging) to 1.22 (Conditions for Dual Registration)).

CONFORMED COPY

PART II

INSURANCE UNDERTAKINGS

1.1	Construction of insurance terms

In this Part II of Schedule 17 (Collateral Rigs and Insurance Undertakings):

“approved” means approved in writing by the Agent and “approval” shall be construed accordingly;

“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of each Collateral Rig in consequence of its insured value being less than the value at which that Collateral Rig is assessed for the purpose of such claims;

“Loss Payable Clause” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant policies, such Loss Payable Clauses to be in the forms set out in Appendix B to schedule 1 and in schedule 2 to each Insurance Assignment, or in such other forms as may from time to time be approved in writing by the Security Agent;

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association being a subscriber to the International Group of Protection and Indemnity Associations (“IGA”) or any subsequent association that provides an umbrella for pooled reinsurance in a manner similar to IGA or as may otherwise be approved by the Mortgagee, including the proportion (if any) not covered in case of collision under the marine risks insurance; and

“war risks” includes the risk of mines and all risks excluded from the corresponding marine policy by the War Exclusion Clause.

1.2	Maintenance of Insurances

The Company shall keep each Collateral Rig insured at no cost to the Finance Parties against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks; and

(c)	protection and indemnity risks.

CONFORMED COPY

1.3	Terms of Insurances

In relation to each Collateral Rig, the Company shall effect such Insurances (or shall procure that such Insurances are effected):

(a)	in the case of fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of):

(i)	in respect of hull and machinery risks excluding total loss, 80% of the Fair Market Value of that Collateral Rig for the time being;

(ii)	in respect of hull and machinery risks including total loss, the Fair Market Value of that Collateral Rig for the time being; and

(iii)	such amount which, when aggregated with the insured value of the other Collateral Rigs, shall equal to or exceed 120 per cent. of the Loans outstanding);

(b)	in the case of protection and indemnity risks, for a limit acceptable to the Agent acting reasonably;

(c)	on approved terms; and

(d)

through commercially reputable brokers and with commercially reputable insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in commercially reputable associations.

1.4	Further protections for the Finance Parties

In addition to the terms set out in paragraph 1.3 (Terms of Insurances), the Company shall procure that the Insurances shall:

(a)	subject always to paragraph (b), name the Company and/or the relevant Obligor as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any Insurances for hull and machinery and war risks:

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)

in respect of any Insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

(b)	name the Security Agent as loss payee by incorporation of the relevant Loss Payable Clause;

(c)

provide that all payments by or on behalf of the insurers under the Insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever but with full discharge of the insurer’s obligation to pay more than once;

CONFORMED COPY

(d)	provide that the Insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(e)	provide that the Security Agent may make proof of loss if the Company fails to do so.

1.5	Renewal of Insurances

The Company shall:

(a)

at least 14 days before the expiry of any Insurance notify the Agent of the names of the brokers or insurers and any association through or with which the Company proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(b)	at least 7 days before the expiry of any obligatory insurance arrange for the Insurances to be renewed, replaced or extended prior to their expiry; and

(c)

procure that the brokers, insurers and/or the associations with which such a renewal, replacement or extension are effected shall promptly after the renewal confirm to the Agent in writing that the renewal, replacement or extension has been effected.

1.6	Copies of policies; letters of undertaking

The Company shall ensure that the brokers, insurers and/or the associations provide the Security Agent with:

(a)	pro forma copies of all policies relating to the Insurances which they are to effect or renew; and

(b)

a letter or letters or undertaking in an approved form required by the Agent (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

1.7	Copies of certificates of entry

The Company shall ensure that any protection and indemnity and/or war risks associations in which a Collateral Rig is entered provide the Security Agent with a certified copy of the certificate of entry for that Collateral Rig.

1.8	Deposit of original policies

The Company shall ensure that all policies relating to Insurances are deposited with the brokers, insurers and/or the associations through which the Insurances are effected or renewed.

CONFORMED COPY

1.9	Payment of premiums

The Company shall punctually pay (or shall procure the punctual payment of) all premiums or other sums payable in respect of the Insurances and produce all relevant receipts when so required by the Agent or the Security Agent.

1.10	Guarantees

The Company shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

1.11	Compliance with terms of Insurances

The Company shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would be reasonably likely to render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

1.12	Settlement of claims

(a)	Any claim under the Insurances for a Total Loss shall only be settled, compromised or abandoned with prior approval provided that:

(i)	such approval shall not be unreasonably withheld or delayed; and

(ii)	prior approval shall promptly be granted in circumstances where any such claim is settled for an amount equal to or greater than the Secured Obligations (as defined in the Intercreditor Agreement).

(b)

The Company shall promptly provide all assistance, documents, evidence and information requested by the Security Agent to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the Insurances.

1.13	Provision of copies of communications

If so required by the Agent, the Company shall provide the Agent with copies of written communications between the Company and the relevant brokers, insurers and associations relating to material changes to any of the Insurances as soon as they are available.

1.14	Provision of information

(a)

The Company shall promptly provide the Agent with any information which the Agent reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the Insurances effected or proposed to be effected.

(b)

The Company shall, forthwith upon demand, reimburse the Agent in respect of the cost of any such report referred to in paragraph (a) above, provided that the Company shall only be obliged to pay for the cost of any such report obtained by the Agent once per annum and any additional report requested whilst an Event of Default is continuing.

CONFORMED COPY

1.15	Insurance proceeds

The Company shall apply (or shall procure the application of) all amounts receivable under the Insurances which are paid to the relevant Rig Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such amounts have been received.

1.16	Payment in accordance with Loss Payable Clause

The Company shall procure that each member of the Group who is named as an additional insured party in the Insurances (whether referred to as “co-assured”, or “additional member”, or otherwise) shall:

(a)	immediately pay any amounts received by that member of the Group in respect of the Insurances to the Security Agent in accordance with the relevant Loss Payable Clause; and

(b)	promptly give any authorisation, consent or discharge requested by the Security Agent for the payment of any claim under the Insurances in accordance with the relevant Loss Payable Clause.

CONFORMED COPY

SCHEDULE 18

FORM OF QUIET ENJOYMENT LETTER

QUIET ENJOYMENT LETTER – AGENT/MORTGAGEE

[Name of Contractor], a company incorporated in [country] with company number [●] and with its registered office at [Address] (“Contractor” which definition shall include any assignee thereto pursuant to the terms of the Contract) is the Affiliate (as defined in the Contract) of the owner of the mobile offshore drilling unit “[Name of Drilling Unit]” (“Drilling Unit”), which is hired to [●], a company incorporated in [●] with company number [●] and with its registered office at [address] (“Company” which definition shall include any assignee thereto pursuant to the terms of the Contract) pursuant to the Contract for the Provision and Operation of Offshore Drilling Unit dated [Date] (“Contract”).

The Drilling Unit is directly or indirectly subject to a financing granted by inter alia [Bank or Banks], with [Mortgagee/Agent] as mortgagee (the “Mortgagee”) under a facility agreement dated [Date] (“Facility Agreement”) and secured, inter alia, with a first priority mortgage over the Drilling Unit (the “Mortgage”).

The purpose of this Quiet Enjoyment Letter is to ensure that, subject to paragraph 3 below, Company will have the full use of the Drilling Unit and such other rights and obligations as it has subject to the terms of the Contract.

1.	Company hereby:

(i)	acknowledges the rights, title and interest of the Mortgagee under the Mortgage and in and to the Drilling Unit; and

(ii)

acknowledges the right of the Mortgagee, following an Event of Default under the Facility Agreement which is continuing and the enforcement of its rights under, and in accordance with the terms of, the Mortgage, to make all demands, give all notices, take all actions and exercise all rights of Contractor in respect of the Drilling Unit.

2.	The Mortgagee hereby irrevocably and unconditionally covenants and agrees with Company when exercising its rights as mortgagee of the Drilling Unit:

(i)	not to interfere with Company’s uninterrupted quiet use and enjoyment of the Drilling Unit and the exercise of Company’s rights under the Contract;

(ii)

that prior to a default by Contractor under the Facility Agreement or during any rectification period thereunder, Contractor shall retain the right to use and control the Drilling Unit in accordance with the Contract;

(iii)

that in the event Contractor fails to cure any default occurring under the Facility Agreement, Company’s right to uninterrupted quiet enjoyment of the Drilling Unit shall not be disturbed by any action taken by the Mortgagee under the terms of the Facility Agreement, related security agreements or otherwise; and

CONFORMED COPY

(iv)

without prejudice to the generality of the foregoing, it shall in no event remove or initiate steps which may lead to the removal of the Drilling Unit from [Location] without Company’s prior written approval.

3.	The undertakings referred to in paragraph 2 above are subject always to:

(i)	no event having occurred which would entitle Contractor to terminate the Contract and that the Contract has not expired or for other reasons ceased to be effective and in force; and

(ii)	Company not being in substantive breach of any, and being in substantive compliance with all of its obligations under this Quiet Enjoyment Letter,

and for the avoidance of doubt, none of the undertakings given by the Mortgagee shall be construed as an express or implied agreement by the Mortgagee to guarantee the due performance by Contractor (or any replacement registered or disponent owner of the Drilling Unit) of its obligations under the Contract and the Mortgagee or its designees shall have no liability or obligation under the Contract save to the extent expressly agreed.

4.

This Quiet Enjoyment Letter and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and any disputes under or in connection with this Quiet Enjoyment Letter shall be subject to the exclusive jurisdiction of the English courts.

CONFORMED COPY

SCHEDULE 19

FORM OF SUBSTITUTE FACILITY OFFICE OR SUBSTITUTE AFFILIATE LENDER DESIGNATION NOTICE

To:    DNB Bank ASA as Agent and [Maersk Drilling Holding A/S]/[ListCo] as the Company

From: [Designating Lender] (the “Designating Lender”)

Dated:

Dear Sirs

Maersk Drilling Holding A/S – [    ] Facility Agreement

dated [                    ] (the “Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Designation Notice.

2.

[We hereby designate our Facility Office in [●] as a Substitute Facility Office]/[We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender] in respect of any Utilisations required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction] (“Designated Utilisations”).

3.	[The details of the Substitute Affiliate Lender are as follows:

Name:

Facility Office:

Fax Number:

Attention:

Jurisdiction of Incorporation:

4.

By countersigning this notice below the Designated Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Utilisations as indicated above and agrees to be bound by the terms of the Agreement accordingly.]

5.	This Designation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

CONFORMED COPY

For and on behalf of

[Designating Lender]

[We acknowledge and agree to the terms of the above.

For and on behalf of

[Substitute Affiliate Lender]]

We acknowledge the terms of the above.

For and on behalf of

[The Agent]

Dated

We acknowledge the terms of the above.

For and on behalf of

[Maersk Drilling Holding A/S]/[ListCo] as Company

Dated

CONFORMED COPY

SCHEDULE 20

LOCAL COUNSEL CONFIRMATIONS

1.1	Singapore

We refer to the Listco Accession (as defined in the facility agreement dated [●] 2018 (the “Facility Agreement” and entered into between (i) Maersk Drilling Holding A/S as original company (the “Company”), (ii) the subsidiaries of the Company listed in Part I of Schedule 1 thereto as original borrowers, (iii) the subsidiaries of the Company listed in Part I of Schedule 1 thereto as rig owners (including, inter alia, Maersk Drilling Holdings Singapore Pte. Ltd., Maersk Drillship I Singapore Pte. Ltd. and Maersk Drillship II Singapore Pte. Ltd., (iv) the subsidiaries of the Company listed in Part I of Schedule 1 as material intra-group charterers, (v) DNB Bank ASA and Nordea Bank ABP, Filial 1 Norge as coordinators (the “Coordinators”); (vi) BNP Paribas, Danske Bank A/S, DNB Bank ASA, ING Bank N.V., Nordea Bank ABP, Filial 1 Norge and [●] as arrangers (the “Arranger”), (vii) the financial institutions listed in Part II of Schedule 1 as lenders (the “Original Lenders”, together with any other financial institutions that are party to the Facility Agreement as lender as at the date hereof, the “Lenders”), (viii) DNB Bank ASA as agent of the other Finance Parties (as defined in the Facility Agreement) (the “Agent”) and (ix) DNB Bank ASA as security trustee for the Secured Parties (as defined in the Facility Agreement) (the “Security Agent”, together with the Coordinators, the Arranger, the Lenders, the Agent and the Security Agent, the “Addressees”)) that has taken place on [●] 2018.

We are of the opinion that the security interests created by the existing Security Documents (as defined in the Facility Agreement) will not be affected, invalidated or rendered ineffective by the Listco Accession, and will continue to be in full force and effect in accordance with the terms of such Security Documents. Our opinion is subject to the same assumptions and qualifications as set out in our legal opinion dated [●] 2018.

This email confirmation is addressed to (i) the Addressees and only for the purposes directly connected with the Listco Accession, and except with our prior written consent, is not to be transmitted or disclosed to or used by any other person other than an Addressee apart from (a) to any person to whom disclosure is required to be made by an Addressee by applicable law or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceeding, (b) to any professional adviser, auditor, insurer, reinsurer or affiliate of an Addressee, or (c) to any potential assignee, transferee or sub-participant of an Addressee, and any such disclosure to the parties referred to in (a), (b), or (c) above is subject to the condition that they may not rely upon this confirmation.

1.2	Isle of Man

We are of the opinion that the security interests created by the existing Security Documents (as defined in the Facility Agreement) which are governed by Isle of Man law will not be affected, invalidated or rendered ineffective by the Listco Accession, and will continue to be in full force and effect in accordance with the terms of such Security Documents. Our opinion is subject to the same assumptions and qualifications as set out in our legal opinion dated [●] 2018.

CONFORMED COPY

1.3	Norway

We are of the opinion that the security interests created by the share pledge agreement dated [●] December 2018 between Maersk Drilling A/S as pledgor and DNB Bank ASA as security agent relating to the shares in Maersk Reacher Operations AS will not be invalidated or rendered ineffective by the Listco Accession. Our opinion is subject to the same assumptions and qualifications as set out in our legal opinion dated [●] December 2018.

CONFORMED COPY

SIGNATURES

THE ORIGINAL COMPANY

For and on behalf of MAERSK DRILLING HOLDING A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

THE ORIGINAL BORROWER

For and behalf of MAERSK DRILLING HOLDING A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

THE ORIGINAL GUARANTORS

For and behalf of MAERSK DRILLING HOLDING A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

[Signature page to the Facilities Agreement]

CONFORMED COPY

The Rig Owners

For and behalf of MAERSK DRILLING NORTH SEA A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and on behalf of MAERSK DRILLING HOLDINGS SINGAPORE PTE. LTD.

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and behalf of MAERSK HIGHLANDER UK LTD

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and on behalf of MAERSK DRILLING INTERNATIONAL A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and behalf of MAERSK DRILLING A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and on behalf of MAERSK DRILLSHIP I SINGAPORE PTE. LTD.

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and on behalf of MAERSK DRILLSHIP II SINGAPORE PTE. LTD.

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

[Signature page to the Facilities Agreement]

CONFORMED COPY

The Material Intra-Group Charterers

For and behalf of MAERSK HIGHLANDER UK LIMITED, SINGAPORE BRANCH

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and behalf of MAERSK DRILLING SERVICES A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and behalf of MAERSK INVINCIBLE NORGE A/S

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

For and behalf of MAERSK REACHER OPERATIONS AS

/s/ Tine Lonborg		/s/ Dominic Charnock
By:	TINE LONBORG	By:	DOMINIC CHARNOCK

[Signature page to the Facilities Agreement]

CONFORMED COPY

THE ARRANGER

For and behalf of DNB BANK ASA

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and on behalf of NORDEA BANK ABP, FILIAL I NORGE

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and behalf of BNP PARIBAS

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and behalf of DANSKE BANK A/S

/s/ A. Mandeville		/s/ G. Smith
By:	A.MANDEVILLE	G. SMITH

For and on behalf of ING BANK N.V.

/s/ T. Brouwer		/s/ T.F. Lapoutre
By:	T. BROUWER	T.F. LAPOUTRE

For and on behalf of COMMERZBANK AKTIENGESELLSCHAFT

/s/ Annbritt Hertrampf		/s/ Dirk Verlage
By:	ANNBRITT HERTRAMPF	DIRK VERLAGE

For and on behalf of NYKREDIT BANK A/S

/s/ Henrik Michaelsen		/s/ Torben Kaag
By:	HENRIK MICHAELSEN	TORBEN KAAG

For and on behalf of BARCLAYS BANK PLC

/s/ Chris Bicheno
By:	CHRIS BICHENO

[Signature page to the Facilities Agreement]

CONFORMED COPY

For and on behalf of SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and on behalf of CLIFFORD CAPITAL PTE. LTD.

/s/ Low Li Ping, Audra
By:	LOW LI PING, AUDRA

For and on behalf of CITIBANK N.A. JERSEY BRANCH

/s/ Jitendra Pal
By:	JITENDRA PAL

For and on behalf of J.P. MORGAN SECURITIES PLC

/s/ Jon Abando
By:	JON ABANDO

For and on behalf of SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

[Signature page to the Facilities Agreement]

CONFORMED COPY

THE AGENT

For and on behalf of

DNB BANK ASA

/s/ Nicholas Cullinan
By: NICHOLAS CULLINAN

Address:	PO Box 1600 Sentrum, N-0021 Oslo, Norway

Telephone:	+47 930 57 780 / +47 980 79 689

Email:	Agentdesk@dnb.no

Attention:	Finn Kristian Reinertsen / Petter Haulan

THE SECURITY AGENT

For and on behalf of

DNB BANK ASA

/s/ Nicholas Cullinan
By: NICHOLAS CULLINAN

Address:	PO Box 1600 Sentrum, N-0021 Oslo, Norway

Telephone:	+47 930 57 780 / +47 980 79 689

Email:	Agentdesk@dnb.no

Attention:	Finn Kristian Reinertsen / Petter Haulan

[Signature page to the Facilities Agreement]

CONFORMED COPY

THE ORIGINAL LENDERS

For and behalf of DNB BANK ASA

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and on behalf of NORDEA BANK ABP, FILIAL I NORGE

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and behalf of BNP PARIBAS

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and behalf of DANSKE BANK A/S

/s/ A. Mandeville		/s/ G. Smith
By:	A. MANDEVILLE	G. SMITH

For and on behalf of ING BANK N.V.

/s/ T. Brouwer		/s/ T.F. LaPoutre
By:	T. BROUWER	T.F. LAPOUTRE

For and on behalf of COMMERZBANK AKTIENGESELLSCHAFT

/s/ AnnBritt Hertrampf		/s/ Dirk Verlage
By:	ANNBRITT HERTRAMPF	DIRK VERLAGE

For and on behalf of NYKREDIT BANK A/S

/s/ Henrik Michaelsen		/s/ Torben Kaag
By:	HENRIK MICHAELSEN	TORBEN KAAG

For and on behalf of BARCLAYS BANK PLC

/s/ Chris Bicheno
By:	CHRIS BICHENO

[Signature page to the Facilities Agreement]

CONFORMED COPY

For and on behalf of SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

For and on behalf of CLIFFORD CAPITAL PTE. LTD.

/s/ Low Li Ping, Audra
By:	LOW LI PING, AUDRA

For and on behalf of CITIBANK N.A. JERSEY BRANCH

/s/ Jitendra Pal
By:	JITENDRA PAL

For and on behalf of JPMORGAN CHASE BANK, N.A., LONDON BRANCH

/s/ Tunde Akinleye
By:	TUNDE AKINLEYE

For and on behalf of SUMITOMO MITSUI BANKING CORPORATION EUROPE LIMITED

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

The ECA Lender

For and on behalf of EKSPORTKREDITT NORGE AS.

/s/ Nicholas Cullinan
By:	NICHOLAS CULLINAN

[Signature page to the Facilities Agreement]

Exhibit 10.5

10 December 2018

Term Loan Facility Agreement

in relation to a USD 350,000,000 Term Loan Facility

for

Maersk Drilling Holding A/S

as the Original Company and Original Borrower

with

Danmarks Skibskredit A/S

as Arranger and Original Lender

and

Danmarks Skibskredit A/S

acting as Security Agent

Contents:

1.	Definitions and Interpretation	3
2.	The Facility	29
3.	Purpose	31
4.	Conditions of Utilisation	32
5.	Utilisation	34
6.	Repayment	35
7.	Prepayment and Cancellation	35
8.	Interest	44
9.	Interest Periods	45
10.	Changes to the Calculation of Interest	45
11.	Fees	48
12.	Tax Gross Up and Indemnities	49
13.	Increased Costs	55
14.	Other Indemnities	57
15.	Mitigation by the Lenders	59
16.	Costs and Expenses	60
17.	Guarantee and Indemnity	61
18.	Representations	66
19.	Information Undertakings	70
20.	Financial Covenants and Security Coverage Ratio	76
21.	General Undertakings	83
22.	Events of Default	87
23.	Changes to the Lenders	95
24.	Changes to the Obligors	100
25.	Role of the Security Agent and the Arranger	103
26.	Application of proceeds	114
27.	Conduct of business by the Finance Parties	117
28.	Sharing among the Finance Parties	117
29.	Payment Mechanics	120
30.	Set-off	125
31.	Notices	125
32.	Calculations and Certificates	128
33.	Partial Invalidity	128
34.	Remedies and Waivers	129
35.	Amendments and Waivers	129
36.	Confidential Information	137
37.	Confidentiality of Funding Rates and Reference Bank Quotations	142
38.	Counterparts	144
39.	Bail-In	144
40.	Governing Law	146
41.	Enforcement	146

Schedules:

THIS AGREEMENT is dated 10 December 2018 and made between:

(1)	MAERSK DRILLING HOLDING A/S as original company (the “Original Company”);

(2)	MAERSK DRILLING HOLDING A/S as original borrower (the “Original Borrower”);

(3)	MAERSK DRILLING A/S as original guarantor;

(4)

THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as vessel owners (the “Original Vessel Owners”) and together with the Original Company and Maersk Drilling A/S, the “Original Guarantors”);

(5)	DANMARKS SKIBSKREDIT A/S as arranger (the “Arranger”);

(6)	DANMARKS SKIBSKREDIT A/S as original lender (the “Original Lender”); and

(7)	DANMARKS SKIBSKREDIT A/S as agent and security agent of the other Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2018 Financial Statements” means the audited consolidated financial statements of the Company for the financial year ended 31 December 2018.

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by S&P Global Ratings, a division of S&P Global Inc. or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Security Agent (acting on the instructions of the Majority Lenders) and the Company.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Account Charge” means, in relation to a Vessel Owner, the Security over the Earnings Account of that Vessel Owner, made or to be made between that Vessel Owner and the Security Agent which, provided that no Event of Default is continuing, shall not be blocked accounts and the Obligors shall not be required to obtain any consents to operate the Earnings Accounts in their discretion other than after the occurrence of an Event of Default which is continuing.

“Additional Borrower” means ListCo if it becomes an Additional Borrower in accordance with Clause 2.4 (ListCo Accession).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Additional Obligor” means ListCo if it becomes an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement” means this agreement, including all of the Schedules hereto, which shall form an integral part of this agreement.

“Approved Classification” means the Collateral Vessel’s classification as of the date of this Agreement, or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means American Bureau Shipping or Lloyd’s Register or any other classification society approved in writing by the Security Agent acting with the authorisation of the Majority Lenders (such authorisation not to be unreasonably withheld or delayed).

“Approved Flag” means:

(a)	Denmark and Singapore;

(b)

unless the Security Agent (acting on the instructions of the Majority Lenders) has given prior notice to the Company that such flags are no longer accepted by the Majority Lenders, Isle of Man, England, Cyprus, Hong Kong, Malta and Sweden; and

(c)	such other ship registry or flag acceptable to the Security Agent acting with the authorisation of the Majority Lenders (such authorisation not to be unreasonably withheld or delayed).

“Approved Valuer” means each of Fearnley Offshore, Clarksons, Pareto Offshore, IHS Markit, Maersk Broker/KennedyMarr or such other brokers as may be agreed by the Lenders and the Company.

“Arrest” means, in relation to any Collateral Vessel, an arrest of that Collateral Vessel (other than an arrest falling under the definition of Total Loss) which has continued unremedied for sixty (60) days from the date of such arrest.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 30 December 2018.

“Available Commitment” means a Lender’s Commitment until such time as the Utilisation is made available to the Borrower.

“Borrower” means (i) the Original Borrower or, (ii) if a Debt Assumption Certificate has been delivered to and accepted by the Security Agent, ListCo.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Break Funding Costs” means, in relation to DSF, DSF’s break funding costs calculated inter alia as the present value of any positive amount constituting the difference between:

(a)	DSF’s cost of funding the Facility as of the date of the accepted Term Sheet, being LIBOR plus 0.58% per annum; and

(b)

DSF’s cost of funding an amount equal to such prepaid part of the Loan and/or cancelled part of the Facility as of the date of the prepayment or cancellation on the basis of an identical tenor and repayment profile as that of the prepaid part of the Loan and/or cancelled part of the Facility.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Copenhagen and Singapore.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date” means the first Utilisation Date.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Vessels” means:

(a)	each of the vessels listed in Schedule 9 (Collateral Vessels); and

(b)	each Replacement Collateral Vessel subject to a Mortgage in accordance with this Agreement,

in each case, to the extent and for so long as such vessel is (i) owned by a member of the Group and (ii) subject to the Transaction Security.

“Collateral Vessels Undertakings” means the undertakings set out in Part I of Schedule 11 (Collateral Vessels and Insurance Undertakings).

“Company” means:

(a)	for the period from the date of this Agreement until the ListCo Accession Date, the Original Company; and

(b)	thereafter, ListCo.

“Commitment” means :

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or in any other form agreed between the Company and the Security Agent.

“Compliance Certificate Quarter Date” means each of 31 March and 30 September.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, any Collateral Vessel, the Charged Property, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Security Agent.

“Debt Assumption Certificate” means a certificate from the Original Company and ListCo to the Security Agent substantially in the form set out in Schedule 10 (Debt Assumption Certificate).

“Deed of Covenants” means, in relation to a Collateral Vessel (other than a Collateral Vessel flying the flag of Denmark or any other Approved Flag where the Security Agent is satisfied (acting reasonably) that it is not required to execute a deed of covenants collateral and supplemental to the Mortgage), the deed of covenants collateral and supplemental to the Mortgage over that Collateral Vessel made or to be made between the relevant Vessel Owner and the Security Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in the Loan available (or has notified the Security Agent or the Company (which has notified the Security Agent) that it will not make its participation in the Loan available) by the Utilisation Date of the Loan in accordance with Clause 5.3 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(C)	payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Demerger” means:

(a)

a partial, tax-exempt demerger of A.P. Møller – Mærsk A/S by contribution of the shares of A.P. Møller – Mærsk A/S in Maersk Drilling Holding A/S and its direct and indirect subsidiaries and certain other assets and liabilities to a newly incorporated Danish limited liability company (“ListCo”);

(b)	the distribution of the shares in ListCo to the shareholders of A.P. Møller – Mærsk A/S; and

(c)	the admission for trading and official listing of the shares of ListCo on Nasdaq Copenhagen A/S.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DSF” means Danmarks Skibskredit A/S with CVR number 27492649 in its capacity as Lender.

“Earnings Account” means any USD or EUR account held by a Vessel Owner into which the principal revenue from the employment contract and/or intra-group bareboat charter arrangement with respect to the relevant Collateral Vessel is required to be paid.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means , in respect of a Lender , the office or offices notified by that Lender to the Security Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Market Value” means the market value in Dollars of a Collateral Vessel or, as the case may be, all Collateral Vessels as determined in accordance with Clause 20.5 (Valuations).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” mean the letter dated on or about the date of this Agreement between the Arranger and the Company setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means this Agreement, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Security Agent and the Company.

“Finance Party” means the Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

net liabilities owing in respect of any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above,

and, in each case, excluding any indebtedness or liability in respect of any of the items referred to paragraphs (a) to (i) above to the extent owed by one member of the Group to another member of the Group.

“Funding Rate” means any individual rate notified by a Lender to the Security Agent pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).

“GAAP” means generally accepted accounting principles in Denmark including IFRS.

“Group” means the Company and its Subsidiaries for the time being.

“Group Purchaser” has the meaning given to that term in the definition of Permitted Sale in this Clause 1.1.

“Group Structure Chart” means the group structure chart showing all members of the Group.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Security Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Security Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Security Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Security Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Security Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Initial Margin” means the percentage per annum set out in the margin ratchet included in the definition of “Margin” opposite the relevant Leverage Ratio range based on the Leverage Ratio as set out in a certificate signed by the CFO of the Company delivered to the Security Agent as part of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) and setting out pro forma Leverage Ratio (assuming drawing of the Loan and application of the proceeds therefrom).

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, judicial manager, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance Assignment” means, in relation to a Collateral Vessel, the assignment of Insurances and Requisition Compensation in respect of that Collateral Vessel made or to be made between the relevant Vessel Owner and the Security Agent.

“Insurance Undertakings” means the undertakings set out in Part II of Schedule 11 (Collateral Vessels and Insurance Undertakings).

“Insurances” means, in relation to a Collateral Vessel, all policies and contracts of insurance required pursuant to the Insurance Undertakings (including all entries of that Collateral Vessel in a protection and indemnity or war risks association) and which are taken out or entered into by or for the benefit of the Vessel Owner of that Collateral Vessel in connection with that Collateral Vessel (including all benefits and claims and return of premiums relating to such policies and contracts).

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan,

each as of 11.00 a.m. on the Quotation Day for dollars.

“Legal Opinion” means any legal opinion delivered to the Security Agent under Clause 4.1 (Initial conditions precedent) or Clause 24 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the Danish Limitation Act (in Danish: lov om forældelse af fordringer)), defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of any stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that a Danish court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of any Relevant Jurisdiction;

(f)	any Security Documents not being enforceable as a result of an express agreement in the Finance Documents not to take the necessary actions required to perfect such Security Documents; and

(g)	any other matters of law of general application which are set out as qualifications or reservations (however described) in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank or financial institution which has become a Party as a “Lender” in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Loan:

(a)	the applicable Screen Rate as of 11.00 a.m. on the Quotation Day for dollars and for a period equal in length to the Interest Period of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate).

“ListCo” has the meaning given to it in the definition of Demerger.

“ListCo Accession Date” means the date on which ListCo has acceded to this Agreement as an Additional Borrower and/or Additional Guarantor pursuant to Clause 2.4 (ListCo Accession).

“LMA” means the Loan Market Association.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

“LTV Testing Date” has the meaning given to it in paragraph (a) of Clause 20.5 (Valuations).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2⁄3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3% of the Total Commitments immediately prior to the reduction).

“Margin” means the Initial Margin, but if no Event of Default has occurred and is continuing and the Company has delivered its latest quarterly Compliance Certificate at the time required under paragraph (a) or (b) of Clause 19.2 (Compliance Certificate), as applicable, then the Margin for the Loan will be the percentage per annum set out below opposite that range based on the relevant Leverage Ratio as confirmed by that Compliance Certificate:

Leverage Ratio	Margin (% p.a.)
More than 4.0:1	2.90
Less than or equal to 4.0:1 but more than 3.0:1	2.70
Less than or equal to 3.0:1 but more than 2.0:1	2.25
Less than or equal to 2.0:1 but more than 1.0:1	2.05
Less than or equal to 1.0:1	1.80

Any change in the Margin shall take effect three Business Days after receipt by the Security Agent of the Compliance Certificate and the financial statements for that Relevant Period (or by reference to the Company’s management accounts (as applicable)) pursuant to Clause 19.2 (Compliance Certificate) confirming the change in Margin. For the purpose of determining the Margin, “Leverage Ratio” and “Relevant Period” shall be determined in accordance with Clause 20.1 (Financial definitions).

While an Event of Default is continuing or if the Company fails to deliver a Compliance Certificate at the time required under Clause 19.2 (Compliance Certificate), the Margin for the Loan shall be the highest percentage per annum set out above.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole;

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)	subject to the Legal Reservations, the legality, validity or enforceability of the Finance Documents.

“Material Employment Contract” means, with respect to any Collateral Vessel, any drilling contract entered into on or after the Closing Date between a member of the Group and any third party (which is not itself a member of the Group) with an initial fixed term duration (including any optional extension periods, provided that the option to extend is a unilateral right for the member of the Group’s counterparty that can be exercised without (i) the consent of the relevant member of the Group or (ii) being subject to a right for the relevant member of the Group to renegotiate the pricing or other terms of such contract) in excess of 18 months.

“Material Intra-Group Loans” means any loan or credit owing between an Obligor as the creditor and another Obligor as the debtor, the principal amount of which exceeds USD 10,000,000 (or its equivalent in any other currency) and the actual or intended duration of which is longer than 6 Months.

“Minimum Coverage Threshold” has the meaning ascribed to it in Clause 20.6 (Security Coverage Ratio).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (b) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The rules above will only apply to the last Month of any period.

“Mortgage” means, in relation to a Collateral Vessel, a first priority vessel mortgage governed by the laws of the Approved Flag of that Collateral Vessel made or to be made between the relevant Vessel Owner and the Security Agent.

“New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).

“Non-Consenting Lender” has the meaning given to that term in Clause 35.6 (Replacement of Lender).

“Obligor” means a Borrower or a Guarantor.

“Original Financial Statements” means the special purpose combined financial statements of Maersk Drilling for the financial years ended 31 December 2017, 31 December 2016 and 31 December 2015.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as the Borrower or a Guarantor (as the case may be).

“Original Obligor” means the Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Sale” means any sale, transfer or other disposal of (i) any Collateral Vessel by a Vessel Owner, or (ii) the shares in a Vessel Owner, in each case, to a member of the Group (a “Group Purchaser”).

“Prepayment Cash Collateral” has the meaning ascribed to it in paragraph (b)(i) of Clause 7.3 (Replacement or release of Collateral Vessel).

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Quotation” means any quotation supplied to the Security Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Security Agent at its request by the Reference Banks as either:

(a)	if:

(i)	the Reference Bank is a contributor to the applicable Screen Rate; and

(ii)	it consists of a single figure

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market.

“Reference Banks” means such entities as may be appointed by the Security Agent in consultation with the Company with the consent of that entity.

“Relevant Amount” means, in relation to any Collateral Vessel an amount which equals the total outstanding Loan multiplied by a fraction equal to that Collateral Vessel’s Fair Market Value divided by the aggregate Fair Market Value of all Collateral Vessels.

“Relevant Date” means, in relation to any Collateral Vessel:

(a)	in the case of a Third Party Sale of that Collateral Vessel, the date on which title is transferred to that Collateral Vessel;

(b)	in the case of a Total Loss of that Collateral Vessel, the Total Loss Date; and

(c)	in the case of an Arrest of that Collateral Vessel, the date of such Arrest.

“Relevant Jurisdiction” means:

(a)	the Original Jurisdiction of each Obligor and the jurisdiction of incorporation of each other member of the Group; and

(b)	the jurisdiction whose laws govern any of the Security Documents.

“Relevant Market” means the London interbank market.

“Repayment Date” means each of 15 March, 15 June, 15 September and 15 December each year on which a Repayment Instalment is to be paid, with the first Repayment Date being 15 June 2019.

“Repayment Instalment” means each instalment for repayment of the Loan referred to in Clause 6.1 (Repayment of Loan).

“Repeating Representations” means each of the representations set out in Clauses 18.2 (Status) to 18.6 (Validity and admissibility in evidence), paragraph (c) of Clause 18.12 (Financial statements), Clause 18.13 (Pari passu ranking) and paragraph (b) of Clause 18.18 (Sanctions).

“Replacement Collateral Vessel” means each such replacement vessel or vessels which is or are:

(a)

(i)	in aggregate (if applicable) of equal or greater Fair Market Value than the Collateral Vessel it is, or they are, replacing no more than 60 Business Days prior to the proposed date of replacement;

(ii)	classed with an Approved Classification Society;

(iii)	flagged under an Approved Flag; and

(iv)	either a semi-sub or a drillship acceptable to the Lenders (acting reasonably); or

(b)	otherwise acceptable to the Lenders.

“Replacement Documents” has the meaning set out in the definition of Replacement Vessel Date.

“Replacement Vessel Date” means, in relation to any Replacement Vessel Period and a Replacement Collateral Vessel, the day on which the Security Agent receives:

(a)	the Vessel Security Package over such Replacement Collateral Vessel executed by the applicable Vessel Owner in favour of the Security Agent;

(b)

such legal opinions as are reasonably required by the Security Agent including but not limited to a legal opinion concerning the Vessel Owner in respect of that Replacement Collateral Vessel, registration of the Replacement Collateral Vessel and the Vessel Security Package; and

(c)	copies of the documents set out in paragraphs 1 and 4 of Part I of Schedule 2 (Conditions Precedent) in relation to that Replacement Collateral Vessel,

(together, the “Replacement Documents”) and each such Replacement Document shall be in substantially the same form as delivered to the Security Agent pursuant to Part I of Schedule 2 (Conditions Precedent) in relation to the Collateral Vessel subject to the relevant Vessel Prepayment Event (or in any other form acceptable to the Security Agent).

“Replacement Vessel Period” means the period commencing on the Relevant Date and terminating on the earlier of (i) the date falling five Business Days after the Company has notified the Security Agent that it no longer intends to pursue a Replacement Collateral Vessel; (ii) the Replacement Vessel Date and (iii) 180 days after the date the prepayment amount would (but for any postponement pursuant to paragraph (a)(i) of Clause 7.3 (Replacement or release of Collateral Vessel)) would have fallen due pursuant to Clause 7.2 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Vessel).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means, in relation to any Collateral Vessel:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or compulsory acquisition of that Collateral Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Collateral Vessel (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” means, in relation to any Collateral Vessel, all compensation or other moneys payable to the relevant Vessel Owner by reason of any Requisition of that Collateral Vessel in the exercise or purported exercise of any lien or claim.

“Reserve Account” means an account held in the name of the Company or a Vessel Owner and blocked and pledged to the Security Agent on terms reasonably satisfactory to the Security Agent.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Person” means:

(a)	any person or entity that is listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of persons);

(b)

any person or entity that is domiciled, resident, or has its main place of business in or is incorporated under the laws of any country or territory that is the target of comprehensive, country- or territory-wide Sanctions; or

(c)

any entity that is directly or indirectly owned or controlled by, or any person or entity acting on behalf of a person and/or entity referred to in (a) and/or (to the extent relevant under Sanctions) (b) above.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” means any economic or financial sanctions laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes, or any other comprehensive trade restrictions imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means:

(a)	the United States (“US”) including, for the avoidance of doubt, the US Department of the Treasury’s Office of Foreign Assets Controls (“OFAC”);

(b)	the United Nations Security Council;

(c)	the European Union or any of its member states where a member of the Group or any Finance Party is incorporated;

(d)	the United Kingdom;

(e)	Singapore;

(f)	the Norwegian State; or

(g)	any member state of the European Economic Area where a member of the Group or a Lender is incorporated,

including, in each case, any other governmental institution or authority of any of the foregoing.

“Sanctions List” means any list of persons or entities being the subject of any Sanctions published by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Sanctions or Anti-Corruption Event” means a breach by an Obligor of any of the representations or undertakings under Clauses 18.18 (Sanctions), 18.19 (Anti-Corruption) or 21.6 (Sanctions and Anti-Corruption Undertaking) unless such breach is, in the Security Agent’s reasonable discretion, capable of remedy and is, unless otherwise agreed to in writing by the Security Agent (acting on the instructions of the Lenders), remedied within 15 Business Days of the earlier of (1) the Security Agent giving notice to the Company and (2) the Company becoming aware of the occurrence of such event.

“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Security Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Coverage Ratio” means at any relevant time, an amount (expressed as a percentage) which is equal to (A/B) x 100, where:

A =

the aggregate of the Fair Market Values of all the Collateral Vessels (other than any Collateral Vessels to which a Replacement Vessel Period applies) and any additional cash or collateral already provided to restore the Minimum Coverage Threshold; and

B =	the Loan outstanding.

“Security Documents” means each of the documents listed as being a Security Document in paragraph 2(d) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Security Agent under paragraph 9 of Part II of Schedule 2 (Conditions Precedent), together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Share Charge” means, in relation to a Vessel Owner, the Security over 100% of the shares of that Vessel Owner, made or to be made between its shareholder and the Security Agent.

“Subordination Agreement” means an agreement concerning the subordination of Material Intra-Group Loans to be made between the Obligors, the relevant debtors in respect of Material Intra-Group Loans and the Security Agent.

“Subsidiary” means a subsidiary undertaking (in Danish: dattervirksomhed) within the meaning of sections 5 – 7 of the Danish Companies Act.

“Syndicated Facilities Agreement” means the USD 1,550,000,000 term and revolving facilities agreement for the Original Company dated 6 December 2018 entered into between, inter alia, the Original Company as original company and original borrower and DNB Bank ASA as agent and security trustee.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Sheet” means the term sheet concerning the Facility signed by the Original Lender on 3 December 2018 and accepted by the Original Company on 3 December 2018.

“Termination Date” means the earlier of:

(a)	the date falling seven years after the Closing Date; and

(b)	15 December 2025.

“Third Party Sale” means any sale, transfer or other disposal of (i) any Collateral Vessel by a Vessel Owner, or (ii) the shares in a Vessel Owner, in each case, to a person that is not a Group Purchaser.

“Total Commitments” means the aggregate of the Commitments, being USD 350,000,000 at the date of this Agreement.

“Total Loss” means, in relation to a Collateral Vessel:

(a)	the actual, constructive, compromised, agreed or arranged total loss of that Collateral Vessel; or

(b)	any Requisition of that Collateral Vessel unless that Collateral Vessel is returned to the full control of the relevant Obligor within ninety (90) days of such Requisition.

“Total Loss/Arrest Prepayment Date” means, where a Collateral Vessel has become a Total Loss or subject to an Arrest:

(a)

if and to the extent that the Relevant Amount payable as a result of the Total Loss or Arrest, in the reasonable opinion of the Lenders is not covered by insurance proceeds or Requisition Compensation payable in respect of such Collateral Vessel, the date falling one Month after its Total Loss Date; and

(b)

if and to the extent that the Relevant Amount payable as a result of the Total Loss or Arrest, in the reasonable opinion of the Lenders is covered by insurance proceeds or Requisition Compensation payable in respect of such Collateral Vessel, the earlier of:

(i)	within five Business Days after which the insurance proceeds or Requisition Compensation for such Total Loss or Arrest are paid by insurers or the relevant government entity; and

(ii)

six Months after the Relevant Date in respect of such Total Loss or Arrest, provided, however, that such period shall be extended to 12 Months after the Relevant Date in respect of such Total Loss or Arrest, if the Security Agent receives such confirmation of cover from the relevant insurer or government entity as the Security Agent may reasonably require.

“Total Loss Date” means, in relation to the Total Loss of a Collateral Vessel:

(a)	in the case of an actual loss of that Collateral Vessel, the date on which it occurred or, if that is unknown, the date when that Collateral Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Collateral Vessel, the earliest of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers;

(ii)	if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the Total Loss happened; and

(iii)

the date of any compromise, arrangement or agreement made by or on behalf of the Company with that Collateral Vessel’s insurers in which the insurers agree to treat that Collateral Vessel as a Total Loss; and

(c)	in the case of a Requisition, the date ninety (90) days after the date upon which the Requisition occurred.

“Total Loss Proceeds” means the insurance proceeds and any other proceeds receivable by the Company or the relevant Vessel Owner for any Total Loss.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Security Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Security Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means a utilisation of the Faciltiy by way of the Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Request).

“Valuation Date” means any date (other than an LTV Testing Date) on which aggregate Fair Market Value of the Collateral Vessels is tested by reference to the valuation obtained on such date by, and at the cost of, the Security Agent in accordance with Clause 20.5 (Valuations).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Vessel Owner” means

(a)	any Original Vessel Owner; and

(b)	any Subsidiary of the Company which has become an Additional Guarantor in accordance with Clause 24.4 (Additional Guarantors),

which, in each case, owns one or more Collateral Vessels.

“Vessel Prepayment Event” means, with respect to any Collateral Vessel:

(a)	a Third Party Sale;

(b)	an Arrest; or

(c)	a Total Loss,

in each case, of that Collateral Vessel.

“Vessel Security Package” means:

(a)	in respect of each Collateral Vessel or Replacement Collateral Vessel:

(i)	a Deed of Covenant;

(ii)	a Mortgage;

(iii)	an Insurance Assignment; and

(iv)

a first priority earnings assignment in respect of any Material Employment Contracts if and to the extent required under (and if so on the terms reflected in) paragraph 1.16 (Quiet enjoyment undertakings) of Part I of Schedule 11 (Collateral Vessels and Insurance Undertakings) and othwerise on terms to be agreed between the Company and the Security Agent (each acting reasonably).

(b)	in respect of each Vessel Owner:

(i)	an Account Charge (if applicable); and

(ii)	a Share Charge.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)

the “Arranger”, the “Security Agent”, any “Finance Party”, any “Secured Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(iv)	a “group of Lenders” includes all the Lenders;

(v)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)	a provision of law is a reference to that provision as amended or re-enacted; and

(ix)	a time of day is a reference to Copenhagen time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America.

1.4	Exercise of rights of Security Agent while DSF is sole Lender

For so long as DSF is the sole Lender, DSF shall be entitled to exercise, in its capacity as Lender, the rights vested in DSF in its capacity as Security Agent under the Finance Documents.

SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Security Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.4	ListCo Accession

(a)

At any time after the date of this Agreement and notwithstanding Clause 24.2 (Replacement of the Borrower) and Clause 24.4 (Additional Guarantors), the Company may request that ListCo becomes an Additional Borrower and/or Additional Guarantor. The Company must ensure that ListCo becomes an Additional Guarantor no later than 60 days after completion of the Demerger.

(b)

Subject to compliance with the provisions of paragraphs (d) and (e) of Clause 19.6 (“Know your customer” checks) and provided that the Demerger has occurred or will occur concurrently therewith, ListCo shall become an Additional Borrower and/or Additional Guarantor if the Company delivers to the Security Agent:

(i)	a duly completed and executed Accession Letter; and

(ii)	the documents and evidence listed in paragraphs 2, 3, 4, 7 and 12 of Part II of Schedule 2 (Conditions Precedent) in relation to ListCo,

each in form and substance satisfactory to the Security Agent.

(c)

Provided that the Original Company and ListCo have delivered the Debt Assumption Certificate to the Security Agent, and provided that ListCo has acceded to this Agreement as an Additional Borrower pursuant to paragraphs (a) and (b) above, the Parties to this Agreement confirm that with effect on and from the date of the Debt Assumption Certificate being countersigned by the Security Agent (which the Security Agent shall be obliged to do provided that the conditions in paragraphs (a) and (b) have been satisfied):

(i)

the Loan utilised by the Original Company shall automatically be transferred to and assumed by ListCo together with all of the Original Company’s rights, obligations and liabilities as Borrower under this Agreement and the other Finance Documents;

(ii)

the Original Company and the Finance Parties shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Demerger Discharged Rights and Obligations”); and

(iii)

ListCo and each Finance Party shall assume obligations towards one another and/or acquire rights against one another which differ from the Demerger Discharged Rights and Obligations only insofar as ListCo and that Finance Party have assumed and/or acquired the same in place of the Original Company and that Finance Party.

(d)

Provided that a Resignation Letter has been delivered to the Security Agent, and provided that the Original Company and ListCo has delivered the Debt Assumption Certificate to the Security Agent pursuant to paragraph (c) above and such Debt Assumption Certificate has been countersigned by the Security Agent, the Parties to this Agreement confirm that with effect on and from the date of the Debt Assumption Certificate is countersigned by the Security Agent, the Original Company shall cease to be the Borrower and a Guarantor and shall have no further rights or obligations under the Finance Documents.

(e)

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all guarantee obligations owed by it under Clause 17 (Guarantee and Indemnity) of this Agreement shall (a) remain in full force and effect notwithstanding the accession of ListCo pursuant to this Clause 2.4 and (b) extend to any obligations assumed by ListCo under the Finance Documents as a result of this Clause 2.4.

(f)

For the avoidance of doubt, each Obligor confirms for the benefit of the Finance Parties that, the Security created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the accession of ListCo pursuant to this Clause 2.4 and (b) continue to secure all obligations of the Obligors under the Finance Documents and (b) extend to any obligations assumed by ListCo under the Finance Documents as a result of this Clause 2.4.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards the:

(a)	the financing of the Collateral Vessels and the payment of initial dividends; and/or

(b)	the general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date, the Security Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Security Agent. The Security Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Security Agent in writing to the contrary before the Security Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Security Agent to give that notification. The Security Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Event of Default is continuing or would result from the proposed Loan;

(b)	the Repeating Representations to be made by each Obligor are true in all material respects;

(c)	no Total Loss Date has occurred;

(d)

based on the valuation statements of the Collateral Vessels provided by the Company pursuant to paragraph 4(c) of Part I of Schedule 2 (Conditions precedent), the Company complies with the Minimum Coverage Threshold; and

(e)

no event has occurred which triggers a requirement on the Borrower to mandatorily prepay the Loan pursuant to Clause 7.4 (Change of control, change of name or change of representation in the board of ListCo).

4.3	Maximum number of Utilisations

(a)	The Borrower may not deliver more than one Utilisation Request and only for a single Utilisation.

(b)	The Borrower may not request that the Loan be divided if, as a result of the proposed division, more than one Loan would be outstanding.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Security Agent of a duly completed Utilisation Request not later than 11.00 am three Business Days prior to the proposed Utilisation Date.

5.2	Completion of a Utilisation Request for Loan

(a)	The Utilisation Request for the Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(ii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan may be requested.

5.3	Lenders’ participation

If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loan

(a)	The Borrower shall repay the Loan made to it

(i)	quarterly on each Repayment Date in equal instalments in the amount of USD 6,000,000 commencing on 15 June 2019; and

(ii)	a balloon payment payable on the Termination Date equal to the remaining outstanding principal amount of the Loan.

(b)	If the Facility is not utilised in full, the instalments (including the balloon payment) shall be reduced on a pro rata basis.

(c)

Schedule 13 (Repayment Schedule) contains a repayment schedule based on a full utilisation of the Facility and a new repayment schedule will be provided by the Security Agent if the Facility is not utilised in full and in case of any prepayment of the Loan.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful (including, without limitation, if a Lender is in breach of any Sanctions) for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Security Agent upon becoming aware of that event;

(b)	upon the Security Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 35.6 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after the Security Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Security Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Mandatory Prepayment – Total Loss, sale or Arrest of a Collateral Vessel

(a)

If a Collateral Vessel is the subject of a Vessel Prepayment Event, the Company shall, subject to the right of the Company to request that such Collateral Vessel be replaced with a Replacement Collateral Vessel and that Prepayment Cash Collateral is provided into the Reserve Account pursuant to Clause 7.3 (Replacement or release of Collateral Vessel):

(i)	if the Vessel Prepayment Event with respect to the Collateral Vessel is a Third Party Sale, on the Relevant Date; or

(ii)	if the Vessel Prepayment Event with respect to the Collateral Vessel is a Total Loss or Arrest, on the Total Loss/Arrest Prepayment Date,

prepay the Relevant Amount in accordance with paragraph (b) below, save where Total Loss Proceeds are paid to the Security Agent, in which case the Security Agent shall apply the Total Loss Proceeds up to the amount of the Relevant Amount towards prepayment of the Loan and the Company shall prepay any amount by which the Relevant Amount exceeds the Total Loss Proceeds. Any balance of the proceeds from a Third Party Sale or any balance of Total Loss Proceeds not required for prepayment shall, unless a Default has occurred and is continuing, be at the free disposal of the Borrower. If a Default or an Event of Default has occurred and is continuing, all proceeds from a Third Party Sale and any Total Loss Proceeds shall be applied towards prepayment of the Loan.

(b)	A prepayment pursuant to paragraph (a) above shall be applied to reduce the instalments of the Loan (including any balloon payment) on a pro rata basis.

(c)

To the extent that any Total Loss Proceeds are paid to the Company or a Vessel Owner, the Company shall promptly notify the Security Agent of the date on which the Company or the Vessel Owner receives any Total Loss Proceeds and the amount of those Total Loss Proceeds.

(d)

To the extent that any Total Loss Proceeds in excess of the Relevant Amount are received by the Security Agent in accordance with paragraph (a) above and no Default or Event of Default has occurred and is continuing, the Security Agent shall promptly notify the Company of the same and shall hold the amount of such excess for the account of for the applicable Vessel Owner and promptly pay that amount to the applicable Vessel Owner (or as the Company may otherwise direct).

7.3	Replacement or release of Collateral Vessel

(a)

In circumstance where a Collateral Vessel is the subject of a Vessel Prepayment Event, and provided no Default or Event of Default has occurred and is continuing, the Company may by giving 14 days’ notice to the Security Agent require that such Collateral Vessel is replaced with a Replacement Collateral Vessel, provided that

(i)

the Company or relevant Vessel Owner shall provide cash collateral in USD in an amount equal to the Relevant Amount in respect of that Vessel Prepayment Event (“Prepayment Cash Collateral”) in the Reserve Account on or before the date the prepayment amount would otherwise have fallen due pursuant to Clause 7.2 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Vessel) and upon providing such Prepayment Cash Collateral, the due date in respect of the Vessel Prepayment Event shall be postponed until the expiry of the Vessel Replacement Period;

(ii)	the owner(s) of the Replacement Collateral Vessel shall be approved by the Lenders (acting reasonably);

(iii)	the the Replacement Collateral Vessel is acceptable to the Lenders (acting reasonably); and

(iv)

the Security Coverage Ratio after such replacement shall not be lower than the Security Coverage Ratio (including for the avoidance of doubt the Collateral Vessel being replaced) prior to such replacement and shall exceed the Minimum Coverage Threshold. If the Fair Market Value of the Collateral Vessels after a replacement is significantly above the outstanding amount of the Loan, the Lenders will look positively at releasing the Security in respect of the Collateral Vessel which is the subject of the Vessel Prepayment Event.

(b)

The Security Agent shall give notice to the Company as soon as practicable and no later than 14 days from receiving the notice from the Company referred to in paragraph (a) of this Clause 7.3 as to whether or not the conditions for replacement are satisfied. In the affirmative:

(i)

the Company and the Lenders shall agree on how the part of the Loan related to the Collateral Vessel being replaced shall be adjusted to mirror the age of the Replacement Collateral Vessel as determined by the Security Agent (subject to an adjustment of the Margin to be agreed if the profile of the allocated part of the Loan is extended materially)

(ii)	the Company shall deliver (or procure the delivery of) the Replacement Documents to the Security Agent; and

(iii)	the Company shall ensure that the relevant owner of the Replacement Collateral Vessel accedes to this Agreement as an Additional Guarantor,

following which, without delay:

(A)	the Prepayment Cash Collateral shall be released in full to the Company or relevant Vessel Owner (as applicable);

(B)	the Security in respect of that Collateral Vessel shall be released; and

(C)	the Company shall pay a replacement fee of USD 5,000 to the Security Agent for its own account.

(c)	Upon the expiry of the Replacement Vessel Period, if the Replacement Vessel Date has not occurred, the Company shall:

(i)	prepay the Relevant Amount in accordance with paragraph 7.2(b) of Clause Clause 7.2 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Vessel); or

(ii)	instruct the Security Agent to apply the Prepayment Cash Collateral held in relation to the relevant Vessel Prepayment Event in satisfaction of that prepayment.

(d)

Upon prepayment of the Relevant Amount and provided that no Default or Event of Default has occurred and is continuing, any Prepayment Cash Collateral shall be immediately released to the Company. If such prepayment is not made when due, the Security Agent is authorised by the Company to apply any Prepayment Cash Collateral held in relation to the relevant Vessel Prepayment Event in satisfaction of that prepayment.

7.4	Change of control, change of name or change of representation in the board of ListCo

(a)	If:

(i)	any person or group of persons acting in concert other than the Majority Shareholders gains control, directly or indirectly, of more than 50% of the voting and/or ordinary shares of the Company;

(ii)	the Majority Shareholders cease to own, directly or indirectly, at least 20% of the voting and/or ordinary shares of the Company;

(iii)

“Maersk” ceases, without the prior consent of the Security Agent, to form part of the name of (a) one or more of the Collateral Vessels save where specifically required under a charter entered into for the relevant Collateral Vessel and (b) the corporate name of either (i) Maersk Drilling Holding A/S or (ii) another company, which is the direct or indirect holding company of the Vessel Owners and which is a direct subsidiary of ListCo; or

(iv)	following completion of the Demerger, A.P. Møller Holding A/S ceases to be represented in the board of directors of ListCo,

then in each case:

(A)

the Company shall promptly notify the Security Agent upon becoming aware of that event following which the Lenders shall negotiate in good faith with the Company for a period of 60 days with a view to agreeing terms and conditions that are acceptable to the Company and the Lenders for continuing the Facility (the “Negotiation Period”);

(B)	during the Negotiation Period, a Lender shall not be obliged to fund a Utilisation);

(C)

if no agreement is reached within the Negotiation Period, the Security Agent shall, if a Lender so requires not later than 30 days after the end of the Negotiation Period, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding Utilisations and amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above:

(i)	“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal);

(ii)	“Majority Shareholders” means A.P. Møller Holding A/S, A.P. Møller – Mærsk A/S, A.P. Møller og Hustru Chastine Mc-Kinney Møllers Familiefond or Den A.P. Møllerske Støttefond;

(iii)	“control” means the power (by way of ownership of shares, proxy, contract or otherwise) to cast, or control the casting of, votes that might be cast at a general meeting of the Company; and

(iv)	A. P. Møller Holding A/S shall be “represented in the board of directors of ListCo” if at least one member of the board of directors of ListCo:

(A)

is an employee or a member of the management board or board of directors of A.P. Møller Holding A/S or APMH Invest A/S and/or a member of the board of directors of A.P. Møller og Hustru Chastine Mc-Kinney Møllers Fond til almene Formaal; or

(B)

was put up as a candidate for the board of directors of ListCo based on a proposal from A.P. Møller-Holding A/S, APMH Invest A/S and/or A.P. Møller og Hustru Chastine Mc-Kinney Møllers Fond til almene Formaal.

If a person ceases to satisfy the requirements set out in paragraph (a) above, the person will still be considered a representative of A.P. Møller Holding A/S until the next ordinary general meeting of ListCo. is at all times appointed by A.P. Møller Holding A/S.

7.5	Mandatory Prepayment – Sanctions or Anti-Corruption Event

(a)	Upon the occurrence of a Sanctions or Anti-Corruption Event:

(i)

upon becoming aware of such event (prior to the commencement of any applicable remedy period), any Lender or the Company shall promptly notify the Security Agent of the occurrence and the date on which it became aware of such event, and the Security Agent shall promptly notify each (other) Lender and, if applicable, the Company;

(ii)	a Lender shall not be obliged to participate in any Utilisation; and

(iii)

if a Lender so requests (no later than 60 days after becoming aware of such event (or such longer period agreed between that Lender and the Company)) by delivering a notice to the Company through the Security Agent, the Company shall within 20 Business Days of any such request prepay that Lender’s portion of all outstanding Utilisations, together with accrued interest, break costs and all other amounts owing to such Lender under the Finance Documents, and that Lender’s Commitment will immediately be cancelled.

7.6	Voluntary cancellation

The Company may, if it gives the Security Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD 5,000,000 and in integral multiples of USD500,000) of the Facility. Any cancellation under this Clause 7.6 shall reduce the Commitments of the Lenders rateably under the Facility.

7.7	Voluntary prepayment of Loan

(a)

The Borrower may, if it gives the Security Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of USD 5,000,000 and in integral multiples of USD 500,000).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Facility is fully Utilised).

(c)	Any prepayment of the Loan under this Clause 7.7 shall be applied pro rata against the instalments of the Loan (including any balloon payment).

7.8	Prepayment and release in relation to a Collateral Vessel

(a)

Provided that no Default or Event of Default has occurred and is continuing, the Company may, if it gives the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice identifying one or more Collateral Vessels and the Relevant Amounts applicable to such Collateral Vessels, prepay (i) an amount at least equal to the Relevant Amount for such Collateral Vessel(s) and (ii) such additional amount, which shall ensure that the Security Coverage Ratio is the same or higher after the release of such Collateral Vessels as before such release and that the Security Coverage Ratio exceeds the Minimum Coverage Threshold, such prepayments to be applied in accordance with paragraph (b) below. As soon as reasonably possible after such prepayment, the Security Agent shall release to the relevant Vessel Owner any Security over or in respect of that Collateral Vessel and provided that the relevant Vessel Owner does not own any other Collateral Vessel, the Security Agent shall also release any Security in respect of the shares in the relevant Vessel Owner, and the Security Agent shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release.

(b)	Any prepayment under this Clause 7.8 shall be applied pro rata against the instalments of the Loan (including any balloon payment).

7.9	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)	any Lender becomes a Non-Consenting Lender under Clause 35.6 (Replacement of Lender),

the Company may, whilst the circumstance giving rise to the requirement for that increase, indemnification or replacement continues, give the Security Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations or give the Security Agent notice of its intention to replace that Lender in accordance with Clause 35.6 (Replacement of Lender).

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation.

(d)

(i)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Security Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)	On the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)	The Security Agent shall as soon as practicable after receipt of a notice referred to in paragraph (i) above, notify all the Lenders.

7.10	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and:

(i)	subject to any Break Costs and Break Funding Costs; and

(ii)	otherwise without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Security Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Utilisation under the Facility is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment.

7.11	Application of prepayments

Any prepayment of a Utilisation pursuant to Clause 7.7 (Voluntary prepayment of Loan) shall be applied pro rata to each Lender’s participation in that Utilisation.

SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable

(a)	Margin; and

(b)	LIBOR,

provided that, the rate of interest shall not in any case be less than zero.

8.2	Payment of interest

The Borrower to which the Loan has been made shall pay accrued interest on the Loan on the last day of each Interest Period.

8.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Security Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Security Agent.

(b)	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Security Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Security Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan.

9.	INTEREST PERIODS

9.1	Interest Periods

(a)	Each Interest Period shall be three (3) calendar months or any other period agreed between the Borrower and the Security Agent (acting on the instructions of the Lenders).

(b)	An Interest Period for the Loan shall not extend beyond the Termination Date.

(c)

The first Interest Period of the Loan shall start on the Utilisation Date and end on 15 March 2019 and each subsequent Interest Period shall start on the last day of its preceding Interest Period and end on the next Repayment Date.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	the currency of the Loan; or

(ii)	the Interest Period of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of noon on the Quotation Day for the currency of the Loan and for a period equal in length to the Interest Period of the Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR for the Loan and Clause 10.4 (Cost of funds) shall apply to the Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by noon on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Security Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 50 per cent. of the Loan) that the cost to it of funding its participation in the Loan from the wholesale market for the relevant currency would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

10.4	Cost of funds

(a)	If this Clause 10.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Security Agent by that Lender as soon as practicable and in any event within three Business Days of the first day of that Interest Period (or, if earlier, on the date falling ten Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)

If this Clause 10.4 applies and the Security Agent or the Company so requires, the Security Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 10.4 applies pursuant to Clause 10.2 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.5	Notification to Company

If Clause 10.4 (Cost of funds) applies, the Security Agent shall, as soon as is practicable, notify the Company.

10.6	Break Costs

(a)

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party (provided that the Borrower has been provided with the calculation of such Break Costs) its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Security Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

10.7	Break Funding Costs

(a)

The Borrower shall, within three Business Days of demand by DSF, pay to DSF (provided that the Borrower has been provided with the calculation of such Break Funding Costs) its Break Funding Costs attributable to all or any part of the Loan being prepaid.

(b)	The Break Funding Costs shall be determined by DSF and shall be binding on the Borrower save for manifest errors.

(c)	For the avoidance of doubt, any Break Funding Costs shall be in addition to and not in substitution of any Break Costs.

11.	FEES

11.1	Commitment fee

(a)

The Company shall pay to the Security Agent (for the account of each Lender) a fee in USD computed at the rate of 30% of the Initial Margin per annum on that Lender’s Available Commitment under the Facility for the Availability Period

(b)

The accrued commitment fee is payable on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Security Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Handling fee

The Company shall pay to the Security Agent (for its own account) a handling fee of USD 5,000 for each change of flag of a Collateral Vessel and each substitution of a Collateral Vessel in accordance with Clause 7.3 (Replacement or release of Collateral Vessels).

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and which under section 2(1)(d) of the Danish Corporate Tax Act (in Danish: Selskabsskatteloven) (subject to the completion of any necessary formalities) is entitled to receive interest payments under a Finance Document without the Obligor paying the interest being required to make any Tax Deduction in respect of Danish Tax, provided that the Original Lender shall always be deemed to be a Qualifying Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding made by an Obligor for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Security Agent accordingly. Similarly, a Lender shall notify the Security Agent on becoming so aware in respect of a payment payable to that Lender. If the Security Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax, if on the date on which the payment falls due, the payment could have been made by that Obligor to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of the relevant taxing authority.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Security Agent for the Finance Party entitled to the payment other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

12.3	Tax indemnity

(a)

The Company shall (within three Business Days of demand by the Security Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)

would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Security Agent of the event which will give, or has given, rise to the claim, following which the Security Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Security Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Lender status confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Security Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender; or

(b)	a Qualifying Lender.

If such a Lender fails to indicate its status in accordance with this Clause 12.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Security Agent which category applies (and the Security Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 12.7 to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Security Agent and the Security Agent shall notify the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Security Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)

the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV to the extent that such costs were not reasonably capable of calculation by the relevant Finance Party on the date of this Agreement or, if later, on the date on which the relevant Finance Party became party to this Agreement.

(b)	In this Agreement:

(i)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document;

(ii)	“Basel III” means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel

III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

(iii)	“CRD IV” means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Security Agent of the event giving rise to the claim, following which the Security Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Security Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iv)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(v)	attributable to the implementation or application of or compliance with Basel III or CRD IV unless the Finance Party claiming such Increased Cost:

(A)	makes that claim within six Months of the relevant cost being incurred; and

(B)

confirms to the Company that it is generally claiming equivalent costs from all or substantially all similar borrowers of similar creditworthiness in respect of all or substantially all similar loans; or

(vi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 12.1 (Definitions).

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Company.

14.3	Indemnity to the Security Agent

The Company shall within five Business Days of demand indemnify the Security Agent against any cost, loss or liability incurred by the Security Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)

to the extent the incurrence and amount of such costs have been pre-approved by the Company in writing (save to the extent a Default is continuing at the time such costs are incurred (or contracted to be incurred) and only for costs incurred (or, in relation to costs incurred directly as a result of the entry into of such contract without being subject to further work being performed, contracted to be incurred) whilst a Default is continuing, in which case no prior approval in writing shall be required), instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

14.4	Further indemnity to the Security Agent

(a)

The Company shall within five Business Days of demand indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of the Transaction Security;

(iii)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, each Receiver and each Delegate by the Finance Documents or by law;

(iv)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(v)	whilst a Default is continuing, instructing lawyers, accountants, tax advisers, surveyors, a financial adviser or other professional advisers or experts as permitted under this Agreement; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), or Clause 13 (Increased costs).

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Company shall within five Business Days of demand (provided that such demand is accompanied by, in the reasonable opinion of the Company, sufficient information to make payment) pay the Arranger and the Security Agent, the amount of all costs and expenses reasonably incurred (including, but not limited to, legal fees) by any of them in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)

(if and to the extent agreed between the Security Agent and the Company up to a maximum amount as agreed separately between the Security Agent and the Company) any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 29.10 (Change of currency),

the Company shall, within five Business Days of demand (provided that such demand is accompanied by, in the reasonable opinion of the Company, sufficient information to make payment), reimburse the Security Agent, if and to the extent agreed between the Security Agent and the Company, for the amount of all costs and expenses (including, but not limited to, legal fees) up to a maximum amount as agreed separately between the Security Agent and the Company reasonably incurred by the Security Agent (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise), restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Guarantor intent

Without prejudice to the generality of Clause 17.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

17.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with Clause 29 (Payment mechanics).

17.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.11	Danish Guarantee limitations

(a)	Notwithstanding anything set out to the contrary in any of the Finance Documents, and without prejudice to any general guarantee limitations contained in any of the Finance Documents:

(i)

the Specified Obligations of Maersk Drilling A/S shall be limited to an amount equivalent to the Equity of Maersk Drilling A/S at the date of this Agreement, it being acknowledged by Maersk Drilling A/S that its Equity at the date of this Agreement including after giving effect to the contemplated initial dividends exceeds the amount of the Total Commitments; and

(ii)	the Specified Obligations of Maersk Drilling Deepwater A/S shall be limited to an amount equivalent to:

(A)	the higher of:

(1)	the Equity of Maersk Drilling Deepwater A/S at the time(s) Maersk Drilling Deepwater A/S is requested to make a payment in respect of such Specified Obligations; and

(2)	the Equity of Maersk Drilling A/S at the date of this Agreement;

(B)	less the value of the Collateral Vessel owned by Maersk Drilling Deepwater A/S from time to time.

(b)

Nothing in this Clause 17.11 shall limit the Transaction Security and the Security Documents which shall secure any and all present and future liabilities and obligations at any time due, owing or incurred by each Obligor to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity without any limitations.

(c)	For the purpose of this Clause 17.11:

(i)

“Equity” means, in respect of Maersk Drilling A/S or Maersk Drilling Deepwater A/S (as applicable), its equity (in Danish: egenkapital) at the relevant time based on its most recent financial statements prepared in accordance with GAAP; and

(ii)	“Specified Obligations” means, in respect of Maersk Drilling A/S or Maersk Drilling Deepwater A/S (as applicable), its obligations and liabilities under Clause 17 (Guarantee and Indemnity).

17.12	Additional Guarantor guarantee limitations

Any obligations assumed by an Additional Guarantor pursuant to this Clause 17 shall be subject to any guarantee limitations which may be agreed with the Lenders and set out in the Accession Letter executed by such Additional Guarantor pursuant to Clause 24.4 (Additional Guarantors).

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	REPRESENTATIONS

18.1	General

(a)	The Company makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

(b)

Each other Obligor makes the representations and warranties set out in this Clause 18 (other than the representations and warranties set out in paragraph (a) of Clause 18.10 (No default), Clause 18.11 (No misleading information), Clause 18.12 (Financial statements), Clause 18.18 (Sanctions) and Clause 18.19 (Anti-corruption) which are made by the Company only) to each Finance Party on the date of this Agreement in respect of itself and its assets only.

18.2	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

18.3	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

18.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents in any material respect; or

(c)	any agreement or instrument binding upon it or any of its assets to an extent which has or is reasonably likely to have a Material Adverse Effect.

18.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.6	Validity and admissibility in evidence

All material Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

have been obtained or effected and are in full force and effect.

18.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each of the Finance Documents will be recognised and enforced in its Relevant Jurisdiction.

(b)	Subject to the Legal Reservations, any judgment obtained in Denmark in relation to a Finance Document will be recognised and enforced in its Relevant Jurisdiction.

18.8	Deduction of Tax

It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to the Original Lender.

18.9	No filing or stamp taxes

Except as specified in any Legal Opinion, under the law of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of first Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

18.11	No misleading information

(a)

All written factual information relating to the Company and the Group and provided by the Company in connection with the entry into this Agreement (the “Information”) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Nothing has been omitted from the Information that results in the Information being untrue or misleading in any material respect.

18.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied (save that disclosures according to IFRS 1 on first-time adoption of IFRS are not included).

(b)

The Original Financial Statements fairly present its consolidated financial condition as at the end of the relevant financial year and consolidated operations during the relevant financial year, save in respect of any minor adjustments made to the Original Financial Statements as a result of the separation of Maersk Drilling from A.P. Moller – Maersk and any related adjustments to the financial reporting for Maersk Drilling as a separate entity.

(c)

Save as set out in paragraphs (a) and (b) above and in paragraph (c) of Clause 19.3 (Requirements as to financial statements), the most recent financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements):

(i)	were prepared in accordance with GAAP consistently applied; and

(ii)	fairly present the Company’s consolidated financial condition as at the end of, and its consolidated operations for, the period to which they relate.

18.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.

(b)	No judgment or order of a court, arbitral body or agency which has or is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it.

18.15	No breach of laws

It has not breached any law or regulation applicable to it which breach has or is reasonably likely to have a Material Adverse Effect.

18.16	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use all material assets necessary to carry on its business as presently conducted to an extent which is not reasonably likely to have a Material Adverse Effect.

18.17	Legal and beneficial owner

It is the legal owner and beneficial owner of the assets subject to the Transaction Security.

18.18	Sanctions

(a)

The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors and officers with all applicable Sanctions.

(b)	Neither the Company nor any of its Subsidiaries or their respective directors, employees or officers is a Restricted Person.

(c)	Neither the Company nor any of its Subsidiaries or their respective directors or officers or, to the best of its knowledge, employees is in breach of Sanctions.

(d)

Neither the Company nor its Subsidiaries or their respective directors, employees or officers is, to the Company’s knowledge, subject to or involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority concerning any Sanctions.

18.19	Anti-Corruption

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.20	Repetition

The Repeating Representations are deemed to be made (by reference to the facts and circumstances then existing) on:

(a)	by the Obligors, the date of each Utilisation Request, each Utilisation Date and the first day of each Interest Period; and

(b)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor in respect of itself and its assets only.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Company shall supply to the Security Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)	as soon as the same become available, but in any event within 120 days after the end of each of its financial half years, its unaudited consolidated financial statements for that period; and

(c)

as soon as they become available, but in any event within 180 days after the end of its financial years, annual audited financial statements of each Obligor (other than the Company) including balance sheet and profit and loss statement.

19.2	Compliance Certificate

(a)

The Company shall supply to the Security Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements) (that is, for each period ending on 31 December and 30 June), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20.2 (Financial condition) as at the date as at which those financial statements were drawn up.

(b)

The Company shall supply to the Security Agent, within 120 days of each Compliance Certificate Quarter Date (that is, each of 31 March and 30 September), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with 20.2 (Financial condition) by reference to its management accounts as at that Compliance Certificate Quarter Date and for such purposes including the additional information provided for in the schedule appended to the form of Compliance Certificate included in Schedule 8 (Form of Compliance Certificate).

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Company.

19.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Company pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Company shall procure that each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial statements), and each set of management accounts used to calculate compliance with is prepared using GAAP.

(c)

(i)

The Company shall procure that each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of:

(A)	in the case of the financial statements for the financial year ended 31 December 2018, the Original Financial Statements; or

(B)	in the case of the financial statements delivered thereafter, the 2018 Financial Statements,

unless, in relation to any set of financial statements, it notifies the Security Agent that there has been a change in GAAP, the accounting practices or reference periods, and delivers to the Security Agent:

(C)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(D)

sufficient information, in form and substance as may be reasonably required by the Security Agent, to enable the Lenders to determine whether Clause 20.2 (Financial condition) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements, save in respect of any minor adjustments made to the 2018 Financial Statements as a result of the separation of Maersk Drilling from A.P. Moller – Maersk and any related adjustments to the financial reporting for Maersk Drilling as a separate entity.

(ii)	If the Company notifies the Security Agent of a change in accordance with paragraph (c) above then the Company and Security Agent shall enter into negotiations in good faith with a view to agreeing:

(A)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(B)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

Any reference in this Agreement to “those financial statements” shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Information: miscellaneous

The Company shall supply to the Security Agent (in sufficient copies for all the Lenders, if the Security Agent so requests):

(a)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group (or against the directors of any member of the Group), in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(b)

promptly upon becoming aware of them, the details of inquiry, claim, action, suit, proceedings or investigation against an Obligor in relation to Sanctions that has not been withdrawn, settled or finally resolved within 30 days of the relevant Obligor being notified thereof;

(c)	promptly upon becoming aware of them, the details of any material Environmental Claim which has been commenced against any Obligor; and

(d)

promptly, such further information regarding the financial condition, business and operations of any Obligor, which is readily available without giving rise to any material cost to the Group and which can be delivered without breach of any confidentiality obligations binding on any Obligor, as any Finance Party (through the Security Agent) may reasonably request.

19.5	Use of websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Security Agent (the “Designated Website”) if:

(i)	the Security Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Security Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Security Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Security Agent shall notify the Company accordingly and the Company shall supply the information to the Security Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Security Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Security Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Security Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Security Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Security Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Security Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Security Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

19.6	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Security Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Obligor shall promptly upon the request of the Security Agent or any Lender supply, or procure the supply of such documentation and information as the Security Agent or the Lender deems necessary and/or advisable in order to comply with customer due diligence as required by the Danish Act on Measures to Prevent

Money Laundering and Financing of Terrorism or any similar regulations in any other jurisdiction including without limitation:

(i)

copy of group structure chart covering the borrower(s), the guarantor(s) and any security provider(s) (the “Customers”) evidencing the ownership and control structure of the Customers including ownership stake belonging to beneficial owners (other than listed companies) meaning the natural person(s) who ultimately owns or controls more than 20% of the shares or voting rights in the Customers or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s), the natural person(s) who hold the position of senior management (day-to-day management) in (prior to the Demerger) A.P. Møller – Mærsk A/S or (after the Demerger), ListCo;

(ii)

copies of proof of identity of the Customers and any beneficial owner (other than listed companies) (or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s), the natural person(s) who hold the position of senior management (day-to-day management) in the relevant Customer) and of any signatories, each from a reliable and independent source in such form as specified by the Security Agent or the Lender,

(iii)	copies of signing authority of any person executing a document on behalf of the Customers in such form as specified by the Security Agent or the Lender,

(iv)

upon request by the Security Agent or a Lender, a statement from the Customers confirming that the documents, data or information previously provided to a Lender as part of (i)-(iii) above is up-to-date. Alternatively, such updated documents, data or information.

(c)

Each Lender shall promptly upon the request of the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent (for itself) in order for the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(d)

The Company shall, by not less than ten Business Days’ prior written notice to the Security Agent, notify the Security Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors).

(e)

Following the giving of any notice pursuant to paragraph (d) above, if the accession of such Additional Obligor obliges the Security Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Security Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

20.	FINANCIAL COVENANTS AND SECURITY COVERAGE RATIO

20.1	Financial definitions

In this Clause 20:

“Book Equity Value” means, in respect of each Relevant Period, the total book equity of the Group as at the last day of that Relevant Period and determined by reference to “Total equity” from the financial statements of the Group for that Relevant Period and delivered to the Security Agent pursuant to paragraphs (a) or (b) of Clause 19.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)).

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable within 60 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)

there is no Security over that cash except for any Security constituted by a netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements; and

(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by S&P Global Ratings or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by S&P Global Ratings or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 90 days’ notice;

(f)

any Danish one year fixed or variable rate mortgage bonds (in Danish: realkreditobligationer), covered bonds (in Danish: særligt dækkede obligationer) and covered mortgage bonds (in Danish: særligt dækkede realkreditobligationer);

(g)

any Danish mortgage bonds (in Danish: realkreditobligationer), ship mortgage bonds (in Danish: skibskreditobligationer), covered bonds (in Danish: særligt dækkede obligationer) and covered mortgage bonds (in Danish: særligt dækkede realkreditobligationer) other than those referred to in paragraph (f) above, provided that such bonds are issued within the same series as bonds issued to fund a mortgage loan or ship mortgage loan (as applicable) to a member of the Group and that relevant mortgage loan or ship mortgage loan (as applicable) can be redeemed or prepaid by the delivery of such bonds, up to an amount corresponding to the outstanding amount of such mortgage loan or ship mortgage loan (as applicable); or

(h)	any other debt security approved by the Majority Lenders,

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

“Consolidated EBITDA” means, in respect of any Relevant Period, consolidated EBITDA for that Relevant Period as determined by reference to “Profit/loss” in the financial statements of the Group for that Relevant Period and delivered to the Security Agent pursuant to paragraphs (a) or (b) of Clause 19.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)).

“Consolidated Total Net Debt” means, in respect of each Relevant Period, the aggregate amount of all obligations of the Group for or in respect of Indebtedness for Borrowed Money as at the last date of that Relevant Period (calculated on a consolidated basis) and determined from the financial statements of the Group for that Relevant Period and delivered to the Security Agent pursuant to paragraphs (a) or (b) of Clause 19.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)) but deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time.

“EBITDA” means operating profit of the Group before taxation:

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis);

(b)	not including any accrued interest owing to any member of the Group;

(c)	after adding back any amount attributable to the amortisation or depreciation of assets of members of the Group;

(d)	before taking into account any exceptional, one off, non-recurring or extraordinary items; and

(e)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset.

“Equity Ratio” means, in respect of any Relevant Period, the amount of Book Equity Value as at the last day of that Relevant Period divided by the amount of Total Assets as at the last day of that Relevant Period.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Indebtedness for Borrowed Money” means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) and (h) of the definition of “Financial Indebtedness”.

“Leverage Ratio” means, in respect of any Relevant Period, the ratio of Consolidated Total Net Debt on the last day of that Relevant Period to Consolidated EBITDA for that Relevant Period.

“Liquidity” means, at any time, the amount of Cash plus the aggregate amount of undrawn or unutilised credit, liquidity or debt commitments provided or made available to any member of the Group under any committed credit arrangement at such time (whether in the form of loan or credit facilities, notes, bonds or other debt securities) provided that such credit, liquidity or debt commitments will remain committed for a period of not less than 365 days from the date of such calculation.

“Total Assets” means, in respect of any Relevant Period, the total assets of the Group as determined by reference to “Total assets” from the financial statements of the Group for that Relevant Period and delivered to the Security Agent pursuant to paragraphs (a) or (b) of Clause 19.1 (Financial statements) (or by reference to the Company’s management accounts (as applicable)).

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months ending on or about the last day of each Financial Quarter.

20.2	Financial condition

The Company shall ensure that:

(a)	Leverage

The Leverage Ratio shall not at any time after the Closing Date be greater than 4.75:1.

(b)	Minimum Liquidity

The Liquidity shall not at any time after the Closing Date be less than USD 200,000,000.

(c)	Minimum Equity Ratio

The Equity Ratio shall not at any time after the Closing Date be less than 35%.

20.3	Financial testing

The financial covenants set out in Clause 20.2 (Financial condition) shall be tested by reference to each of the financial statements (or management accounts (as applicable)) and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate).

20.4	Most favoured lender

(a)	If the Syndicated Facilities Agreement includes or is at any time after the date of this Agreement amended to include financial covenants that are more beneficial to the lenders than the financial covenants under this Agreement (the “New Financial Covenants”), then the Company shall promptly deliver a notice in writing to the Security Agent (a “Most Favoured Notice”) which shall include a reasonably detailed description of the New Financial Covenants (together with the wording of the relevant financial covenant provision).

(b)	For the purpose of this Clause “financial covenants” shall not include any minimum value clauses.

(c)

Following the delivery of a Most Favoured Notice, the New Financial Covenants shall be deemed incorporated, mutatis mutandis, as if set forth fully in this Agreement, if requested by the Security Agent in writing. The Company shall execute and deliver to the Security Agent and/or shall procure the execution by the Parties and delivery to the Security Agent of amendment agreements and other documents as the Security Agent may request in connection with any adjustments requested under this Clause 20.4.

20.5	Valuations

(a)	Subject to paragraph (b) below, the aggregate Fair Market Value of the Collateral Vessels shall be tested

(i)	semi-annually (each a “LTV Testing Date”) on 30 June and 31 December of each calendar year; and

(ii)	at any other time requested by the Security Agent (a Valuation Date),

in each case by reference to valuation reports obtained in accordance with this Clause 20.5.

(b)

The Fair Market Value of a Collateral Vessel shall mean the arithmetic average of valuations obtained from two Approved Valuers appointed by the Company (or the owner of the relevant Collateral Vessel) provided however that if the valuations in respect of a Collateral Vessel differ by more than 15% of the value of the lower valuation, the Security Agent shall be entitled to obtain a third valuation from one other Approved Valuer appointed by the Security Agent and the Fair Market Value of that Collateral Vessel shall be the arithmetic average of valuations of all three valuations so obtained. Each such valuation shall:

(i)	be issued by each Approved Valuer on a date not earlier than thirty (30) days prior to the relevant LTV Testing Date;

(ii)	be made without physical inspection of any Collateral Vessel or her classification records;

(iii)

be made on the basis that the Collateral Vessel is in sound average condition for her type and age, in class without recommendations, equipped according to maximum rated capacity and is ready to operate;

(iv)	be made on a charter-free basis;

(v)	be made on the assumption that the Collateral Vessel will have a useful lifespan of twenty-five (25) years; and

(vi)	be made on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer at an easily accessible delivery location,

or, if requested by the Company, be made on such other basis or assumptions as agreed between the Company and the Security Agent.

(c)	Valuations shall be in Dollars.

(d)	The cost of the following valuations shall be borne by the Company:

(i)	any valuation provided for the purposes of Part I of Schedule 2 (Conditions Precedent);

(ii)	each semi-annual valuation referred to in paragraph (a)(i) above and any third valuation referred to in paragraph (b) above if required in connection with such semi-annual valuation;

(iii)	each valuation obtained for the purposes of a sale or replacement of a Collateral Vessel; and

(iv)	each valuation obtained by the Security Agent following the occurrence of an Event of Default which is continuing,

and the cost of any other valuations obtained by the Security Agent which do not fall within sub-paragraphs (i) to (iv) above (including, for the avoidance of doubt, on any Valuation Date) shall be borne by the Security Agent.

20.6	Security Coverage Ratio

(a)

If on any LTV Testing Date or Valuation Date the Security Coverage Ratio is less than one hundred and thirty five per cent (135%) (the “Minimum Coverage Threshold”), then the Borrower shall within thirty (30) days of a demand by the Security Agent either prepay such part of the Loan as may be necessary in order to comply with the Minimum Coverage Threshold (the “MCT Shortfall”) or shall provide either (i) cash collateral in an amount equal to the MCT Shortfall, or (ii) additional security in an amount at least equal to the MCT Shortfall, such security and the documentation relating thereto to be acceptable to the Security Agent.

(b)

The Company shall by no later than 30 days after each LTV Testing Date, issue in favour of the Security Agent a compliance certificate in relation to the Minimum Coverage Threshold signed by the Chief Financial Officer of the Company in the form agreed by the Company and the Lenders, attaching the valuation reports of the Collateral Vessels obtained in accordance with this Clause 20.6.

20.7	Over-collateralization

To the extent an Obligor has provided additional cash collateral or security to cure an MCT Shortfall pursuant to Clause 20.6 (Security Coverage Ratio), and such MCT Shortfall is shown to be restored on a subsequent LTV Testing Date (and would remain restored even if the additional cash collateral or additional security is released) and provided that no Default or Event of Default has occurred and is continuing, the Security Agent shall at the request of the Company as soon as practically possible release to the Obligors that additional cash or security and the Security Agent shall execute such agreements, give such notices and do such other things as the Company may request to give effect to such release.

20.8	Permitted Sales

(a)	The Company may by 14 days’ notice to the Security Agent conduct a Permitted Sale of a Collateral Vessel, provided that

(i)	the proposed new Vessel Owner is a wholly owned Subsidiary of the Company acceptable to the Lenders (acting reasonably);

(ii)	the Company shall ensure that the relevant owner of the Collateral Vessel accedes to this Agreement as an Additional Guarantor;

(iii)	the Company has paid a fee of USD 5,000 to the Security Agent for its own account;

(iv)	the Company shall prior to or simultaneously with such Permitted Sale deliver to the Security Agent

(A)	the Vessel Security Package over such Collateral Vessel executed by the proposed new Vessel Owner in favour of the Security Agent;

(B)

such legal opinions as are reasonably required by the Security Agent including but not limited to the proposed new Vessel Owner in respect of that Collateral Vessel, registration of the Collateral Vessel and the Vessel Security Package; and

(C)	copies of the documents set out in paragraphs 1 and 4 of Part I of Schedule 2 (Conditions Precedent) in relation to that Replacement Collateral Vessel,

(together, the “Permitted Sale Documents”) and each such Permitted Sale Document shall be in substantially the same form as delivered to the Security Agent pursuant to Part I of Schedule 2 (Conditions Precedent) in relation to the Collateral Vessel subject to such Permitted Sale (or in any other form acceptable to the Security Agent).

(b)

Provided that the conditions set out in paragraph (a) above have been satisfied, the Security Agent shall at the request of the Company promptly release any Security over a Collateral Vessel provided by the previous Vessel Owner and the Security Agent shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release.

20.9	Third Party Sales

Provided that all of the conditions set out in Clause 7.2 (Mandatory Prepayment – Total Loss, sale or arrest of a Collateral Vessel) have been satisfied in full, including the mandatory prepayment of the Loan required pursuant thereto is received by the Security Agent, the Security Agent shall at the request of the Company promptly release to the relevant Vessel Owner or third party purchaser (as applicable) any Security over a Collateral Vessel or that Vessel Owner (as applicable) which is to be the subject of Third Party Sale, and the Security Agent shall execute such agreements, give such notices and do such other things which are necessary to give effect to such release

21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under the Finance Documents in a manner which would or would reasonably be likely to have a Material Adverse Effect.

21.2	Merger

(a)	No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction other than:

(i)	the Demerger; or

(ii)	any amalgamation, demerger, merger, corporate reconstruction or other similar arrangement on a solvent basis between members of the Group.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or disposal of any asset not prohibited under the terms of this Agreement.

21.3	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

21.4	Dividends

The Company shall be permitted to pay dividends, make distributions to its shareholders or repurchase shares provided that:

(a)	no Default or Event of Default is continuing or would result from such payment, distribution or repurchase of shares; and

(b)	both before and immediately after giving effect to such dividend, distribution or repurchase of shares, the Company can demonstrate (pro forma) compliance with Clause 20.2 (Financial condition).

21.5	Change of ownership

(a)	The Company shall procure that no Obligor (other than the Company) ceases to be a wholly-owned Subsidiary of the Company without the prior written consent of the Majority Lenders.

(b)	Paragraph (a) does not apply to any:

(i)	change in the direct ownership of the Original Company resulting from the Demerger; or

(ii)	sale, transfer or other disposal of any shares in a Vessel Owner pursuant to a Third Party Sale.

21.6	Sanctions and Anti-Corruption

(a)

The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors and officers with anti-corruption laws and applicable Sanctions.

(b)

The Company shall not (and shall ensure that no member of the Group will) directly or (to the best of its knowledge) indirectly use all or any part of the proceeds of the Facility to, or lend, contribute or otherwise make available such proceeds to, or for the benefit of, any person or entity (whether or not related to any member of the Group) for the purposes of financing the activities of, or business or transactions with, any Restricted Person or which would otherwise cause any Obligor or Finance Party to be in breach of any Sanctions.

(c)

No Obligor shall (and the Company shall ensure that no other member of the Group will, and shall instruct its agents and representatives not to) take any action that results in it or any Finance Party becoming a Restricted Person.

21.7	Arm’s length terms

(a)	No Obligor will enter into any transaction with any Affiliate (which is not a member of the Group) except on arm’s length terms.

(b)	Until the Demerger, paragraph (a) does not apply to any intra-Group transactions, and for the avoidance of doubt, shall not apply to any transactions with A.P. Møller – Mærsk A/S and its subsidiaries.

21.8	Collateral Vessels and Insurance

(a)	The Company and each Obligor (to the extent applicable to it) shall comply with the Collateral Vessels Undertakings and the Insurance Undertakings.

(b)

The Security Agent is entitled to take out MII and MAPP insurance for 110% of the Relevant Amount of the relevant Collateral Vessel, on the account of the Lenders. When placing MII/MAPP cover the Security Agent shall be permitted to disclose information to brokers/underwriters necessary for purposes of effecting such cover including i.a. name of the Collateral Vessel, IMO no. and the size of any outstanding indebtedness secured by the Collateral Vessel.

21.9	Subordination of Material Intra-Group Loans

The Company shall ensure that if a Material Intra-Group Loan comes into existence after the Closing Date, then (if not already subordinated pursuant to the Subordination Agreement) the obligations in respect of such Material Intra-Group Loan shall be subordinated (provided that so long as no Event of Default is continuing, the relevant Obligor shall not be required to obtain any consents to make payments, amend the terms of or otherwise freely operate such Material Intra-Group Loans in their discretion) on the terms set out in the Subordination Agreement at the time such Material Intra-Group Loan comes into existence.

21.10	Security Documents

The Company shall, subject as set out below, ensure that the following Security Documents shall be executed and perfected and remain in full force and effect from the Utilisation and, unless released in accordance with the terms of the Finance Documents, as long as any amount is outstanding under the Finance Documents, subject only to the Legal Reservations:

(a)	in respect of each Collateral Vessel:

(i)

a Deed of Covenants, to the extent required pursuant to the definition of “Deed of Covenants” (noting, for the avoidance of doubt, that no Deed of Covenants is required to be executed by Maersk Drilling Deepwater A/S in respect of the Collateral Vessel “Mærsk Developer”);

(ii)	a Mortgage;

(iii)	an Insurance Assignment; and

(b)	in respect of each Vessel Owner:

(i)

an Account Charge (if applicable, and noting that the establishment of an Account Charge in respect of each of the Collateral Vessels “Maersk Venturer”, “Maersk Voyager” and “Mærsk Developer” is a condition subsequent pursuant to Clause 21.11 (Conditions subsequent));

(ii)	a Share Charge; and

(iii)

a first priority earnings assignment in respect of any Material Employment Contracts if and to the extent required under (and if so on the terms reflected in) paragraph 1.16 (Quiet enjoyment undertakings) of Part I of Schedule 11 (Collateral Vessels and Insurance Undertakings) and othwerise on terms to be agreed between the Company and the Security Agent (each acting reasonably).

21.11	Conditions subsequent

The Company shall procure:

(a)

that the Account Charge (and any notice or other document required to be provided under such Account Charge) over the Earnings Account in respect of each of the Collateral Vessels “Maersk Venturer” and “Maersk Voyager” is executed by the relevant Vessel Owner and delivered to the Security Agent together with such legal opinions and corporate documents which the Security Agent may require, all in a form and substance acceptable to the Security Agent and to be delivered to the Security Agent as soon as reasonably practicable following the Closing Date and no later than 2 Months following the date of this Agreement;

(b)

that the Account Charge (and any notice or other document required to be provided under such Account Charge) over the Earnings Account in respect of the Collateral Vessel “Mærsk Developer” is executed by the relevant Vessel Owner and delivered to the Security Agent together with such legal opinions and corporate documents which the Security Agent may require, all in a form and substance acceptable to the Security Agent and to be delivered to the Security Agent as soon as reasonably practicable following the entry into of any drilling contract in respect of “Mærsk Developer” between a member of the Group and any third party and no later than on the due date of the first payment of earnings under such drilling contract;

(c)

the registration of the Security Documents executed by Maersk Drillship IV Singapore Pte. Ltd. with ACRA within the applicable time limits and deliver evidence of such registration to the Security Agent; and

(d)

that the articles of association of Maersk Drillship IV Singapore Pte. Ltd. be amended in a manner as set out in Schedule 14 (Changes to articles of association) following the Closing Date and delivery of evidence of such changes to the Agent no later than 2 Months following the date of this Agreement.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 22 is an Event of Default (save for Clause 22.13 (Acceleration), Clause 22.14 (Powers following an Event of Default) and Clause 22.15 (Clean-up period)).

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

payment is made within three Business Days of its due date.

22.2	Financial covenants and other obligations

(a)	Any requirement of Clause 20.2 (Financial condition) is not satisfied.

(b)	The Company breaches its obligation to restore the Security Coverage Ratio to comply with the Minimum Coverage Threshold under paragraph (a) of Clause 20.6 (Security Coverage Ratio).

22.3	Other obligations

(a)

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment), Clause 22.2 (Financial covenants and other obligations), Clause 21.6 (Sanctions and Anti-Corruption) and Clause 21.10 (Security Documents)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within:

(i)	(in relation to Clause 19 (Information undertakings) and Clause 21 (General Undertakings), including the Collateral Vessel Undertakings but excluding the Insurance Undertakings) 15 Business Days; and

(ii)

(in relation to any of the other obligations expressed to be assumed by it in any of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment), Clause 22.2 (Financial covenants and other obligations), Clause 21.6 (Sanctions and Anti-Corruption), Clause 21.10 (Security Documents) and paragraph (i) above) 30 Business Days, of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

22.4	Failure to Insure

(a)	A Collateral Vessel is not insured in accordance with the Insurance Undertakings.

(b)

No Event of Default under paragraph (a) above will occur in respect of any of the Insurance Undertakings set out in paragraphs 1.6 (Copies of policies; letters of undertaking), 1.7 (Copies of certificates of entry), 1.8 (Deposit of original policies), 1.13 (Provision of copies of communications) and 1.14 (Provision of information) of Part II of Schedule 11 (Collateral Vessels and Insurance Undertakings) if the failure to comply is capable of remedy and is remedied within 15 Business Day of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

22.5	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than those made or deemed to be made in Clause 18.18 (Sanctions) and Clause 18.19 (Anti-Corruption)) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy and are remedied within 15 Business Days of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of the misrepresentation or breach of warranty.

22.6	Cross default

(a)	Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default (however described).

(d)	Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of an Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 22.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (b) above is equal to or less than USD 20,000,000 (or its equivalent in any other currency or currencies).

22.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is voluntarily applied for by an Obligor in respect of any of its indebtedness.

(c)

No Event of Default under paragraph (a)(iii) above will occur if the circumstances giving rise to the commencement of negotiations are capable of remedy and are remedied within 30 days of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company (or Obligor) commencing such negotiations.

22.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor other than a solvent liquidation or reorganisation of an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of an Obligor;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor), receiver, administrative receiver, administrator, judicial manager, compulsory manager or other similar officer in respect of an Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of an Obligor having an aggregate value of USD 20,000,000,

or any analogous procedure or step is taken in any jurisdiction.

(b)

This Clause 22.8 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement in relation to a Vessel Owner, provided that it shall not be an Event of Default where, in any Relevant Jurisdiction, such discharge, stay or dismissal is not achieved within the time period referred to above solely as a result of legal or procedural impediments, in circumstances where the relevant Obligor provides evidence satisfactory to the Majority Lenders (acting reasonably) that such winding-up petition is being diligently and promptly contested in good faith, and (i) the petition is frivolous or vexatious, and (ii) the relevant, discharge, stay or dismissal can reasonably be expected to be granted or approved.

22.9	Creditors’ process

(a)	Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor.

(b)	Paragraph (a) above does not apply to any expropriation, attachment, sequestration, distress or execution (“attachment”):

(i)	affecting assets with an aggregate value (with all other assets affected by the same attachment) of less than USD 20,000,000; or

(ii)	which is discharged:

(A)	within 30 days; or

(B)

if the Company provides evidence satisfactory to the Majority Lenders (acting reasonably) that the Group has adequate funds immediately available to it to effect the discharge of the relevant attachment, within such longer period as is necessary in light of the laws and judicial procedures of the relevant jurisdiction, to discharge the attachment.

22.10	Security Documents

(a)
(i)	The Company does not comply with Clause 21.10 (Security Documents); or

(ii)	subject to the Legal Reservations, any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective,

in each case to an extent which the Majority Lenders reasonably consider to be materially prejudicial to the interests of the Lenders taken as a whole under the Finance Documents.

(b)	No Event of Default under paragraph (a) above will occur:

(i)	(in relation to paragraph (a)(i) above) if the failure to comply does not relate to a Mortgage or Insurance Assignment and is capable of remedy and is remedied within 30 Business Days; and

(ii)	(in relation to paragraph (a)(ii) above) if the cessation of effectiveness does not relate to a Mortgage or Insurance Assignment and is capable of remedy and is remedied within 30 days,

of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply or cessation of effectiveness (as applicable).

22.11	Unlawfulness

(a)

Subject to the Legal Reservations it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to an extent which the Majority Lenders reasonably consider to be materially prejudicial to the interests of the Lenders taken as a whole under the Finance Documents.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the unlawfulness are capable of remedy and are remedied within 30 days of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of such unlawfulness.

22.12	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.13	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Company:

(i)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(ii)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Security Agent on the instructions of the Majority Lenders; and/or

(b)	exercise, or direct the Security Agent to exercise, in each case, with notice to the Company, any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

22.14	Powers following an Event of Default

If at any time after the occurrence of an Event of Default which is continuing, the Security Agent shall become immediately entitled (but not bound) and without the necessity for the Security Agent to serve any notice or take any action or for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the Security constituted by the Mortgages have become enforceable:

(a)

to take possession of the Collateral Vessels (or any of them) whether actually or constructively and/or otherwise to take control of the Collateral Vessels (or any of them) wherever they may be and cause the Obligors or any other person in possession of the Collateral Vessels (or any of them) forthwith upon demand to surrender the Collateral Vessels (or any of them) to the Security Agent without legal process and without the Security Agent being liable for any losses caused by such actions or to account to the Obligors in connection with the same;

(b)

to require that all policies, contracts, certificates of entry and other instruments relating to the Insurances (including details of, and correspondence concerning, outstanding claims) be delivered to such adjusters and/or brokers and/or other insurers as the Security Agent may nominate;

(c)

to collect, recover, compromise and give a good discharge for, all claims then outstanding or arising subsequently under the whole or any part of the Insurances or in respect of the whole or any part of the Collateral Vessels (or any of them), or Requisition Compensation;

(d)	to discharge, compound, release or compromise claims in respect of the whole or any part of the Collateral Vessels (or any of them), the Insurances or Requisition Compensation;

(e)

to sell the Collateral Vessels (or any of them) or any share or interest in them with or without prior notice to the Obligors, and with or without the benefit of any charter, by public auction or private contract at any time, at any place and upon any terms (including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Security Agent may think fit, with power for the Security Agent to purchase the Collateral Vessels (or any of them) at any such public auction and to set off the purchase price against all or any part of the Obligors’ obligations under the Finance Documents;

(f)

to manage, insure, maintain and repair the Collateral Vessels (or any of them) and to charter, employ, lay up or in any other manner whatsoever deal with the Collateral Vessels (or any of them), upon any terms and for any period which the Security Agent may think fit, in all respects as if the Security Agent were the owner of the Collateral Vessels and without the Security Agent or any other Finance Party being responsible for any loss incurred as a result of or in connection with any such action;

(g)	to apply to any authority in any country where the Collateral Vessels (or any of them) may be located for an attachment or enforcement order;

(h)

to take over or commence or defend (if necessary using the names of the Obligors) any claims or proceedings relating to, or affecting, any Charged Property which the Security Agent may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(i)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Charged Property which the Security Agent may think fit.

The Security Agent’s rights under this Clause 22.14 shall be in additiona to the Security Agent’s rights under the Security Documents and shall not in any way limit the Security Agent’s rights under the Security Documents.

22.15	Clean-up period

Notwithstanding any other provision of any Finance Document, any Default or Event of Default (other than pursuant to any Sanctions or Anti-Corruption Event, a breach of Clause 18.2 (Status), Clauses 18.3 (Binding obligations), 18.6 (Validity and admissibility in evidence), 18.13 (Pari passu ranking), 18.16 (Good title to assets), 18.17 (Legal and beneficial owner) and Clause 21.8 (Collateral Vessels and Insurance), Clauses 22.1 (Non-payment) 22.2 (Financial covenants and other obligations), 22.4 (Failure to Insure), 22.7 (Insolvency), 22.8 (Insolvency proceedings), 22.10 (Unlawfulness) and 22.11 (Repudiation)) directly or indirectly resulting from or arising as a consequence of the Demerger (for these purposes including any associated, preparatory, intermediate, requisite or related corporate action, transaction or reorganisation by any member of the Group and any agreement or contract entered into or obligations assumed or acquired by or otherwise retained by or applicable to any member of the Group in connection with or resulting from the Demerger) will be deemed not to be a Default or an Event of Default (as the case may be) provided that:

(a)

it is capable of remedy and the Company and the relevant member of the Group are taking reasonable steps to remedy the Default or Event of Default (as applicable) as soon as reasonably practicable; and

(b)	the relevant circumstances giving rise to the Default or Event of Default (as applicable) are not reasonably likely to result in a Material Adverse Effect.

If the relevant circumstances are continuing on or after 30 June 2019, there shall be a Default or Event of Default (as the case may be) notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

SECTION 9

CHANGES TO PARTIES

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights;

(b)	transfer by novation any of its rights and obligations; or

(c)	sub-participate or sub-contract any of its rights and obligations,

to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

23.2	Company consent

The consent of the Company is required for an assignment, transfer, sub-participation or sub-contract by an Existing Lender unless such assignment or transfer is made after an Event of Default has occurred and is continuing or is made to an Affiliate of the Existing Lender.

23.3	Other conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)

receipt by the Security Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Security Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Security Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 23.6 (Procedure for transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(d)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Security Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

23.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Security Agent (for its own account) a fee of USD 5,000.

23.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.6	Procedure for transfer

(a)

Subject to the conditions set out in Clause 23.2 (Company consent) and Clause 23.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Security Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Security Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 23.10 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

23.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 23.2 (Company consent) and Clause 23.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Security Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Security Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 23.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 23.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Company consent) and Clause 23.3 (Other conditions of assignment or transfer).

23.8	Copy of Transfer Certificate or Assignment Agreement to Company

The Security Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation send to the Company a copy of that Transfer Certificate or Assignment Agreement.

23.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23.9, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

23.10	Pro rata interest settlement

(a)

If the Security Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.6 (Procedure for transfer) or any assignment pursuant to Clause 23.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 23.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 23.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

24.	CHANGES TO THE OBLIGORS

24.1	Assignments and transfer by Obligors

Subject to Clause 2.4 (ListCo Accession), no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2	Replacement of the Borrower

(a)

The Company may in accordance with the provisions of paragraph (a) of Clause 2.4 (ListCo Accession) request that ListCo becomes an Additional Borrower. ListCo shall become an Additional Borrower if the provisions of paragraph (b) of Clause 2.4 (ListCo Accession) are complied with.

(b)

The Security Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in paragraph (b)(ii) of Clause 2.4 (ListCo Accession).

(c)

Other than to the extent that the Majority Lenders notify the Security Agent in writing to the contrary before the Security Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Security Agent to give that notification. The Security Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

24.3	Resignation of the Original Borrower

The Company may request that the Original Borrower ceases to be a Borrower in accordance with the provisions of paragraph (d) of Clause 2.4 (ListCo Accession) and that ListCo shall become the Borrower.

24.4	Additional Guarantors

(a)

Subject to compliance with the provisions of paragraphs (d) and (e) of Clause 19.6 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company delivers to the Security Agent a duly completed and executed Accession Letter; and

(ii)

the Security Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Security Agent.

(b)

The Security Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Security Agent in writing to the contrary before the Security Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Security Agent to give that notification. The Security Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

24.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.6	Resignation of a Guarantor

(a)	The Company may request that a Guarantor ceases to be a Guarantor by delivering to the Security Agent a Resignation Letter if:

(i)	the Original Company is resigning pursuant to paragraph (d) of Clause 2.4 (ListCo Accession); or

(ii)

the Guarantor is resigning as a result of it ceasing to own any Collateral Vessels pursuant to the provisions of Clause 7.3 (Replacement or release of Collateral Vessel), Clause 7.8 (Prepayment and release in relation to a Collateral Vessel), Clause 20.7 (Over-collateralization), Clause 20.8 (Permitted Sales) or Clause 20.9 (Third Party Sales) and all conditions set out therein have been satisfied; or

(iii)	all the Lenders have consented to the resignation of that Guarantor.

(b)

Any resignation by a Guarantor shall be subject to the Security Agent countersigning the Resignation Letter, other than in respect of the Original Company resigning pursuant to paragraph (d) of Clause 2.4 (ListCo Accession), which shall only be subject to the conditions described in paragraph (d) of Clause 2.4 (ListCo Accession). The Security Agent shall countersign the Resignation Letter and notify the Company and the Lenders thereof if:

(i)

the Security Agent is obliged to execute such Resignation Letter pursuant to Clause 7.3 (Replacement or release of Collateral Vessel), Clause 7.8 (Prepayment and release in relation to a Collateral Vessel), Clause 20.7 (Over-collateralization), Clause 20.8 (Permitted Sales) or Clause 20.9 (Third Party Sales);

(ii)	no Default or Event of Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(iii)	no payment is due from the Guarantor under Clause 17.1 (Guarantee and indemnity),

whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

25.	ROLE OF THE SECURITY AGENT AND THE ARRANGER

25.1	Appointment of the Security Agent

(a)	Each of the Arranger and the Lenders appoints the Security Agent to act as its agent and security agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

Any Security Documents shall be granted by the relevant parties to the Security Agent as security agent (in Danish: fuldmægtig) for the Finance Parties in accordance with Chapter 4 the Danish Capital Markets Act. Each of the Finance Parties appoints the Security Agent as security agent (in Danish: fuldmægtig) to receive and hold the assets covered by any Security Documents on behalf of and for the benefit of the Finance Parties and the Security Agent agrees to receive and hold the assets covered by the Security Documents accordingly.

25.2	Instructions

(a)	The Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The

Security	Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

25.3	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Without prejudice to Clause 23.8 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Security Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

The Security Agent shall provide to the Company within five Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Security Agent to that Lender under the Finance Documents.

(h)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

25.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.5	No fiduciary duties

(a)

Subject to paragraph (c) of Clause 25.1 (Appointment of the Security Agent) which relates to the Security Agent only, nothing in any Finance Document constitutes the Security Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	None of the Security Agent or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.6	Business with the Group

The Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.7	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders) if the Security Agent in its reasonable opinion deems this to be necessary.

(e)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent may act in relation to the Finance Documents through its officers, employees and agents and the Security Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Security Agent:

(i)	may disclose; and

(ii)	on the written request of the Company, or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Security Agent or the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

25.8	Responsibility for documentation

None of the Security Agent or the Arranger is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

25.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, the Security Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security other than by reason of its gross negligence or wilful misconduct; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Security Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Security Agent may rely on this Clause.

(c)

The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Security Agent’s liability, any liability of the Security Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent at any time which increase the amount of that loss. In no event shall the Security Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent has been advised of the possibility of such loss or damages.

25.11	Lenders’ indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Security Agent (otherwise than by reason of the Security Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems etc.), notwithstanding the Security Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Security Agent) in acting as Security Agent under the Finance Documents (unless the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.12	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates acting through an office in Denmark as successor by giving notice to the Lenders and the Company.

(b)

Alternatively the Security Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Company) may appoint a successor Security Agent.

(d)

If the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and security agent and the Security Agent is entitled to appoint a successor Security Agent under paragraph (c) above, the Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Security Agent to become a party to this Agreement as Security Agent) agree with the proposed successor Security Agent amendments to this Clause 25 and any other term of this Agreement dealing with the rights or obligations of the Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Security Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(f)	The Security Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above), but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Security Agent) and this Clause 25 (and any agency fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Security Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Security Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Security Agent under the Finance Documents, either:

(i)

the Security Agent fails to respond to a request under Clause 12.8 (FATCA Information) and the Company or a Lender reasonably believes that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Security Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Security Agent notifies the Company and the Lenders that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Security Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Security Agent, requires it to resign.

25.13	Replacement of the Security Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Security Agent (or, at any time the Security Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Security Agent by appointing a successor Security Agent (acting through an office in the United Kingdom or Denmark).

(b)

The retiring Security Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(c)

The appointment of the successor Security Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Security Agent. As from this date, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Security Agent) and this Clause 25 (and any agency fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.14	Confidentiality

(a)

In acting as agent and security agent for the Finance Parties, the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

25.15	Relationship with the Lenders

(a)

Subject to Clause 23.10 (Pro rata interest settlement), the Security Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Security Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Security Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 31.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(ii) of Clause 31.6 (Electronic communication) and the Security Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

25.17	Deduction from amounts payable by the Security Agent

If any Party owes an amount to the Security Agent under the Finance Documents the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.	APPLICATION OF PROCEEDS

26.1	Order of application

All amounts from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 26, the “Recoveries”) shall be applied at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 26), in the following order of priority:

(a)	in discharging any sums owing to the the Security Agent (in its capacity as such), any Receiver or any Delegate;

(b)	in discharging all costs and expenses incurred by any Finance Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)	in payment or distribution to the Finance Parties for application in accordance with Clause 29.6 (Partial payments);

(d)

if the Obligors are under no further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to the relevant Obligor; and

(e)	the balance, if any, in payment or distribution to the Obligors.

26.2	Investment of cash proceeds

Prior to the application of any Recoveries in accordance with Clause 26.1 (Order of Application) the Security Agent may, in its discretion, hold:

(a)	all or part of any Recoveries which are in the form of cash; and

(b)	any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are not in the form of cash in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 26.

26.3	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Obligor’s obligations under the Finance Documents, the Security Agent may:

(i)	convert any moneys received or recovered by the Security Agent from one currency to another; and

(ii)	notionally convert the valuation provided in any opinion or valuation from one currency to another,

in each case at such rate of exchange as determined by the Security Agent based on quotes from a reputable bank for the purchase of that other currency with the currency in which the relevant moneys are received or recovered or the valuation is provided in the London foreign exchange market at or about 12:00 am (Copenhagen time) on a particular day.

(b)	The obligations of the Obligors to pay in the due currency shall only be satisfied:

(i)	in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)	in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

26.4	Permitted deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

26.5	Good discharge

(a)	Any distribution or payment to be made in respect of the Obligors’ obligations under the Finance Documents by the Security Agent shall be made to the respective Finance Parties.

(b)	Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent to the extent of that payment.

(c)

The Security Agent is under no obligation to make the payments to the Finance Parties under paragraph (a) above in the same currency as that in which the Obligors’ obligations under the Finance Documents owing to the relevant Finance Party are denominated pursuant to the relevant Finance Document.

26.6	Calculation of amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)

notionally convert the Obligors’ obligations under the Finance Documents owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Indebtedness owed to that person at the time at which that calculation is to be made; and

(b)

assume that all amounts received or recovered as a result of the enforcement or realisation of the Charged Property are applied in discharge of the Obligors’ obligations under the Finance Documents in accordance with the terms of the Finance Documents under which those obligations of the Obligors under the Finance Documents have arisen.

26.7	Release to facilitate enforcement and realisation

(a)

Each Finance Party acknowledges that, for the purpose of any enforcement action by the Security Agent or a Receiver and/or maximising or facilitating the realisation of the Charged Property, it may be desirable that certain rights or claims against the Obligors and/or under certain of the Transaction Security, be released.

(b)	Each other Finance Party hereby irrevocably authorises the Security Agent to grant any such releases (i) to the extent necessary to effect such enforcement action and/or realisation and (ii) as otherwise set out in this Agreement including, to the extent necessary for such purpose, to execute release documents in the name of and on behalf of the other Finance Parties.

(c)

Where the relevant enforcement is by way of disposal of shares in an Obligor, the requisite release may include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against the relevant Obligor and of all Transaction Security over the assets of the relevant Obligor.

26.8	Disclosure between Finance Parties and Security Agent

Notwithstanding any agreement to the contrary, each Obligor consents, until all amounts under the Finance Documents have been fully an irrevocably repaid, to the disclosure by any Finance Party to each other (whether or not through the Security Agent) of such information concerning the Obligors as any Finance Party shall see fit.

27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.	SHARING AMONG THE FINANCE PARTIES

28.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Security Agent;

(b)

the Security Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Security Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Security Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Security Agent, pay to the Security Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Security Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2	Redistribution of payments

The Security Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3	Recovering Finance Party’s rights

On a distribution by the Security Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Security Agent, pay to the Security Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5	Exceptions

(a)

This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

29.	PAYMENT MECHANICS

29.1	Payments to the Security Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Security Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Security Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Security Agent) and with such bank as the Security Agent, in each case, specifies.

29.2	Distributions by the Security Agent

Each payment received by the Security Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor), Clause 29.4 (Clawback and pre-funding) and Clause 25.17 (Deduction from amounts payable by the Security Agent) be made available by the Security Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Security Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency(or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

29.3	Distributions to an Obligor

The Security Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Security Agent under the Finance Documents for another Party, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Security Agent pays an amount to another Party and it proves to be the case that the Security Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Security Agent shall on demand refund the same to the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Security Agent, calculated by the Security Agent to reflect its cost of funds.

(c)

If the Security Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Security Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Security Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Security Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Security Agent the amount (as certified by the Security Agent) which will indemnify the Security Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5	Impaired Agent

(a)

If, at any time, the Security Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Security Agent in accordance with Clause 29.1 (Payments to the Security Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Security Agent in accordance with Clause 25.13 (Replacement of the Security Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Security Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Security Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

29.6	Partial payments

(a)

If the Security Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Security Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Security Agent (including any Receiver or Delegate) or the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest (including default interest, Break Funding Costs and Break Costs), fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Security Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8	Business Days

(a)

Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

29.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Security Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Security Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Security Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.11	Disruption to payment systems etc.

If either the Security Agent determines (in its discretion) that a Disruption Event has occurred or the Security Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Security Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Security Agent may deem necessary in the circumstances;

(b)

the Security Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Security Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Security Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(e)

the Security Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Security Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.11; and

(f)	the Security Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30.	SET-OFF

A Finance Party may, at any time while an Event of Default in continuing, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	NOTICES

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2	Addresses

The address and, if applicable, fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company:

(i)	(other than in respect of any communication referred to in paragraph (ii) below):

Address:	Lyngby Hovedgade 85
2800 Kgs. Lyngby
Denmark

Email:	treasury@maerskdrilling.com

Attention:	Treasury

(ii)	in respect of any communication under Clause 22 (Events of Default):

Address:	Lyngby Hovedgade 85
2800 Kgs. Lyngby
Denmark

Email:	treasury@maerskdrilling.com

Attention:	Treasury / Chief Financial Officer / General Counsel

With copy to:	cfo@maerskdrilling.com

legalcorporate@maerskdrilling.com

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Security Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Security Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

31.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Security Agent shall notify the other Parties.

31.5	Communication when Security Agent is Impaired Agent

If the Security Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Security Agent, communicate with each other directly and (while the Security Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Security Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Security Agent has been appointed.

31.6	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 31.6.

31.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

33.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35.	AMENDMENTS AND WAIVERS

35.1	Required consents

(a)

Subject to Clause 35.2 (All Lender matters) and Clause 35.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Security Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.

(c)	Paragraph (c) of Clause 23.10 (Pro rata interest settlement) shall apply to this Clause 35.

(d)

For the avoidance of doubt, there shall be no requirement to obtain the consent of the Lenders in respect of any actions arising out of any sale, disposal or transaction expressly permitted under this Agreement, including but not limited to under Clause 7.3 (Replacement or release of Collateral Vessel), Clause 7.8 (Prepayment and release in relation to a Collateral Vessel), Clause 20.7 (Over-collateralization), Clause 20.8 (Permitted Sales) or Clause 20.9 (Third Party Sales), and Clause 24.6 (Resignation of a Guarantor) and the Security Agent may effect any such action (including a release of Transaction Security) without further instructions from the Lenders.

35.2	All Lender matters

Subject to Clause 35.4 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)	a change to the Borrower or Guarantors (other than in accordance with Clause 2.4 (ListCo Accession) or Clause 24 (Changes to the Obligors));

(f)	any provision which expressly requires the consent of all the Lenders;

(g)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.1 (Illegality), Clause 7.10 (Application of prepayments), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors), this Clause 35, Clause 40 (Governing law) or Clause 41.1 (Jurisdiction);

(h)	(other than as expressly permitted by the provisions of any Finance Document and subject to paragraph (d) of Clause 35.1 (Required consents)) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity);

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

save in respect of any changes that are of a minor, technical or administrative nature, or which corrects a manifest error; or

(i)	subject to paragraph (d) of Clause 35.1 (Required consents), the release of any guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security

shall not be made without the prior consent of all the Lenders.

35.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Security Agent or the Arranger, as the case may be.

35.4	Replacement of Screen Rate

(a)

Subject to Clause 35.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for the Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Security Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten Business Days (or such longer time period in relation to any request which the Company and the Security Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that that Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one Month; or

(d)	in the opinion of the Majority Lenders and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

35.5	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within five Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within 15 Business Days of that request being made,

(unless, in either case, the Company agrees to a longer time period in relation to any request):

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.6	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)

an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13.1 (Increased costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax Indemnity) to any Lender, then the Company may, on three Business Days’ prior written notice to the Security Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Security Agent has not given a notification under Clause 23.10 (Pro rata interest settlement)), Break Costs, Break Funding Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 35.6 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Security Agent;

(ii)	neither the Security Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 35.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Security Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)

the Company or the Security Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)

Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction, have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

(e)

Any transfer under this Clause 35.6 and Clause 35.8 (Replacement of a Defaulting Lender) will be deemed to be completed (whether or not the transfer documentation is executed by the transferring Lender) within two Business Days of delivery of the transfer documentation executed by the Replacement Lender to the transferring Lender and the purchase price being deposited with the Security Agent. Each Lender instructs the Security Agent to execute the transfer documentation upon receipt of such funds.

35.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents,

that Defaulting Lender’s Commitment under the Facility will be reduced by the amount of its Available Commitment under the Facility and to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 35.7, the Security Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Security Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Security Agent) or the Security Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.8	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving three Business Days’ prior written notice to the Security Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)

require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender; or

(iii)

require such Lender to (and to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility, to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(A)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Security Agent has not given a notification under Clause 23.10 (Pro rata interest settlement)), Break Costs, Break Funding Costs and other amounts payable in relation thereto under the Finance Documents; or

(B)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (A) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Security Agent;

(ii)	neither the Security Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Security Agent and the Company when it is satisfied that it has complied with those checks.

36.	CONFIDENTIAL INFORMATION

36.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Security Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 25.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.9 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(e)	to Tullow Ghana Ltd. such information as is required pursuant to the quiet enjoyment letter issued by the Security Agent to Tullow Ghana Ltd.

36.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 40 (Governing law);

(vi)	the names of the Security Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of, and name of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Security Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Security Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

36.4	Entire agreement

This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose and have processes and controls in place to ensure compliance with any such legislation.

36.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36.

36.7	Continuing obligations

The obligations in this Clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

37.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

37.1	Confidentiality and disclosure

(a)

The Security Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Security Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Security Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Security Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Security Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Security Agent or relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Security Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Security Agent’s obligations in this Clause 37 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Security Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

37.2	Related obligations

(a)

The Security Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Security Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Security Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Security Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Security Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 37.

37.3	No Event of Default

No Event of Default will occur under Clause 22.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 37.

38.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.	BAIL-IN

39.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

39.2	Definitions

For the purposes of this Clause 39:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms , the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement is governed by Danish law, without regard to its conflict of law provisions.

41.	ENFORCEMENT

41.1	Jurisdiction

(a)

The City Court of Copenhagen (in Danish: Københavns Byret) has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

(b)	Each Obligor agrees that the City Court of Copenhagen is the most appropriate and convenient court to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)

Notwithstanding paragraph (a) above, any Finance Party or Secured Party may take proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Denmark):

(i)

irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the City Court of Copenhagens in connection with any Finance Document (and the Company by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of Original Borrower	Registration number (or equivalent, if any)

Maersk Drilling Holding A/S	34731721

Name of Original Guarantor

Maersk Drilling Holding A/S	34731721

Maersk Drilling A/S	32673821

Maersk Drilling Deepwater A/S	24212114

Maersk Drillship IV Singapore Pte. Ltd.	201328676D

Name of Original Vessel Owner	Registration number (or equivalent, if any)

Maersk Drilling Deepwater A/S	24212114

Maersk Drillship IV Singapore Pte. Ltd.	201328676D

PART II

THE ORIGINAL LENDER

Name of Original Lender	Commitment (USD)
Danmarks Skibskredit A/S	350,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Corporate Documents

(a)	A copy of the constitutional documents of each Original Obligor and Maersk Drilling Holdings Singapore Pte. Ltd.

(b)	A copy of a resolution of the board of directors of each Original Obligor and Maersk Drilling Holdings Singapore Pte. Ltd.:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

If required by the law of the jurisdiction of incorporation of an Original Obligor or Maersk Drilling Holdings Singapore Pte. Ltd., a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than any Original Obligor incorporated in Denmark) and Maersk Drilling Holdings Singapore Pte. Ltd., approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Obligor or Maersk Drilling Holdings Singapore Pte. Ltd. is a party.

(e)

If relevant, a duly executed power of attorney of each Original Obligor and Maersk Drilling Holdings Singapore Pte. Ltd. (notarised and legalised if required for the purposes of registration of a Mortgage) authorising the relevant authorised signatories thereunder to enter into the Finance Documents to which it is a party.

(f)

A certificate of an authorised signatory of the relevant Original Obligor and Maersk Drilling Holdings Singapore Pte. Ltd.certifying that each copy document relating to it specified in this Part I of this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Finance Documents

(a)	This Agreement executed by the Obligors.

(b)	The Subordination Agreement executed by the Obligors.

(c)	The Fee Letter executed by the Company.

(d)	The following Security Documents duly executed by the relevant Original Obligors, Maersk Drilling Holdings Singapore Pte. Ltd. and, if required, the Security Agent:

(i)	in respect of each Collateral Vessel, the relevant:

(A)	Deed of Covenants (noting, for the avoidance of doubt, that no Deed of Covenants is required to be executed by Maersk Drilling Deepwater A/S in respect of the Collateral Vessel “Mærsk Developer”);

(B)

Mortgage (duly notarised and legalised if required for the purposes of registration of such Mortgage) together with evidence that the Mortgage is duly registered with the relevant ship registry as the only registered Security;

(C)	Insurance Assignment;

(ii)	the Share Charges;

(iii)

a first priority earnings assignment by Maersk Drillship IV Singapore Pte. Ltd. in respect of the drilling contract with Tullow Ghana Ltd with respect to the Collateral Vessel “Maersk Venturer”, with notice to be included in the Quiet Enjoyment Letter of the assignment and that payments must be made to the Earnings Account, provided that so long as no Event of Default is continuing, Maersk Drillship IV Singapore Pte. Ltd. shall be entitled to withdraw funds from the Earnings Account and will not be required to obtain any consents to amend the terms of or otherwise freely operate such contract in its discretion, and, in each case, any notice or other document required to be provided under such Security Documents (including, if relevant any share certificates and stock transfer forms duly executed by the relevant Obligor in blank).

3.	Legal opinions

(a)	A legal opinion of Kromann Reumert, legal advisers to the Arranger and the Security Agent in Denmark, substantially in the form distributed to the Original Lender prior to signing this Agreement.

(b)

A legal opinion of Allen & Gledhill LLP, legal advisers to the Arranger and the Security Agent in Singapore, substantially in the form distributed to the Original Lender prior to signing this Agreement.

4.	Collateral Vessel documents

In respect of each Collateral Vessel:

(a)	Documentary evidence that it:

(i)	is registered in the name of its respective Vessel Owner under the Approved Flag;

(ii)	is in the absolute and unencumbered ownership of the respective Vessel Owner save as contemplated by the Finance Documents;

(iii)	is classed with an Approved Classification Society free of all material and overdue recommendations and conditions of the Approved Classification Society; and

(iv)	is insured in accordance with the provisions of the Finance Documents.

(b)	To the extent applicable, copies of:

(i)	its management agreement, together with copies of the relevant manager’s Document of Compliance;

(ii)	its Safety Management Certificate;

(iii)	its International Ship Security Certificate; and

(iv)	its current Tonnage Certificate.

(c)	Valuation statement of each Collateral Vessel.

5.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 41.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)	Documentation or other evidence required by the Lender in order for it to comply with all necessary “know your customer” checks pursuant to the transactions contemplated by this Agreement.

(c)	The Group Structure Chart.

(d)	The Original Financial Statements.

(e)	The audited financial statements for each Original Obligor for its financial year ended 31 December 2017.

(f)	A certificate of an authorised signatory of the Company confirming the pro forma Leverage Ratio on the date of Utilisation.

(g)

Evidence that the fees, costs and expenses then due from the Company or any Borrower pursuant to Clause 11 (Fees), Clause 16 (Costs and expenses) and Clause 12.6 (Stamp Taxes) have been paid or will be paid by the first Utilisation Date.

(h)

Any authorisation or other document or assurance necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Agreement or for the validity and enforceability of the Agreement and the Transaction Security, provided that (i) the Lender reasonably considers such document to be material and (ii) such document or assurance is specified in this Agreement.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL OBLIGOR

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.

If required under the law of the jurisdiction of incorporation of the Additional Guarantor, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor (other than any Additional Guarantor incorporated in Denmark), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.

If relevant, a duly executed power of attorney of each Additional Obligor (notarised and legalised if required for the purposes of registration of a Mortgage) authorising the relevant authorised signatories thereunder to enter into the Finance Documents to which it is a party.

7.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

8.	If available, the latest audited financial statements of the Additional Obligor.

9.

If the Additional Obligor is a Vessel Owner, each Security Document required under the Vessel Security Package to be given by that Additional Obligor, duly executed by that Additional Obligor and, if required, the Security Agent.

10.	Any notices or documents required to be given or executed or made under the terms of the Security Documents entered into by the Additional Obligor.

11.	If the Additional Obligor is a Vessel Owner, in respect of the Collateral Vessel owned by it:

(a)	documentary evidence that it:

(i)	is registered in the name of that Additional Obligor under the Approved Flag;

(ii)	is in the absolute and unencumbered ownership of that Additional Obligor save as contemplated by the Finance Documents;

(iii)	is classed with an Approved Classification Society free of all material and overdue recommendations and conditions of the Approved Classification Society; and

(iv)	is insured in accordance with the provisions of the Finance Documents;

(b)	to the extent applicable, copies of:

(i)	its Safety Management Certificate; and

(ii)	its International Ship Security Certificate; and

(c)	a legal opinion in relation to the registration of that Collateral Vessel and its Vessel Security Package.

12.	A legal opinion of Kromann Reumert, legal advisers to the Arranger and the Security Agent in Denmark.

13.

If the Additional Obligor is incorporated in a jurisdiction other than Denmark, a legal opinion of the legal advisers to the Arranger and the Security Agent in the jurisdiction in which the Additional Obligor is incorporated.

SCHEDULE 3

UTILISATION REQUEST

From:	Maersk Drilling Holding A/S

To:	Danmarks Skibskredit A/S

Dated:

Dear Sirs and Madams

Maersk Drilling Holding A/S –Facility Agreement dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount:	[ ]

Interest Period:	[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for and on behalf of

Maersk Drilling Holding A/S

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	Danmarks Skibskredit A/S as Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Maersk Drilling Holding A/S –Facility Agreement dated [●] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 23.6 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 23.6 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	The New Lender confirms, for the benefit of the Security Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender;]

(b)	[not a Qualifying Lender.]

[5].

[The New Lender confirms that if the Group were to operate in any of the following jurisdictions (other than any Sanctioned Country), it would lead to it becoming unlawful for the New Lender to perform any of its obligations as contemplated by the Agreement or to fund or maintain its participation in any Utilisation:

[insert jurisdictions]]

[6].	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[7].	This Transfer Certificate is governed by Danish law.

[8].	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:

The execution of this Transfer Certificate may not be sufficient for the New Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

For and on behalf of	For and on behalf of

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Security Agent and the Transfer Date is confirmed as [ ].

For and on behalf of

Danmarks Skibskredit A/S

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	Danmarks Skibskredit A/S as Security Agent and [Maersk Drilling Holding A/S]/[ListCo] as Company, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Maersk Drilling Holding A/S –Facility Agreement dated [●] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 23.7 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement , the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Security Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender;]

(b)	[not a Qualifying Lender.]

8.

[The New Lender confirms that if the Group were to operate in any of the following jurisdictions (other than any Sanctioned Country), it would lead to it becoming unlawful for the New Lender to perform any of its obligations as contemplated by the Agreement or to fund or maintain its participation in any Utilisation:

[insert jurisdictions]]

9.

This Assignment Agreement acts as notice to the Security Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company of the Agreement), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.	This Assignment Agreement is governed by Danish law.

12.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:

The execution of this Assignment Agreement may not be sufficient for the New Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

For and on behalf of	For and on behalf of

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Security Agent and the Transfer Date is confirmed as [                    ].

Signature of this Assignment Agreement by the Security Agent constitutes confirmation by the Security Agent of receipt of notice of the assignment referred to herein, which notice the Security Agent receives on behalf of each Finance Party.

For and on behalf of

Danmarks Skibskredit A/S

By:

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	Danmarks Skibskredit A/S as Security Agent

From:	[Subsidiary]/[ListCo] and [Maersk Drilling Holding A/S]/[ListCo]

Dated:

Dear Sirs and Madams

Maersk Drilling Holding A/S –Facility Agreement dated [●] (the “Agreement”)

1.

We refer to the Agreement. This letter (the “Accession Letter”) shall take effect as an Accession Letter for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in paragraphs 1-[3]/[4] of this Accession Letter unless given a different meaning in this Accession Letter.

2.

[[Subsidiary] agrees to become an Additional Guarantor]/[ListCo agrees to become [an Additional Borrower and] an Additional Guarantor] and to be bound by the terms of the Agreement as an Additional [Guarantor/Borrower] pursuant to [Clause 24.2 (Replacement of the Borrower)]/[Clause 24.4 (Additional Guarantors)] of the Agreement. [[Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]][1].

3.	[The Company confirms that no Default is continuing or would occur as a result of [subsidiary] becoming an Additional Guarantor.][2]

4.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

5.	[Guarantee limitation language to be included, if applicable.][3]

6.	This Accession Letter is governed by Danish law.

For and on behalf of	For and on behalf of

[1]	Delete in respect of accession of ListCo.
[2]	Delete in respect of accession of ListCo.
[3]	Delete in respect of accession of ListCo.

[Maersk Drilling Holding A/S]/[ListCo]	[Subsidiary] /[ListCo]

By:	By:

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	Danmarks Skibskredit A/S as Security Agent

From:	[resigning Obligor] and [Maersk Drilling Holding A/S]/[ListCo]

Dated:

Dear Sirs and Madams

Maersk Drilling Holding A/S –Facility Agreement dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [paragraph (d) of Clause 2.4 (ListCo Accession)]/[Clause 24.6 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower and] Guarantor under the Agreement.

3.	[We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*][i]4

4.	This Resignation Letter is governed by Danish law.

For and on behalf of	For and on behalf of

[Maersk Drilling Holding A/S]/[ListCo]	[Subsidiary]/[ListCo]

By:	By:

NOTES:

*	Insert any other conditions required by the Facility Agreement.

[4]	Delete in respect of resignation of the Original Company.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	Danmarks Skibskredit A/S as Security Agent

From:	[Maersk Drilling Holding A/S]/[ListCo]

Dated:

Dear Sirs and Madams

Maersk Drilling Holding A/S –Facility Agreement dated [●] (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We refer to the Relevant Period ending on [ ] and confirm that as at the last day of that Relevant Period:

(a)	the Leverage Ratio was [●]:1;

(b)	the Liquidity was USD [●]; and

(c)	the Equity Ratio was [●]%.

Signed:

Chief Financial Officer

of

Company

SCHEDULE

CALCULATIONS

[Only to be included for Compliance Certificates delivered in relation to Compliance Certificate Quarter Dates by reference to the Company’s management accounts]

Line item	Amount
Revenue
Cost
EBITDA
Interest
Tax
Cashflow from operation
Capex
Debt amortisation
Assets
Equity
Gross debt
Cash
Net interest bearing debt

SCHEDULE 9

COLLATERAL VESSELS

Name of Collateral Vessel	Vessel Owner	IMO Number	Flag
Maersk Developer	Maersk Drilling Deepwater A/S	8768361	Danish

Maersk Voyager	Maersk Drillship IV Singapore Pte. Ltd.	9633575	Singapore

Maersk Venturer	Maersk Drillship IV Singapore Pte. Ltd.	9633563	Singapore

SCHEDULE 10

DEBT ASSUMPTION CERTIFICATE

To:	Danmarks Skibskredit A/S as Security Agent

From:	Maersk Drilling Holding A/S as the Original Company and [●] as ListCo

Dated:

Dear Sirs and Madams

Maersk Drilling Holding A/S – Facility Agreement dated [                    ] (the “Agreement”)

1.

We refer to the Agreement. This is the Debt Assumption Certificate. Terms defined in the Agreement have the same meaning in this Debt Assumption Cerficate unless given a different meaning in this Debt Assumption Certificate.

2.	We refer to Clause 2.4 (ListCo Accession) of the Agreement.

3.

In accordance with Clause 2.4 (ListCo Accession) of the Agreement and with effect from the date that this certificate is countersigned by the Security Agent, the Original Company and ListCo agree that the Original Company transfers to ListCo and that ListCo assumes all of the Original Company’s rights, liabilities and obligations under the Agreement and the other Finance Documents and that ListCo shall become and replace the Original Company as the Borrower.

Yours faithfully authorised signatory for Maersk Drilling Holding A/S	Yours faithfully authorised signatory for [ListCo]

Date:

Accepted and agreed by Danmarks Skibskredit A/S as Security Agent

SCHEDULE 11

COLLATERAL VESSELS AND INSURANCE UNDERTAKINGS

PART I

COLLATERAL VESSELS UNDERTAKINGS

1.1	Construction of Collateral Vessels Undertakings terms

In this Part I of Schedule 11 (Collateral Vessels and Insurance Undertakings):

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“Major Casualty” means, in relation to a Collateral Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds USD 10,000,000 or the equivalent in any other currency.

“Permitted Liens” means any:

(a)	liens created by the Finance Documents;

(b)	liens for unpaid crew’s wages which are not overdue;

(c)	liens for salvage;

(d)	liens for master’s disbursements incurred in the ordinary course of trading;

(e)

other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Collateral Vessel in respect of obligations which are not more than 30 days overdue.

1.2	Collateral Vessel’s name and registration

Subject to the provisions of paragraphs 1.17 (Reflagging) to 1.21 (Conditions for Dual Registration), each Vessel Owner shall keep each Collateral Vessel owned by it registered under an Approved Flag and shall not do or permit to be done anything, or omit to do anything which could or might result in such registration being forfeited or imperiled.

1.3	Maintenance of class; compliance with authorisations

Each Vessel Owner shall, in relation to each Collateral Vessel owned by it:

(a)

ensure that such Collateral Vessel is in a good and safe state of repair so as to maintain its Approved Classification with the relevant Approved Classification Society free of any material and overdue requirement or recommendation affecting its class which has not been complied with in accordance with its terms;

(b)	procure that all appropriate repairs to or replacements of any damaged, worn or lost parts or equipment are carried out so as not to materially diminish the value of that Collateral Vessel; and

(c)

comply, or use its reasonable endeavours to procure that any other relevant person (such as the manager of that Collateral Vessel) who has assumed responsibility for operation of that Collateral Vessel will comply with the ISM Code and the ISPS Code (or any replacement thereof and to the extent applicable to that Collateral Vessel).

1.4	Security

Each Vessel Owner shall not create or permit to subsist any Security over any Collateral Vessel(s) owned by it, other than Permitted Liens.

1.5	Disposals

Save as permitted by the Finance Documents (including, without limitation, a Permitted Sale or a Third Party Sale or pursuant to paragraph 1.15 (Restrictions on employment)), no Vessel Owner shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of the whole or part of a Collateral Vessel owned by it.

1.6	Equipment belonging to third parties

Except in respect of normal operational dealings and processes customary in the offshore oil and gas drilling industry, no Vessel Owner shall install on a Collateral Vessel owned by it any equipment belonging to a third party which cannot be removed without causing significant damage to the structure or fabric of that Collateral Vessel so as to materially diminish its value.

1.7	Survey

Each Vessel Owner shall submit the Collateral Vessel(s) owned by it to such periodical or other surveys as may be required for classification purposes and, if so required by the Security Agent, the Company shall supply to the Security Agent copies of all survey reports in respect thereof.

1.8	Inspection

On at least thirty (30) days’ prior written notice, each Vessel Owner shall permit surveyors or other persons appointed by the Security Agent to board a Collateral Vessel owned by it not more than once per year (and provided that no Event of Default has occurred without interfering with the ordinary operation of that Collateral Vessel) for the purpose of inspecting its condition and its class or other records or satisfying themselves as to repairs proposed or already carried out subject to such persons and the Security Agent signing an indemnity and/or waiver letter required by the Company (acting reasonably). Each Vessel Owner shall afford all proper and reasonable facilities for such inspections if reasonably required by the Security Agent. If such inspection reveals that the Vessel Owner has failed to comply with any of its obligations pursuant to this Part I of Schedule 11 (Collateral Vessels and Insurance Undertakings) in connection with the maintenance and repair of the Collateral Vessel and/or following the occurrence of an Event of Default which is continuing, the costs of such inspection to the Security Agent shall be borne fully by the Vessel Owner.

1.9	Employment of Collateral Vessel

No Vessel Owner shall knowingly or recklessly employ a Collateral Vessel owned by it in any trade or business which is forbidden by any applicable law or is otherwise illicit or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose a Collateral Vessel to penalties.

1.10	Information

The Company shall promptly on request provide the Security Agent with all such information which the Security Agent may periodically and reasonably require regarding the Collateral Vessels, their employment, position and engagements, the names of any counterparties to the contracts for their employment and the duration of such contracts, provided that the Company shall not be obliged to disclose any confidential or commercially sensitive information or copies of any contract for the employment of a Collateral Vessel.

1.11	Payment of trading expenses and wages

Each Vessel Owner shall promptly pay (or procure the payment of) all tolls, dues and other outgoings whatsoever in respect of the Collateral Vessel(s) owned by it and keep accounts in respect thereof in accordance with its current practice.

1.12	Notice of Mortgage

Each Vessel Owner will keep on board the Collateral Vessel(s) owned by it each such document or record as may be required by law and cause such particulars relating to the Mortgage(s) over such Collateral Vessel(s) to be recorded as may be required by law.

1.13	Hazardous Materials

Each Vessel Owner shall maintain an inventory setting out a list of hazardous materials on board each Collateral Vessel(s) owned by it.

1.14	Scrapping of a Collateral Vessel

Each Vessel Owner shall ensure that any scrapping of a Collateral Vessel owned by it shall be performed at a recycling yard which conducts its recycling business in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or the EU Ship Recycling Regulation, 2013.

1.15	Restrictions on employment

No Vessel Owner shall let or employ a Collateral Vessel owned by it on demise charter for any period except if a member of the Group carries out all technical management services in relation to such demise charter and the Collateral Vessel and takes out all Insurances in respect of the Collateral Vessel.

1.16	Quiet enjoyment undertakings

(a)

If, in connection with any charter or drilling contract in respect of a Collateral Vessel, the relevant charterer, employer or operator requires the Security Agent and/or Lenders as mortgagee to enter into a quiet enjoyment undertaking in its favour in respect of the relevant Collateral Vessel:

(i)

the Security Agent and/or Lenders shall, provided no Event of Default has occurred and is continuing, issue a quiet enjoyment undertaking to such charterer, employer or operator in substantially the form set out in Schedule 12 (Form of Quiet Enjoyment Letter) or such other form as is approved by the Security Agent (acting reasonably); and

(ii)

the Company shall disclose to the Security Agent the general terms and conditions (but not the commercial terms, including the compensation, scope of work and local content) of such charter or drilling contract.

(b)

For the avoidance of doubt, no Obligor shall be prevented from entering into any charter, employment or drilling contract in respect of a Collateral Vessel if the form of quiet enjoyment undertaking proposed by the Security Agent is not accepted by the relevant charterer, employer or operator and the Security Agent shall not be obliged to execute any quiet enjoyment letter which is not substantially in the form set out in Schedule 12 (Form of Quiet Enjoyment Letter). The Company agrees to use reasonable commercial efforts to obtain the relevant charterer’s, employer’s or operator’s agreement to the form of quiet enjoyment undertaking.

(c)

If a charter or drilling contract covered by paragraph (a) above is a Material Employment Contract, the relevant Vessel Owner shall provide a first priority assignment of the earnings in respect of such contract in respect of the Collateral Vessel owned by it, with notice to be included in the Quiet Enjoyment Letter of the assignment and that payments must be made to the Earnings Account (and in respect of any Danish flagged Collateral Vessel, the Mortgage shall be expanded to include such earnings), provided that so long as no Event of Default is continuing, the relevant members of the Group shall be entitled to withdraw funds from the Earnings Accounts and shall not be required to obtain any consents to amend the terms of or otherwise freely operate such Material Employment Contract in their discretion.

1.17	Reflagging

Provided that no Event of Default has occurred and is continuing and subject to paragraphs 1.18 (Transfer of Flag) to 1.21 (Conditions for Dual Registration) below, the Company may give a notice to the Security Agent that it wishes:

(a)

to re-document and reregister a Collateral Vessel under the laws of any jurisdiction which is an Approved Flag (the “New Flag State”) other than its existing Approved Flag (a “Transfer of Flag”); and/or

(b)

to suspend the use of the flag of the Approved Flag of a Collateral Vessel (the “Primary Flag State”) where it is proposed that the Collateral Vessel will fly the flag of another jurisdiction which is an Approved Flag (the “Secondary Flag State”) (a “Dual Registration”).

In relation to a Dual Registration, the Company shall give the Security Agent a reasonable opportunity to consult with the Company concerning the proposed Dual Registration and provide the Security Agent with such information as the Security Agent may reasonably request concerning the reasons for the proposed Dual Registration.

1.18	Transfer of Flag

Subject to fulfilment of the conditions specified in paragraph 1.19 (Conditions for Transfer of Flag), in the case of a Transfer of Flag the Security Agent shall instruct the Security Agent to, and the Security Agent shall, release and discharge the Mortgage and release and re-assign any deed of covenant collateral thereto upon reasonable notice from the Company.

1.19	Conditions for Transfer of Flag

No later than simultaneously with completion of the Transfer of Flag, the Company shall deliver or procure the delivery to the Security Agent of:

(a)	a new Mortgage together with a Deed of Covenants collateral thereto (if appropriate to the New Flag State) executed by the relevant Vessel Owner in favour of the Security Agent;

(b)	legal opinions satisfactory to the Security Agent in relation to the registration of the Collateral Vessel and the new Mortgage, the due execution and authorisation of any documents executed pursuant to paragraph (a) above and such other matters as the Lender may reasonably require in relation to the jurisdiction of the New Flag State and the documents delivered in relation to the Transfer of Flag; and

(c)

corporate documents, ship certificates, insurance documentation and such other documentation (including any amendment to this Agreement) as the Security Agent reasonably requires in order to ensure that, after the Transfer of Flag, the Security Agent remains in all material respects in the same credit and security position as they were in prior to the Transfer of Flag, in such terms as the Security Agent may approve (acting reasonably).

1.20	Dual Registration

Subject to fulfilment of the conditions specified in paragraph 1.21 (Conditions for Dual Registration), in the case of a Dual Registration the Security Agent shall give any requisite consents required by any applicable registrar or other official in the Primary Flag State and/or the Secondary Flag State to permit the Dual Registration upon reasonable notice from the Company.

1.21	Conditions for Dual Registration

Upon suspension of the use of the flag of the Primary Flag State and commencement of the use of the flag of the Secondary Flag State, the Company shall deliver or procure the delivery to the Security Agent of the following documents and/or evidence:

(a)

an opinion satisfactory to the Security Agent from lawyers qualified or accustomed to advise on the laws of the Primary Flag State and the Secondary Flag State that the Dual Registration is permitted by their respective laws for the duration of the relevant charter period or a specified part thereof and that the relevant Mortgage and the relevant Vessel Owner’s title to the relevant Collateral Vessel remain duly registered under the laws of the Primary Flag State following the Dual Registration and that on termination of the charter by virtue of which the Collateral Vessel is registered in the Secondary Flag State or a judicial sale of the Collateral Vessel, the Dual Registration will be terminated without delay and without any discretionary consents from authorities in the Secondary Flag State; and

(b)

if the laws of the Secondary Flag State require that the relevant Mortgage be noted or registered against the relevant Collateral Vessel (as the case may be) in the Secondary Flag State, evidence reasonably satisfactory to the Security Agent that such notation or registration will be effected upon or within an appropriate period following commencement of the Dual Registration.

1.22	Notification of certain events

The Company shall notify the Security Agent by email promptly upon the same coming to its knowledge and in reasonable detail of:

(a)	any casualty to a Collateral Vessel which is or is likely to be a Major Casualty;

(b)	any occurrence in consequence whereof a Collateral Vessel has become a Total Loss;

(c)

any requirement or recommendation made by an Approved Classification Society or by any competent authority in respect of any Collateral Vessel which has not been complied with by the date by which it is required to be complied with (as extended by agreement with the Approved Classification Society) other than any such requirement or recommendation the imposition of which is being contested in good faith by the Company or the relevant Vessel Owner;

(d)	any arrest or detention of a Collateral Vessel or the exercise or purported exercise of any lien on a Collateral Vessel; and

(e)	a Collateral Vessel ceasing to be registered under the laws of its Approved Flag (other than in accordance with paragraphs 1.17 (Reflagging) to 1.21 (Conditions for Dual Registration)).

1.23	Managers

Each Vessel Owner shall ensure that the Collateral Vessel owned by it will at all times only be technically and commercially managed by a member of the Group or by a technical and commercial manager approved by the Security Agent (acting on the instructions of the Majority Lenders). If any technical or commercial manager or the Vessel Owner terminates any of the management agreements, the Vessel Owner shall enter into a new management agreement with a new technical and/or commercial manager (as applicable) either (i) with another member of the Group or (ii) which is acceptable to the Security Agent (acting on the instructions of the Majority Lenders) in its reasonable discretion, in each case within the termination period set out in the relevant management agreement or, if the management agreement is terminated with immediate effect, within 30 (thirty) days after the termination.

PART II

INSURANCE UNDERTAKINGS

1.1	Construction of insurance terms

In this Part II of Schedule 11 (Collateral Vessels and Insurance Undertakings):

“approved” means approved in writing by the Security Agent and “approval” shall be construed accordingly;

“excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of each Collateral Vessel in consequence of its insured value being less than the value at which that Collateral Vessel is assessed for the purpose of such claims;

“Loss Payable Clause” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant policies, such Loss Payable Clauses to be in the forms set out in each insurance assignment, or in such other forms as may from time to time be approved in writing by the Lender;

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association being a subscriber to the International Group of Protection and Indemnity Associations (“IGA”) or any subsequent association that provides an umbrella for pooled reinsurance in a manner similar to IGA or as may otherwise be approved by the Lender, including the proportion (if any) not recovered in case of collision under the marine risk insurance; and

“war risks” includes the risk of mines and all risks excluded from the corresponding marine policy by the War Exclusion Clause.

1.2	Maintenance of Insurances

The Company shall keep each Collateral Vessel insured at no cost to the Finance Parties against:

(a)	fire and usual marine risks (including hull and machinery and excess risks, including without limitation owners total loss interest);

(b)	war risks; and

(c)	protection and indemnity risks.

1.3	Terms of Insurances

In relation to each Collateral Vessel, the Company shall effect such Insurances (or shall procure that such Insurances are effected):

(a)	in the case of fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of):

(i)	in respect of hull and machinery risks excluding total loss, 80% of the Fair Market Value of the Collateral Vessel for the time being;

(ii)	in respect of hull and machinery risks including total loss, the Fair Market Value of the relevant Collateral Vessel for the time being; and

(iii)	such amount which, when aggregated with the insured value of the other Collateral Vessels, shall equal to or exceed 120% of the Loan outstanding);

(b)	on approved terms; and

(c)

through commercially reputable brokers and with commercially reputable insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in commercially reputable associations.

1.4	Further protections for the Finance Parties

In addition to the terms set out in paragraph 1.3 (Terms of Insurances), the Company shall procure that the Insurances shall:

(a)	subject always to paragraph (b), name the Company and/or the relevant Vessel Owner as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any Insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)

in respect of any Insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

(b)	name the Security Agent as loss payee by incorporation of the relevant Loss Payable Clause;

(c)

provide that all payments by or on behalf of the insurers under the Insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever but with full discharge of the insurer’s obligation to pay more than once;

(d)	provide that the Insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(e)	provide that the Security Agent may make proof of loss if the Company fails to do so.

1.5	Renewal of Insurances

The Company shall:

(a)

at least 14 days before the expiry of any Insurance notify the Security Agent of the names of the brokers or insurers and any association through or with which the Company proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(b)	at least 7 days before the expiry of any obligatory insurance arrange for the Insurances to be renewed, replaced or extended prior to their expiry; and

(c)

procure that the brokers, insurers and/or the associations with which such a renewal, replacement or extension are effected shall promptly after the renewal confirm to the Security Agent in writing that the renewal, replacement or extension has been effected.

1.6	Copies of policies; letters of undertaking

The Company shall ensure that the brokers, insurers and/or the associations provide the Security Agent with:

(a)	pro forma copies of all policies relating to the Insurances which they are to effect or renew; and

(b)

a letter or letters or undertaking in an approved form required by the Security Agent (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

1.7	Copies of certificates of entry

The Company shall ensure that any protection and indemnity and/or war risks associations in which a Collateral Vessel is entered provide the Security Agent with a certified copy of the certificate of entry for that Collateral Vessel.

1.8	Deposit of original policies

The Company shall ensure that all policies relating to Insurances are deposited with the brokers, insurers and/or the associations through which the Insurances are effected or renewed.

1.9	Payment of premiums

The Company shall punctually pay (or shall procure the punctual payment of) all premiums or other sums payable in respect of the Insurances and produce all relevant receipts when so required by the Security Agent.

1.10	Guarantees

The Company shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

1.11	Compliance with terms of Insurances

The Company shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would be reasonably likely to render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

1.12	Settlement of claims

(a)

Any claim under the Insurances for a Total Loss shall only be settled, compromised or abandoned with the prior approval of the Security Agent (acting on the instructions of the Majority Lenders) provided that:

(i)	such approval shall not be unreasonably withheld or delayed; and

(ii)

prior approval shall promptly be granted in circumstances where any such claim is settled for an amount equal to or greater than the amount of the Relevant Amount of the Collateral Vessel being subject to the Total Loss and no Event of Default or Default has occurred and is continuing.

(b)

The Company shall promptly provide all assistance, documents, evidence and information requested by the Security Agent to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the Insurances.

1.13	Provision of copies of communications

If so required by the Security Agent, the Company shall provide the Security Agent with copies of written communications between the Company and the relevant brokers, insurers and associations relating to material changes to any of the Insurances as soon as they are available.

1.14	Provision of information

(a)

The Company shall promptly provide the Security Agent with any information which the Security Agent reasonably requests for the purpose of obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the Insurances effected or proposed to be effected.

(b)

The Company shall, forthwith upon demand, reimburse the Security Agent in respect of the cost of any such report referred to in paragraph (a) above, provided that the Company shall only be obliged to pay for the cost of any such report obtained by the Lender once per annum and any additional report requested whilst an Event of Default is continuing.

1.15	Insurance proceeds

The Company shall apply (or shall procure the application of) all amounts receivable under the Insurances which are paid to the relevant Vessel Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such amounts have been received.

SCHEDULE 12

FORM OF QUIET ENJOYMENT LETTER

QUIET ENJOYMENT LETTER – AGENT/MORTGAGEE

[Name of Contractor], a company incorporated in [country] with company number [●] and with its registered office at [Address] (“Contractor” which definition shall include any assignee thereto pursuant to the terms of the Contract) is the Affiliate (as defined in the Contract) of the owner of the mobile offshore drilling unit “[Name of Drilling Unit]” (“Drilling Unit”), which is hired to [●], a company incorporated in [●] with company number [●] and with its registered office at [address] (“Company” which definition shall include any assignee thereto pursuant to the terms of the Contract) pursuant to the Contract for the Provision and Operation of Offshore Drilling Unit dated [Date] (“Contract”).

The Drilling Unit is directly or indirectly subject to a financing granted by inter alia [Bank or Banks], with [Mortgagee/Agent] as mortgagee (the “Mortgagee”) under a facility agreement dated [Date] (“Facility Agreement”) and secured, inter alia, with a first priority mortgage over the Drilling Unit (the “Mortgage”).

1.	Subject to Paragraph 3 below, Company hereby:

(a)	acknowledges the rights, title and interest of the Mortgagee under the Mortgage and in and to the Drilling Unit; and

(b)

acknowledges the right of the Mortgagee, following an Event of Default under the Facility Agreement which is continuing and the enforcement of its rights under, and in accordance with the terms of, the Mortgage, to make all demands, give all notices, take all actions and exercise all rights of Contractor in respect of the Drilling Unit.

2.	The Mortgagee hereby irrevocably and unconditionally covenants and agrees with Company when exercising its rights as mortgagee of the Drilling Unit:

(a)	not to interfere with Company’s uninterrupted quiet use and enjoyment of the Drilling Unit and the exercise of Company’s rights under the Contract;

(b)

that prior to a default by Contractor under the Facility Agreement or during any rectification period thereunder, Contractor shall retain the right to use and control the Drilling Unit in accordance with the Contract;

(c)

that in the event Contractor fails to cure any default occurring under the Facility Agreement, Company’s right to uninterrupted quiet enjoyment of the Drilling Unit shall not be disturbed by any action taken by the Mortgagee under the terms of the Mortgage or against the Contractor; and

(d)

without prejudice to the generality of the foregoing, it shall in no event enforce any rights under the Mortgage or against the Contractor which may lead to: (i) the removal of the Drilling Unit from [insert contract area or similar from Contract] or (ii) the interruption in, or prevention of, the Company’s and/or the Contractor’s use of the Drilling Unit under the Contract without Company’s prior written approval.

3.	The undertakings referred to in paragraph 2 above are subject always to:

(a)

no event having occurred which would entitle Contractor to terminate the Contract and that the Contract has not expired or for other reasons ceased to be effective and in force and that the Drilling Unit has not become an actual, agreed, arranged or constructive total loss and no longer being available to the Contractor; and

(b)	Company not being in breach of any, and being in compliance with all of its obligations under this Quiet Enjoyment Letter,

and for the avoidance of doubt, none of the undertakings given by the Mortgagee shall be construed as an express or implied agreement by the Mortgagee to guarantee the due performance by Contractor (or any replacement registered or disponent owner of the Drilling Unit) of its obligations under the Contract and the Mortgagee or its designees shall have no liability or obligation under the Contract save to the extent expressly agreed. Furthermore, the Mortgagee shall be entitled to join or intervene in or otherwise support any proceedings arising from or relating to the detention of the Drilling Unit by any other party with a view to substantiate, preserve or protect the Mortgagee’s interest in the Drilling Unit as mortgagee

4.

[By a first priority assignment dated [    ], Contractor has assigned its rights to receive earnings under the Contract to the Mortgagee. The Company shall pay day rate to Contractor’s bank account No. [    ] with [    ] until the Mortgagee instructs the Company to pay them to it or its order. If such instruction is received from the Mortgagee then the Company shall pay the earnings invoiced by Contractor in accordance with its instruction. Although Contractor has assigned its rights to receive payment under the Contract to the Mortgagee, it remains liable to perform its obligations under the Contract and the Mortgagee will not be liable to perform those obligations.][5]

5.

This Quiet Enjoyment Letter shall not in any way limit the Mortgagee’s right to enforce any rights pursuant to the Facility Agreement against any other parties than the Contractor or any other security documents granted to the Mortgagee, except for the Mortgage or any other security that the Mortgagee may have in relation to the Drilling Unit.

6.

This Quiet Enjoyment Letter and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law and any disputes under or in connection with this Quiet Enjoyment Letter including any question regarding its existence, validity or termination, shall be referred to and finally

[5]	Delete if Contract is not a Material Employment Contract.

resolved by arbitration under the LCIA Rules, such Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three (3). The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.

The parties have caused this Quiet Enjoyment Letter to be executed in 3 (three) originals on this [Date].

For and on behalf of	For and on behalf of	For and on behalf of

[Name of Mortgagee]	[Name of Contractor]	[Name of Company]

Mortgagee	Contractor	Company

Name:	Name:	Name:
Title:	Title:	Title:

SCHEDULE 13

REPAYMENT SCHEDULE

(amounts in USD)
Loan	350,000,000
Quarterly instalment	6,000,000
Balloon instalment	188,000,000
Repayment Dates	Instalment
Disbursement
15-03-2019	0
15-06-2019	6,000,000
15-09-2019	6,000,000
15-12-2019	6,000,000
15-03-2020	6,000,000
15-06-2020	6,000,000
15-09-2020	6,000,000
15-12-2020	6,000,000
15-03-2021	6,000,000
15-06-2021	6,000,000
15-09-2021	6,000,000
15-12-2021	6,000,000
15-03-2022	6,000,000
15-06-2022	6,000,000
15-09-2022	6,000,000
15-12-2022	6,000,000
15-03-2023	6,000,000
15-06-2023	6,000,000
15-09-2023	6,000,000
15-12-2023	6,000,000
15-03-2024	6,000,000
15-06-2024	6,000,000
15-09-2024	6,000,000
15-12-2024	6,000,000
15-03-2025	6,000,000
15-06-2025	6,000,000
15-09-2025	6,000,000
15-12-2025	194,000,000

SCHEDULE 14

CHANGES TO ARTICLES OF ASSOCIATION

1.	Amendment to Article 2

Article 2 be amended by including the following definition immediately after the definition of “Member”:

“Security Holder” means any bank, financial institution, person or entity (or any nominee, agent or trustee of or on behalf of such bank, financial institution, person or entity) to whom shares have been from time to time charged by way of security (but excluding for the avoidance of doubt any lien which the Company may have over every share).

2.	New Article 8A

The following be inserted as Article 8A, immediately after the existing Article 8:

“8A Notwithstanding anything contained in these Articles, any shareholder of any shares which have been charged by way of security, from time to time, to any Security Holder shall at all times be entitled to receive any dividend or be present or to vote at any meeting or upon a poll, or exercise any privilege or rights as a member.”

3.	New Article 26A

The following be inserted as Article 26A, immediately after the existing Article 26:

“26A.Notwithstanding anything contained in these Articles (including but not limited to Articles 19 to 26, both inclusive), no shares which have been charged by way of security, from time to time, to any Security Holder shall be liable to be forfeited or surrendered or sold and the shareholder of whom shall continue to be entitled to receive any dividend or to be present or vote at any meeting or upon a poll, or to exercise any privilege or rights as a member.”

4.	New Article 27A

The following be inserted as Article 27A, immediately after the existing Article 27:

“27A. Notwithstanding anything contained in these Articles, any Security Holder to whom any shares have, from time to time, been charged by way of security shall have a first fixed charge over such shares, ranking in priority over the lien expressed to be created under Article 27, whether the period for the payment, fulfilment or discharge shall have actually arrived or not, and, regardless of when such charge and such security was created, and such first fixed charge shall extend to all dividends from time to time declared in respect of such shares.”

5.	New Article 28A

The following be inserted as Article 28A, immediately after the existing Article 28:

“28A. However, no sale pursuant to Article 28 shall be made of any shares which have been charged by way of security, from time to time, to any Security Holder.”

6.	New Article 37A and Article 37B

Each of the following be inserted as Article 37A and Article 37B. immediately after the existing Article 37:

“37A. For the avoidance of doubt, nothing contained in these Articles (including but not limited to Articles 30 to 37 (both inclusive)) shall apply to restrict any transfer of shares by any Security Holder to whom shares have been charged by way of security to any person pursuant to any power of sale under such charge.

37B. Notwithstanding anything contained in these Articles (including but not limited to Articles 30 to 37 (both inclusive)), the directors shall not refuse to register, nor suspend registration of, any transfer of shares which is:

a)	in favour of any Security Holder to whom such shares are being transferred by way of security;

b)	delivered to the company for registration by any Security Holder in order to enforce its security over the shares; or

c)

duly executed by any Security Holder to whom such shares (including any further shares in the company acquired by reason of its holding of such shares) are to be transferred pursuant to a power of sale or other power under any security document which creates any security interest over such shares, and a certificate by any officer of any such Security Holder that the relevant shares are subject to such security and the transfer was so executed shall be conclusive evidence of such facts and no other evidence will be required to prove its title to such shares or to prove the right of the transferor to make the transfer of such shares.”

7.	New Article 47A

The following shall be included as Article 47A, immediately after the existing Article 47:

“47A. Notwithstanding anything contained in these Articles, no shares nor any class of shares for the time being forming part of the share capital of the Company which have been charged by way of security, from time to time, to any Security Holder, shall be subject to any consolidation, division, cancellation, subdivision or conversion into any other class of shares in any way or manner without the prior written consent of such Security holder.”

8.	New Article 75A1

The following shall be included as Article 75A1, immediately after the existing Article 75A:

“75A1. Notwithstanding anything contained in these Articles (including, without limitation, Article 75A), an instrument appointing a proxy in relation to any shares for the time being forming part of the share capital of the Company which have been charged by way of security, from time to time, to any Security Holder, may be in such form as specified by such Security Holder.”

SIGNATURES

THE ORIGINAL COMPANY

For and on behalf of MAERSK DRILLING HOLDING A/S

By:	By:

/s/ Dominic Charnock	/s/ Tine Lonborg

THE ORIGINAL BORROWER

For and behalf of MAERSK DRILLING HOLDING A/S

By:	By:

/s/ Dominic Charnock	/s/ Tine Lonborg

THE ORIGINAL GUARANTORS

For and behalf of MAERSK DRILLING HOLDING A/S

By:	By:

/s/ Dominic Charnock	/s/ Tine Lonborg

For and behalf of MAERSK DRILLING A/S

By:	By:

/s/ Dominic Charnock	/s/ Tine Lonborg

For and behalf of MAERSK DRILLING DEEPWATER A/S

By:		By:

/s/ Dominic Charnock		/s/ Tine Longborg

By:
/s/ Dominic Charnock	(Signature of Attorney)
Dominic Charnock	(Name of Attorney)
and

/s/ Tine Longborg	(Signature of Attorney)

Tine Longborg	(Name of Attorney)

the duly authorised Attorneys-in-Fact

of Maersk Drillship IV Singapore Pte. Ltd. in the presence of: /s/ Olivier Hensby

Olivier Hensby	(Name of witness)

Lyngby Hovedgade 85

2800 Kongens, Lyngby	(Address of witness)

The Original Vessel Owners

For and behalf of MAERSK DRILLING DEEPWATER A/S

By:		By:

/s/ Dominic Charnock		/s/ Tine Lonborg

By:
/s/ Dominic Charnock	(Signature of Attorney)
Dominic Charnock	(Name of Attorney)
and

/s/ Tine Lonborg	(Signature of Attorney)

Tine Lonborg	(Name of Attorney)

the duly authorised Attorneys-in-Fact

of Maersk Drillship IV Singapore Pte. Ltd. in the presence of: /s/ Olivier Hensby

Olivier Hensby	(Name of witness)

Lyngby Hovedgade 85

2800 Kongens, Lyngby	(Address of witness)

THE ARRANGER

For and behalf of DANMARKS SKIBSKREDIT A/S

By: Michael Frisch	By: Knud Jaeger

/s/ Michael Frisch	/s/ Knud Jaeger

Address: Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

Email: danmarks@skibskredit.dk

Attention: Customer Relations

THE SECURITY AGENT

For and on behalf of DANMARKS SKIBSKREDIT A/S

By: Michael Frisch	By: Knud Jaeger

/s/ Michael Frisch	/s/ Knud Jaeger

Address: Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark

Email: danmarks@skibskredit.dk

Attention: Customer Relations

THE ORIGINAL LENDER

For and behalf of DANMARKS SKIBSKREDIT A/S

By: Michael Frisch	By: Knud Jaeger

/s/ Michael Frisch	/s/ Knud Jaeger
Address: Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark Email: danmarks@skibskredit.dk Attention: Customer Relations

Exhibit 10.6

CLIFFORD CHANCE LLP

EXECUTION VERSION

DATED 26 AUGUST 2022

THE DRILLING COMPANY OF 1972 A/S

THE COMPANY

THE RIG OWNERS NAMED HEREIN

AS RIG OWNERS

THE MATERIAL INTRA-GROUP CHARTERERS NAMED HEREIN

AS MATERIAL INTRA-GROUP CHARTERERS

THE FINANCIAL INSTITUTIONS NAMED HEREIN

AS HEDGE COUNTERPARTIES

DNB BANK ASA

ACTING AS AGENT

AND

DNB BANK ASA

ACTING AS SECURITY AGENT

AMENDMENT AGREEMENT RELATING TO A USD

1,550,000,000 TERM AND REVOLVING FACILITIES

AGREEMENT DATED 6 DECEMBER 2018

- i -

THIS AGREEMENT is dated 26 August 2022 and made between:

(1)	THE DRILLING COMPANY OF 1972 A/S (the “Company”);

(2)	THE SUBSIDIARIES of the Company listed in Schedule 1 (The Obligors) as rig owners (the “Rig Owners”);

(3)	THE SUBSIDIARIES of the Company listed in Schedule 1 (The Obligors) as material intra-group charterers (the “Material Intra-Group Charterers”);

(4)	MAERSK DRILLING A/S, a company incorporated under the laws of Denmark, having its registered office at Lyngby Hovedgade 85, 200 Kgs. Lyngby, Denmark, with CVR no. 32673821 (“Maersk Drilling”);

(5)	DNB BANK ASA as agent of the other Finance Parties (the “Agent”);

(6)	DNB BANK ASA as security trustee for the Secured Parties (the “Security Agent”); and

(7)	THE FINANCIAL INSTITUTIONS named on the signing pages as Hedge Counterparties (the “Hedge Counterparties”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Facility Agreement” means the Original Facility Agreement, as amended by this Agreement.

“Effective Date” means the date of the Effective Date Notice.

“Effective Date Notice” means a notice in the form set out in in Schedule 4 (Form of Effective Date Notice).

“Guarantee Obligations” means the guarantee and indemnity obligations of a Guarantor contained in the Original Facility Agreement.

“Guarantor” means each of the Company, each Rig Owner and each Material Intra-Group Charterer.

“Original Facility Agreement” means the term and revolving facilities agreement dated 6 December 2018 between, among others, the Company, the Rig Owners, the Material Intra-Group Charterers, the financial institutions listed therein as Lenders, the Agent and the Security Agent, as amended and supplemented from time to time prior to the date of this Agreement.

“Takeover” means the consummation of the Closing Date pursuant to, and as defined in, the business combination agreement dated 10 November 2021 between, among others, the Company and UK TopCo.

“UK TopCo” means Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 and any successor entity thereto.

“UK TopCo Guarantee” means the guarantee to be executed by UK TopCo in favour of the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty), in the form set out at Schedule 5 (Form of UK TopCo Guarantee).

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Agreement, each of the Company and the Agent designates this Agreement as a Finance Document.

2.	REPRESENTATIONS

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of this Agreement, and references to Finance Documents in the Repeating Representations should be construed as references to this Agreement.

3.	AMENDMENT AND WAIVER

3.1	Amendment of the Original Facility Agreement

(a)

With effect on and from the date of this Agreement, the Original Facility Agreement shall be amended as set out in Part I (Initial Amendments) of Schedule 3 (Amendments to Original Facility Agreement).

(b)

With effect on and from the Effective Date, the Amended Facility Agreement shall be further amended as set out in Part II (Effective Date Amendments) of Schedule 3 (Amendments to Original Facility Agreement).

3.2	Effective Date and conditions precedent

(a)

The Agent shall notify the Company and the Lenders promptly upon receipt by the Agent of each of the documents and evidence listed in Schedule 2 (Conditions Precedent) in a form and substance reasonably satisfactory to the Agent (having regard to the requirements for the forms of such documents and evidence specified in Schedule 2 (Conditions Precedent) (where specified)).

(b)

The Company shall (and shall procure that UK TopCo shall) promptly execute and deliver to the Agent the Effective Date Notice on the date the Takeover is completed or, if later, the date on which the Company receives the Agent’s notification under Clause 3.2(a).

4.	CONTINUITY AND SECURITY CONFIRMATIONS

4.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Confirmation of Guarantee Obligations

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Amended Facility Agreement shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Amendment of the Original Facility Agreement), and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facility Agreement).

4.3	Confirmation of Security

For the avoidance of doubt, each Obligor and Maersk Drilling confirms for the benefit of the Finance Parties that the Security created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Amendment of the Original Facility Agreement), and (b) continue to secure its Secured Obligations under the Finance Documents as amended (including, but not limited to, under the Amended Facility Agreement).

5.	FEES, COSTS AND EXPENSES

5.1	Transaction expenses

The Company shall within five Business Days of demand (provided that such demand is accompanied by sufficient information to make the relevant payment) pay the Agent and the Security Agent the amount of all pre-agreed external legal fees reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2	Amendment fee

On the Effective Date (or, if that date is not a Business Day, on the next Business Day thereafter), the Company shall pay to the Agent (for the account of each Lender) an amendment fee in the Base Currency equal to zero point five per cent. (0.5%) of the relevant Lender’s Commitments outstanding as at the Effective Date.

6.	MISCELLANEOUS

6.1	UK TopCo Guarantee – appointment of the Security Agent

Each of the Agent (for and on behalf of itself and the other Finance Parties) and each Hedge Counterparty (a) appoints the Security Agent as its agent under and in connection with the UK TopCo Guarantee, and (b) authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the UK TopCo Guarantee together with any other incidental rights, powers, authorities and discretions, in each case, subject to the provisions of clause 15 (The Security Agent) (other than clause 15.1 (Security Agent as trustee) of the Intercreditor Agreement as if references in those clauses to a “Debt Document” included a reference to the UK TopCo Guarantee.

6.2	UK TopCo Guarantee – role of UK TopCo

Notwithstanding the provision of the UK TopCo Guarantee, UK TopCo shall not constitute a Guarantor or an Obligor or (for the avoidance of any doubt) a member of the Group and the UK TopCo Guarantee shall not constitute a Finance Document, in each case, for the purpose of any Finance Document, provided that, from the Effective Date and for the purposes of clauses 27.1 (Non-payment), 27.7 (Insolvency), 27.8 (Insolvency proceedings), 27.9 (Creditors’ process), 40 (Amendments and Waivers), 41 (Confidential Information) and the definition of “Confidential Information” of the Amended Facility Agreement only, references to “Obligor” and “Group” shall be deemed to include a reference to UK TopCo in such clauses and definition, and references to a “Finance Document” shall be deemed to include the UK TopCo Guarantee in such clauses and definition.

6.3	Incorporation of terms

The provisions of clause 36 (Notices), clause 38 (Partial invalidity), clause 39 (Remedies and waivers) and clause 46 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

6.4	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6.5	Entire agreement

Except in relation to each consent letter executed between a Finance Party and/or Hedge Counterparty and the Company in respect of the matters set out in this Agreement, this Agreement constitutes the entire agreement between the Obligors, the Finance Parties and the Hedge Counterparties in relation to the matters contained herein and supersedes any previous agreement, whether express or implied, regarding the matters contained herein.

7.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE OBLIGORS

Name of Rig Owner	Registration number (or equivalent, if any)

Maersk Drilling Holdings Singapore Pte. Ltd.	201026664E

Maersk Highlander UK Ltd	10195411

Maersk Drilling International A/S	34081182

Maersk Drillship I Singapore Pte. Ltd.	201321036K

Name of Material Intra-Group Charterer	Registration number (or equivalent, if any)

Maersk Highlander UK Limited, Singapore Branch	T17FC0094A

Maersk Drilling Services A/S	24206998

Maersk Invincible Norge A/S	35230335

Maersk Reacher Operations AS	921 289 510

Maersk Drilling Australia Pty. Ltd.	ACN 106 414 108

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Obligors

(a)

A copy of the constitutional documents of each Obligor and Maersk Drilling or a certificate of an authorised signatory of each relevant Obligor and Maersk Drilling certifying that the constitutional documents previously delivered to the Agent in connection with the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of each Obligor and Maersk Drilling:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(ii)	authorising a specified person or persons to execute this Agreement on its behalf,

substantially in the latest form provided to the Lenders by each Obligor and Maersk Drilling under or in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

A certificate of an authorised signatory of the relevant Obligor and Maersk Drilling certifying that each copy document relating to it specified in this paragraph 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement, substantially in the latest form provided to the Lenders by each Obligor under or in connection with the Finance Documents.

2.	Supplemental Security

A copy of each of the following Security Documents, expressed to be second ranking, duly executed by Maersk Highlander UK Ltd and, if required, the Security Agent:

(a)	in respect of the Collateral Rig “Maersk Highlander”:

(i)	Deed of Covenants; and

(ii)	Insurance Assignment; and

(b)	Account Charge,

and, in each case, any notice or other document required to be provided under each such Security Document.

3.	UK TopCo

(a)	Certified copies of the constitutional documents of the UK TopCo.

(b)	A copy of a resolution of the board of directors of UK TopCo:

(i)	approving the terms of, and the transactions contemplated by, the UK TopCo Guarantee and resolving that it execute the UK TopCo Guarantee; and

(ii)	authorising a specified person or persons to execute the UK TopCo Guarantee on its behalf.

(c)

A certificate of an authorised signatory of the UK TopCo certifying that each copy document relating to it specified in this paragraph 3 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement, in the latest form provided to the Lenders by UK TopCo under or in connection with the Finance Documents.

(d)	A copy of the UK TopCo Guarantee executed by UK TopCo.

4.	Legal Opinions

Each of:

(a)

a legal opinion of Watson Farley & Williams LLP, legal advisers to the Agent in England, as to the capacity of the Obligor incorporated in England and Wales and UK TopCo to enter into this Agreement or the UK TopCo Guarantee (as applicable) and the enforceability of this Agreement, the UK TopCo Guarantee and the supplemental Security Documents referred to in paragraph 2 of this Schedule 2;

(b)

a legal opinion of Wong Tan & Molly Lim LLC, formal law alliance partner of Watson Farley & Williams Singapore, legal advisers to the Agent in Singapore, as to the capacity of each Obligor incorporated in Singapore to enter into this Agreement;

(c)	a legal opinion of Kromann Reumert, legal advisers to the Agent in Denmark, as to the capacity of each Obligor incorporated in Denmark to enter into this Agreement;

(d)	a legal opinion of Wikborg Rein Advokatfirma AS, legal advisers to the Agent in Norway, as to the capacity of the Obligor incorporated in Norway to enter into this Agreement; and

(e)	a legal opinion of HWL Ebsworth Lawyers, legal advisers to the Agent in Australia, as to the capacity of the Obligor incorporated in Australia to enter into this Agreement,

in each case, substantially in the latest form of such opinion provided to the Lenders by such legal adviser under or in connection with the Finance Documents (with such changes as a required due to changes in law or such legal adviser’s internal policies).

SCHEDULE 3

AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

PART I

INITIAL AMENDMENTS

1.	Definitions

Clause 1.1 (Definitions) shall be amended as follows:

(a)	the definition of “ECA Lender” shall be deleted in its entirety and replaced with the following:

“”ECA Lender” means Eksportfinansiering Norge.”; and

(b)	the definitions of “ECA Guarantor” and “GIEK Guarantee” and all references to such terms in the Facility Documents shall be deleted.

2.	Merger of ECA Guarantor and ECA Lender

2.1	Clauses 1.4(b), 11.6 (Mandatory prepayment – Cessation of GIEK Guarantee), 22 (GIEK Guarantee), 28.3(b) and 28.4(b) shall be deleted and replace with the words “[Intentionally omitted]”.

2.2	Clause 15.5 (ECA Guarantee Commission) shall be deleted in its entirety and replaced with the following:

“15.5 ECA risk premium

The Company shall pay to the ECA Lender a risk premium in the amount and at the times agreed in the fee letter between the Company and the ECA Lender dated 17 June 2022.”.

2.3	Clause 28.2 (Company consent) shall be deleted in its entirety and replaced with the following:

“28.2 Company consent

(a)

Subject to Clause 28.9 (Sub-participations), the consent of the Company is required for an assignment, transfer, sub-participation or sub-contract by an Existing Lender, unless the assignment, transfer, sub-participation or sub-contract is made by the Existing Lender:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	at a time when an Event of Default is continuing.

(b)

The consent of the Company to an assignment, transfer, sub-participation or sub-contract must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.”

2.4	Clause 31.18(a) shall be deleted in its entirety and replaced with the following:

“(a)	The Agent shall as agent for the ECA Lender have the following duties:

(i)

to inform the Company of interest, instalments and other amounts due from the Company to the ECA Lender, and fees due from the Company to the ECA Lender in accordance with Clause 15.5 (ECA risk premium);

(ii)	to notify the ECA Lender of any non-payment of any principal, interest, fees or other amount payable to the ECA Lender under this Agreement;

(iii)

to notify the ECA Lender (i) of any failure by the Company to deliver the documents required to be delivered under Clause 24.1 (Financial Statements) or Clause 24.2 (Compliance Certificate), (ii) in the event any of the insurances required to be maintained under paragraph 1.2 (Maintenance of Insurances) of Part II of Schedule 17 (Collateral Rigs and Insurance Undertakings) reaches its expiry date without relevant evidence of renewal being presented to it as Agent, and (iii) to forward to the ECA Lender the original or a copy of any document which is delivered to it as Agent by or on behalf of the insurers, hereunder any notice of non-renewal of the relevant insurances;

(iv)	to forward to the ECA Lender the original or a copy of any document which is delivered to the Agent for the ECA Lender by the Company;

(v)	unless otherwise instructed by the Majority Lenders, request from the Company that any non-compliance contemplated by (ii) or (iii) above be immediately remedied (if capable of remedy); and

(vi)	to keep and hold the originals of the Security Documents.”

2.5	Clause 40.3(b) shall be deleted in its entirety and replaced with the following:

“(b)

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to Clause 11.5 (Mandatory prepayment – Refinancing of Facility A) shall not be made without the prior consent of the ECA Lender.”

2.6	Part II (The Original Lenders) of Schedule 1 (The Original Parties) shall be amended by deleting reference to “Eksportkreditt Norge AS” and replacing it with reference to “Eksportfinansiering Norge”.

PART II

EFFECTIVE DATE AMENDMENTS

1.	Definitions and interpretation

(a)	Clause 1.1 (Definitions) shall be amended by inserting new definitions of “UK TopCo” and “UK TopCo Guarantee” in alphabetical order as follows:

“”UK TopCo” means Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 and any successor entity thereto.”; and

“”UK TopCo Guarantee” means the guarantee executed by UK TopCo in favour of the Security Agent.”.

(b)	A new clause 1.5 (UK TopCo Guarantee) shall be inserted as follows:

“1.5 UK TopCo Guarantee

Notwithstanding the provision of the UK TopCo Guarantee, UK TopCo shall not constitute a Guarantor or an Obligor or (for the avoidance of any doubt) a member of the Group and the UK TopCo Guarantee shall not constitute a Finance Document, in each case, for the purpose of any Finance Document, provided that, for the purposes of Clauses 27.1 (Non-payment), 27.7 (Insolvency), 27.8 (Insolvency proceedings), 27.9 (Creditors’ process), 40 (Amendments and Waivers), 41 (Confidential Information) and the definition of “Confidential Information” only, references to “Obligor” and “Group” shall be deemed to include a reference to UK TopCo in such Clauses and definition, and references to a “Finance Document” shall be deemed to include the UK TopCo Guarantee in such Clauses and definition.”

2.	Change of control

Clause 11.4 (Change of control) shall be deleted in its entirety and replaced with the following:

“11.4 Change of control

(a)	If:

(i)	any person or group of persons acting in concert other than the Majority Shareholders gains control, directly or indirectly, of more than 50% of the voting and/or ordinary shares of UK TopCo;

(ii)	UK TopCo ceases to own, directly or indirectly, 50.01% of the voting and/or ordinary shares of the Company; or

(iii)	the Majority Shareholders cease to own, directly or indirectly, at least 20% of the voting and/or ordinary shares of UK TopCo,

then in each case:

(A)

the Company shall promptly notify the Agent upon becoming aware of that event following which the Lenders shall negotiate in good faith with the Company for a period of 60 days with a view to agreeing terms and conditions that are acceptable to the Company and the Lenders for continuing the Facilities (the “Negotiation Period”);

(B)	during the Negotiation Period, a Lender shall not be obliged to fund a Utilisation except for a Rollover Loan;

(C)

if no agreement is reached within the Negotiation Period, the Agent shall, if a Lender so requires not later than 30 days after the end of the Negotiation Period, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Utilisations and Ancillary Outstandings of that Lender or Affiliate of that Lender, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding Utilisations and amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above:

(i)	“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal);

(ii)	“Majority Shareholders” means A.P. Møller Holding A/S, A.P. Møller – Mærsk A/S, A.P. Møller og Hustru Chastine Mc-Kinney Møllers Familiefond or Den A.P. Møllerske Støttefond; and

(iii)	“control” means the power (by way of ownership of shares, proxy, contract or otherwise) to cast, or control the casting of, votes that might be cast at a general meeting of UK TopCo.”

3.	Increase of Margin

Clause 12.1 (Calculation of interest) shall be deleted in its entirety and replaced with the following:

“12.1 Calculation of interest

(a)	The rate of interest on each Facility A Loan and Revolving Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin, plus the percentage per annum for the applicable time period as set out in the table below:

Applicable time period	Percentage per annum
From twelve (12) months prior to the Termination Date for Facility A and the Revolving Facility until (but excluding) the date falling nine (9) months prior to the Termination Date for Facility A and the Revolving Facility	1.00
From nine (9) months prior to the Termination Date until (but excluding) the date falling six (6) months prior to the Termination Date for Facility A and the Revolving Facility	1.50
From six (6) months prior to the Termination Date for Facility A and the Revolving Facility	2.00

(in each case, such increased Margin shall be the “Margin” for all purposes of this Agreement and the other Finance Documents); and

(ii)	LIBOR or, in relation to any Loan in euro, EURIBOR or, in relation to any Loan in a Non-LIBOR Currency, the Benchmark Rate for that currency,

provided that, the rate of interest shall not in any case be less than zero.

(b)

The rate of interest on each Facility B Loan is the CIRR Interest Rate of 2.02 per cent. per annum. Interest in relation to each Facility B Loan shall be calculated on the basis of a 360 (three hundred and sixty) day year and a thirty (30) day month on each Utilisation of Facility B or on the Facility B Loan (as the case may be) and if there is a period of less than thirty (30) days, on the actual number of days elapsed, based on a thirty (30) day month.”

4.	All Lender matters

Clauses 40.2(h)(i) and 40.2(i) shall each be amended by inserting the words “or the UK TopCo Guarantee” after the words “under Clause 21 (Guarantee and indemnity)”.

SCHEDULE 4

FORM OF EFFECTIVE DATE NOTICE

To:	DNB Bank ASA as agent of the other Finance Parties

Amendment agreement dated [•] relating to a USD 1,550,000,000 term and revolving facilities agreement dated 6 December 2018 (the “Amendment Agreement”)

We refer to the Amendment Agreement. Terms defined in the Amendment Agreement have the same meaning in this notice.

This is the Effective Date Notice.

We hereby confirm that the Takeover has completed or is being completed contemporaneously with the delivery of this Effective Date Notice. For the purpose of the Amendment Agreement, the Effective Date is the date of this notice and the amendment of the Amended Facility Agreement in accordance with Part II (Effective Date Amendments) of Schedule 3 (Amendments to Original Facility Agreement) is now effective.

Dated: _______________

[Signature page follows]

The Company

SIGNED for and on behalf of
THE DRILLING COMPANY OF 1972 A/S

By:	By:

Title:	Title:

UK TopCo

SIGNED for and on behalf of
NOBLE CORPORATION PLC

By:

Title:

SCHEDULE 5

FORM OF UK TOPCO GUARANTEE

SIGNATURES

The Company

SIGNED for and on behalf of
THE DRILLING COMPANY OF 1972 A/S

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	General Counsel Attorney-in-Fact	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

Signature page to the Amendment Agreement.

The Rig Owners

SIGNED for and on behalf of
MAERSK DRILLING HOLDINGS SINGAPORE PTE. LTD.

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	General Counsel Attorney-in-Fact	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

SIGNED for and on behalf of
MAERSK DRILLSHIP I SINGAPORE PTE. LTD.

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	General Counsel Attorney-in-Fact	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

SIGNED for and on behalf of
MAERSK HIGHLANDER UK LTD

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	Company secretary	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

SIGNED for and on behalf of
MAERSK DRILLING INTERNATIONAL A/S

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	Director	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

Signature page to the Amendment Agreement.

The Material Intra-Group Charterers
SIGNED for and on behalf of
MAERSK HIGHLANDER UK LIMITED, SINGAPORE BRANCH

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	Company Secretary	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

SIGNED for and on behalf of
MAERSK DRILLING SERVICES A/S

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	Attorney-in-Fact	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

SIGNED for and on behalf of
MAERSK INVINCIBLE NORGE A/S

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	Director	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

Signature page to the Amendment Agreement.

SIGNED for and on behalf of
MAERSK REACHER OPERATIONS AS

By:	/s/ Klaus Greven Kristensen	By:	/s/ Morten Reinholdt Nielsen
Title:	General Counsel Attorney-in-Fact	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

SIGNED for and on behalf of
MAERSK DRILLING AUSTRALIA PTY. LTD (ACN 106 414 108) by its attorney under power of attorney in the presence of:

/s/ Camilla Richmann Signature of witness	/s/ Klaus Greven Kristensen Signature of attorney

Camilla Richmann Name of witness (print)	Klaus Greven Kristensen Name of attorney (print)

/s/ Camilla Richmann Signature of witness	/s/ Morten Reinholdt Nielsen Signature of attorney

Camilla Richmann Name of witness (print)	Morten Reinholdt Nielsen Name of attorney (print)
17 August 2022 Date of power of attorney By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

Signature page to the Amendment Agreement.

Other Debtor
SIGNED for and on behalf of
MAERSK DRILLING A/S

By:	/s/ Klaus Greven Kristensen	By:	/ s/ Morten Reinholdt Nielsen
Title:	Director	Title:	VP, Head of tax, treasury & insurance Attorney-in-Fact

Signature page to the Amendment Agreement.

The Agent

SIGNED for and on behalf of
DNB BANK ASA

By:	/s/ Jack Oldbury
Title:	Attorney-in-fact

The Security Agent

SIGNED for and on behalf of
DNB BANK ASA

By:	/s/ Jack Oldbury
Title:	Attorney-in-fact

Signature page to the Amendment Agreement.

The Hedge Counterparties

SIGNED for and on behalf of
NYKREDIT BANK A/S

By:	/s/ Henrik Michaelsen
Title:	Managing Director

SIGNED for and on behalf of
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By:	/s/ Erling Amundsen
Title:	Attorney-at-Law

SIGNED for and on behalf of
NORDEA BANK ABP

By:	/s/ Didrik B. Wahl
Title:	Associate Director

SIGNED for and on behalf of
ING BANK N.V.

By:	/s/ Thomas Brouwer
Title:	Director

Signature page to the Amendment Agreement.

SIGNED for and on behalf of
DANSKE BANK A/S

By:	/s/ Jakob Hjorngaard
Title:	Senior Banker

SIGNED for and on behalf of
BNP PARIBAS

By:	/s/ Emmanuelle Scoubart
Title:	Authorized Signatory

SIGNED for and on behalf of
DNB BANK ASA

By:	/s/ Knut Ola Skotvedt
Title:	Senior Vice President

Signature page to the Amendment Agreement.

Exhibit 10.7

To:	Danmarks Skibskredit A/S
as Lender and Security Agent under the Facility Agreement (as defined below)

Date:	8 September 2022

Dear Sirs and Madams,

This letter sets outs (A) amendments to (i) the waiver and amendment letter dated 20 October 2021 (the “Waiver and Amendment Letter”) and (ii) the term loan facility agreement dated 10 December 2018 each entered into between, among others, The Drilling Company of 1972 A/S as company and borrower (the ”Company”), Danmarks Skibskredit A/S as original lender and Danmarks Skibskredit A/S as agent and security agent for the other Finance Parties, as amended, restated and supplemented from time to time (the “Facility Agreement”) subject to the terms and conditions set out herein and (B) guarantee and security confirmations by the Obligors under the Facility Agreement and Maersk Drilling Holdings Singapore Pte. Ltd.

1	Definitions

Unless defined in this letter or the context otherwise requires, a term defined in the Facility Agreement shall have the same meaning when used in this letter.

1.1	For the purposes of this letter and the Waiver and Amendment Letter:

“Effective Date” means the date of the Effective Date Notice, which shall not be earlier than the date on which the Security Agent gives notice pursuant to Clause 4.1 of this letter that the conditions precedent have been satisfied or waived by the Security Agent.

“Effective Date Notice” means a notice in the form set out in in Schedule 3 (Form of Effective Date Notice).

2	Amendments to the Waiver and Amendment Letter

2.1

Further to the Waiver and Amendment Letter, the Company hereby requests your agreement, and by signing this letter each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and Danmarks Skibskredit A/S agree, subject only to the occurrence of the Effective Date, to the following:

(a)	to change Clause 1.2 of the Waiver and Amendment Letter to read as follows:

We write to you in connection with the contemplated consummation of the Closing Date pursuant to, and as defined in, the business combination agreement dated 10 November 2021 between, among others, the Company and Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 and any successor entity thereto (the ”Takeover“).1

[1]

The business combination agreement means the business combination agreement referred to and as disclosed as Annex A in the United States Securities Exchange Commission filing of 11 April 2022, which can be found on the following

Page : 2 of 16

(b)	in line 3 of clause 1.3, the words “the condition in paragraph 1.4 below” shall be substituted by ”the occurrence of the Effective Date”,

(c)	that the words “date of completion of the Takeover” shall be deleted and replaced by “Effective Date” in clauses 1.3(b), 1.5(a), 1.5(b) and 1.5(c)(i) of the Waiver and Amendment Letter.

(d)	that the words “subject to completion of the Takeover” shall be deleted and replaced by “subject to the occurrence of the Effective Date” in clause 1.5(c).

(e)	that Clause 1.4 of the Waiver and Amendment Letter shall be deleted in its entirety.

3	Amendments to the Facility Agreement

3.1	With effect on and from the Effective Date:

3.1.1	The definition of “Sanctions or Anti-Corruption Event” in Clause 1.1 of the Facility Agreement shall be amended to read as follows:

”Sanctions or Anti-Corruption Event” means a breach by an Obligor of any of the representations or undertakings under Clauses 18.18 (Sanctions), 18.19 (Anti-Corruption) or 21.6 (Sanctions and Anti-Corruption Undertaking) of the Agreement or by UK TopCo of Clause 4.10 (Sanctions) or Clause 4.11 (Anti-Corruption) of the UK TopCo Guarantee unless such breach is, in the Security Agent’s reasonable discretion, capable of remedy and is, unless otherwise agreed to in writing by the Security Agent (acting on the instructions of the Lenders), remedied within 15 Business Days of the earlier of (1) the Security Agent giving notice to the Company and (2) the Company becoming aware of the occurrence of such event.

3.1.2	The following definitions shall be inserted in Clause 1.1 of the Facility Agreement in alphabetical order:

“UK TopCo” means Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 and any successor entity thereto.

”UK TopCo Guarantee” means a guarantee to be executed by UK TopCo in favour of the Security Agent (for itself and for the other Finance Parties) whereby UK TopCo guarantees all of the obligations of the Obligors under the Facility Agreement and the other Finance Documents.

3.1.3	A new Clause 1.5 shall be inserted in the Facility Agreement as follows:

1.5	UK TopCo Guarantee

link: https://www.sec.gov/Archives/edgar/data/0001895262/000119312522101363/d268162d424b3.htm. For the avoidance of doubt, any amendment or supplement to that business combination agreement, including any changes to the definitions set out therein, shall have no effect with respect to this amendment to the Waiver and Amendment Letter and its cross reference to that business combination agreement.

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Notwithstanding the provision of the UK TopCo Guarantee, UK TopCo shall not otherwise be considered a Guarantor or an Obligor or a member of the Group under the Facility Agreement and the other Finance Documents and the UK TopCo Guarantee shall not constitute a Finance Document, in each case, for the purpose of any Finance Document, except that for the purposes of Clauses 22.1 (Non-payment), 22.3 (Other obligations), 22.5 (Misrepresentation), Clause 22.6 (Cross default), 22.7 (Insolvency), 22.8 (Insolvency proceedings), 22.9 (Creditors’ process), 22.11 (Unlawfulness), 22.12 (Repudiation), Clause 23 (Changes to the Lenders), Clause 25 (Role of the Security Agent and the Arranger), Clause 26 (Application of Proceeds), Clause 28 (Sharing among the Finance Parties), Clause 29 (Payment mechanics), Clause 40 (Amendments and Waivers), 41 (Confidential Information) and the definition of ”Confidential Information” only, references to ”Obligor” and ”Group” shall be deemed to include UK TopCo in such Clauses and definition, and references to a ”Finance Document” shall be deemed to include the UK TopCo Guarantee for purposes of such Clauses and definitions. For the avoidance of doubt, any cross references to other Clauses and/or definitions in the Clauses and definitions listed above that is not deemed to apply in respect of UK TopCo and the UK TopCo Guarantee, as the case may be, shall not by virtue of such cross reference apply in respect of UK TopCo or the UK TopCo Guarantee, as the case may be unless necessary to give effect to the incorporation by reference of the specific Clauses referred to above.

3.1.4	Clause 22.5 of the Facility Agreement shall be amended to read as follows:

22.5	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor or by UK TopCo in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document (other than those made or deemed to be made in Clause 18.18 (Sanctions) and Clause 18.19 (Anti-Corruption) of the Agreement and Clause 4.10 (Sanctions) of the UK TopCo Guarantee and Clause 4.11 (Anti-Corruption) of the UK TopCo Guarantee) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the misrepresentation or breach of warranty are capable of remedy and are remedied within 15 Business Days of the earlier of (A) the Security Agent giving notice to the Company and (B) the Company becoming aware of the misrepresentation or breach of warranty.

3.1.5	Clause 25.1(c) of the Facility Agreement shall be amended to read as follows:

Any Security Documents and the UK TopCo Guarantee shall be granted and/or issued, as the case may be, by the relevant parties to the Security Agent as security agent (in Danish: fuldmægtig) for the Finance Parties in accordance with Chapter 4 the Danish Capital Markets Act (cf. Section 1, subsection 2 of the Danish Capital Markets Act). Each of the Finance Parties appoints the Security Agent as security agent (in Danish:

Page : 4 of 16

fuldmægtig) to receive and hold the assets covered by any Security Documents and all obligations of UK TopCo under the UK TopCo Guarantee (including all amounts which UK TopCo is undertaking to guarantee, pay or indemnify under the UK TopCo Guarantee) on behalf of and for the benefit of the Finance Parties and the Security Agent agrees to receive and hold the assets covered by the Security Documents and all obligations of UK TopCo under the UK TopCo Guarantee (including all amounts which UK TopCo is undertaking to guarantee, pay or indemnify under the UK TopCo Guarantee) accordingly.

3.1.6	Clause 25.2(f) of the Facility Agreement shall be amended by inserting the words “or the UK TopCo Guarantee” after the words “Security Documents”.

3.1.7

Clause 16 (Costs and expenses), Clause 23 (Changes to the Lenders), Clause 25 (Role of the Security Agent and the Arranger), Clause 26 (Application of Proceeds), Clause 35.1 (Required consents) and Clause 35.2 (All Lender matters) of the Facility Agreement shall each be amended by inserting the words “or the UK TopCo Guarantee” after the words “Transaction Security”.

3.1.8	Clauses 35.2(h)(i) and 35.2(i) of the Facility Agreement shall be amended by inserting the words “or the UK TopCo Guarantee” after the words “under Clause 17 (Guarantee and indemnity)”.

4	Effective Date and conditions precedent

4.1

Danmarks Skibskredit A/S as Lender shall promptly notify the Company after receipt by it of each of the documents and other evidence listed in Schedule 1 (Conditions Precedent) hereto in a form and substance satisfactory to Danmarks Skibskredit A/S (having regard to the requirements for the forms of such documents and evidence specified in Schedule 1 (Conditions Precedent) (where specified)). The conditions precedent specified or referred to in Schedule 1 – Conditions Precedent are solely for the benefit of Danmarks Skibskredit A/S and may be waived in whole or in part and with or without conditions by Danmarks Skibskredit A/S.

4.2

The Company shall (and shall procure that UK TopCo will) promptly execute and deliver to Danmarks Skibskredit A/S as Lender the Effective Date Notice on the date of the Takeover or contemporaneously with the completion of the Takeover, provided that no Effective Date Notice shall be given unless the Company has received the notification from Danmarks Skibskredit A/S under Clause 4.1 above. Accordingly, the occurrence of the Effective Date is subject to the satisfaction of the conditions precedent set out in Schedule 1 and any Effective Date Notice issued prior to the satisfaction of such conditions or prior to the occurrence of the Takeover shall be considered null and void.

4.3

None of the waivers or amendments to the Facility Agreement or any of the other Finance Documents set out in the Waiver and Amendment Letter or this letter shall be effective unless and until the Effective Date has occurred.

5	Representations

5.1	The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of this letter, and references

Page : 5 of 16

to Finance Documents in the Repeating Representations shall be construed to include this letter.

6	Guarantee and security confirmation

6.1

With effect as of the Effective Date, each of the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. by its signature to this letter ratifies, consents and agrees to the changes to the Facility Agreement set out in Waiver and Amendment Letter (as amended by this letter).

6.2

With effect as of the Effective Date, each Obligor confirms by its signature to this letter for the benefit of the Finance Parties that all guarantee and indemnity obligations owed by it under the Facility Agreement as amended by the Waiver and Amendment Letter (as amended by this letter) shall (a) remain in full force and effect and continue to be binding and enforceable against each Obligor notwithstanding the amendments to the Facility Agreement referred to in the Waiver and Amendment Letter (as amended by this letter), and (b) extend to any new obligations assumed by any Obligor under the Facility Agreement and any other Finance Document as a result of the Waiver and Amendment Letter (as amended by this letter).

6.3

With effect as of the Effective Date, each of the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. confirms by its signature to this letter for the benefit of the Finance Parties that the Security created by it pursuant to each Security Document (including without limitation the Security Documents listed in Schedule 2 (Security Documents) to this letter) to which it is a party shall (a) remain in full force and effect notwithstanding the amendments to the Facility Agreement referred to in the Waiver and Amendment Letter (as amended by this letter), and (b) continue to be binding and enforceable against the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. and secure all obligations of the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. under the Finance Documents as amended, restated and supplemented from time to time (including, but not limited to, under the Facility Agreement as amended by the Waiver and Amendment Letter (as amended by this letter)) and (c) extend to any obligations assumed by the Obligors and Maersk Drilling Holdings Singapore Pte. Ltd. under the Finance Documents, in each case subject to any limitations set out in the Facility Agreement and/or the Security Documents, as the case may be.

7	Miscellaneous

7.1	This letter constitutes Confidential Information for the purpose of the Facility Agreement.

7.2	The provisions of the Facility Agreement and the Waiver and Amendment Letter shall, save as explicitly amended by this letter, remain in full force and effect.

7.3

This letter shall constitute a Finance Document for the purposes of the Facility Agreement and any reference in any other Finance Documents to “Finance Documents” shall be construed to include this letter.

7.4	The Company shall within five Business Days of demand (provided that such demand is accompanied by sufficient information to make the relevant payment) pay Dan-

Page : 6 of 16

marks Skibskredit A/S, the amount of all cost and expenses including pre-agreed external legal fees reasonably incurred by them in connection with the negotiation, preparation, printing and execution of this letter and any other documents referred to in this letter.

8	Governing law

8.1	This letter shall be governed by Danish law. The provisions of clause 41 (Enforcement) of the Facility Agreement shall be incorporated into this letter mutatis mutandis.

—-oo0oo—-

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Yours faithfully,

For and on behalf of The Drilling Company of 1972 A/S as the Company and the Borrower:

/s/ Klaus Greven Kristensen		/s/ Morten Reinholdt Nielsen
Name:	Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title:	General Counsel Attorney-in-Fact	Title:	Head of tax, treasury & insurance Attorney-in-Fact

Page : 8 of 16

We hereby irrevocably and unconditionally acknowledge and agree to the above:

Danmarks Skibskredit A/S as Lender,

/s/ Erik I. Lassen	/s/ Marcus Christensen
Name: Erik I. Lassen	Name: Marcus Christensen
Title: CEO	Title: SCE

Danmarks Skibskredit A/S as Security Agent on behalf of the Finance Parties:

/s/ Erik I. Lassen	/s/ Marcus Christensen
Name: Erik I. Lassen	Name: Marcus Christensen
Title: CEO	Title: SCE

Page : 9 of 16

Each Obligor and Maersk Drilling Holdings Singapore Pte. Ltd. hereby ratifies, consents and agrees to the terms of this letter and the Waiver and Amendment Letter and hereby grants the guarantee and security confirmations set out in paragraph 6 of this letter

For and on behalf of The Drilling Company of 1972 A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title: General Counsel	Title:	Head of tax, treasury & insurance Attorney-in-fact

For and on behalf of Maersk Drilling A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title: General Counsel	Title:	Head of tax, treasury & insurance Attorney-in-fact

For and on behalf of Maersk Drilling Deepwater A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name:	Morten Reinholdt Nielsen
Title: General Counsel	Title:	Head of tax, treasury & insurance Attorney-in-fact

Executed and Delivered as a Deed for and on behalf of Maersk Drillship IV Singapore Pte. Ltd.
by:

/s/ Christian Ludvig Pedersen
Director
Name of Director: Christian Ludvig Pedersen

in the presence of:

Lisa Maria Meals 200 (Name of witness)
Cantonment Road
#06-02 Southpoint
Singapore 089763 (Address of witness)

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Executed and Delivered as a Deed for and on behalf of Maersk Drilling Holdings Singapore Pte. Ltd.
by:

/s/ Christian Ludvig Pedersen
Director
Name of Director: Christian Ludvig Pedersen

in the presence of:

Lisa Maria Meals (Name of witness)
200 Cantonment Road
#06-02 Southpoint
Singapore 089763 (Address of witness)

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Schedule 1 – Conditions Precedent

1.	Documents

a.	This letter duly executed by all Obligors and Maersk Drilling Holdings Singapore Pte. Ltd..

b.	The UK TopCo Guarantee duly executed by UK Topco

2.	Obligors

a.	A copy of a resolution of the board of directors of each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and UK Topco:

i.

approving the terms of, and the transactions contemplated by, the Waiver and Amendment Letter and the amendment thereto by this letter and resolving that it executes this letter and, in respect of UK Topco, the UK TopCo Guarantee; and

ii.	authorising a specified person or persons to execute this letter on its behalf,

substantially in the latest form provided to Danmarks Skibskredit by each Obligor and Maersk Drilling Holdings Singapore Pte. Ltd. under or in connection with the Finance Documents.

b.	A transcript from the relevant companies agency in respect of each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and UK Topco.

c.	A copy of the certificate of incorporation and constitutional documents of each Obligor, Maersk Drilling Holdings Singapore Pte. Ltd. and UK Topco.

d.	A copy of the extract of resolutions of the sole shareholder of each of Maersk Drilling Holdings Singapore Pte. Ltd. and Maersk Drillship IV Singapore Pte. Ltd.

3.	Legal opinions

a.	A legal opinion of Kromann Reumert, legal advisers to Danmarks Skibskredit A/S in England, as to matters of English law;

b.	A legal opinion of Kromann Reumert, legal advisers to Danmarks Skibskredit A/S in Denmark, as to matters of Danish law; and

c.	A legal opinion of Allen & Gledhill LLP, legal advisers to Danmarks Skibskredit A/S in Denmark, as to matters of Singapore law,

in each case, substantially in the latest form of such opinion provided to the Lenders by such legal adviser under or in connection with the Finance Documents (with such changes as a required due to changes in law or such legal adviser’s internal policies).

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4.	Know your customer

UK Topco, Maersk Drilling Holdings Singapore Pte. Ltd. and the Obligors shall promptly provide such documentation and information as Danmarks Skibskredit A/S deem necessary and/or advisable in order to comply with customer due diligence measures for purposes of AML/CTF checks as required by the Danish Act on Measures to Prevent Money Laundering and Financing of Terrorism including without limitation:

i)

copy of group structure chart covering the borrower, the guarantor(s) and any security provider(s) (the “Customers”) evidencing the complete ownership and control structure of the Customers including ownership stake belonging to beneficial owners meaning the natural person(s) who ultimately owns or controls through direct or indirect ownership of more than 20% of the shares or voting rights in the Customers (except for beneficial owners in companies listed on a regulated market that is subject to disclosure requirements consistent with EU law or equivalent international standards, provided that if only part of such companies shares are listed, the beneficial owners , if any, of such remaining unlisted shares shall be subject to the disclosure requirements) or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s), the natural person(s) who hold the position of senior management in The Drilling Company of 1972 A/S and Noble Corporation Plc.;

ii)

copies of proof of identity and country of residence of the Customers and any beneficial owner (except for beneficial owners in listed companies, see above) (or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s) – in addition to the so identified beneficial owner(s) – the natural person(s) who hold the position of senior management officials in The Drilling Company of 1972 A/S and Noble Corporation Plc. and of any signatories, each from a reliable and independent source in such form as specified by Danmarks Skibskredit A/S; and

iii)	copies of signing authority of any person executing a document on behalf of the Customers in such form as specified by Danmarks Skibskredit A/S.

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Schedule 2 - List of existing Security Documents

a.	Mortgage “A” in respect of Maersk Venturer granted on 11 December 2018 by Maersk Drillship IV Singapore Pte. Ltd. as Owner with Danmarks Skibskredit A/S as Mortgagee.

b.	Mortgage “A” in respect of Maersk Voyager granted on 11 December 2018 by Maersk Drillship IV Singapore Pte. Ltd as Owner with Danmarks Skibskredit A/S as Mortgagee.

c.	Mortgage in respect of Mærsk Developer granted on 11 December 2018 by Maersk Drilling Deepwater A/S as Debitor.

2.	Deed of Covenants

a.	Deed of Covenants dated 11 December 2018 executed by Maersk Drillship IV Singapore Pte. Ltd. as Owner and Danmarks Skibskredit A/S as Mortgagee in respect of Maersk Venturer.

b.	Deed of Covenants dated 11 December 2018 executed by Maersk Drillship IV Singapore Pte. Ltd. as owner and Danmarks Skibskredit A/S as Mortgagee in respect of Maersk Voyager.

3.	Insurance Assignments

a.	Insurance Assignment Agreement relating to Maersk Venturer entered into by Maersk Drillship IV Singapore Pte. Ltd. as Owner and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

b.	Insurance Assignment Agreement relating to Maersk Voyager entered into by Maersk Drillship IV Singapore Pte. Ltd. as Owner and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

c.	Insurance Assignment Agreement relating to Mærsk Developer entered into by Maersk Drilling Deepwater A/S as Owner and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

d.	Insurance Assignment Agreement entered into by the Company as Assignor and Danmarks Skibskredit A/S as Security Agent on 24 May 2019.

4.	Earnings Assignments

a.	Earnings Assignment Agreement relating to Maersk Venturer entered into by Maersk Drillship IV Singapore Pte. Ltd. as Assignor and Danmarks Skibskredit A/S as Assignee on 12 December 2018.

5.	Account Charges

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a.	Account Pledge Agreement entered into by Maersk Drilling Deepwater A/S Mexico Branch as Pledgor and Danmarks Skibskredit A/S as Security Agent on 9 July 2019.

b.	Account Pledge Agreement entered into by Maersk Drilling Deepwater A/S Trinidad Branch as Pledgor and Danmarks Skibskredit A/S as Security Agent on 17 February 2020.

c.	Charge over Account entered into by Maersk Drillship IV Singapore Pte. Ltd. as Chargor and Danmarks Skibskredit A/S as Chargee on 11 february 2019.

6.	Share Charges

a.	Share Pledge Agreement entered into by Maersk Drilling A/S as Pledgor relating to the shares in Maersk Drilling Deepwater A/S and Danmarks Skibskredit A/S as Security Agent on 12 December 2018.

b.

Deed of Charge relating to the shares in Maersk Drillship IV Singapore Pte. Ltd. entered into by Maersk Drillship Singapore Pte. Ltd as Chargor and Danmarks Skibskredit A/S as Chargee. on 13 December 2018 .

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Schedule 3 Form of Effective Date Notice

To:	Danmarks Skibskredit A/S as Lender and Security Agent

Amendment letter dated [•] 2022 relating to (i) a waiver and amendment letter dated 20 October 2021 and (ii) the term loan facility agreement originally dated 10 December 2018 each entered into between, among others, The Drilling Company of 1972 A/S as company and borrower, Danmarks Skibskredit A/S as original lender and Danmarks Skibskredit A/S as agent and security agent for the other Finance Parties (the ”Amendment Letter”)

We refer to the Amendment Letter. Terms defined in the Amendment Letter have the same meaning in this notice.

This is the Effective Date Notice.

We have received written notification from you that the conditions precedent to the Effective Date set out in Schedule 1 to the Amendment Letter are satisfied or waived. We hereby confirm that the Takeover has completed or is being completed contemporaneously with the delivery of this Effective Date Notice. For the purpose of the Amendment Letter, the Effective Date is the date of this notice to the effect that the UK TopCo Guarantee and the amendments and guarantee and security confirmations set out in the Waiver and Amendment Letter as amended by the Amendment Letter, which are stated to take effect on the Effective Date, are now effective.

Dated:

[Signature page follows]

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[Signature page to the Effective Date Notice]

The Company

SIGNED for and on behalf of
THE DRILLING COMPANY OF 1972 A/S

By:	By:

Title:	Title:

UK TopCo

SIGNED for and on behalf of
NOBLE CORPORATION PLC

By:
Title:

Exhibit 10.8

Execution version

Guarantee

relating to a USD 350,000,000 Term Loan Facility dated 10 December 2018

Page: 2 of 16

Table of Contents:

1	Definitions and Interpretation	3
2	Terms of Facility Agreement and Waiver Amendment Letter	4
3	Guarantee	5
4	Representations	8
5	Default Interest	10
6	Tax Gross Up and Indemnities	10
7	Application of Proceeds	11
8	Indemnities	11
9	Set Off	11
10	Changes to the Parties	12
11	Notices	12
12	Payment Mechanics	13
13	Partial Invalidity	14
14	The Security Agent	14
15	Amendment, Release and Termination	14
16	Confidentiality	14
17	Counterparts	14
18	Governing Law	14
19	Enforcement	15

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This guarantee (this “Guarantee”) is made on 8 September 2022 by

(1)

Noble Corporation plc, a public limited company incorporated in England and Wales with company number 12958050 having its registered address at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (and any successor entity thereto) (the “Guarantor”); in favour of

(2)	Danmarks Skibskredit A/S, Sankt Annæ Plads 3, DK-1250 Copenhagen K, Denmark with CVR no. 27492649 for itself and as security agent for the other Finance Parties (the “Security Agent”).

(3)	The Drilling Company of 1972 A/S, Lyngby Hovedgade 85, DK- 2800 Kongens Lyngby, Denmark with CVR no. 40404716 (the “Company”) as agent for service of process for the Guarantor under this Guarantee.

1	Definitions and Interpretation

In this Guarantee:

“Amendment Letter” means the letter dated on or about the date hereof amending the Waiver and Amendment Letter and the Facility Agreement, such letter having been entered into between the Company as company and borrower and Danmarks Skibskredit A/S as original lender, agent and security agent and acknowledged by the Obligors (as defined in the Facility Agreement) and Maersk Drilling Holdings Singapore Pte. Ltd.

“Discharge Date” means the date on which the Security Agent confirms in writing that it is satisfied that the Guaranteed Obligations have been unconditionally and irrevocably paid and discharged in full, and all commitments relating to the Facility Agreement have been cancelled.

“Effective Date” has the meaning given to that term in the Amendment Letter.

“Facility Agreement” means the term loan facility agreement dated 10 December 2018 between, among others, the Company as company and the borrower, Danmarks Skibskredit A/S as original lender and Danmarks Skibskredit A/S as agent and the Security Agent as security agent of the other Finance Parties, as amended and supplemented from time to time including pursuant to the Waiver and Amendment Letter and the Amendment Letter.

“Guaranteed Document” means each document designated as a “Finance Document” under and pursuant to the Facility Agreement (including the Facility Agreement).

“Guaranteed Obligations” means the punctual performance by the Guaranteed Obligors of all the Guaranteed Obligors’ obligations towards the Finance Parties under the Finance Documents.

“Guaranteed Obligors” means the Obligors (as defined in the Facility Agreement).

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“Legal Opinion” means any legal opinion delivered to the Security Agent (or any other Finance Party) under the Amendment Letter that makes reference to this Guarantee.

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the Danish Limitation Act), defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of any stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that a Danish court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of Denmark; and

(f)	any other matters of law of general application which are set out as qualifications or reservations (however described) in any Legal Opinion.

“Party” means a party to this Guarantee.

“Waiver and Amendment Letter” means the letter dated 20 October 2021 amending and supplementing the Facility Agreement, such letter having been issued by the Company as company under the Facility Agreement and Danmarks Skibskredit A/S as lender and security agent under the Facility Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Facility Agreement has the same meaning in this Guarantee.

(b)	The principles of construction set out in the Facility Agreement shall have effect as if set out in this Guarantee, mutatis mutandis.

1.3	Effective Date

This Guarantee shall become effective on the Effective Date.

2	Terms of Facility Agreement and Waiver Amendment Letter

The Guarantor confirms that it has been provided with a copy of the Facility Agreement, the Waiver and Amendment Letter and the Amendment Letter and is aware of their terms.

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3	Guarantee

3.1	Guarantee and indemnity

On and from the Effective Date, the Guarantor irrevocably and unconditionally:

(a)

guarantees to the Security Agent (for and on behalf of itself and each Finance Party) the Guaranteed Obligations, including the due and punctual payment of all amounts owed under or in connection with the Guaranteed Documents (whether such amounts are owed to the Security Agent or to any of the other Finance Parties);

(b)

undertakes with the Security Agent (for and on behalf of itself and each Finance Party) that whenever the Guaranteed Obligors do not pay any amount when due under or in connection with the Guaranteed Documents (whether such amount is owed to the Security Agent or to any of the other Finance Parties), the Guarantor shall immediately on demand pay that amount to the Security Agent as if it was the principal obligor; and

(c)

agrees with the Security Agent (for and on behalf of itself and each Finance Party) that if any obligation guaranteed by it under this Guarantee is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify the Security Agent (for and on behalf of itself and each Finance Party) immediately on demand against any cost, loss or liability it incurs as a result of the Guaranteed Obligors not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Guaranteed Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee.

3.2	Continuing guarantee

This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Guaranteed Obligors under the Guaranteed Documents, regardless of any intermediate payment or discharge in whole or in part.

3.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Guaranteed Obligors or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

3.4	Waiver of defences

The obligations of the Guarantor under this Guarantee (once effective) are irrevocable, absolute and unconditional and will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Finance Party) including:

Page: 6 of 16

(a)	any time, waiver or consent granted to, or composition with, the Guaranteed Obligors or any other person;

(b)	the release of the Guaranteed Obligors or other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Guaranteed Obligors or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Guaranteed Obligors or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Guaranteed Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Guaranteed Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Guaranteed Document or any other document or security; or

(g)	any insolvency or similar proceedings.

3.5	Guarantor intent

Without prejudice to the generality of clause 3.4 (Waiver of Defences), the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Guaranteed Documents and/or any facility or amount made available under any of the Guaranteed Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

3.6	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or, in each case, any trustee or agent on such person’s behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of any document to the contrary.

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3.7	Appropriations

Until all amounts which may be or become payable by the Guaranteed Obligors under or in connection with the Guaranteed Documents have been irrevocably paid in full, the Security Agent may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Security Agent in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee.

3.8	Deferral of Guarantor’s rights

3.8.1

Until all amounts which may be or become payable by the Guaranteed Obligors under or in connection with the Guaranteed Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under this Guarantee or by reason of any amount being payable, or liability arising, under this Guarantee:

(a)	to be indemnified by any Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Guaranteed Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Guaranteed Documents or of any other guarantee or security taken pursuant to, or in connection with, the Guaranteed Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under clause 3.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

3.8.2

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with clause 7 (Application of Proceeds).

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3.9	Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

4	Representations

The Guarantor makes the representations and warranties set out in this clause 4 to the Security Agent (for and on behalf of itself and each Finance Party) on the dates set out in clause 4.13 (Times when representations made).

4.1	Status

(a)	It is a public limited company, duly incorporated and validly existing under the laws of England and Wales.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

4.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Guarantee are, legal, valid, binding and enforceable obligations.

4.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents in any material respect; or

(c)

any agreement or instrument binding upon it or any of its assets to an extent which has or is reasonably likely to have a material adverse effect on the ability of the Guarantor to perform its payment obligations under this Guarantee.

4.4	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Guarantee and the transactions contemplated by this Guarantee.

(b)	No limit on its powers will be exceeded as a result of the giving of the guarantees and indemnities contemplated by this Guarantee.

4.5	Validity and admissibility in evidence

All material Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Guarantee; and

(b)	to make this Guarantee admissible in evidence in Denmark and England & Wales,

have been obtained or effected and are in full force and effect.

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4.6	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of Danish law as the governing law of this Guarantee will be recognised and enforced in Denmark and in England & Wales; and

(b)	any judgement obtained in relation to this Guarantee in Denmark will be recognised and enforced in England & Wales.

4.7	No filing or stamp taxes

Under the laws of England and Wales and Denmark, it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated by this Guarantee.

4.8	No misleading information

(a)

All written factual information relating to the Guarantor and provided by the Guarantor in connection with the entry into this Guarantee (the “Information”) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Nothing has been omitted from the Information that results in the Information being untrue or misleading in any material respect.

4.9	Pari passu ranking

Its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

4.10	Sanctions

(a)

The Guarantor has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors and officers with all applicable Sanctions.

(b)	Neither the Guarantor nor any of its Subsidiaries or their respective directors, employees or officers is a Restricted Person.

(c)	Neither the Guarantor nor any of its Subsidiaries or their respective directors or officers or, to the best of its knowledge, employees is in breach of Sanctions.

(d)

Neither the Guarantor nor its Subsidiaries or their respective directors, employees or officers is, to the Guarantor’s knowledge, subject to or involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority concerning any Sanctions.

4.11	Anti-Corruption

Each of the Guarantor and its Subsidiaries has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

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4.12	Insolvency Proceedings

4.12.1	No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of clause 22.8 (Insolvency proceedings) of the Facility Agreement; or

(b)	creditors’ process described in clause 22.9 (Creditors’ process) of the Facility Agreement,

has been taken or, to its knowledge, threatened in relation to it.

4.12.2

For the purposes of the representations contained within this clause 4.12, references to “an Obligor” in clauses 22.8 (Insolvency Proceedings) and 22.9 (Creditors’ process) shall be construed to include the Guarantor, and references to “the Group” within such clauses shall be construed to include the Guarantor.

4.13	Times when representations made

4.13.1

The representations and warranties set out in this clause 4 are made by the Guarantor on the date of this Guarantee and repeated on the Effective Date (by reference to the facts and circumstances then existing).

4.13.2

The representations listed in clauses 4.1 (Status) to 4.5 (Validity and admissibility in evidence), clause 4,9 (Pari passu ranking) and paragraph (b) of clause 4.10 (Sanctions) are further deemed to be made on the first day of each Interest Period under the Facility Agreement (by reference to the facts and circumstances then existing).

5	Default Interest

Without duplication of any default interest accruing on the Guaranteed Obligations (including under clause 8.3 (Default Interest) of the Facility Agreement), if the Guarantor fails to pay any amount payable by it under this Guarantee on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is two per cent. per annum over the rate which the Company is required to pay under clause 8.1 (Calculation of interest) of the Facility Agreement provided that if any such rate is less than zero, the rate will be deemed to be zero.

6	Tax Gross Up and Indemnities

6.1	Tax gross-up and indemnities

The provisions of clauses 12.1 (Definitions), 12.2 (Tax gross-up) and 12.3 (Tax indemnity) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee, mutatis mutandis, and as if references in those clauses to:

(a)	“Company” and “Obligor” are references to the Guarantor;

(b)	“Finance Document” are references to this Guarantee; and

(c)	“Lender” is a reference to the Security Agent (for and on behalf of itself and each Finance Party).

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6.2	FATCA

The provisions of clauses 12.8 (FATCA information) and 12.9 (FATCA Deduction) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee and as if references in those clauses to “Finance Document” are references to this Guarantee.

7	Application of Proceeds

All monies received or recovered by the Security Agent (for and on behalf of itself and each Finance Party) pursuant to this Guarantee or the powers conferred by it shall be applied in accordance with clause 26 (Application of Proceeds) of the Facility Agreement as if this Guarantee for such purposes only was a “Finance Document” under the Facility Agreement.

8	Indemnities

8.1	Currency indemnity

If any sum owing by the Guarantor under this Guarantee (a “Sum”) or any order, judgment or award given or made in relation to a Sum, has to be converted from the Currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the Guarantor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Guarantor shall as an independent obligation, within three Business Days of written demand, indemnify the Security Agent against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

8.2	Amendment, release/waiver and termination costs

The costs of any amendment, waiver and termination of this Guarantee shall be subject to clause 16.2 of the Facility Agreement.

8.3	Enforcement expenses

The Guarantor shall, within five Business Days of written demand pay the Security Agent for all the costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or preservation of, any of the rights of the Security Agent under this Guarantee or any proceedings instituted by or against the Security Agent as a consequence of taking or holding this Guarantee or enforcing these rights.

9	Set Off

The Security Agent and each Finance Party may, at any time while an Event of Default is continuing, set off any matured obligation due from the Guarantor under this Guarantee against any matured obligation owed by the Security Agent or the relevant Finance Party, as applicable, to the Guarantor, regardless of the place of payment, booking

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branch or currency of either obligation. If the obligations are in different currencies, the Security Agent or the relevant Finance Party, as applicable, may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

10	Changes to the Parties

10.1	Change of Guarantor

The Guarantor may not assign any of its rights or transfer any of its obligations under this Guarantee without the written consent of the Security Agent.

10.2	Change of Security Agent The Security Agent may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

under this Guarantee in accordance with the provisions of the Facility Agreement.

11	Notices

11.1

The provisions of clause 31.1 (Communications in writing), paragraphs (a) and (b) of clause 31.3 (Delivery) and clauses 31.4 (Notification of address and fax number), 31.6 (Electronic communication) and 31.7 (English language) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee, but amended as the context requires to apply to communications (including any notices and demands) to be made under or in connection with this Guarantee between the Guarantor and the Security Agent, including as if references in those clauses to:

(a)	“Obligor” are references to the Guarantor;

(b)	“Finance Document” are references to this Guarantee;

(c)	“Finance Party” are references to the Security Agent; and

(d)	clause 31.2 (Addresses) of the Facility Agreement is reference to clause 11.3 (Addresses) of this Guarantee.

11.2

Any communication (including any notices and demands) or document which becomes effective, in accordance with clause 11.1 above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

11.3	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication (including any notices and demands) is to be made) of each Party for any communication (including any notices and demands) or document to be made or delivered under or in connection with this Guarantee is:

(a)	in the case of the Guarantor:

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Address:	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT
Attention:	William Turcotte
Fax:	+1 281-276-6336
Email:	wturcotte@noblecorp.com

with a copy to each of:

Noble Corporation plc

Address:	13135 Dairy Ashford, Ste. 800, Sugar Land, Texas 77478, USA
Attention:	William Turcotte
Email:	wturcotte@noblecorp.com

and,

The Drilling Company of 1972 A/S

Address:	Lyngby Hovedgade 85, 2800 Kgs. Lyngby, Denmark
Attention:	Treasury
Email:	treasury@maerskdrilling.com,

(b)	in the case of the Company:

Address:	Lyngby Hovedgade 85, 2800 Kgs. Lyngby, Denmark
Attention:	Treasury
Email:	treasury@maerskdrilling.com

(c)	in the case of the Security Agent:

Address:	Sankt Annæ Plads 3, DK-1250, Copenhagen V
Attention:	Marcus Freuchen Christensen and Client Relations (separate)
Email:	mfc@skibskredit.dk and danmarks@skibskredit.dk

or any substitute address, fax number, or department or officer as the Parties may notify to each other by not less than five Business Days’ notice.

12	Payment Mechanics

12.1	Payments to the Security Agent

(a)

On each date on which the Guarantor is required to make a payment under this Guarantee, the Guarantor shall make the same available to the Security Agent (unless a contrary indication appears in this Guarantee) for value on the due date at the time and in such funds specified by the Security Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Security Agent) and with such bank as the Security Agent, in each case, specifies.

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12.2	No set-off by the Guarantor

All payments to be made by the Guarantor shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

13	Partial Invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14	The Security Agent

The Security Agent acts as security agent (in Danish: “fuldmægtig”) for the Finance Parties in accordance with Section 18, subsection 1, cf. Section 1, subsection 2 of the Danish Capital Markets Act and the terms of the Facility Agreement, and receives and holds this Guarantee on behalf and for the benefit of itself and each of the other Finance Parties.

15	Amendment, Release and Termination

15.1	Subject to the terms of the Waiver and Amendment Letter:

(a)	the Parties may agree to amend this Guarantee; and

(b)	the Security Agent may grant any release or waiver of, or in respect of, this Guarantee,

(in each case, with the Security Agent acting on the instructions of the requisite majority of Lenders (if any) or all of the Lenders as required in accordance with the terms of the Facility Agreement).

15.2

Subject to any earlier release pursuant to clause 15.1 above, the Parties hereby agree and confirm that this Guarantee shall immediately and automatically terminate with no further effect and the Guarantor shall be released from all obligations under this Guarantee (and without need for any further action, consent, release or notice) on the occurrence of the Discharge Date.

16	Confidentiality

16.1

This Agreement constitutes Confidential Information for the purpose of the Facility Agreement and shall be treated as such by the Security Agent and each Finance Party in accordance with clause 36 (Confidential Information) of the Facility Agreement.

17	Counterparts

This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee.

18	Governing Law

This Guarantee is governed by Danish law, without regard to its conflict of law provisions.

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19	Enforcement

19.1	Jurisdiction

(a)

The City Court of Copenhagen (in Danish: Københavns Byret) has exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee or the consequences of its nullity) (a “Dispute”).

(b)	The Guarantor agrees that the City Court of Copenhagen is the most appropriate and convenient court to settle Disputes and accordingly the Guarantor will not argue to the contrary.

19.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

(i)

irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the City Court of Copenhagen in connection with this Guarantee (and the Company by its signature to this Guarantee, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the Guarantor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of the Guarantor) must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

[Separate signature page follows]

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[Signature page to the Guarantee]

This Guarantee has been executed by the Security Agent, the Guarantor and the Company on the date stated at the beginning of this Guarantee.

The Guarantor
For and on behalf of Noble Corporation plc:

/s/ William Turcotte	/s/ Richard Barker
Name: William Turcotte	Name: Richard Barker
Title: Director	Title: Director

The Company
For and on behalf of The Drilling Company of 1972 A/S:

/s/ Klaus Greven Kristensen	/s/ Morten Reinholdt Nielsen
Name: Klaus Greven Kristensen	Name: Morten Reinholdt Nielsen
Title: General Counsel Attorney-in-Fact	Title: Head of tax, treasury & insurance Attorney-in-Fact

The Security Agent
For and on behalf of Danmarks Skibskredit A/S:

/s/ Erik I. Lassen	/s/ Marcus Christensen
Name: Erik I. Lassen	Name: Marcus Christensen
Title: CEO	Title: SCE

Exhibit 10.9

CLIFFORD CHANCE LLP

EXECUTION VERSION

NOBLE CORPORATION PLC

AS GUARANTOR

IN FAVOUR OF

DNB BANK ASA

AS SECURITY AGENT

GUARANTEE RELATING TO A USD 1,550,000,000

TERM AND REVOLVING FACILITIES AGREEMENT

DATED 6 DECEMBER 2018

- i -

THIS GUARANTEE (this “Guarantee”) is made on 26 August 2022

BY:

(1)

NOBLE CORPORATION PLC, a public limited company incorporated in England and Wales with company number 12958050 having its registered address at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT (and any successor entity thereto (including any re-registration of such company as a public limited company)) (the “Guarantor”); in favour of

(2)	DNB BANK ASA, acting on behalf of the Finance Parties and the Hedge Counterparties (the “Security Agent”).

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Amendment Agreement” means the amendment agreement in relation to the Facility Agreement dated on or about the date hereof between the Company, the Rig Owners, the Material Intra-Group Charterers, the Hedge Counterparties, the Agent (each as defined therein) and the Security Agent

“Debtor” has the meaning given to that term in the Intercreditor Agreement.

“Effective Date” has the meaning given to that term in the Amendment Agreement.

“Facility Agreement” means the term and revolving facilities agreement dated 6 December 2018 between, among others, The Drilling Company of 1972 A/S as the company, the financial institutions listed therein as lenders, DNB Bank ASA as agent of the other Finance Parties, and the Security Agent, as amended and supplemented from time to time.

“Guaranteed Document” means:

(a)	in relation to the Finance Parties, each document designated as a “Finance Document” under and pursuant to the Facility Agreement; and

(b)	in relation to the Hedge Counterparties, each Hedging Agreement (as defined in the Intercreditor Agreement).

“Guaranteed Obligations” means:

(a)	in relation to the Finance Parties, the punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents; and

(b)	in relation to the Hedge Counterparties, the punctual performance by each Debtor of all that Debtor’s obligations under the Hedging Agreements.

“Guaranteed Obligor” means:

(a)	in relation to the Finance Documents, each Borrower; and

(b)	in relation to each Hedging Agreement, each Debtor.

“Hedge Counterparty” has the meaning given to that term in the Intercreditor Agreement.

“Legal Opinion” means any legal opinion delivered to the Security Agent (or any other Finance Party) that makes reference to this Guarantee.

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the English Limitation Acts), defences of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of any stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of England and Wales; and

(f)	any other matters of law of general application which are set out as qualifications or reservations (however described) in any Legal Opinion.

“Party” means a party to this Guarantee.

“Senior Discharge Date” has the meaning given to that term in the Intercreditor Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Facility Agreement has the same meaning in this Guarantee.

(b)	The principles of construction set out in the Facility Agreement shall have effect as if set out in this Guarantee, mutatis mutandis.

1.3	Third party rights

(a)

Unless expressly provided to the contrary in this Guarantee, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

(b)	Subject to Clause 15.1, the consent of any person who is not a Party is not required to rescind or vary this Guarantee at any time.

1.4	Effective Date

Other than this Clause 1 and Clauses 10 (Changes to the Parties), 15 (Amendment, Release and Termination), 16 (Counterparts) 17 (Governing Law) and 18 (Enforcement), the rights and obligations of the Parties under this Guarantee will only take effect on and from the Effective Date.

2.	TERMS OF GUARANTEE DOCUMENTS

The Guarantor confirms that it has been provided with a copy of the Facility Agreement, Intercreditor Agreement and each Hedging Agreement and is aware of their terms.

3.	GUARANTEE

3.1	Guarantee and indemnity

On and from the Effective Date, the Guarantor irrevocably and unconditionally:

(a)	guarantees to the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty) the Guaranteed Obligations;

(b)

undertakes with the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty) that whenever a Guaranteed Obligor does not pay any amount when due which comprises the Guaranteed Obligations, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty) that if any obligation guaranteed by it under this Guarantee is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty) immediately on demand against any cost, loss or liability it incurs as a result of a Guaranteed Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Guaranteed Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 3.1 if the amount claimed had been recoverable on the basis of a guarantee.

3.2	Continuing guarantee

This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Guaranteed Obligor under the Guaranteed Documents, regardless of any intermediate payment or discharge in whole or in part.

3.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Guaranteed Obligor or any security for those obligations or otherwise) is made by a Finance Party or a Hedge Counterparty in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

3.4	Waiver of defences

The obligations of the Guarantor under this Clause 3 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 3 (without limitation and whether or not known to it or any Finance Party or Hedge Counterparty) including:

(a)	any time, waiver or consent granted to, or composition with, any Guaranteed Obligor or any other person;

(b)	the release of any Guaranteed Obligor or other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Guaranteed Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Guaranteed Obligor or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of any Guaranteed Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Guaranteed Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Guaranteed Document or any other document or security; or

(g)	any insolvency or similar proceedings.

3.5	Guarantor Intent

Without prejudice to the generality of Clause 3.4 (Waiver of Defences), the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Guaranteed Documents and/or any facility or amount made available under any of the Guaranteed Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

3.6	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party or Hedge Counterparty (or, in each case, any trustee or agent on such person’s behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of any document to the contrary.

3.7	Appropriations

Until all amounts which may be or become payable by the Guaranteed Obligors under of in connection with the Guaranteed Documents have been irrevocably paid in full, the Security Agent may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Security Agent in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee.

3.8	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Guaranteed Obligors under or in connection with the Guaranteed Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under this Guarantee or by reason of any amount being payable, or liability arising, under this Guarantee:

(a)	to be indemnified by a Guaranteed Obligor;

(b)	to claim any contribution from any other guarantor of any Guaranteed Obligor’s obligations under the Guaranteed Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties or the Hedge Counterparties under the Guaranteed Documents or of any other guarantee or security taken pursuant to, or in connection with, the Guaranteed Documents by any Finance Party or Hedge Counterparty;

(d)

to bring legal or other proceedings for an order requiring any Guaranteed Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 3.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Guaranteed Obligor; and/or

(f)	to claim or prove as a creditor of any Guaranteed Obligor in competition with any Finance Party or Hedge Counterparty.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with Clause 7 (Application of Proceeds).

3.9	Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party and/or Hedge Counterparty.

4.	REPRESENTATIONS

The Guarantor makes the representations and warranties set out in this Clause 4 to the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty) on the dates determined by Clause 4.10 (Times when representations made).

4.1	Status

(a)	It is a public limited company, duly incorporated and validly existing under the laws of England and Wales.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

4.2	Binding obligations

Subject to the Legal Reservations and the occurrence of the Effective Date, the obligations expressed to be assumed by it in this Guarantee are, legal, valid, binding and enforceable obligations.

4.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents in any material respect; or

(c)

any agreement or instrument binding upon it or any of its assets to an extent which has or is reasonably likely to have a material adverse effect on the ability of the Guarantor to perform its payment obligations under this Guarantee.

4.4	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Guarantee and the transactions contemplated by this Guarantee.

(b)	No limit on its powers will be exceeded as a result of the giving of the guarantees and indemnities contemplated by this Guarantee.

4.5	Validity and admissibility in evidence

All material Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Guarantee; and

(b)	to make this Guarantee admissible in evidence in England and Wales, have been obtained or effected and are in full force and effect.

4.6	Governing law and enforcement

Subject to the Legal Reservations, the choice of English law as the governing law of this Guarantee will be recognised and enforced in England and Wales.

4.7	No filing or stamp taxes

Except as specified in any Legal Opinion, under the laws of England and Wales it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated by this Guarantee.

4.8	Restricted Person

Neither the Guarantor nor any of its (or, if applicable, its Subsidiaries’) respective directors, employees or officers is a Restricted Person.

4.9	Insolvency Proceedings

(a)	No:

(i)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of clause 27.8 (Insolvency proceedings) of the Facility Agreement; or

(ii)	creditors’ process described in clause 27.9 (Creditors’ process) of the Facility Agreement, has been taken or, to its knowledge, threatened in relation to it.

(b)

For the purposes of the representations contained within this Clause 4.9, references to “an Obligor” in clauses 27.8 (Insolvency Proceedings) and 27.9 (Creditors’ process) shall be interpreted to be references to “the Guarantor”, and references to “the Group” within such clauses shall be interpreted to include the Guarantor.

4.10	Times when representations made

(a)	The representations and warranties set out in this Clauses 4 are made by the Guarantor on the date of this Guarantee.

(b)

The representations and warranties set out in Clauses 4.1 (Status) and 4.9 (Insolvency Proceedings) above are made by the Guarantor on the Effective Date (by reference to the facts and circumstances then existing).

5.	DEFAULT INTEREST

Without duplication of any default interest accruing on the Guaranteed Obligations (including under clause 12.3 (Default Interest) of the Facility Agreement), if the Guarantor fails to pay any amount payable by it under this Guarantee on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is two per cent. per annum over the rate which the Security Agent would be able to obtain by placing on deposit with a leading bank an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent (acting reasonably) may from time to time select provided that if any such rate is less than zero, the rate will be deemed to be zero.

6.	TAX GROSS UP AND INDEMNITIES

6.1	Tax gross-up and indemnities

The provisions of clauses 16.1 (Definitions), 16.2 (Tax gross-up) and 16.3 (Tax indemnity) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee, mutatis mutandis, and as if references in those clauses to:

(a)	“Company” and “Obligor” are references to the Guarantor;

(b)	“Finance Document” are references to this Guarantee; and

(c)	“Agent” and “Lender” are references to the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty).

6.2	FATCA

The provisions of clauses 16.8 (FATCA information) and 16.9 (FATCA Deduction) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee and as if references in those clauses to “Finance Document” are references to this Guarantee.

7.	APPLICATION OF PROCEEDS

All monies received or recovered by the Security Agent (for and on behalf of itself, each Finance Party and each Hedge Counterparty) pursuant to this Guarantee or the powers conferred by it shall be applied in accordance with clause 14 (Application of Proceeds) of the Intercreditor Agreement as if this Guarantee for such purposes only was a “Debt Document” under the Intercreditor Agreement.

8.	INDEMNITIES

8.1	Currency indemnity

If any sum owing by the Guarantor under this Guarantee (a “Sum”) or any order, judgment or award given or made in relation to a Sum, has to be converted from the Currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the Guarantor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Guarantor shall as an independent obligation, within three Business Days of written demand, indemnify the Security Agent against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

8.2	Amendment costs

If the Guarantor requests an amendment, waiver or consent pursuant to Clause 15 (Amendment, Release and Termination), the Guarantor shall, within five Business Days of written demand (provided that such demand is accompanied by sufficient information to make payment), reimburse the Security Agent, if and to the extent agreed between the Security Agent and the Guarantor, for the amount of all costs and expenses (including, but not limited to, legal fees) approved by the Guarantor in advance reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

8.3	Enforcement expenses

The Guarantor shall, within five Business Days of written demand pay the Security Agent for all the costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or preservation of, any of the rights of the Security Agent under this Guarantee or any proceedings instituted by or against the Security Agent as a consequence of taking or holding this Guarantee or enforcing these rights.

9.	SET OFF

The Security Agent may, at any time while an Event of Default is continuing, set off any matured obligation due from the Guarantor under this Guarantee (to the extent beneficially owned by the Security Agent) against any matured obligation owed by the Security Agent to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Security Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

10.	CHANGES TO THE PARTIES

10.1	Change of Guarantor

The Guarantor may not assign any of its rights or transfer any of its obligations under this Guarantee without the written consent of the Security Agent.

10.2	Change of Security Agent

The Security Agent may:

(c)	assign any of its rights; or

(d)	transfer any of its rights and obligations, under this Guarantee in accordance with the provisions of the Intercreditor Agreement.

11.	NOTICES

11.1

The provisions of clause 36.1 (Communications in writing), paragraphs (a) and (b) of clause 36.3 (Delivery), Clause 36.4 (Notification of address and fax number), clause 36.6 (Electronic communication) and clause 36.7 (English language) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee, but amended as the context requires to apply to communications to be made under or in connection with this Guarantee between the Guarantor and the Security Agent, including as if references in those clauses to:

(a)	“Obligor” are references to the Guarantor;

(b)	“Finance Document” are references to this Guarantee;

(c)	“Agent” and “Finance Party” are references to the Security Agent; and

(d)	clause 36.2 (Addresses) of the Facility Agreement is reference to Clause 11.3 (Addresses) of this Guarantee.

11.2	Any communication or document which becomes effective, in accordance with Clause 11.1 above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

11.3	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Guarantee is:

(a)	in the case of the Guarantor:

	Address:	3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United
Kingdom, WA14 2DT

	Attention:	William Turcotte
	Fax:	+1 281-276-6336
	Email:	wturcotte@noblecorp.com

with a copy to each of:

Noble Corporation plc

	Address:	13135 Dairy Ashford, Ste. 800, Sugar Land, Texas 77478, USA
	Attention:	William Turcotte
	Email:	wturcotte@noblecorp.com

and,

The Drilling Company of 1972 A/S

	Address:	Lyngby Hovedgade 85, 2800 Kgs. Lyngby, Denmark
	Attention:	Treasury
	Email:	teasury@maerskdrilling.com,

and;

(b)	in the case of the Security Agent:

	Address:	PO Box 1600 Sentrum, N-0021 Oslo, Norway
	Attention:	Finn Kristian Reinertsen / Petter Haulan
	Fax:	N/A

or any substitute address, fax number, or department or officer as the Parties may notify to each other by not less than five Business Days’ notice.

12.	PAYMENT MECHANICS

12.1	Payments to the Security Agent

(a)

On each date on which the Guarantor is required to make a payment under this Guarantee, the Guarantor shall make the same available to the Security Agent (unless a contrary indication appears in this Guarantee) for value on the due date at the time and in such funds specified by the Security Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Security Agent) and with such bank as the Security Agent, in each case, specifies.

12.2	No set-off by the Guarantor

All payments to be made by the Guarantor shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

13.	PARTIAL INVALIDITY

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14.	BAIL-IN

Clause 44 (Bail-In) of the Facility Agreement shall be incorporated into this Guarantee as if set out in full in this Guarantee, mutatis mutandis, and as if reference in that clause to “Finance Document” are references to this Guarantee.

15.	AMENDMENT, RELEASE AND TERMINATION

15.1	Subject to the terms of the Amendment Agreement:

(a)	the Parties may agree to amend this Guarantee; and

(b)	the Security Agent may grant any release or waiver of, or in respect of, this Guarantee,

(in each case, with the Security Agent (i) acting on the instructions of all the Lenders in respect of (x) any amendments to the nature or scope or (y) the release, of any guarantee and indemnity granted under Clause 3 (Guarantee) or (ii) acting on the instructions of the requisite majority of Lenders in respect of any other amendments to, or release or waiver in respect of, this Guarantee).

15.2

Subject to any earlier release pursuant to Clause 15.1 above, the Parties hereby agree and confirm that this Guarantee shall immediately and automatically terminate with no further effect and the Guarantor shall be released from all obligations under this

Guarantee (and without need for any further action, consent, release or notice) on the occurrence of the Senior Discharge Date.

15.3

If the Effective Date does not occur prior to the termination of the business combination agreement dated 10 November 2021 between, among others, the Company and UK TopCo, this Guarantee shall be of no force or effect.

16.	COUNTERPARTS

This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee.

17.	GOVERNING LAW

This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by English law.

18.	ENFORCEMENT

(a)

Subject to paragraph (c) below, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) or any non-contractual obligations arising out of or in connection with this Guarantee (a “Dispute”).

(b)	The Guarantor agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly it will not argue to the contrary.

(c)

This Clause 18 (Enforcement) is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

THIS GUARANTEE has been executed as a deed by the Security Agent and the Guarantor and is delivered by each as a deed on the date stated at the beginning of this Guarantee.

The Guarantor
EXECUTED AS A DEED by NOBLE CORPORATION PLC

/s/ William Turcotte	Signature of director
William Turcotte	Name of director
Company Secretary	Title

in the presence of:

/s/ Brenda Struckhoff	Signature of witness
Brenda Struckhoff	Name of witness
13135 Dairy Ashford	Address of witness
Ste 800
Sugar Land, TX 77478

Signature page to the UK TopCo Guarantee.

The Security Agent

For and on behalf of		)
DNB Bank ASA		)	/s/ Jack Oldbury
by		)	Jack Oldbury
		)	Attorney-in-fact

Witnessed by

/s/ Alice Halpin
Name:	Alice Halpin
Title:	Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

Signature page to the UK TopCo Guarantee.

Exhibit 99.2

Press release

Noble and Maersk Drilling Close Business Combination, Creating a New and Dynamic Leader in Offshore Drilling

SUGAR LAND, TEXAS, October 3, 2022 - Noble Corporation plc (“Noble”) today announced that the business combination with The Drilling Company of 1972 A/S (“Maersk Drilling”) has been successfully completed. The transaction concluded through the completion of Noble’s recommended voluntary public share exchange offer to the shareholders of Maersk Drilling. The companies are now operating as a single organization as of October 3, 2022.

Noble’s President and Chief Executive Officer, Robert Eifler, commented “Today marks an exciting new chapter as we bring together these two exceptional companies. The fundamental industrial logic of the combination is clear and has only grown stronger over the past year, driven by steady improvements in the offshore drilling market and a deeper appreciation of the immense talent across this newly combined team. I’d personally like to thank the employees of both companies for their sustained focus on safety, integrity, and service as we have worked through this demanding transaction process. I look forward to supporting this team through a rapid integration as we aim to position Noble as a new and dynamic leader in offshore drilling.”

Charles M. (Chuck) Sledge, Noble’s Chairman of the Board of Directors, added: “Today’s combination of Noble and Maersk Drilling represents a defining moment in the history of offshore drilling. We are excited to join forces with Maersk Drilling’s talented team and embark on this journey together as a combined company. I am confident that Noble is now better positioned to deliver enhanced value to all our customers and shareholders.”

Consistent with the strategic rationale described in the merger announcement, the combination creates significant operational and financial opportunities for Noble’s customers, shareholders, and employees through:

•	A World Class Fleet – among the youngest and highest specification fleets in the industry, with global scale and diversification and a combined track record of industry-leading utilization.

•

Enhanced Customer Experience – uniting two complementary cultures that are focused on best-in-class safety and customer satisfaction as well as a commitment to being an industry leader around sustainability and innovation.

•

Highly Attractive Financial Characteristics – supported by contract backlog (as of October 3, 2022) of over $4 billion and a conservative balance sheet with low leverage and significant liquidity, Noble is set up to be a strong platform for cash flow generation and distribution potential.

•

Significant Accretion from Scale and Synergies – annual cost synergies of at least $125 million, which are expected to be realized within two years after closing, with Noble’s cost-competitiveness meaningfully enhanced via scale.

Noble has received preliminary commitments from a group of banks to enter into a $350 million, 3-year term loan to replace the existing Maersk Drilling syndicated facilities. Additionally, Noble has received a preliminary commitment for a $150 million, 3-year term loan to replace the existing Maersk Drilling loan with Danish Ship Finance. Each loan has an indicative initial interest rate of Term SOFR plus 3.50% with margin increases beginning in year two. The loans remain subject to final documentation and customary closing conditions, which Noble anticipates will be completed during the fourth quarter.

Noble expects to close the previously announced sale of five jackup rigs (Noble Hans Deul, Noble Sam Hartley, Noble Sam Turner, Noble Houston Colbert, and Noble Lloyd Noble, together the “Remedy Rigs”) to Shelf Drilling Ltd. on October 5th for cash proceeds of $375 million.

Additionally, results from the exchange offer for Maersk Drilling shares show a strong preference for settlement in Noble shares rather than cash, with less than $2 million estimated cash required at settlement relative to the $50 million maximum cash settlement amount. Separately, the cash versus shares settlement split pertaining to the compulsory purchase (“squeeze-out”) of the 9.97% minority of Maersk Drilling shareholders that did not tender their shares in the exchange offer will be known upon completion of the squeeze-out in mid-November 2022 (as further set out below).

Based on the closing of the business combination, investors should not rely on Noble’s previously issued financial guidance for 2022, which is no longer applicable on a combined company basis. Noble will update the market with refreshed financial guidance in the near future.

Concurrent with today’s closing announcement, Noble has published an updated fleet status report that can be found at www.noblecorp.com.

THE FOLLOWING INFORMATION IS PROVIDED IN CONNECTION WITH VARIOUS REGULATORY AND STOCK EXCHANGE REQUIREMENTS

Reference is made to the voluntary public share exchange offer by Noble to the shareholders of Maersk Drilling to acquire the entire share capital in Maersk Drilling (excluding any treasury shares) in connection with the business combination between Noble Corporation and Maersk Drilling (the “Business Combination”) as announced on August 8, 2022 (the “Exchange Offer”). The Exchange Offer was made pursuant to the business combination agreement (the “Business Combination Agreement”) to combine Noble Corporation and Maersk Drilling, which was announced on November 10, 2021.

Admission to trading and official listing of the Noble Shares on Nasdaq Copenhagen

On September 8, 2022, Nasdaq Copenhagen A/S (“Nasdaq Copenhagen”) provided their conditional approval for the admission to trading and official listing of Noble Shares (in the form of share entitlements) on Nasdaq Copenhagen under the symbol “NOBLE”. As per the approval, and due to the satisfaction of the conditions contained therein, trading in Noble Shares will commence at 9:00 a.m. (CEST) today. Noble Shares are issued in USD, and the trading on Nasdaq Copenhagen and clearing through Euronext Securities Copenhagen will be carried out in DKK. In addition, Noble Shares are also listed on NYSE under the symbol “NE”.

Changes to the board of directors and management team of Noble

Effective as of October 3, 2022, Claus V. Hemmingsen, Alastair Maxwell and Kristin H. Holth have been appointed to the Noble board of directors. Consequently, the current board of directors of Noble comprises the following seven individuals:

•	Charles M. (Chuck) Sledge (Chairman)

•	Claus V. Hemmingsen

•	Alan J. Hirshberg

•	Kristin H. Holth

•	Alastair Maxwell

•	Ann D. Pickard

•	Robert W. Eifler

Further, Caroline Alting has been appointed as Senior Vice President – Operation Excellence and Mikkel Ipsen has been appointed as Vice President – Human Resources of Noble. Consequently, the following individuals comprise the executive officers (denoted with an asterisk) and other senior members of management of Noble:

•	Robert W. Eifler, President and Chief Executive Officer*

•	Richard B. Barker, Senior Vice President and Chief Financial Officer*

•	William E. Turcotte, Senior Vice President, General Counsel and Corporate Secretary*

•	Joey M. Kawaja, Senior Vice President - Operations*

•	Caroline Alting, Senior Vice President – Operational Excellence*

•	Blake A. Denton, Senior Vice President – Marketing and Contracts*

•	Mikkel Ipsen, Vice President – Human Resources*

•	Laura D. Campbell, Vice President, Chief Accounting Officer and Controller*

•	Kirk T. Atkinson, Head of Health, Safety, Environmental (HSE)

•	Tine Østergaard Hansen, Vice President – Communication and Sustainability

•	Brian Nygaard, Head of Integration

•	Marika C. Reis, Chief Innovation Officer

Additional information on the experience and former positions held by the persons mentioned above may be found in the management team section of Noble’s website at www.noblecorp.com and in section 22.3 “Executive Officers and Directors of Topco” of the exemption document prepared by Noble, as approved by the Danish Financial Supervisory Authority (Finanstilsynet) on August 8, 2022 and also available on Noble’s website.

Settlement of the Exchange Offer and changes in share capital and number of shares

On September 30, 2022, Noble issued 70,353,759 class A ordinary shares of Noble (these shares together with any other issued and outstanding shares of Noble, including those in the form of share entitlements as applicable, the “Noble Shares”) to former shareholders of Noble Corporation, in connection with the closing of the Cayman Merger. Further, Noble issued 14,539,883 warrants (“Noble Warrants) to former holders of warrants exercisable for shares in Noble Corporation in connection with the closing of the Cayman Merger. Additional information about the Noble Warrants may be found on Noble’s website at www.noblecorp.com.

In connection with the completion of the Exchange Offer, Noble has issued 60,111,953 Noble Shares to the former holders of Maersk Drilling shares or Acceptance Shares, as applicable (such number of Noble Shares not adjusted for cash settlement of fractional shares, which will result in a minor capital decrease post-completion), and delivered DKK 5,292,351 to Maersk Drilling shareholders who elected to receive exchange offer consideration in cash (plus additional cash paid in connection with the settlement of any fractional entitlements to Noble Shares). As a result of the completion of the Exchange Offer and the issuance of Noble Shares, there are 130,465,712 Noble Shares issued and outstanding and 14,539,883 Noble Warrants outstanding as of this date.

Initiation of compulsory purchase and delisting of Maersk Drilling

As acceptances representing more than 90% of the outstanding share capital and voting rights in Maersk Drilling have been obtained by Noble in the Exchange Offer, Noble has decided to exercise its rights under the Danish Companies Act to conduct a compulsory purchase of the Maersk Drilling shares held by the remaining minority shareholders of Maersk Drilling.

Further, Maersk Drilling has submitted an application to Nasdaq Copenhagen for the removal from trading and official listing of all Maersk Drilling shares from Nasdaq Copenhagen. On September 23, 2022, Nasdaq Copenhagen approved this request, as a result of which the delisting will be effective from October 4, 2022, and the last day of trading and official listing for Maersk Drilling Shares on Nasdaq Copenhagen will be on October 3, 2022. Maersk Drilling shareholders who have not accepted the Exchange Offer will not be able to trade the shares in Maersk Drilling on Nasdaq Copenhagen after October 3, 2022 but will instead have their shares purchased in connection with the compulsory purchase conducted by Topco in accordance with sections 70-72 of the Danish Companies Act.

The compulsory purchase conducted by Topco in accordance with sections 70-72 of the Danish Companies Act will be initiated on October 4, 2022. As a result of the compulsory purchase, all remaining Maersk Drilling shareholders, who have not accepted the Exchange Offer and have not sold their Maersk Drilling shares on Nasdaq Copenhagen prior to the delisting becoming effective, will be requested to transfer their Maersk Drilling shares to Noble within the four week compulsory purchase period beginning on Tuesday, October 4, 2022 and ending on Wednesday, November 2, 2022 at 23:59 CET in accordance with section 70-72 of the Danish Companies Act. Such Maersk Drilling shareholders can elect to exchange their Maersk Drilling shares for a number of Noble Shares equal to the share consideration offered to Maersk Drilling shareholders who have accepted the Exchange Offer, or alternatively, a full cash alternative, which will amount to DKK 340.98 (USD 46.79) per Maersk Drilling share.

If a Maersk Drilling shareholder elects to exchange its shares in Maersk Drilling for Noble Shares, then such shareholder will initially receive acceptance shares (the “Compulsory Purchase Acceptance Shares”). Such Compulsory Purchase Acceptance Shares will not be admitted to trading on Nasdaq Copenhagen and will therefore not be tradeable on Nasdaq Copenhagen. The Compulsory Purchase Acceptance Shares received in connection with the compulsory purchase are expected to be exchanged for Noble Shares (in the form of share entitlements) on or around November 11, 2022.

If a Maersk Drilling shareholder elects to receive the full cash alternative, then such shareholder will receive the full cash alternative for the compulsory purchase of their Maersk Drilling shares expectedly on or around November 11, 2022, and the ownership of such Maersk Drilling shares held by minority shareholders will be concurrently transferred to Noble.

Any remaining Maersk Drilling shareholders who have not voluntarily accepted to transfer their Maersk Drilling shares to Noble prior to the expiry of the four week period ending on Wednesday, November 2, 2022, will automatically receive the full cash alternative for the compulsory purchase of their Maersk Drilling Shares expectedly on or around November 14, 2022.

Separate press releases and announcements in the IT system of the Danish Business Authority will be made by Noble when the compulsory purchase has been resolved in accordance with the relevant provisions set out in sections 70-72 of the Danish Companies Act.

According to the Danish Tax Authority, if a Maersk Drilling shareholder elects the share-for-share exchange, then for Danish tax purposes the sales price of the Maersk Drilling shares shall be determined on the basis of the closing price of the Noble shares on Nasdaq Copenhagen the day when the respective Maersk Drilling shareholder informs the Danish Tax Authority of the election to exchange the Maersk Drilling Shares to Noble Shares. The tax disposal date is therefore prior to the date on which the Noble shares are delivered and are available for trading (which is expected to be on or around November 11, 2022). For Danish tax purposes, the sales price of the Maersk Drilling shares which are purchased for cash in connection with the compulsory purchase, is the received cash amount (i.e. DKK 340.98 for each Maersk Drilling shares).

Assumption of Maersk Drilling RSUs and adoption of long-term incentive programs

For purposes of assuming the RSUs (as defined herein) in Maersk Drilling currently held by the executive officers and key employees of Maersk Drilling, Noble today announces the approval and adoption of (i) the RSU Long-Term Incentive Program for Executive Management 2022 (the “Executive RSU Plan”) and (ii) the RSU Long-Term Incentive Program for Key Employees 2022 (the “Key Employee RSU Plan” and, together with the Executive RSU Plan, the “RSU Plans”).

Under the RSU Plans, the participants will be eligible to receive a number of restricted share units (“RSUs”). Under the RSU Plans, the executive officers may also be eligible to receive performance-based restricted share units (“PSUs”). The participants will be granted RSUs free of charge under the RSU Plans. Grants of RSUs may take place on a revolving basis and neither grant nor vesting of RSUs depend on the achievement of specific goals. The vesting period for the RSUs is three years from the date of grant, subject to the participant’s continued employment with the Noble group. Upon vesting, the participants will receive free of charge a number of Noble Shares equal to the number of RSUs vested to the extent they have not lapsed. In case of a participant’s resignation during the vesting period, non-vested RSUs will lapse. In addition, the participants may be subject to ownership requirements pursuant to their individual employment agreements.

On October 3, 2022, in connection with the completion of the Exchange Offer and the Business Combination, the Noble board of directors adopted a resolution, whereby each RSU in Maersk Drilling granted under the Maersk Drilling RSU Long-Term Incentive Program for Executive Management 2019 and the Maersk Drilling RSU Long-Term Incentive Program for Key Employees (the “Maersk Drilling RSU Plans”) shall be assumed by Noble under the corresponding RSU Plans and be converted into an RSU, on substantially the same terms and conditions (including vesting conditions) as applicable to the original RSUs in Maersk Drilling prior to the closing of the Business Combination, representing the right to receive Noble Shares (collectively, the “Converted Executive RSUs”).

Vesting for Converted Executive RSUs will accelerate for Maersk Drilling executive management and certain other employees of Maersk Drilling who are party to agreements that provide for enhanced severance protections in the event of termination of employment following the Business Combination.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide.

For further information:

Visit www.noblecorp.com or email investors@noblecorp.com

Ian Macpherson

Vice President of Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

Capitalized terms used in this announcement but not defined herein shall have the meaning ascribed to them in the exemption document, as published on August 8, 2022 (the “Exemption Document”).

IMPORTANT INFORMATION

In connection with the business combination transaction, Noble filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) that included a prospectus (the “Prospectus”) of Noble to be used in connection with the Exchange Offer by Noble to acquire all outstanding shares in Maersk Drilling. The registration statement on Form S-4, as amended, was declared effective by the SEC on April 11, 2022. In addition, on August 8, 2022, the Danish Financial Supervisory Authority approved the publication of the Exemption Document and the Offer Document in connection with the Exchange Offer. Noble published the Exemption Document and the Offer Document on August 8, 2022.

INVESTORS AND SHAREHOLDERS OF MAERSK DRILLING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE EXEMPTION DOCUMENT AND THE OFFER DOCUMENT, AS WELL AS OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC OR THE DANISH FINANCIAL SUPERVISORY AUTHORITY OR PUBLISHED ON NOBLE’S WEBSITE AT WWW.NOBLECORP.COM REGARDING THE BUSINESS COMBINATION TRANSACTION BETWEEN NOBLE AND MAERSK DRILLING AND THE EXCHANGE OFFER BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

You may also obtain a free copy of the Prospectus, an English translation of the Offer Document setting out the full terms and conditions to the Exchange Offer, and other related documents filed by Noble with the SEC on the SEC’s website at C:\Users\nsaeteurn\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\YQPUT4OD\NULLwww.sec.gov.

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble or Maersk Drilling. Final terms and further provisions regarding the Exchange Offer are disclosed in the Offer Document, the Exemption Document and in documents filed or that will be filed with the SEC.

Unless required by mandatory law, no action has been or will be taken in any jurisdiction other than Denmark and the United States that would permit a public offering of shares in Noble, the Topco Offer Shares (as defined in the Exemption Document), the Acceptance Shares (as defined in the Exemption Document) or Cash Acceptance Shares (as defined in the Exemption Document), or permit possession or distribution of the Offer Document and/or the Exemption Document or any advertising material relating to the shares in Noble, the Topco Offer Shares the Acceptance Shares or Cash Acceptance Shares, except as described in the Offer Document or the Exemption Document.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE SECURITIES ISSUED IN CONNECTION WITH THE BUSINESS COMBINATION BETWEEN NOBLE AND MAERSK DRILLING OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE EXEMPTION DOCUMENT, THE OFFER DOCUMENT OR ANY OTHER DOCUMENTS REGARDING THE EXCHANGE OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE UNDER U.S. LAW.

In any member state of the European Economic Area other than Denmark (each a “Relevant State”), this announcement, including any attachments hereto, is only addressed to, and is only directed at Maersk Drilling Shareholders in that Relevant State that fulfil the criteria for exemption from the obligation to publish a prospectus, including qualified investors, within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended, (the “Prospectus Regulation”).

This announcement, including any attachments hereto, has been prepared on the basis that all offers of Topco Offer Shares, Acceptance Shares and Cash Acceptance Shares offered in the Exchange Offer, other than the offer contemplated in Denmark, will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of Topco Offer Shares, Acceptance Shares and Cash Acceptance Shares. Accordingly, any person making or intending to make any offer within a Relevant State of Topco Offer Shares, Acceptance Shares or Cash Acceptance may only do so in circumstances in which no obligation arises for Noble to produce a prospectus for such offer. Noble has not authorised, and Noble will not authorise, the making of any offer of Topco Offer Shares, Acceptance Shares or Cash Acceptance Shares through any financial intermediary, other than offers made by Noble which constitute the final offer of Topco Offer Shares, Acceptance Shares and Cash Acceptance Shares as contemplated through the Exchange Offer.

The Topco Offer Shares, the Acceptance Shares and the Cash Acceptance Shares offered in the Exchange Offer have not been, and will not be, offered to the public in any Relevant State. Notwithstanding the foregoing, an offering of the Topco Offer Shares, the Acceptance Shares and the Cash Acceptance Shares offered in the Exchange Offer may be made in a Relevant State: (i) to any qualified investor as defined in the Prospectus Regulation; (ii) to fewer than 150 natural or legal persons per Relevant State (other than qualified investors as defined in the Prospectus Regulation); (iii) to investors who acquire Topco Offer Shares, Acceptance Shares and Cash Acceptance Shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; and (iv) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, subject to obtaining the prior consent of Noble and provided that no such offer of Topco Offer Shares, Acceptance Shares or Cash Acceptance Shares shall result in a requirement for the publication by Noble of a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplementary prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the foregoing paragraph, the expression an “offer to the public” in relation to any Topco Offer Shares, Acceptance Shares or Cash Acceptance Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the Exchange Offer as to enable an investor to decide to participate in the Exchange Offer.

In the United Kingdom, this announcement, including any attachments hereto, is only addressed to and directed at persons who are (a) both “qualified investors” (within the meaning of the UK version of the Prospectus Regulation as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018, and either (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FSMA Order”); or (ii) persons who are high net worth entities falling within Article 49(2)(a) to (d) of the FSMA Order; and/or (b) persons to whom it may otherwise lawfully be communicated to, including under the FSMA Order (all such persons (a) and (b) together being referred to as “U.K. Relevant Persons”). Any investment activity to which this announcement, including any attachments hereto, is only available to U.K. Relevant Persons. Any person who is not a U.K. Relevant Person should not act on or rely on this announcement, including any attachments hereto, or any of its contents.

This announcement, including any attachments hereto, does not comprise a prospectus for the purposes of the U.K. Prospectus Regulation and has not been approved by or filed with the Financial Conduct Authority in the United Kingdom.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this announcement, including any attachments hereto, may constitute forward-looking statements.

Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble and its subsidiaries (collectively, the “Noble Group”), Maersk Drilling and its subsidiaries (the “Maersk Drilling Group”) and the combined Noble Group and Maersk Drilling Group following completion of the transactions contemplated by the business combination agreement entered into by and between Noble and Maersk Drilling to combine (the “Combined Group”) anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

Although Topco believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this announcement, such forward-looking statements are based on Topco’s current expectations, estimates, forecasts, assumptions and projections about the Noble Group’s, the Maersk Drilling Group’s and the Combined Group’s business and the industry in which the Noble Group and the Maersk Drilling Group operate as well as on information which Topco has received from the Maersk Drilling Group (including with respect to forecasts prepared by Noble’s management with respect to expected future financial and operating performance of Maersk Drilling) and/or which has been extracted from publications, reports and other documents prepared by the Maersk Drilling Group and/or the Noble Group and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other important factors beyond the Noble Group’s, the Maersk Drilling Group’s or the Combined Group’s control that could cause the Noble Group’s, the Maersk Drilling Group’s and/or the Combined Group’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should any underlying assumptions prove to be incorrect, the Noble Group’s, the Maersk Drilling Group’s and/or the Combined Group’s actual financial condition, cash flow or results of operations could differ materially from what is described in the Exemption Document and the Offer Document, including any attachment thereto, as anticipated, believed, estimated or expected. Topco urges the Maersk Drilling Shareholders to read the Offer Document and the Exemption Document in their entirety for a more complete discussion of the factors that could affect the Combined Group’s future performance and the market in which it operates.

Any forward-looking statements included in this announcement, including any attachment hereto, speak only as of today.

Topco does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Topco or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this announcement, including any attachment hereto.